As filed with the Securities and Exchange Commission on June 14, 2017

Registration No. [________]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SIERRA BANCORP
(Exact Name of Registrant as Specified in its Charter)

California	6021	33-0937517
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

86 North Main Street
Porterville, CA 93257
(559) 782-4900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kevin J. McPhaill

President and Chief Executive Officer

Sierra Bancorp

86 North Main Street
Porterville, CA 93257
559-782-4900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Nikki Wolontis	Loren P. Hansen
King, Holmes, Paterno & Soriano, LLP	Loren P. Hansen, APC
1900 Avenue of the Stars, 25th Floor	1301 Dove Street, Suite 370
Los Angeles, CA 90067	Newport Beach, CA 92660
818-631-2224	(949) 851-6125

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of all other conditions to the transaction described in the proxy statement/prospectus.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer: ☒	Non-accelerated Filer: ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company: ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered [1]	Proposed maximum offering price per unit	Proposed maximum aggregate offering price [2]	Amount of registration fee[3]
Common Stock, no par value	1,467,261	N/A	$18,854,304	$2,185.21

[1]	Represents the estimated maximum number of shares of Sierra Bancorp common stock to be issued pursuant to the Agreement and Plan of Reorganization and Merger dated April 24, 2017, as amended, among Sierra Bancorp and OCB Bancorp described in the accompanying proxy statement/prospectus, based on (a) 2,244,014 shares of OCB Bancorp common stock outstanding (including vested restricted stock) plus outstanding stock options, unvested deferred shares, and convertible shares to be issued in conjunction with outstanding debt obligations, for a total of 2,643,189 shares; and (b) an assumed exchange ratio of 0.55511 shares of Sierra Bancorp for each share of OCB Bancorp common stock being exchanged in the merger.
[2]	Pursuant to Rule 457(f) under the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is based on $12.85, the average of the high and low prices per share of OCB Bancorp common stock as reported on the OTCQX as of June 8, 2017, which is within five (5) business days prior to the date of filing this this Registration Statement, in accordance with Rule 457(f)(1).
[3]	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. Sierra Bancorp may not sell these securities until the registration statement filed with the Securities and Exchange Commission of which this document is a part, is declared effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY - SUBJECT TO COMPLETION - DATED [•], 2017

PROXY STATEMENT OF	PROSPECTUS OF
OCB BANCORP	SIERRA BANCORP

PROXY STATEMENT/PROSPECTUS
MERGER PROPOSED - YOUR VOTE IS VERY IMPORTANT

The board of directors of OCB Bancorp, which we sometimes refer to as OCB, has agreed to a merger of OCB Bancorp with and into Sierra Bancorp, which we sometimes refer to as Sierra. The details of the merger are set forth in the Agreement and Plan of Reorganization and Merger, dated as of April 24, 2017, as amended, between Sierra Bancorp and OCB Bancorp, which we refer to as the merger agreement. Immediately after the merger, OCB Bancorp’s bank subsidiary, Ojai Community Bank, will be merged with and into Sierra Bancorp’s bank subsidiary, Bank of the Sierra.

If the merger is completed, shareholders of OCB Bancorp will be entitled to receive a specified number of shares of Sierra’s common stock, which we refer to as the per share merger consideration, based on a floating exchange ratio specified in the merger agreement. The exchange ratio is based on the volume-weighted average price of Sierra’s common stock over the 20 consecutive trading days prior to the fifth business day before the closing date, which we refer to as the Sierra closing price. If the Sierra closing price is between $25.22 and $30.82 per share, then the per share merger consideration will be $14.00 worth of Sierra’s common stock for each share of OCB’s common stock, subject to possible adjustment as described at the end of this paragraph. The per share merger consideration may be worth more or less than $14.00 per OCB common share if the Sierra closing price is more than $30.82 or less than $25.22 per share. If the Sierra closing price is less than $21.02 per share and the merger is still consummated, it is possible that a portion of the merger consideration may be paid in cash instead of shares of Sierra’s common stock. In addition, the per share merger consideration is subject to downward adjustment in the event that (i) OCB’s defined transaction expenses exceed $2.6 million and/or (ii) OCB’s adjusted shareholders’ equity as of the end of the month immediately preceding the closing date is less than $16.6 million.

The exact per share merger consideration will not be known until shortly before the closing of the merger, but will be determined as described above based on the exchange ratio specified in the merger agreement. The exchange ratio would be between 0.45425 and 0.55511 shares of Sierra’s common stock for each share of OCB’s common stock if the Sierra closing price were between $25.22 and $30.82 per share, and is subject to the limitations and adjustment provisions noted above and more fully detailed in this proxy statement/prospectus and in the merger agreement. See “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND THE MERGER – Merger Consideration – Adjustments to the Merger Consideration.” A copy of the merger agreement is attached to this proxy statement/prospectus as Appendix A. By way of example only, assuming no adjustments to the exchange ratio, if the per share merger consideration were calculated based on the closing price of Sierra’s common stock on the Nasdaq Global Select Market on [LATEST PRACTICABLE DATE], of $[         ] per share, the value of the per share merger consideration payable to holders of OCB’s common stock would have been $[         ] and the aggregate merger consideration would have been approximately $[         ]. The actual per share merger consideration will be calculated five business days before the closing of the merger based on the formula in the merger agreement, and may be more or less than in the above example. Sierra’s common stock is listed on the Nasdaq Global Select Market under the symbol “BSRR.” OCB Bancorp’s common stock trades on the OTCQX under the symbol “OJCB.” You should obtain current market quotations for Sierra’s and OCB’s common stock.

i

We expect the merger to be generally tax free to OCB shareholders for U.S. federal income tax purposes, except for cash received by OCB shareholders in lieu of fractional Sierra shares, or in the case of cash which may be paid by Sierra for a portion of the merger consideration as noted above, and except for OCB shareholders who exercise their dissenters’ rights with respect to the merger.

OCB Bancorp will hold a special meeting of its shareholders at which OCB shareholders will be asked to vote to approve the merger agreement and the merger. We cannot complete the merger unless we obtain the required approval of OCB’s shareholders. The merger agreement must be approved by the affirmative vote of at least a majority of the shares of OCB’s common stock outstanding as of the record date for the special meeting.

We encourage you to read this entire document carefully, including the considerations discussed under "RISK FACTORS" beginning on page [   ], and the appendices to this proxy statement/prospectus, which include the merger agreement.

Neither the Securities and Exchange Commission nor any bank regulatory agency, nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities offered through this proxy statement/prospectus are not savings accounts, deposits or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any government agency.

This proxy statement/prospectus is dated August [ ], 2017 and is first being mailed to the shareholders of OCB Bancorp on or about August [  ], 2017.

[BACK OF COVER PAGE]

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Sierra Bancorp from other documents filed with the U.S. Securities and Exchange Commission, or SEC, that are not included in or delivered with this proxy statement/prospectus. For a listing of documents incorporated by reference into this proxy statement/prospectus, please see “WHERE YOU CAN FIND MORE INFORMATION” beginning on page [__] of this proxy statement/prospectus. You can obtain any of these documents at no cost from the SEC’s website at http://www.sec.gov or Sierra’s website at www.sierrabancorp.com by clicking on “Investor Relations” and then “SEC Filings”. You may also request copies of these documents, including documents incorporated by reference in this proxy statement/prospectus, at no cost by contacting Sierra Bancorp at the following address:

Sierra Bancorp

86 Main Street

Porterville, CA 93257

(559) 782-4900

Attention: Diane L. Renois

You will not be charged for any of these documents that you request. If you would like to request documents, please do so by ___________2017, in order to receive them before the special meeting.

In addition, if you have questions about the merger or the special meeting, need additional copies of this proxy statement/prospectus, or need to obtain proxy cards or other information related to the proxy solicitation, you may also contact David Brubaker, President, OCB Bancorp, 402 West Ojai Avenue, Suite 102, Ojai, California 93023; (805) 646-9909 or (805) 633-2444 - Direct Line.

OCB Bancorp does not have a class of securities registered under Section 12 of the Exchange Act, is not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, and, accordingly, does not file documents or reports with the SEC.

402 West Ojai Avenue

Suite 102

Ojai, California 93023

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held September 21, 2017 – 5:30 p.m.

To: The Shareholders of OCB Bancorp:

A special meeting of shareholders of OCB Bancorp will be held at Ojai Community Bank, 402 West Ojai Avenue, Ojai, California 93023, on Thursday, September 21, 2017, at 5:30 p.m. (local time), for the purpose of considering and voting upon the following matters:

1.	Approval of the merger agreement and the Merger. To approve the Agreement and Plan of Reorganization and Merger, dated April 24, 2017, as amended, by which OCB Bancorp will be merged with and into Sierra Bancorp; and OCB Bancorp’s bank subsidiary, Ojai Community Bank will be merged with and into Sierra Bancorp’s bank subsidiary, Bank of the Sierra; as more fully described in the accompanying proxy statement/prospectus.

2.	Adjournment. To approve any adjournment or postponement of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement or for any other legally permissible purpose.

Only shareholders of record at the close of business on July 31, 2017, are entitled to notice of, and to vote at, the special meeting.

Shareholders of OCB Bancorp are entitled to assert dissenters’ rights with respect to the proposal to approve the merger agreement and the merger. Your dissenters’ rights are conditioned on your strict compliance with the requirements of Chapter 13 of the California General Corporation Law, which we refer to as the CGCL. A copy of the applicable sections of Chapter 13 of the CGCL is attached as Appendix B to this proxy statement/prospectus.

The board of directors of OCB Bancorp has determined that the merger is advisable and in the best interests of OCB Bancorp shareholders based upon its analysis, investigation and deliberation and unanimously recommends that shareholders of OCB Bancorp vote “FOR” approval of the merger agreement and the merger.

The board of directors of OCB Bancorp also recommends that shareholders vote “FOR” adjournment of the special meeting to a later date or dates if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement or for any other legally permissible purpose.

Whether or not you plan to attend the special meeting, please sign, date and return the enclosed proxy card in the postage-paid envelope provided, or vote your shares electronically or by telephone, so that as many shares as possible may be represented. The vote of every shareholder is important and we will appreciate your cooperation in returning your executed proxy promptly. Each proxy is revocable and will not affect your right to vote in person if you attend the special meeting. If you hold your shares in certificate or registered book-entry form and attend the special meeting, you may simply revoke your previously submitted proxy and vote your shares at that time. If your shares are held by a broker or otherwise not registered in your name, you will need additional documentation from your record holder to vote your shares personally at the special meeting. If you hold your shares in certificate or registered book-entry form, please indicate on the proxy card whether or not you expect to attend.

We appreciate your continuing support and look forward to seeing you at the special meeting.

DATED: August [ ], 2017	By Order of the Board of Directors

David Brubaker	George R. Melton
President and Chief Executive Officer	Chairman of the Board

Please do not send in your stock certificates at this time. If the merger is completed, you will be sent instructions regarding the surrender of your stock certificates.

Important notice regarding the availability of proxy materials for the special meeting to be held on September 21, 2017: This proxy statement/prospectus is available at [www.proxyvote.com.]

TABLE OF CONTENTS

ADDITIONAL INFORMATION	iii
APPENDICES	vii
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER	1
Questions and Answers about the Special Meeting	1
Questions and Answers about the Merger Agreement and the Merger	3
SUMMARY	6
Parties to the Merger Agreement (See page [__]s to [__])	6
Special Meeting of Shareholders (See page [__]s to [__])	6
The Merger Agreement (See page [__]s to [__])	6
The Merger (See page [__]s to [__])	7
Consideration to be Paid to the Holders of OCB’s common stock (See pages [ ] to [ ])	7
Conditions that Must Be Satisfied Prior to Closing the Merger (See pages [ ] to [ ] for Sierra Bancorp and page [ ] for OCB Bancorp)	8
Regulatory Approvals Must Be Obtained Before the Merger Will Be Completed (See page [__]s to [__])	8
Approval of a Majority of All Shares of OCB Bancorp Stock Entitled to Vote at the Special Meeting is Required for the Merger to be Consummated (See page [__]s to [__])	9
Recommendation of OCB Bancorp’s Board of Directors (See page [__]s to [__])	9
Directors and Executive Officers of OCB Bancorp Have Entered into Voting Agreements (See page [__]).	9
Opinion of OCB Bancorp’s Financial Advisor (See page [__]s to [__])	9
OCB Bancorp Directors and Executive Officers may have interests in the merger that differ from interests of OCB Bancorp Shareholders (See page [__]s to [__])	9
Closing the Merger (See page [__])	10
Termination of the Merger Agreement (See pages [ ] to [ ])	10
Accounting Treatment (See page [__])	11
Sierra Bancorp’s and Bank of the Sierra’s Management and Operations After the Merger (See page [__]s to [__])	11
Differences in Your Rights as a Shareholder of OCB Bancorp (See page [__]s to [__])	11
OCB Bancorp Dissenters’ Rights (See page [__]s to [__])	11
SIERRA BANCORP SELECTED CONSOLIDATED FINANCIAL DATA	13
OCB BANCORP SELECTED FINANCIAL DATA	15
COMPARATIVE MARKET PRICE DATA AND DIVIDEND INFORMATION	17
Markets; Holders	17
Comparative Per Share Market Value Prices	17
Dividends	18
RISK FACTORS	20
Risks Relating to the Merger	20
Risks Relating to Bank of the Sierra, to the Business of Banking in General, and to Sierra Bancorp’s Common Stock	23
A WARNING ABOUT FORWARD-LOOKING STATEMENTS	24
THE SPECIAL MEETING	25
General	25
Date, Time and Place of the Special Meeting	25
Record Date for the Special Meeting; Stock Entitled to Vote	25
Quorum	25
Purposes of the Special Meeting	25
Recommendation of the OCB Bancorp Board of Directors	25
Number of Votes	26
Votes Required; Voting Agreements	26
Voting of Proxies	26
Shares Held in Street Name; Abstentions and Broker Non-Votes	27
Dissenters’ Rights	28
Other Matters	28
Solicitation of Proxies	28
Security Ownership of Certain Beneficial Owners and Management	29
PROPOSAL NO. 1 THE MERGER AGREEMENT AND THE MERGER	31
Merger Consideration	31
Adjustments to the Merger Consideration	32
Background of the Merger	32
OCB Bancorp’s Reasons for the Merger; Recommendation of OCB’s Board of Directors	35

v

APPENDICES

Appendix A	Agreement and Plan of Reorganization and Merger, dated April 24, 2017 among Sierra Bancorp and OCB Bancorp, Amendment No. 1 thereto dated May 4, 2017 and Amendment No. 2 thereto dated June 6, 2017; with the forms of Director Voting, Non-Competition and Non-Solicitation Agreement applicable to OCB Bancorp directors attached as Exhibit A; Executive Voting and Non-Solicitation Agreement applicable to OCB Bancorp executive officers attached as Exhibit B; Merger Agreement attached as Exhibit C-1; Bank Merger Agreement attached as Exhibit C-2; Option Holder Agreement attached as Exhibit D; and Subordinated Note Holder Agreement attached as Exhibit E.

Appendix B	Selected sections of Chapter 13 of the California Corporations Code (Dissenters’ Rights).

Appendix C	Fairness Opinion of FIG Partners, LLC.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

This question and answer summary highlights selected information contained in other sections of this proxy statement/prospectus and is intended to answer questions that you, as a shareholder of OCB Bancorp, may have regarding the special meeting and the merger. Sierra Bancorp and OCB Bancorp urge you to carefully read this entire proxy statement/prospectus, including all appendices and all other information incorporated by reference in this proxy statement/prospectus.

Questions and Answers about the Special Meeting

Q:	Why have you sent me this document?

A:           This document is being delivered to you because it is serving as both a proxy statement for OCB Bancorp and a prospectus of Sierra Bancorp. It is a proxy statement because it is being used by the OCB Bancorp board of directors to solicit the proxies of its shareholders in connection with the special meeting of shareholders. It is a prospectus because Sierra Bancorp is offering shares of its common stock in exchange for shares of OCB Bancorp in the merger as described below.

This proxy statement/prospectus contains important information regarding the proposed merger, as well as information about Sierra Bancorp and OCB Bancorp. It also contains important information about what OCB’s board of directors and management considered when evaluating this proposed merger. We urge you to read this proxy statement/prospectus carefully, including the merger agreement which is attached to this proxy statement/prospectus as Appendix A and is incorporated herein by reference, and the other appendices.

Q:	When and where will the special meeting be held?

A:           The special meeting will be held at Ojai Community Bank, 402 West Ojai Avenue, Ojai, California 93023, on September 21, 2017, at 5:30 p.m. (local time).

Q:	Who is entitled to vote at the special meeting?

A:           Shareholders of record as of the close of business on July 31, 2017 will be entitled to vote at the special meeting.

Q:	What am I being asked to vote on at the special meeting?

A:	OCB Bancorp is holding the special meeting to ask its shareholders to consider and vote to:

•	approve the merger agreement and the plan of merger contemplated therein; and
•	approve any adjournment or postponement of the special meeting if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement or for any other legally permissible purpose.

Q:	How does the OCB Bancorp board of directors recommend that I vote on each proposal?

A:           The OCB Bancorp board of directors unanimously recommends that you vote “FOR” the approval of the following:

•	the merger agreement and the merger; and

•	the adjournment or postponement of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement or for any other legally permissible purpose.

1

Q:	How many votes do I have and how do I vote at the special meeting?

A:           You are entitled to one vote for each share that you owned as of the record date for the special meeting. You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to any of the proposals presented at the special meeting. Whether or not you plan to attend the special meeting, we urge you to vote by proxy to ensure your vote is counted. If you hold your shares in certificate or registered book-entry form, you may still attend the special meeting and vote in person even if you have already voted by proxy.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card before the special meeting, your shares will be voted as you direct.

•	You may also vote electronically or by telephone as set forth on the enclosed proxy card.

•	If you hold your shares in certificate or registered book-entry form and wish to vote in person, simply attend the special meeting and you will be given a ballot when you arrive. If you hold your shares in street name, you will need to obtain a legal proxy from your broker to enable you to vote in person at the meeting.

Q:	What if my shares are held in street name by my broker or other nominee?

A:           If you hold your shares in “street name” through a broker or other nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from OCB Bancorp. Your broker or nominee cannot vote your shares unless you provide instructions on how to vote them. To vote your shares, follow the voting instructions your broker or nominee provides when forwarding these proxy materials to you and complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote electronically or by telephone as instructed by your broker or nominee. To vote in person at the special meeting, you must obtain a valid proxy from your broker or nominee. If you do not provide voting instructions to your broker, bank or agent, this will have the same effect as a vote “AGAINST” the merger agreement. Your abstention or non-vote will have no effect on the outcome of the proposal to adjourn and reconvene the special meeting. See “THE SPECIAL MEETING – Abstentions and Broker Non-Votes” beginning on page [__].

Q:	May I revoke or change my vote after I have provided proxy instructions?

A:           Yes. If you hold shares in certificate or registered book-entry form, you may revoke or change your proxy at any time before the time your proxy is voted at the special meeting by: (i) filing with OCB Bancorp’s Corporate Secretary an instrument revoking it or a duly executed proxy bearing a later date; (ii) appearing and voting in person at the special meeting or (iii) if you have voted your shares electronically or by telephone, recording a different vote, or by signing and returning a proxy card dated as of a date that is later than your last electronic or telephonic vote. Your attendance alone at the special meeting will not revoke your proxy. If you have instructed a broker or other nominee to vote your shares, you must follow directions received from your broker or other nominee in order to change those instructions.

Q:	What happens if I don’t vote?

A:           If you do not vote by either returning your proxy card, voting electronically or by telephone, or attending the special meeting and voting in person, it will have the same effect as voting your shares “AGAINST” the merger agreement and the merger.

Q:	What happens if I sign and return my proxy card without indicating how I wish to vote?

A:           If you sign and return your proxy card without indicating how to vote on any particular proposal, your proxy will be voted “FOR” the merger and the adjournment proposal, as recommended by OCB’s board of directors.

2

Questions and Answers about the Merger Agreement and the Merger

Q:	What will OCB Bancorp shareholders receive in the merger?

A:           Under the terms of the merger agreement, each share of OCB common stock will be entitled to receive a specified number of shares of Sierra’s common stock, which we refer to as the per share merger consideration, based on a floating exchange ratio specified in the merger agreement. The exchange ratio is based on the volume-weighted average price of Sierra’s common stock over the 20 consecutive trading days prior to the fifth business day before the closing date, which we refer to as the Sierra closing price. Depending on the Sierra closing price, either the value of the per share merger consideration will be fixed and the exchange ratio will be variable or vice versa, resulting in the following per share merger consideration. If the Sierra closing price is between $25.22 and $30.82 per share, then the per share merger consideration will be $14.00 worth of Sierra’s common stock for each share of OCB common stock, subject to possible adjustment as described in the next paragraph. If the Sierra closing price is more than $30.82 per share, then the value of the per share merger consideration will be between $14.00 and $15.91 per share; and if the Sierra closing price is less than $25.22 per share, then the value of the per share merger consideration will be between $11.67 and $14.00 per share. However, if the Sierra closing price is more than $35.03 per share, Sierra will have the right to terminate the merger agreement unless OCB agrees to adjust the exchange ratio such that the value of the per share merger consideration will still be $15.91. Conversely, if the Sierra closing price is less than $21.02 per share, OCB will have the right to terminate the merger agreement unless Sierra agrees to adjust the exchange ratio such that the value of the per share merger consideration will still be $11.67. In that case, at Sierra’s option, a portion of the $11.67 value per share may be paid in cash instead of shares of Sierra’s common stock.

In addition, the per share merger consideration is subject to downward adjustment in the event that (i) OCB’s defined transaction expenses exceed $2.6 million and/or (ii) OCB’s adjusted shareholders’ equity as of the end of the month immediately preceding the closing date is less than $16.6 million. Details concerning the exchange ratios used to calculate these per share merger consideration figures, as well as all applicable adjustments to the merger consideration, are described in detail in “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND THE MERGER – Merger Consideration, and – Adjustments to the Merger Consideration” on pages [   ] and [   ].

Q:            Will the value of the merger consideration change between the special meeting and the time the merger is completed?

A:            Probably. If the Sierra closing price for the determination period described above is between $25.22 and $30.82 per share, then the per share merger consideration will be $14.00 worth of Sierra’s common stock for each share of OCB common stock, but still subject to possible downward adjustment relating to transaction expenses and OCB’s shareholders’ equity as specified in the merger agreement and as discussed in response to the previous question.

If the Sierra closing price is between $30.82 and $35.03 per share, then the value of the per share merger consideration will be between $14.00 and $15.91; and if the Sierra closing price is between $21.02 and $25.22 per share, then the value of the per share merger consideration will be between $11.67 and $14.00 per share.

However, if the Sierra closing price is more than $35.03 or less than $21.02 per share, then Sierra (at the high end) or OCB (at the low end) will have the right to terminate the merger agreement unless the other party agrees to adjust the exchange ratio such that the value of the per share merger consideration will still be $15.91 or $11.67, depending on which party has the termination rights.  In the low end case, at Sierra’s option, a portion of the $11.67 value per share may be paid in cash instead of shares of Sierra common stock.

Q:            Will the shares of Sierra common stock received by OCB Bancorp shareholders in the merger be listed on Nasdaq upon the completion of the merger?

A:            Yes. The shares of Sierra common stock to be issued in connection with the merger have been registered under the Securities Act, and will be listed on the Nasdaq Global Select Market under the symbol “BSRR.”

3

Q:	What will holders of outstanding stock options and restricted stock awards receive in the merger?

A:           Holders of outstanding stock options under the OCB Bancorp 2013 Omnibus Incentive Plan shall be entitled to exercise such options in connection with the merger, and any unvested stock options shall accelerate and become fully exercisable for a designated period of time prior to the closing date. Any option holder electing to exercise outstanding stock options will receive the same merger consideration as any other OCB shareholder. Holders of in-the-money OCB stock options who do not exercise their options and instead execute option cancellation agreements will receive a cash payment equal to (a)(i) the Sierra closing price multiplied by (ii) the per share merger consideration minus (b) the exercise price per share with respect to the OCB stock option in question. All shares subject to unvested restricted stock and deferred share awards shall become fully vested (and, in the case of deferred share awards, such shares will be issued), provided the merger is completed. Holders of such shares will receive the same merger consideration as any other OCB Bancorp shareholder.

Q:	Will I receive any fractional shares of Sierra’s common stock as part of the merger consideration?

A:           No. Sierra Bancorp will not issue fractional shares in the merger. As a result, the total number of shares of Sierra’s common stock that you will receive in the merger will be rounded down to the nearest whole number. You will receive a cash payment for the value of any remaining fraction of a share of Sierra’s common stock that you would otherwise have been entitled to receive.

Q:            Do OCB Bancorp shareholders have dissenters’ rights with respect to approval of the merger agreement?

A:            Yes. Holders of OCB’s common stock have dissenters’ rights in accordance with the provisions of Chapter 13 of the CGCL. In order to exercise dissenters’ rights, a shareholder does not need to affirmatively vote against the merger agreement, but instead need only not vote in favor of the merger agreement. However, a shareholder choosing to exercise his or her dissenters’ rights must also comply with the provisions of Chapter 13 of the CGCL. A copy of the applicable sections of Chapter 13 of the CGCL is included with this proxy statement/prospectus as Appendix B. Please also read the section entitled “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND THE MERGER – Dissenters’ Rights of OCB Bancorp Shareholders” beginning on page [__].

Q:	Why has the OCB Bancorp board of directors approved the merger?

A:           The board of directors of OCB Bancorp has considered a number of available strategic options and in the board’s opinion, none of these options, including remaining independent, is likely to create value for OCB Bancorp shareholders greater than that created by the proposed transaction with Sierra Bancorp. Please read the section entitled “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND THE MERGER – OCB Bancorp’s Reasons for the Merger; Recommendation of OCB’s Board of Directors” beginning on page [__].

Q:	When do you expect the merger to be completed?

A:           Sierra and OCB are working to complete the merger in the fourth quarter of 2017. However, the merger is subject to various federal and state regulatory approvals and other conditions, including approval by the shareholders of OCB Bancorp. Due to possible factors outside our control, it is possible that the merger will be completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger.

Q:            What happens if I sell my shares after the record date for the special meeting, but before the special meeting?

A:            If you transfer your shares after the record date for the special meeting but before the date of the special meeting, you will retain your right to vote at the special meeting. However, you will not have the right to receive any shares of Sierra’s common stock in exchange for your former shares of OCB’s common stock if and when the merger is completed. In order to receive shares of Sierra’s common stock in the merger, you must hold your OCB’s common stock through the completion of the merger.

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Q:	Should I send in my certificates now?

A:           No. Please do not send in your stock certificates at this time. If the merger is completed, you will be sent instructions regarding the surrender of your stock certificates.

Q:	What should I do now?

A:           After reading this proxy statement/prospectus, you should vote on the proposals. Simply indicate on your proxy card how you want to vote, then sign and mail your proxy card in the enclosed return envelope in time to be represented at the special meeting. You may also vote electronically or by telephone by following the instructions on your proxy card.

As soon as reasonably practicable after the close of the merger, the exchange agent for the merger will mail to each holder of record of an OCB Bancorp stock certificate a letter of transmittal and instructions for use in surrendering your stock certificates, or making alternative exchange arrangements in the case of registered book-entry shares, in exchange for the merger consideration. If you hold your shares in “street name” with a broker or other custodian, your broker will send you appropriate information at that time. If you are an OCB Bancorp shareholder and own your shares in certificate form, you should immediately locate and make sure you have possession of the certificates evidencing your OCB’s common stock as you will need to surrender them in order to receive the merger consideration. If your certificate(s) for OCB’s common stock is/are lost, stolen, or destroyed, you are urged to immediately notify Computershare at (800) 522-6645 so that a “stop transfer” instruction can be placed on your shares of OCB Bancorp stock underlying your lost certificate(s) to prevent transfer of ownership to another person. Computershare will send you the forms to permit the issuance of a replacement certificate(s).

Q:	When can I sell the shares of Sierra’s common stock that I receive in the merger?

A:           You may sell the shares of Sierra’s common stock you receive in the merger without restriction unless you are considered an “affiliate” of Sierra Bancorp. See “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND THE MERGER – Resale of Sierra Bancorp common stock” on page [__].

Q:	Who can help answer my other questions?

A:           If you have more questions about the merger or the special meeting, or if you need additional copies of this document or the enclosed proxy card, you may direct your questions to David Brubaker, President, OCB Bancorp, 402 West Ojai Avenue, Suite 102, Ojai, California 93023; (805) 646-9909 or (805) 633-2444 - Direct Line.

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SUMMARY

This summary highlights selected information from this proxy statement/prospectus. Because this is a summary, it does not contain all of the information that may be important to you. You should carefully read this entire document and the other documents we refer to in this proxy statement/prospectus before you decide how to vote. These references will give you a more complete description of the merger agreement and the merger and the other matters to be considered at the special meeting. We have included page references in this summary to direct you to more complete descriptions of the topics provided elsewhere in this proxy statement/prospectus.

Parties to the Merger Agreement (See page [__]s to [__])

Sierra Bancorp is a California corporation headquartered in Porterville, California, and is a registered bank holding company under federal banking laws. Sierra is the holding company for Bank of the Sierra, a California state-chartered bank also headquartered in Porterville. Founded in 1978, Bank of the Sierra is the largest independent bank headquartered in the South San Joaquin Valley, currently with 34 full service branch offices and approval to open one other branch. At March 31, 2016, Sierra had total assets of $2.000 billion, total deposits of $1.720 billion and total shareholders’ equity of $210.4 million.

Sierra’s principal executive offices are located at 86 North Main Street, Porterville, California 93257, telephone: (559) 782-4900. Its website address is www.sierrabancorp.com.

OCB Bancorp is a California corporation headquartered in Ojai, California, and is a registered bank holding company under federal banking laws. OCB is the holding company for Ojai Community Bank, a California state-chartered bank also headquartered in Ojai. Ojai Community Bank operates four branches (including its main office and corporate headquarters) in Ojai, Santa Paula under the trade name Santa Paula Community Bank, Ventura under the trade name Ventura Community Bank, and Santa Barbara under the trade name Santa Barbara Community Bank, California. At March 31, 2017, OCB had total assets of $270.3 million, total deposits of $221.5 million and total shareholders’ equity of $17.1 million.

OCB’s principal executive offices are located at 402 West Ojai Avenue, Suite 102, Ojai, California 93023, telephone: (805) 646-9909. Its website address is www.ojaicommunitybank.com.

Special Meeting of Shareholders (See page [__]s to [__])

OCB will hold a special meeting of shareholders at Ojai Community Bank, 402 West Ojai Avenue, Ojai, California 93023, on September 21, 2017, at 5:30 p.m. (local time). The OCB Bancorp board of directors has set the close of business on July 31, 2017, as the record date for determining shareholders entitled to notice of, and to vote at, the special meeting. On that date, there were [2,244,014] shares of OCB’s common stock outstanding.

At the special meeting, holders of OCB’s common stock will be asked to consider and vote on the following proposals:

•	a proposal to approve the merger agreement and the merger of OCB Bancorp with and into Sierra Bancorp with Sierra Bancorp surviving the merger; and of the merger of Ojai Community Bank with and into Bank of the Sierra, with Bank of the Sierra surviving the merger and continuing the commercial bank operations of the combined bank under its California charter and as the wholly-owned bank subsidiary of Sierra Bancorp; as more fully described in this proxy statement/prospectus;
•	a proposal to approve any adjournment or postponement of the special meeting if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement or for any other legally permissible purpose.

The Merger Agreement (See page [__]s to [__])

The merger agreement is the legal document that contains the terms that govern the merger process, including the issuance of the merger consideration as a result of the merger. Please read the entire merger agreement which is attached to this proxy statement/prospectus as Appendix A.

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The Merger (See page [__]s to [__])

Under the terms of the merger agreement: (a) Sierra Bancorp will acquire OCB Bancorp by merging OCB with and into Sierra, with Sierra surviving the merger; (b) immediately after, Ojai Community Bank will be merged with and into Bank of the Sierra, and Bank of the Sierra will continue the commercial bank operations of the combined banks under its California charter and as the wholly-owned bank subsidiary of Sierra; and (c) Sierra will issue shares of its common stock and cash in lieu of fractional share interests to OCB shareholders pursuant to the terms of the merger agreement. A copy of the merger agreement between Sierra Bancorp and OCB Bancorp is attached to this proxy statement/prospectus as Appendix A.

Consideration to be Paid to the Holders of OCB’s common stock (See pages [   ] to [   ])

Under the terms of the merger agreement, each share of OCB’s common stock will be entitled to receive a specified number of shares of Sierra’s common stock, which we refer to as the per share merger consideration, based on a floating exchange ratio specified in the merger agreement. The exchange ratio is based on the volume-weighted average price of Sierra’s common stock over the 20 consecutive trading days prior to the fifth business day before the closing date, which we refer to as the Sierra closing price. Depending on the Sierra closing price, either the value of the per share merger consideration will be fixed and the exchange ratio will be variable or vice versa, resulting in the following per share merger consideration. If the Sierra closing price is between $25.22 and $30.82 per share, then the per share merger consideration will be $14.00 worth of Sierra’s common stock for each share of OCB common stock, subject to possible adjustment as described in the next paragraph. If the Sierra closing price is between $30.82 and $35.03 per share, then the value of the per share merger consideration will be between $14.00 and $15.91; and if the Sierra closing price is between $21.02 and $25.22 per share, then the value of the per share merger consideration will be between $11.67 and $14.00. However, if the Sierra closing price is more than $35.03 per share, Sierra will have the right to terminate the merger agreement unless OCB agrees to adjust the exchange ratio as necessary to achieve merger consideration of $15.91. Conversely, if the Sierra closing price is less than $21.02 per share, OCB will have the right to terminate the merger agreement unless Sierra agrees to adjust the exchange ratio or add cash as necessary to achieve per share merger consideration of $11.67. U.S. holders may recognize taxable gain with respect to their receipt of cash in that event. See “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND THE MERGER – Material United States Federal Income Tax Consequences of the Merger” beginning at page [   ]. Details concerning the exchange ratios used to calculate these per share merger consideration figures, as well as all applicable adjustments to the merger consideration, are described in detail in “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND THE MERGER – Merger Consideration, and – Adjustments to the Merger Consideration” on pages [   ] and [   ].

The value of the per share merger consideration is subject to downward adjustment in the event that (i) OCB’s defined transaction expenses exceed $2.6 million and/or (ii) OCB’s adjusted shareholders’ equity as of the end of the month immediately preceding the closing date is less than $16.6 million. As of March 31, 2017, OCB Bancorp’s adjusted shareholders’ equity was approximately $17.1 million. Adjusted shareholders’ equity for this purpose is defined as total shareholders’ equity calculated in accordance with GAAP, but excluding: all changes in accumulated other comprehensive income or loss from the amount of adjusted shareholder’s equity shown in the December 31, 2016, financial reports of OCB Bancorp; the accrual or payment of company transaction expenses; any purchase accounting adjustments to the assets and liabilities of OCB Bancorp; and without giving effect to the conversion of any convertible debt issued by OCB Bancorp. Defined transaction expenses are described in detail in “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND THE MERGER – Adjustments to the Merger Consideration” on page [   ].

The precise value of the per share merger consideration will not be known until shortly before the closing of the merger.

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United States Federal Income Tax Consequences (Page [   ])

Sierra Bancorp and OCB Bancorp intend that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we will refer to as the Internal Revenue Code. Based on the qualification of the merger as a “reorganization” under the Internal Revenue Code, U.S. holders (as defined in the section entitled “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND THE MERGER – Material United States Federal Income Tax Consequences of the Merger” beginning at page [   ]) of OCB’s common stock generally will not recognize gain or loss for U.S. federal income tax purposes upon the exchange of their shares of OCB common stock for Sierra common stock. U.S. holders will recognize gain or loss attributable to cash received in lieu of a fractional share of OCB’s common stock, or in the case of cash which may be paid by Sierra for a portion of the merger consideration in the event the Sierra closing price is less than $21.02 per share as described in the previous section, as will U.S. holders who dissent and receive cash for their OCB shares. For a description of the material U.S. federal income tax consequences of the merger, see “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND THE MERGER – Material United States Federal Income Tax Consequences of the Merger” beginning at page [    ]. OCB Bancorp shareholders are strongly urged to consult with their tax advisors concerning the U.S. federal income tax consequences of the merger to them, as well as the effects of state and local, foreign and other tax laws.

Conditions that Must Be Satisfied Prior to Closing the Merger (See pages [   ] to [   ] for Sierra Bancorp and page [   ] for OCB Bancorp)

In addition to obtaining the necessary approval of the shareholders of OCB Bancorp, the parties’ obligations to close the merger depend on other conditions being met prior to the completion of the merger, including but not limited to:

•	All required regulatory approvals and consents must be obtained, including approvals from the Federal Reserve, the FDIC and the CDBO, and no materially burdensome regulatory conditions may be imposed on Sierra Bancorp or Bank of the Sierra;

•	There must be no law or order by a court or regulatory authority that would prohibit, restrict or make illegal the merger;

•	The number of shares of OCB’s common stock for which dissenters’ rights of OCB Bancorp have been properly asserted shall not be more than 10% of OCB’s total issued and outstanding shares;

•	As of the later of (x) five business days before the anticipated closing date and (y) the date immediately following the date of OCB shareholder approval, OCB Bancorp’s allowance for loan losses, determined in accordance with GAAP, shall be not less than the greater of (x) 1.25% of gross loans or (y) $2,600,000;

•	Sierra Bancorp must have received an opinion dated as of the date of the closing of the merger, from its special tax counsel, Katten Muchin Rosenman LLP, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code;

•	All holders of OCB Bancorp stock options shall have agreed that their options, to the extent not otherwise exercised, will terminate at the effective time of the merger; and

•	The shares issued to holders of OCB Bancorp common stock shall have been approved for listing on the Nasdaq Global Select Market.

Regulatory Approvals Must Be Obtained Before the Merger Will Be Completed (See page [__]s to [__])

Sierra has agreed to use its best efforts to obtain all regulatory approvals required to complete the transactions contemplated by the merger agreement, including the approvals from the Federal Reserve Board, which we refer to as the Federal Reserve; the Federal Deposit Insurance Corporation, which we refer to as the FDIC; and the California Department of Business Oversight, which we refer to as the DBO. Sierra Bancorp and Bank of the Sierra have filed the requisite applications to obtain the required regulatory approvals. In obtaining the required regulatory approvals, neither entity is required to agree to any condition that (i) requires Sierra Bancorp or Bank of the Sierra to pay any amounts (other than customary filing fees), or divest any banking office, line of business or operations, or (ii) imposes any condition, requirement or restriction upon Sierra Bancorp or Bank of the Sierra, that individually or in the aggregate would reasonably be expected to impose a materially burdensome condition on Sierra Bancorp or Bank of the Sierra, as applicable, or otherwise would materially alter the economics of the merger for Sierra Bancorp. [As of the date of this proxy statement/prospectus, Sierra had received the required regulatory approvals of the merger from the FDIC and FRB, but the application for approval by the DBO was still pending. While we do not know of any reason that we would not be able to obtain the approval of the DBO, we cannot be certain when or if we will obtain it. The approval by our regulators does not constitute an endorsement of the merger or a determination that the terms of the merger are fair to OCB shareholders.]

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Approval of a Majority of All Shares of OCB Bancorp Stock Entitled to Vote at the Special Meeting is Required for the Merger to be Consummated (See page [__]s to [__])

The affirmative vote of at least a majority of the shares of OCB’s common stock outstanding as of the record date for the special meeting is required to approve the merger agreement and the merger. Each share of OCB Bancorp stock outstanding on the record date for the special meeting will be entitled to one vote for each share held. As of July 31, 2017, which is the record date for the special meeting, there were [2,244,014] shares (including 14,412 shares of unvested restricted stock) of OCB’s common stock outstanding. Therefore, at least [1,122,008] shares of OCB’s common stock must be affirmatively voted in favor of the merger agreement in order for OCB Bancorp shareholders to approve the merger agreement and the transactions contemplated therein. Abstentions, failures to vote and broker non-votes will have the same effect as votes “AGAINST” approval of the merger agreement. As of the record date, OCB Bancorp’s directors and executive officers owned approximately [497,653] voting shares (not including vested option shares), or approximately [22.2%], of OCB Bancorp’s outstanding shares of common stock and have committed to vote these shares “FOR” the approval of the merger agreement and merger.

Recommendation of OCB Bancorp’s Board of Directors (See page [__]s to [__])

On April 24, 2017, OCB Bancorp’s directors unanimously approved the merger agreement and the merger. Moreover, the directors believe that the merger agreement’s terms are fair and in the best interests of OCB Bancorp’s shareholders. Accordingly, they unanimously recommend a vote “FOR” the proposal to approve the principal terms of the merger agreement and the merger. The conclusions of OCB Bancorp’s board of directors regarding the merger agreement are based upon a number of factors which are discussed more fully under the section entitled “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND THE MERGER – OCB Bancorp’s Reasons for the Merger; Recommendation of OCB’s Board of Directors” beginning on page [__].

Directors and Executive Officers of OCB Bancorp Have Entered into Voting Agreements (See page [__]).

As of the record date, OCB Bancorp’s directors and executive officers owned approximately [497,653] voting shares (not including vested option shares), or approximately [22.2%], of OCB Bancorp’s outstanding shares of common stock. OCB Bancorp’s directors and executive officers have entered into separate written agreements in which they have agreed, among other things, to vote their shares “FOR” the approval of the merger agreement and the transactions contemplated therein. A copy of the form of voting agreement separately executed by each of the OCB Bancorp directors is attached as Exhibit A and a copy of the form of voting agreement separately executed by each of the executive officers is attached as Exhibit B to the merger agreement which is attached to this proxy statement/prospectus Appendix A and is incorporated herein by reference.

Opinion of OCB Bancorp’s Financial Advisor (See page [__]s to [__])

In deciding to approve the merger, OCB Bancorp’s board of directors considered, among other things, the opinion of FIG Partners, LLC, OCB Bancorp’s financial advisor, regarding the fairness, from a financial point of view, of the merger consideration to be received by OCB Bancorp’s shareholders as a result of the merger agreement and the transactions contemplated therein. The written opinion of FIG Partners, LLC, which we refer to as FIG Partners, is attached as Appendix C. You should read it carefully to understand the assumptions made, matters considered and limitations of the review undertaken by FIG Partners in providing its opinion. FIG Partners’ written opinion is addressed to OCB Bancorp’s board of directors and does not constitute a recommendation as to how any holder of OCB’s common stock should vote with respect to the merger agreement and the transactions contemplated therein.

OCB Bancorp Directors and Executive Officers may have interests in the merger that differ from interests of OCB Bancorp Shareholders (See page [__]s to [__])

OCB Bancorp’s directors and executive officers may have economic interests in the merger that are different from, or in addition to, their interests as OCB Bancorp shareholders. The OCB Bancorp board of directors considered these interests in its decision to adopt and approve the merger agreement and to recommend approval of the merger agreement and the merger to OCB Bancorp shareholders. Some of the interests of OCB Bancorp’s directors and executive officers include:

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•	David Brubaker, President and Chief Executive Officer; Susan Lagos, Senior Vice President and Chief Financial Officer; and Michael Orman, Executive Vice President and Chief Operating Officer; have each executed employment agreements with Ojai Community Bank pursuant to which upon consummation of the merger, they will be entitled to receive payments upon termination. Mr. Brubaker’s payments will equal to 18 months of his salary, and Ms. Lagos’ and Mr. Orman’s payments will equal 12 months of their salaries. These change in control severance payments would be $405,000, $143,325, and $187,450 for Mr. Brubaker, Ms. Lagos and Mr. Orman, respectively. At the close of the merger all of these employment agreements with Ojai Community Bank will be terminated upon payment of such amounts.

•	OCB Bancorp has previously granted stock options to certain executive officers and directors under its 2013 Omnibus Incentive Plan. Under the terms of the merger agreement and the plan, all such options will become 100% vested and fully exercisable for a designated period of time prior to and contingent upon the closing of the merger. Any option holder electing to exercise outstanding stock options prior to the merger will receive the same merger consideration as any other OCB Bancorp shareholder. Holders of in-the-money OCB stock options who do not exercise their options and instead execute option cancellation agreements will receive specified cash payments. For a breakdown of OCB Bancorp options held by each OCB Bancorp director and executive officer and the cash consideration each will receive in connection with the merger, please see “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND THE MERGER – Interests of Directors and Executive Officers in the Merger – Stock Options” beginning on page [__].

•	Pursuant to the terms of the merger agreement, Sierra has agreed to maintain and preserve the indemnification rights of OCB Bancorp directors and officers after the completion of the merger and has also agreed to allow OCB Bancorp to purchase “tail coverage,” for a period of six years, in order to continue providing liability insurance to the officers and directors of OCB Bancorp, subject to certain cost limits. See “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND THE MERGER – Interests of Directors and Executive Officers in the Merger – Protection of Directors, Officers and Employees” beginning on page [__].

•	Five directors of OCB, namely, directors Brubaker, Melton, Russell, Schmidt, and Wachtell, are the holders of certain subordinated capital notes totaling $3 million, a portion of which is convertible into shares of OCB’s common stock at the option of the holder. To the extent any of the notes is not converted into shares of OCB’s common stock prior to the close of the merger, Sierra will assume the unpaid principal amount of the note and repay such amount in full immediately following the merger; provided, however, that note holders who execute subordinated note holder agreements in the form attached as Appendix E to the merger agreement will receive a specified amount of cash in lieu of each share of OCB’s common stock that would otherwise have been issuable upon conversion of such debt into shares of OCB’s common stock. See “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND THE MERGER – Interests of Directors and Executive Officers in the Merger – Conversion or Repayment of Affiliate Indebtedness” beginning on page [__].

Closing the Merger (See page [__])

If shareholder approval is received as planned, and if the conditions to the merger have either been met or waived, we anticipate that the merger will close in the fourth quarter of 2017. However, we cannot assure you whether or when the merger will actually close.

Termination of the Merger Agreement (See pages [   ] to [   ])

The obligations of the parties to consummate the merger are subject to certain closing conditions, some of which may not be waived by a party, including but not limited to the receipt of all required shareholder and regulatory approvals and other governmental consents, and some conditions which may be waived by a party in its discretion. The failure of a condition to the closing of the merger, to the extent not waived, may result in a termination of the merger agreement and the merger.

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In addition, the parties can mutually agree to terminate or extend the merger agreement. Either party can terminate the merger agreement in the event of a material breach or the occurrence of certain other events.

OCB has agreed to pay a termination fee of $1,500,000, and to reimburse certain transaction expenses incurred by Sierra, to Sierra if OCB breaches its covenants relating to alternative acquisition proposals or OCB consummates an alternative acquisition proposal within 12 months following a termination of the merger agreement due to the failure of OCB’s shareholders to approve the merger agreement following any action taken by OCB’s board constituting a change of its recommendation.

Accounting Treatment (See page [__])

Sierra Bancorp will account for the merger using the acquisition method of accounting. Under this method of accounting, the assets and liabilities of OCB Bancorp and Ojai Community Bank acquired are recorded at their respective fair value as of the completion of the merger, and are added to those of Sierra Bancorp and Bank of the Sierra.

Sierra Bancorp’s and Bank of the Sierra’s Management and Operations After the Merger (See page [__]s to [__])

The directors and executive officers of Sierra Bancorp and Bank of the Sierra immediately prior to the merger will continue to be the directors and executive officers Sierra Bancorp and Bank of the Sierra, respectively, after the merger.

Differences in Your Rights as a Shareholder of OCB Bancorp (See page [__]s to [__])

As an OCB Bancorp shareholder, your rights are currently governed by OCB’s Articles of Incorporation and Bylaws and by the CGCL. If you do not exercise your dissenters’ rights, the shares of OCB’s common stock you hold at the closing of the merger will be converted into a specified number of shares of Sierra’s common stock, and your rights as a Sierra Bancorp shareholder will be thereafter governed by Sierra’s Articles of Incorporation and Bylaws and by the CGCL. The rights of Sierra Bancorp shareholders differ from those of OCB Bancorp shareholders in certain respects. Most of these differences will result from the provisions in Sierra’s Articles of Incorporation and Bylaws that differ from those of OCB.

OCB Bancorp Dissenters’ Rights (See page [__]s to [__])

Shares of OCB’s common stock may qualify as “dissenting shares” under Chapter 13 of the CGCL and holders of shares of OCB’s common stock may perfect their dissenters’ rights by doing the following:

•	not vote “FOR” the merger agreement and the merger;
•	make a timely written demand upon OCB Bancorp for purchase in cash of his or her shares at their fair market value as of April 24, 2017 which demand includes: (i) the number and class of the shares held of record by him or her that he or she demands upon OCB Bancorp, and (ii) what he or she claims to be the fair market value of his or her shares as of April 24, 2017, the day of, and immediately prior to, the first public announcement of the merger;
•	have his or her demand received by OCB Bancorp within 30 days after the date on which the notice of the approval by the outstanding shares is mailed to the shareholder;
•	submit certificates representing his or her shares for endorsement, or written notice of the number of shares which the shareholder demands that the corporation purchase, in the case of uncertificated shares, in accordance with Section 1302 of the CGCL; and
•	comply with such other procedures as are required by the CGCL.

If dissenters’ rights are properly perfected, such dissenter has the right to receive cash in the amount equal to the fair market value, as determined by OCB Bancorp, or, if required, by a court of law, of their shares of OCB’s common stock as of the day of, and immediately prior to, the first public announcement of the merger, excluding any change in such value as a consequence of the proposed merger.

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If dissenters’ rights are perfected and exercised with respect to more than ten percent (10%) of OCB Bancorp’s common stock outstanding, then Sierra has the option to terminate the merger agreement. The text of the applicable sections of Chapter 13 of the CGCL governing dissenters’ rights is attached to this proxy statement/prospectus as Appendix B. We urge you to carefully read the procedures set forth in Appendix B, as failure to comply with these procedures will result in the loss of dissenters’ rights under the CGCL.

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SIERRA BANCORP SELECTED CONSOLIDATED FINANCIAL DATA

The following table presents selected historical financial information concerning Sierra Bancorp and its consolidated subsidiary, Bank of the Sierra, for each of the years in the five-year period ended December 31, 2016, and for the three-month periods ended March 31, 2017 and 2016. The selected financial data as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, is derived from Sierra Bancorp’s audited consolidated financial statements and related notes which are included in Sierra Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 as filed with the SEC, which is incorporated herein by reference. The selected financial data as of and for the three-month periods ended March 31, 2017 and 2016, is derived from Sierra Bancorp’s unaudited consolidated financial statements and related notes which are included in Sierra Bancorp’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 as filed with the SEC, which is also incorporated herein by reference. The information as of and for the three months ended March 31, 2017 and 2016 is unaudited, and is not necessarily indicative of the results of operations for the full year or any other interim period. However, in the opinion of management of Sierra Bancorp, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations for the unaudited periods have been made. The selected financial data presented for earlier years is derived from Sierra Bancorp’s audited financial statements which are included in previous Annual Reports on Form 10-K filed with the SEC. See “WHERE YOU CAN FIND MORE INFORMATION” beginning on page [__] for instructions on how to obtain the information that has been incorporated by reference, as well as earlier Annual Reports on Form 10-K.

You should read the following selected consolidated financial data together with Sierra Bancorp’s consolidated financial statements, including the related notes, and the other information incorporated by reference in this proxy statement/prospectus.

Selected Financial Data	As of and for the three months ended March 31,		As of and for the years ended December 31,
(Dollars in thousands, except per share data)	2017	2016	2016	2015	2014	2013	2012
Income Statement Summary
Interest income	$17,902	$16,033	$68,505	$62,707	$55,121	$51,785	$54,902
Interest expense	1,019	718	3,323	2,581	2,796	3,221	4,321
Net interest income before provision for loan losses	16,883	15,315	65,182	60,126	52,325	48,564	50,581
Provision for loan losses	-	-	-	-	350	4,350	14,210
Non-interest income	5,133	4,294	19,238	17,715	15,831	17,063	18,126
Non-interest expense	15,701	13,479	58,053	50,703	46,375	44,815	46,656
Income before provision for income taxes	6,315	6,130	26,367	27,138	21,431	16,462	7,841
Provision (benefit) for income taxes	1,764	2,094	8,800	9,071	6,191	3,093	(344)
Net Income	4,551	4,036	17,567	18,067	15,240	13,369	8,185

Balance Sheet Summary
Total loans, net	1,229,178	1,086,278	1,255,754	1,124,602	961,056	793,087	867,078
Allowance for loan losses	(9,588)	(10,030)	(9,701)	(10,423)	(11,248)	(11,677)	(13,873)
Securities available for sale	551,256	522,610	530,083	507,582	511,883	425,044	380,188
Cash and due from banks	92,768	44,008	120,442	48,623	50,095	78,006	61,818
Foreclosed Assets	2,168	3,115	2,225	3,193	3,991	8,185	19,754
Premises and equipment, net	29,018	22,183	28,893	21,990	21,853	20,393	21,830
Total Assets	1,999,725	1,764,167	2,032,873	1,796,537	1,637,320	1,410,249	1,437,903
Total Interest-Bearing liabilities	1,260,059	1,118,498	1,278,423	1,150,010	1,038,177	845,084	926,362
Total Deposits	1,720,421	1,488,086	1,695,471	1,464,628	1,366,695	1,174,179	1,174,034
Total Liabilities	1,789,308	1,569,820	1,826,995	1,606,197	1,450,229	1,228,575	1,264,011
Total Shareholders’ Equity	210,417	194,347	205,878	190,340	187,091	181,674	173,892

13

Selected Financial Data	As of and for the three months ended March 31,		As of and for the years ended December 31,
(Dollars in thousands, except per share data)	2017	2016	2016	2015	2014	2013	2012
Per Share Data
Net Income Per Basic Share	0.33	0.30	1.30	1.34	1.09	0.94	0.58
Net Income Per Diluted Share	0.32	0.30	1.29	1.33	1.08	0.94	0.58
Book Value	15.21	14.64	14.94	14.36	13.67	12.78	12.33
Cash Dividends	0.14	0.12	0.48	0.42	0.34	0.26	0.24

Weighted Average Common Shares Outstanding Basic	13,801,635	13,265,371	13,530,293	13,460,605	14,001,958	14,155,927	14,103,805
Weighted Average Common Shares Outstanding Diluted	14,009,496	13,386,652	13,651,804	13,585,110	14,136,486	14,290,150	14,120,313

Key Operating Ratios:
Performance Ratios:
Return on Average Equity[1]	8.85%	8.41%	8.71%	9.59%	8.18%	7.56%	4.74%
Return on Average Assets[2]	0.94%	0.93%	0.95%	1.07%	1.03%	0.96%	0.59%
Net Interest Spread (tax-equivalent)[3]	3.79%	3.88%	3.86%	3.92%	3.92%	3.90%	4.08%
Net Interest Margin (tax-equivalent)	3.90%	3.96%	3.95%	3.99%	4.01%	4.02%	4.22%
Dividend Payout Ratio[4]	42.43%	39.43%	37.03%	31.34%	31.33%	27.52%	41.35%
Equity to Assets Ratio[5]	10.62%	11.11%	10.93%	11.13%	12.58%	12.72%	12.51%
Efficiency Ratio (tax-equivalent)	69.21%	66.93%	67.23%	63.98%	66.30%	66.90%	66.39%
Net Loans to Total Deposits at Period End	71.45%	73.00%	74.07%	76.78%	70.32%	67.54%	73.85%

Asset Quality Ratios:
Non-Performing Loans to Total Loans[6]	0.48%	0.68%	0.50%	0.85%	2.13%	4.66%	6.03%
Non-Performing Assets to Total Loans and Other Real Estate Owned[6]	0.65%	0.97%	0.68%	1.13%	2.53%	5.62%	8.10%
Net Charge-offs (recoveries) to Average Loans	0.01%	0.04%	0.06%	0.08%	0.09%	0.81%	2.23%
Allowance for Loan Losses to Net Loans at Period End	0.78%	0.92%	0.77%	0.93%	1.17%	1.47%	1.60%
Allowance for Loan Losses to Non-Performing Loans	161.83%	133.86%	152.41%	108.19%	54.40%	31.21%	26.13%

Regulatory Capital Ratios:
Common Equity Tier 1 Capital to Risk-weighted Assets	14.64%	14.99%	14.09%	13.98%	N/A	N/A	N/A
Tier 1 Capital to Adjusted Average Assets (Leverage Ratio)	12.10%	12.29%	11.92%	12.14%	12.99%	14.37%	13.34%
Tier 1 Capital to Total Risk-weighted Assets	17.14%	17.42%	16.53%	16.17%	17.39%	20.39%	18.11%
Total Capital to Total Risk-weighted Assets	17.86%	18.27%	17.25%	17.01%	18.44%	21.67%	19.36%

1.	Net income divided by average shareholders’ equity.
2.	Net income divided by average total assets.
3.	Represents the average rate earned on interest-earning assets less the average rate paid on interest-bearing liabilities.
4.	Total dividends paid divided by net income.
5.	Average equity divided by average total assets.
6.	Performing TDRs are not included in non-performing loans and are therefore not included in the numerators used to calculate these ratios.

14

OCB BANCORP SELECTED FINANCIAL DATA

The following selected financial data with respect to OCB Bancorp’s balance sheets for each of the years from 2013 to 2016 and its statements of income for the same have been derived from OCB Bancorp’s audited financial statements. The selected financial data for 2012 is for Ojai Community Bank only, as OCB Bancorp was formed in 2013, and Ojai Community Bank’s balance sheet as of December 31, 2012 and its statement of income for the year ended December 31, 2012 have been derived from Ojai Community Bank’s audited financial statements. The selected financial data for the three months ended March 31, 2017 and 2016 have been derived from OCB Bancorp’s unaudited financial statements. Such interim financial statements include all adjustments that are, in the opinion of management, necessary to present fairly OCB Bancorp’s financial information for the interim periods presented.

	As of and for the three months ended March 31,		As of and for the years ended December 31,
	2017	2016	2016	2015	2014	2013	2012
	(Dollars in thousands, except per share data)
Summary of Operations:
Interest income	$2,689	$2,308	$9,780	$7,655	$5,809	$4,923	$4,970
Interest expense	313	167	958	394	279	268	352
Net interest income	2,376	2,141	8,822	7,261	5,530	4,655	4,618
Provision for loan losses	105	125	375	546	309	-	-
Net interest income after provision for loan losses	2,271	2,106	8,447	6,715	5,221	4,655	4,618
Noninterest income	265	163	685	577	517	513	485
Noninterest expense	1,927	1,768	7,012	5,771	5,109	4,419	4,330
Income (loss) before income taxes	609	411	2,120	1,521	629	749	773
Income taxes (benefit)	256	163	838	600	249	307	(803)
Net income (loss)	353	248	1,282	921	380	442	1,576

Per Share and Other Data, Assuming Restricted Shares are not outstanding:
Basic income (loss) per share	0.16	0.11	0.58	0.42	0.17	0.16	0.66
Diluted income (loss) per share	0.16	0.11	0.58	0.42	0.17	0.16	0.66
Shares outstanding at end of period	2,214,218	2,184,684	2,187,184	2,184,684	2,184,684	2,184,684	2,184,684
Weighted average shares outstanding
Basic	2,207,755	2,189,684	2,196,166	2,184,684	2,184,684	2,184,684	2,183,283
Diluted	2,267,575	2,203,146	2,213,255	2,193,995	2,187,411	2,188,318	2,183,283
Book value per common share	7.72	7.06	7.58	6.94	6.46	6.27	7.09
Cash dividends per share	-	-	-	-	-	-	-

Per Share and Other Data, Assuming Restricted Shares are outstanding:
Basic income (loss) per share	0.16	0.11	0.57	0.41	0.17	0.16	0.69
Diluted income (loss) per share	0.15	0.11	0.57	0.41	0.17	0.16	0.69
Shares outstanding at end of period	2,273,130	2,234,816	2,239,446	2,232,316	2,204,684	2,184,684	2,184,684
Weighted average shares outstanding
Basic	2,256,306	2,234,816	2,239,446	2,232,316	2,204,684	2,080,778	2,079,317
Diluted	2,290,387	2,238,420	2,248,548	2,240,067	2,207,411	2,084,112	2,079,317
Book value per common share	7.52	6.91	7.41	6.79	6.40	6.27	7.09
Cash dividends per share	-	-	-	-	-	-	-

Other Balance Sheet Data:
Cash and cash equivalents	8,651	7,469	6,653	5,829	6,689	5,457	4,847
Interest-bearing bank balances	249	996	349	1,096	5,080	6,325	3,735
Investments and Fed Funds sold	38,355	22,229	32,864	22,574	21,402	34,369	47,003
Loans, net of deferred fees, before allowance	214,284	183,135	209,183	176,462	128,295	96,777	74,414
Allowance for loan and lease losses	2,751	2,275	2,647	2,111	1,552	1,355	1,364
Other assets	11,517	9,861	10,235	10,066	5,711	4,400	5,814
Demand deposits	84,151	69,454	78,038	71,037	54,853	39,718	35,735
NOW accounts	16,673	11,863	14,329	11,725	12,157	11,776	12,139
Money market accounts	71,397	43,074	65,742	44,605	24,953	24,792	18,925
Savings accounts	25,842	24,578	26,027	24,308	23,450	20,864	18,505
Time certificates of deposit	23,449	25,272	24,553	25,878	27,704	32,547	33,397
Other borrowings	29,500	30,840	30,808	19,847	7,946	2,241	-
Other liabilities	2,292	900	801	1,362	451	341	253
Capital accounts	17,101	15,434	16,589	15,154	14,111	13,694	15,497
Total liabilities and shareholders’ equity	270,305	221,415	256,637	213,916	165,625	145,973	134,449

15

	As of and for the three months ended March 31,		As of and for the years ended December 31,
	2017	2016	2016	2015	2014	2013	2012
	(Dollars in thousands, except per share data)
Asset Quality
Non-accrual loans	-	-	-	-	1,684	2,178	1,880
Loans past due 90 days or more and still accruing	-	-	-	-	-	-	-
Other real estate owned	3,337	3,337	3,377	3,363	-	-	844
Total non-performing assets	3,337	3,337	3,377	3,363	1,684	2,178	2,724

Performance Ratios:[1]
Return on average assets[2]	0.54%	0.46%	0.54%	0.49%	0.24%	0.32%	1.20%
Return on average equity[3]	8.34%	6.43%	8.08%	6.29%	2.73%	3.03%	10.73%
Net interest margin[4]	4.04%	4.33%	4.05%	4.15%	3.92%	3.48%	3.58%
Dividend payout ratio	-	-	-	-	-	-	-
Efficiency ratio[5]	68.01%	72.95%	69.39%	69.95%	81.70%	83.83%	84.85%
Equity to assets ratio[6]	6.33%	6.97%	6.46%	7.08%	8.52%	9.38%	11.52%
Net loans to deposit ratio	95.50%	103.80%	99.09%	98.20%	88.56%	73.57%	61.54%

Asset Quality Ratios:[1]
Allowance for loan losses to total loans	1.28%	1.24%	1.27%	1.20%	1.21%	1.40%	1.83%
Non-accrual loans to total loans, gross[7]	-	-	-	-	1.31%	2.25%	2.53%
Non-performing assets to total assets[7]	1.25%	1.53%	1.32%	1.57%	1.02%	1.49%	2.03%
Allowance for loan losses to non-performing loans	-	-	-	-	92.16%	62.21%	72.55%
Net loan losses (recoveries) to average loans	-	(0.09)%	(0.08)%	(0.01)%	0.11%	0.01%	0.52%

Regulatory Capital Ratios:
Tier 1 capital to adjusted average assets (leverage ratio)	9.29%	9.13%	9.24%	9.41%	10.13%	10.26%	10.41%
Common equity Tier 1 capital to risk-weighted assets	11.01%	10.69%	11.31%	10.97%	11.50%	14.03%	16.36%
Tier 1 capital to risk-weighted assets	11.01%	10.69%	11.31%	10.97%	11.50%	14.03%	16.36%
Total capital to risk-weighted assets	12.26%	11.93%	12.56%	12.17%	12.64%	15.28%	17.61%

[1]	Asset quality ratios are end of period ratios. Performance ratios are based on average daily balances during the periods indicated.

[2]	Net income divided by average total assets.

[3]	Net income divided by average shareholders’ equity.

[4]	Net interest income as a percentage of average interest-earning assets.

[5]	Non-interest expense divided by the sum of net interest income before provision for loan losses and total noninterest income excluding securities gains and losses.

[6]	Average equity divided by average total assets.

[7]	Performing TDRs are not included in nonperforming loans and are therefore not included in the numerators used to calculate these ratios.

16

COMPARATIVE MARKET PRICE DATA AND DIVIDEND INFORMATION

Markets; Holders

Sierra Bancorp’s common stock trades on the Nasdaq Global Select Market under the symbol “BSRR.” As of [LATEST PRACTICABLE DATE], there were [13,831,749] shares of Sierra’s common stock outstanding, which were held by [689] holders of record, and approximately [4,000] beneficial owners with shares held in street name.  There were also options outstanding exercisable within 60 days of that date to purchase an additional [431,600] shares of Sierra’s common stock.

OCB Bancorp’s common stock trades on the OTCQX under the symbol “OJCB.” Trades may also occur in unreported private transactions. The OTCQX is an electronic, screen-based market maintained and operated by the OTC Markets Group, which imposes certain listing standards. Companies listed on the OTCQX must meet certain financial standards, follow best practice corporate governance, demonstrate compliance with U.S. securities laws, and have a professional third-party sponsor introduction. Trading in OCB’s common stock has not been extensive and such trades cannot be characterized as constituting an active trading market. As of July 31, 2017, there were [2,244,014] shares of common stock outstanding (including 14,412 shares of unvested restricted stock), held by [276] shareholders of record, and approximately [260] beneficial owners with shares held in street name. There were also exercisable options outstanding as of that date to purchase an additional [184,965] shares of OCB’s common stock, and [32,000] deferred shares of OCB’s common stock which are currently not vested but will vest and become outstanding prior to the closing date.

Comparative Per Share Market Value Prices

The following table shows the closing per share price of Sierra’s common stock and OCB’s common stock as reported on the Nasdaq Global Select Market and the OTCQX, respectively, on April 24, 2017, immediately prior to the first public announcement of the merger, and on [LATEST PRACTICABLE DATE], the latest practical trading date before the printing of this proxy statement/prospectus. The equivalent value per share is calculated by applying a complex formula set for in the merger agreement which is described elsewhere in this proxy statement/prospectus. Pursuant to this formula, if the relevant closing price of Sierra’s common stock is between $25.22 and $30.82 per share, then the equivalent OCB Bancorp price per share will be $14.00, subject to adjustment as described in the merger agreement and elsewhere in this proxy statement/prospectus.

Date	Sierra Bancorp Common Stock	OCB Bancorp Common Stock	Equivalent OCB Bancorp Price Per Share
April 24, 2017	$26.69	$8.74	$14.00
[LATEST PRACTICABLE DATE]	[$ ]	[$ ]	[$ ]

The following table shows the high and low prices of Sierra’s common stock and of OCB’s common stock for each quarterly period since January 1, 2015 and is based on information provided by the Nasdaq Global Select Market for Sierra Bancorp and by the OTCQX for OCB Bancorp. The quotations and the data in the following table do not reflect retail mark-up, mark-down or commissions and do not necessarily represent actual transactions. The information does not include transactions for which no public records are available. The trading prices in such transactions may be higher or lower than the prices reported below.

17

	Sierra Bancorp			OCB Bancorp
	Sales Prices		Approximate	Sales Prices		Approximate
			Number of			Number of
Quarter Ended	High	Low	Shares Traded	High	Low	Shares Traded
March 31, 2015	$17.64	$15.16	771,709	$5.80	$5.45	118,333
June 30, 2015	$17.42	$16.03	1,699,567	6.00	5.60	76,639
September 30, 2015	$18.14	$15.80	1,205,760	6.99	5.20	136,067
December 31, 2015	$19.13	$15.50	1,137,602	6.08	5.35	64,285
March 31, 2016	$21.70	$15.78	2,447,862	6.00	5.27	35,388
June 30, 2016	$19.05	$16.27	2,307,127	6.00	5.61	69,582
September 30, 2016	$18.87	$15.60	1,655,183	8.00	6.00	10,109
December 31, 2016	$27.04	$17.25	2,986,103	8.75	7.10	65,428
March 31, 2017	$29.50	$25.06	3,199,738	8.65	8.10	8,405
Period from April 1, 2017 to [LATEST PRACTICABLE DATE]

The above table shows only historical comparisons. These comparisons may not provide meaningful information to OCB Bancorp shareholders in determining whether to approve the merger agreement and the merger. OCB Bancorp shareholders are urged to obtain current market quotations for Sierra’s common stock and OCB’s common stock and to carefully review the other information contained in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus. Historical stock prices are not indicative of future stock prices.

Dividends

Sierra Bancorp

Sierra Bancorp paid cash dividends totaling $1.931 million, or $0.14 per share in the first quarter of 2017; $6.506 million, or $0.48 per share for the year in 2016; and $5.663 million, or $0.42 per share in 2015. These dividend payments represented 42% of earnings for the first quarter of 2017, as compared to 37% of annual net earnings for 2016 and 31% for 2015. Sierra’s general dividend policy is to pay cash dividends within the range of typical peer payout ratios, provided that such payments do not adversely affect Sierra’s financial condition and are not overly restrictive to its growth capacity. However, in the past when many of its peers elected to suspend dividend payments, Sierra’s board determined that it should continue to pay a certain level of dividends as long as Sierra’s core operating performance was adequate and policy or regulatory restrictions did not preclude such payments, without regard to peer payout ratios. While Sierra has paid a consistent level of quarterly dividends in the past few years, no assurance can be given that its financial performance in any given year will justify the continued payment of a certain level of cash dividend, or any cash dividend at all.

As a bank holding company that currently has no significant assets other than its equity interest in Bank of the Sierra, Sierra Bancorp’s ability to declare dividends depends upon cash on hand as supplemented by dividends from Bank of the Sierra. Bank of the Sierra’s dividend practices in turn depend upon its earnings, financial position, regulatory standing, the ability to meet current and anticipated regulatory capital requirements, and other factors deemed relevant by its Board of Directors. The authority of Bank of the Sierra’s board of directors to declare cash dividends is also subject to statutory restrictions. Under California banking law, a California state-chartered bank may declare dividends in an amount not exceeding the lesser of its retained earnings or its net income for the last three years (reduced by dividends paid during such period) or, with the prior approval of the California Commissioner of Business Oversight, in an amount not exceeding the greatest of (i) the retained earnings of the bank, (ii) the net income of the bank for its last fiscal year, or (iii) the net income of the bank for its current fiscal year.

Sierra Bancorp’s ability to pay dividends is also limited by state law. California law allows a California corporation to pay dividends if the company’s retained earnings equal at least the amount of the proposed dividend. If a California corporation does not have sufficient retained earnings available for the proposed dividend, it may still pay a dividend to its shareholders if immediately after the dividend the value of the company’s assets would equal or exceed the sum of its total liabilities. In addition, during any period in which Sierra has deferred payment of interest otherwise due and payable on its subordinated debt securities, it may not pay any dividends or make any distributions with respect to its capital stock. See “Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations – Capital Resources” in Sierra Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2015 which is incorporated herein by reference.

18

OCB Bancorp

To date, OCB Bancorp has paid no cash dividends and has no specific plans to pay cash dividends in the immediate future. OCB Bancorp paid one 5% stock dividend declared in May 2014. Any decision to pay cash dividends will be made by the board of directors in its discretion based on a number of factors including OCB’s earnings and financial condition.

As a bank holding company that currently has no significant assets other than its equity interest in Ojai Community Bank, OCB Bancorp’s ability to declare dividends depends upon cash on hand as supplemented by dividends from Ojai Community Bank. Ojai Community Bank’s dividend practices in turn depend upon its earnings, financial position, regulatory standing, ability to meet current and anticipated regulatory capital requirements, and other factors deemed relevant by its board of directors. Bank regulatory authorities also have the ability to restrict or prohibit the payment of dividends if they find that such payments would be unsafe or unsound. The authority of Ojai Community Bank’s board of directors to declare cash dividends is also subject to statutory restrictions. Under California banking law, a California state-chartered bank may declare dividends in an amount not exceeding the lesser of its retained earnings or its net income for the last three years (reduced by dividends paid during such period) or, with the prior approval of the California Commissioner of Business Oversight, in an amount not exceeding the greatest of (i) the retained earnings of the bank, (ii) the net income of the bank for its last fiscal year, or (iii) the net income of the bank for its current fiscal year.

OCB Bancorp’s ability to pay dividends is also limited by state law. California law allows a California corporation to pay dividends if OCB’s retained earnings equal at least the amount of the proposed dividend. If a California corporation does not have sufficient retained earnings available for the proposed dividend, it may still pay a dividend to its shareholders if immediately after the dividend the value of the company’s assets would equal or exceed the sum of its total liabilities. In addition, OCB may not pay any dividends or make any distributions with respect to its capital stock without the approval of First National Bank of Southern California, the holder of its term loan, and the ABP Capital II, LLC, the holder of its revolving line of credit.

19

RISK FACTORS

In addition to the other information included in this proxy statement/prospectus and the matters addressed in “A WARNING ABOUT FORWARD-LOOKING STATEMENTS” beginning on page [__], you should carefully consider the matters described below in determining whether to approve the merger agreement. If the merger is consummated, Bank of the Sierra and Ojai Community Bank will operate as a combined bank and as a wholly-owned subsidiary of Sierra Bancorp in a market environment that cannot be predicted and that involves significant risks, many of which will be beyond the combined company’s control.

Risks Relating to the Merger

Because the market price of Sierra common stock will fluctuate, OCB shareholders cannot be certain of the market value of the merger consideration they will receive.

If the merger is completed, each share of OCB common stock will be entitled to receive a specified number of shares of Sierra’s common stock, which we refer to as the per share merger consideration, based on a floating exchange ratio specified in the merger agreement. The exchange ratio is based on the volume-weighted average price of Sierra’s common stock over the 20 consecutive trading days prior to the fifth business day before the closing date, which we refer to as the Sierra closing price. Depending on the Sierra closing price, either the value of the per share merger consideration will be fixed and the exchange ratio will be variable or vice versa. If the Sierra closing price is between $25.22 and $30.82, then the value of the per share merger consideration will be $14.00, subject to adjustment as described below. If it is outside these parameters, however, the value of the per share merger consideration will be either more or less than that amount. The price of Sierra’s common stock has fluctuated since the signing of the merger agreement and will likely continue to fluctuate until the close of the merger and until OCB shareholders receive their merger consideration. In addition, the value of the per share merger consideration is subject to downward adjustment in the event OCB’s transaction expenses or adjusted shareholders’ equity, both as defined in the merger agreement, are above or below specified thresholds, as applicable. As a result, it is not currently possible to determine the precise value of the per share merger consideration shareholders will receive.

The fairness opinion obtained by OCB Bancorp from its financial advisors will not reflect changes in the value of Sierra’s common stock or OCB’s common stock between the signing of the merger agreement and completion of the merger.

On April 24, 2017, OCB Bancorp’s financial advisors, FIG Partners, presented its opinion to the OCB Bancorp board of directors as to the fairness of the merger consideration to the shareholders of OCB Bancorp from a financial point of view. As of April 24, 2017, in the opinion of FIG Partners, the merger consideration was fair to the shareholders of OCB Bancorp from a financial point of view. The merger agreement does not require that OCB Bancorp obtain an updated fairness opinion as a condition to the completion of the merger, and OCB Bancorp does not intend to request that its opinion be updated.

As such, the fairness opinion does not reflect any changes that may occur or may have already occurred after April 24, 2017 to the operations and prospects of Sierra or OCB, general market and economic conditions and other factors that may be beyond the control of Sierra and OCB, and on which the respective original fairness opinion was based. As a result, the current value of the common stock of Sierra and OCB may not be reflected in the fairness opinion. The opinion does not speak as of the time the merger will be completed or as of any date other than the date set forth in the fairness opinion. Because OCB does not currently intend to request an updated fairness opinion, the fairness opinion will not address the fairness of the merger consideration or the merger consideration, from a financial point of view, at the time the merger is completed. As a result, OCB’s board of directors will not have the benefit of an updated fairness opinion in making its recommendations to shareholders. For a description of the fairness opinion OCB received from FIG Partners, see “– Opinion of OCB Bancorp’s Financial Advisor” beginning on page [__]. For a description of the other factors considered by OCB’s board of directors in determining whether to approve the merger, see “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND THE MERGER – OCB Bancorp’s Reasons for the Merger; Recommendation of OCB’s Board of Directors” beginning on page [__]. The full text of FIG Partners’ fairness opinion is attached as Appendix C to this proxy statement/prospectus.

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OCB Bancorp shareholders will experience a significant reduction in percentage ownership and voting power of their shares as a result of the merger.

When you receive shares of Sierra’s common stock in exchange for your OCB Bancorp shares, you will experience a substantial reduction in your percentage ownership interest and effective voting power after the merger in Sierra Bancorp compared to your ownership interest and voting power in OCB Bancorp prior to the merger. If the merger is consummated, it is currently estimated that former OCB shareholders will own slightly less than [10%] of Sierra Bancorp’s outstanding shares.

OCB Bancorp will be subject to business uncertainties and contractual restrictions while the merger is pending that could adversely affect its business.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on OCB Bancorp and consequently, if the merger occurs, on Sierra Bancorp. These uncertainties may impair OCB’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with OCB to seek to change existing business relationships with OCB, which could negatively affect its results of operations. Retention of certain employees may be challenging while the merger is pending, as certain employees may experience uncertainty about their future roles with Sierra. If key employees depart, Sierra’s business following the merger could be harmed and/or OCB’s business would be harmed if the merger is not completed and OCB then continues as an independent bank holding company. In addition, the merger agreement restricts OCB from making certain acquisitions and loans and taking other specified actions until the merger occurs without Sierra’s consent. These restrictions may prevent OCB from pursuing attractive business opportunities that may arise prior to the completion of the merger. See the section entitled “THE MERGER AGREEMENT—Conduct of OCB Bancorp’s Businesses Until Completion of the Merger” beginning on page [__] of this proxy statement/prospectus for a description of the restrictive covenants to which OCB is subject.

The merger is subject to certain closing conditions that, if not satisfied or waived, will result in the merger not being completed, which may cause the prices of Sierra’s common stock and OCB’s common stock to decline.

Consummation of the merger is subject to customary conditions to closing in addition to the receipt of the required regulatory approvals and approval of OCB’s shareholders of the merger agreement. If any condition to the merger is not satisfied or waived, to the extent permitted by law, the merger will not be completed. In addition, Sierra and OCB may terminate the merger agreement under certain circumstances even if the merger agreement is approved by OCB’s shareholders, including if the merger has not been completed on or before January 31, 2018 unless extended by the parties or if OCB’s allowance for loan losses does not meet certain threshold requirements. If the merger is not completed, the respective trading prices of Sierra’s common stock and OCB’s common stock on the NASDAQ Global Select Market and OCTQX, respectively, may decline to the extent that the current prices reflect a market assumption that the merger will be completed. In addition, neither company would realize any of the expected benefits of having completed the merger. For more information on closing conditions to the merger agreement, see “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND THE MERGER – Conditions to Sierra Bancorp’s Obligations Under the Merger Agreement” beginning on page [__].

Failure to complete the merger could negatively impact OCB Bancorp’s business, financial condition, results of operations and/or stock price.

If the merger agreement is terminated and the merger is not completed, OCB’s ongoing businesses may be adversely affected. For example:

•	OCB’s expenses incurred in connection with the merger, such as legal and accounting fees, must be paid even if the merger is not completed, and such expenses may not be recovered from Sierra;
•	OCB may be required to pay a termination fee of $1,500,000 to Sierra, and to reimburse certain transaction expenses paid by Sierra, if the merger agreement is terminated under certain circumstances;
•	While OCB’s management is focused on completing the merger, OCB could fail to pursue other beneficial opportunities;

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•	Pursuant to the merger agreement, OCB is subject to certain restrictions on the conduct of its business prior to completing the merger, which restrictions could adversely affect its ability to realize certain of its respective business strategies;
•	OCB may experience negative reactions to the termination of the merger from customers, depositors, investors, vendors and others; and
•	The market price of OCB’s common stock may decline to the extent that the current market price reflects a market assumption that the merger will be completed.

In addition, any delay in the consummation of the merger, or any uncertainty about the consummation of the merger, may adversely affect OCB’s future business, growth, revenue and results of operations. Further, if the merger agreement is terminated and OCB’s board of directors seeks another merger or business combination, shareholders cannot be certain that OCB will be able to find a party willing to pay the equivalent or greater consideration than that which Sierra has agreed to pay in the merger.

The merger agreement contains provisions that could discourage or make it difficult for a third party to acquire OCB Bancorp prior to completion of the merger.

The merger agreement contains provisions that make it difficult for OCB Bancorp to entertain a third-party proposal for an acquisition of OCB. These provisions include the general prohibition on OCB’s soliciting, initiating, encouraging or participating in discussions or negotiations regarding any acquisition proposal with any person or entity. The members of OCB’s board of directors and certain executive officers have agreed to vote their shares of OCB’s common stock in favor of the merger proposal and the adjournment proposal and against any alternative transaction. In addition, OCB may be required to pay Sierra a termination fee of $1,500,000, and to reimburse certain transaction expenses paid by Sierra, if the merger agreement is terminated in specified circumstances. See “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND THE MERGER – The Merger Agreement – Termination; Effect of Termination” beginning on page [   ]. These provisions could discourage an otherwise interested third party from trying to acquire OCB, even one that might be willing to offer greater value to OCB’s shareholders than Sierra has offered in the merger. Furthermore, even if a third party elects to propose an acquisition, the termination fee could result in that third party’s offer being of lower value to OCB’s shareholders than such third party might have otherwise offered.

Certain officers and directors of OCB Bancorp may have interests that are different from, or in addition to, interests of OCB Bancorp’s shareholders generally.

Certain of OCB Bancorp’s officers and directors have conflicts of interest in the merger that may influence them to support or approve the merger without regard to the interests of other OCB shareholders. As more fully described in “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND THE MERGER – Interests of Directors and Officers in the Merger” beginning on page [__], these interests include:

•	Change in control severance payments totaling $405,000, $143,325 and $187,450, respectively, to OCB’s President and Chief Executive Officer, Mr. Brubaker; its Senior Vice President and Chief Financial Officer, Ms. Lagos; and its Executive Vice President and Chief Operating Officer, Mr. Orman, respectively.

•	Outstanding stock options covering 25,584, 19,507 and 20,328 shares, held by Mr. Brubaker, Ms. Lagos and Mr. Orman, respectively; for which they will receive cash payments in the merger if not exercised in the amounts of $165,017, $170,686 and $152,867, respectively.

•	Outstanding restricted stock and deferred shares covering 28,652, 1,593 and 11,667 shares, held by Mr. Brubaker, Ms. Lagos and Mr. Orman, respectively, will become vested and issued prior to the closing date.

•	Continued indemnification and insurance coverage for OCB’s current and past officers and directors.

•	Conversion or repayment of indebtedness by five directors of OCB who currently hold certain subordinated capital notes totaling $3 million, a portion of which is convertible into shares of OCB’s common stock at the holder’s option of the holder, for which note holders at their option may receive cash in lieu of shares of OCB’s common stock otherwise issuable upon conversion of such debt.

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You should consider these interests in conjunction with the recommendation of OCB’s board of directors with respect to approval of the merger.

We may fail to realize all of the anticipated benefits of the merger if the combined company does not achieve certain cost savings and other benefits or if Bank of the Sierra and Ojai Community Bank do not successfully integrate.

Sierra Bancorp’s belief that the cost savings and revenue enhancements are achievable is a forward-looking statement that is inherently uncertain. The combined company’s actual cost savings and revenue enhancements, if any, cannot be quantified at this time. Actual cost savings and revenue enhancements will depend on future expense levels and operating levels, the timing of certain events and general industry, regulatory and business conditions. Many of these events will be beyond the control of the combined company.

Further, if Sierra is unable to successfully integrate the businesses of Bank of the Sierra and Ojai Community Bank, operating results may suffer. Bank of the Sierra and Ojai Community Bank have operated and, until completion of the merger, will continue to operate independently of one another. It is possible that the integration process could result in the loss of key employees, disruption of their ongoing businesses, or inconsistencies in standards, controls, policies or procedures. These could negatively affect both Bank of the Sierra’s and Ojai Community Bank’s ability to maintain relationships with customers and employees, or achieve the anticipated benefits of the merger. As with any completed merger of financial institutions, there may also be disruptions that cause customers, both deposit and loan, to take their business to competitors.

Sierra Bancorp and OCB Bancorp will incur significant transaction and merger-related integration costs in connection with the merger, and these costs may not be offset by the anticipated benefits of the merger.

Sierra Bancorp and OCB Bancorp expect to incur significant costs associated with completing the merger and integrating the operations of Bank of the Sierra and Ojai Community Bank. Sierra and OCB are in the process of assessing the impact of these costs. Although Sierra and OCB believe that the elimination of duplicate costs and the realization of other efficiencies related to the integration of the businesses will offset incremental transition and merger-related costs over time, this net benefit may not be achieved in the near term, or at all.

Risks Relating to Bank of the Sierra, to the Business of Banking in General, and to Sierra Bancorp’s Common Stock

For a discussion of risks relating to Bank of the Sierra and to the business of banking in general, as well as risks relating to Sierra Bancorp’s common stock, please see Item IA – Risk Factors in Sierra Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 as filed with the SEC which is incorporated herein by reference. See “WHERE YOU CAN FIND MORE INFORMATION” beginning on page [__] for instructions on how to obtain the information that has been incorporated by reference.

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A WARNING ABOUT FORWARD-LOOKING STATEMENTS

Certain statements contained in this proxy statement/prospectus or in documents incorporated by reference, including, without limitation, statements containing the words “believes,” “anticipates,” “intends,” “expects,” and words of similar import, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements, including among others those found in “QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER,” “SUMMARY,” and “PROPOSAL NO. 1 - THE MERGER AGREEMENT AND THE MERGER” involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the combined companies to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

In addition to factors previously disclosed in Sierra Bancorp’s reports filed with the SEC and those identified elsewhere in this proxy statement/prospectus (including the section entitled “RISK FACTORS” beginning on page [__]), the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance:

•	The ability of Bank of the Sierra to successfully integrate Ojai Community Bank, or achieve expected beneficial synergies and/or operating efficiencies;
•	Customer acceptance of Bank of the Sierra's and Ojai Community Bank’s products and services and efforts by competitor institutions to lure away such customers;
•	Increased competitive pressures generally;
•	Possible business disruption following the merger or difficulty retaining key managers and employees;
•	Changes in customer borrowing, repayment, investment and deposit practices;
•	Changes in market factors that may affect the value of traded instruments in "mark-to-market" portfolios;
•	Potential volatility and deterioration in the credit and financial markets or adverse changes in general economic conditions leading to increased loan losses;
•	The potential impact on our net interest margin and funding sources from interest rate fluctuations;
•	Greater than expected noninterest expenses including potential increases in deposit insurance premiums;
•	Fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in our market areas;
•	Secondary market conditions for loans and our ability to sell loans in the secondary market;
•	The use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation;
•	Possible acquisitions of other financial institutions and/or expansion into new market areas;
•	The availability of capital;
•	The failure or security breach of computer systems on which we depend;
•	Unanticipated regulatory or legal proceedings; and
•	Our ability to manage the risks involved in the foregoing.

Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. Sierra Bancorp and OCB Bancorp disclaim any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained in this proxy statement/prospectus to reflect future events or developments, except as required by law.

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THE SPECIAL MEETING

General

This proxy statement/prospectus is being provided to OCB’s shareholders as part of a solicitation of proxies by OCB’s board of directors for use at its special meeting of shareholders and at any adjournments or postponements of such meeting. This proxy statement/prospectus provides OCB’s shareholders with important information about the special meeting and should be read carefully in its entirety.

Date, Time and Place of the Special Meeting

The special meeting will be held at Ojai Community Bank, 402 West Ojai Avenue, Ojai, California 93023 on Thursday, September 21, 2017, at 5:30 p.m. (local time).

Record Date for the Special Meeting; Stock Entitled to Vote

Only holders of record of OCB’s common stock at the close of business on July 31, 2017, which is the record date for the special meeting, are entitled to receive notice of and to vote at the meeting. On the record date, OCB had [2,244,014] shares of its no par value common stock issued, outstanding and eligible to vote at the special meeting.

Quorum

A majority of the shares of OCB’s common stock issued and outstanding and entitled to vote on the record date must be represented in person or by proxy at the special meeting in order for a quorum to be present for purposes of transacting business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining quorum but will not be counted as votes cast on such matters. If there is no quorum at the special meeting, the affirmative vote of at least a majority of the votes present in person or represented by proxy and entitled to vote at the meeting may adjourn the special meeting to another date.

Purposes of the Special Meeting

The special meeting is being held to consider and vote on the following proposals:

•	Approval of the merger agreement and the merger. To approve the Agreement and Plan of Reorganization and Merger, dated April 24, 2017, as amended, by which OCB Bancorp will be merged with and into Sierra Bancorp; and OCB Bancorp’s bank subsidiary, Ojai Community Bank will be merged with and into Sierra Bancorp’s bank subsidiary, Bank of the Sierra; as more fully described in this proxy statement/ prospectus.
•	Adjournment. To approve any adjournment or postponement of the special meeting if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement or for any other legally permissible purpose.

Recommendation of the OCB Bancorp Board of Directors

OCB’s board of directors unanimously recommends that OCB’s shareholders vote:

•	“FOR” the approval of the principal terms of the merger agreement and the merger; and
•	“FOR” the approval of any adjournment or postponement of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement or for any other legally permissible purpose.

All of OCB’s directors approved the merger agreement. See “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND THE MERGER – OCB Bancorp’s Reasons for the Merger; Recommendation of OCB’s Board of Directors” beginning on page [__].

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In considering the recommendation of OCB’s board of directors with respect to the merger, OCB’s shareholders should be aware that some of OCB’s directors and executive officers may have interests that are different from, or in addition to, the interests of OCB’s shareholders generally. See “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND THE MERGER – Interests of Directors and Officers in the Merger” beginning on page [__].

Number of Votes

Each OCB shareholder is entitled to cast one vote, in person or by proxy, for each share held in that shareholder’s name on OCB’s books as of the record date on the matter to be submitted to the vote of the shareholders.

Votes Required; Voting Agreements

The votes required for each proposal are as follows:

•	Approval of the merger agreement and the merger. The affirmative vote of at least a majority of the shares of OCB’s common stock is required to approve this proposal.
•	Adjournment. The affirmative vote of at least a majority of the shares of OCB’s common stock represented and voting at the special meeting is required to approve this proposal.

As of the record date, OCB’s directors and executive officers owned [497,653] voting shares (not including vested option shares), representing approximately [22.2%] of OCB’s issued and outstanding shares of common stock. Pursuant to voting agreements more fully described under the section “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND THE MERGER – Director and Executive Officer Voting Agreements” beginning on page [__], each of OCB’s directors and executive officers has agreed to vote his or her shares of OCB’s common stock “FOR” approval of the merger agreement and the transactions contemplated therein and the merger. A copy of the form of voting agreement separately executed by each of OCB’s directors is attached as Exhibit A and a copy of the form of voting agreement separately executed by each of OCB’s executive officers is attached as Exhibit B to the merger agreement which is attached to this proxy statement/prospectus as Appendix A and is incorporated herein by reference.

Voting of Proxies

Submitting Proxies

Whether or not you plan to attend the special meeting, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the special meeting and vote. You may also vote electronically or by telephone. Instructions for all voting can be found on the proxy card included with this proxy statement/prospectus.

If you properly fill in your proxy card and send it to us in time to vote electronically or by telephone, your “proxy” (the individual named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by OCB’s board of directors as follows:

•	“FOR” the approval of the merger agreement and the transactions contemplated therein.
•	“FOR” the approval of any adjournment or postponement of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement or for any other legally permissible purpose.

If any other matter is presented, your proxy will vote in accordance with the recommendation of OCB’s board of directors. At the time this proxy statement/prospectus went to press, we knew of no matters which needed to be acted on at the special meeting, other than those discussed in this proxy statement/prospectus.

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Voting Electronically or by Telephone

In addition to voting in person or by proxy at the special meeting, OCB’s shareholders also have the option to vote electronically or by telephone. Instructions to vote electronically or by telephone can be found on the proxy card included with this proxy statement/prospectus. The electronic and telephonic voting procedures are designed to authenticate a shareholder’s identity and to allow shareholders to vote their shares and confirm that their voting instructions have been properly recorded.

Revoking Proxies

OCB shareholders who hold their shares in certificate or registered book-entry form may revoke their proxies at any time before the time their proxies are voted at the special meeting by: (i) filing with the Corporate Secretary of OCB Bancorp, an instrument revoking it or a duly executed proxy bearing a later date; (ii) appearing and voting in person at the special meeting or (iii) if an OCB shareholder has voted such OCB shareholder’s shares electronically or by telephone, recording a different vote, or by signing and returning a proxy card dated as of a date that is later than such OCB shareholder’s last Internet or telephone vote. Subject to such revocation, shares represented by a properly executed proxy received in time for the special meeting will be voted by the proxy holder thereof in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted in favor of the proposals listed on the proxy. If any other business is properly presented at the meeting, the proxy will be voted in accordance with the recommendations of OCB’s board of directors.

Written notices of proxy revocations must be sent so that they will be received before the taking of the vote at the special meeting as follows:

OCB Bancorp

402 West Ojai Avenue

Suite 102

Ojai, California 93023

Attention: Corporate Secretary

If you have instructed a broker or other nominee to vote your shares, you must follow directions received from your broker or other nominee in order to change those instructions.

Shares Held in Street Name; Abstentions and Broker Non-Votes

If you hold your shares of OCB’s common stock in “street name” (that is, through a broker or other nominee), you must vote your shares through your broker. You should receive a form from your broker asking how you want to vote your shares. Follow the instructions on that form to give voting instructions to your broker. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine, but not on non-routine matters. At the special meeting, none of the matters is a routine matter. Therefore, if you fail to instruct your broker or nominee as to how to vote your shares of OCB’s common stock, your broker or nominee may not vote your shares “for” any of the proposals set forth in this proxy statement-prospectus, including the approval of the merger agreement and the merger, without your specific direction. A “broker non-vote” occurs when your broker does not vote on a particular proposal because the broker does not receive instructions from the beneficial owner and does not have discretionary authority. It is VERY IMPORTANT that you return the instructions to your broker or nominee. Therefore if you wish to be represented you must vote by completing and sending in or otherwise transmitting the information which is sent to you by your broker or nominee.

A broker non-vote with respect to the merger proposal will have the same effect as a vote “against” this proposal. A broker non-vote with respect to the adjournment proposal will have no effect on the vote with respect to such proposal. An abstention occurs when an OCB shareholder attends the special meeting either in person or by proxy, but abstains from voting. For the merger proposal, an abstention or failure to vote will have the same effect as a vote cast “against” this proposal. For the adjournment proposal, abstentions will have no effect on this proposal.

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Dissenters’ Rights

Holders of OCB’s common stock will have dissenters’ rights with respect to the proposal to approve the merger agreement and the merger. In order to perfect dissenters’ rights, a shareholder of OCB must do the following:

•	not vote “FOR” the merger agreement and the merger;
•	make a timely written demand upon OCB Bancorp for purchase in cash of his or her shares at their fair market value as of April 24, 2017, the day of, and immediately prior to, the first public announcement of the merger, excluding any change in such value as a consequence of the proposed merger, which demand includes:
•	the number and class of the shares held of record by him or her that he or she demands upon OCB Bancorp, and
•	what he or she claims to be the fair market value of his or her shares as of April 24, 2017, the day of, and immediately prior to, the first public announcement of the merger, excluding any change in such value as a consequence of the proposed merger;
•	have his or her demand received by OCB Bancorp within 30 days after the date on which the notice of the approval by the outstanding shares is mailed to the shareholder;
•	submit certificates representing his or her shares for endorsement, or written notice of the number of shares which the shareholder demands that the corporation purchase, in the case of uncertificated shares, in accordance with Section 1302 of the CGCL; and
•	comply with such other procedures as are required by the CGCL.

If dissenters’ rights are properly perfected, such dissenter has the right to receive cash in the amount equal to the fair market value, as determined by OCB Bancorp, or, if required, by a court of law, of their shares of OCB’s common stock as of the day of, and immediately prior to, the first public announcement of the merger, excluding any change in such value as a consequence of the proposed merger. Please read the section entitled “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND THE MERGER – Dissenters’ Rights of OCB Bancorp Shareholders”, and Appendix B for additional information.

If dissenters’ rights are perfected and exercised with respect to more than ten percent (10%) of OCB’s outstanding shares of common stock, then Sierra has the option to terminate the merger agreement. Please see “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND MERGER – Dissenter’s Rights of OCB Bancorp Shareholders” herein.

Other Matters

OCB management is not aware of any other business that will be conducted at the special meeting.

Solicitation of Proxies

OCB’s board of directors is soliciting the proxies for the special meeting. OCB will pay for the cost of solicitation of proxies. In addition to solicitation by mail, OCB’s directors, officers and employees may also solicit proxies from shareholders by telephone, facsimile, or in person. OCB will not pay any additional compensation to these directors, officers or employees for these activities, but may reimburse them for reasonable out-of-pocket expenses.

If OCB’s management deems it advisable, the services of individuals or companies that are not regularly employed by OCB may be used in connection with the solicitation of proxies. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners. OCB will, upon request, reimburse those brokerage houses and custodians for their reasonable expenses in so doing. OCB does not presently intend to utilize the services of a proxy solicitation firm to assist in the solicitation of proxies for the special meeting, but may decide to do so in the interests of time if circumstances warrant.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of July 31, 2017, concerning beneficial ownership of OCB’s common stock (i) by persons known to OCB to own five percent (5%) or more of such stock; (ii) by each of OCB’s directors; (iii) by each of OCB’s executive officers; and (iv) by all current directors and executive officers of the OCB as a group. The information contained herein has been obtained from OCB's records and from information furnished directly by the individual or entity to OCB.

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Name and Position Held	Number of Shares of Common Stock Beneficially Owned	Number of Shares Subject to Vested Stock Options[2]	Percent of Class Beneficially Owned[1,3]

David Brubaker President, Chief Executive Officer, Corporate Secretary and Director	40,133	5,250	2.02%

Susan Lagos Senior Vice President and Chief Financial Officer	8,400	15,750	1.07%

George R. Melton Chairman	72,687	0	3.24%

Michael Orman Executive Vice President and Chief Operating Officer	9,748	8,400	0.81%

Martin A. Pops, M.D. Director	33,258	0	1.48%

John W. Russell Director	55,779	11,067	2.96%

Donald G. Scanlin Director	63,882	11,067	3.32%

Dietrich H. Schmidt Director	69,914	1,333	3.17%

William B. Sechrest Director	31,967	1,333	1.48%

Esther Wachtell Director	61,425	0	2.74%

Lawrence E. Wilde III Director	50,460	11,067	2.73%

Directors and Executive Officers as a Group (11 persons)	497,653	65,267	23.54%

1.	Except as otherwise noted, may include shares held by or with such person’s spouse (except where legally separated) and minor children, and by any other relative of such person who has the same home; shares held in “street name” for the benefit of such person; shares held by a family trust as to which such person is a trustee and primary beneficiary with sole voting and investment power (or shared power with a spouse); or shares held in an Individual Retirement Account or pension plan as to which such person is the sole beneficiary and has pass-through voting rights and investment power.

[2]	Represents option shares which are vested or will vest within 60 days of July 31, 2017 pursuant to OCB’s 2013 Omnibus Stock Incentive Plan.

[3]	This percentage is based on the total number of shares of OCB’s common stock outstanding, plus the numbers of option shares for the applicable individual, or for the directors and executive officers collectively, which are vested or will vest within 60 days of July 31, 2017 pursuant to OCB’s 2013 Omnibus Stock Incentive Plan.

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PROPOSAL NO. 1
THE MERGER AGREEMENT AND THE MERGER

This section describes certain aspects of the merger agreement and the transactions contemplated therein pursuant to which OCB Bancorp will be merged with and into Sierra Bancorp and OCB’s bank subsidiary, Ojai Community Bank will be merged with and into Sierra’s bank subsidiary, Bank of the Sierra. Because this is a summary, it does not contain all the information that may be important to you. You should read this entire proxy statement/prospectus, including the appendices. A copy of the Agreement and Plan of Reorganization and Merger, dated April 24, 2017, as amended, referred to herein as the merger agreement, is attached as Appendix A to this proxy statement/prospectus and is incorporated by reference herein. The following discussion describes important aspects and the material terms of the merger agreement and the merger. These descriptions are qualified in their entirety by reference to Appendix A.

Structure of the Merger

The merger agreement provides for the merger of OCB Bancorp with and into Sierra Bancorp, with Sierra Bancorp as the surviving entity after the merger. As a result of the merger, OCB Bancorp will cease to exist as a separate entity.

Immediately after the merger, OCB Bancorp’s wholly owned bank subsidiary, Ojai Community Bank, will merge with and into Sierra Bancorp’s wholly owned bank subsidiary, Bank of the Sierra, with Bank of the Sierra as the surviving entity after the bank merger. As a result of the bank merger, Ojai Community Bank will cease to exist as a separate entity.

The merger agreement is attached as Appendix A to this document. We encourage you to read the merger agreement in its entirety.

Merger Consideration

The merger agreement provides that each share of OCB’s common stock will be entitled to receive a specified number of shares of Sierra’s common stock, which we refer to as the per share merger consideration, based on a formula or floating exchange ratio specified in the merger agreement. The exchange ratio is based on the volume-weighted average price of Sierra’s common stock over the 20 consecutive trading days prior to the fifth business day before the closing date, which we refer to as the Sierra closing price, and is generally $14.00 divided by the Sierra closing price, subject to certain limitations and adjustments. The way the formula works depends largely on the Sierra closing price, so at certain prices the value of the per share merger consideration will be fixed and the exchange ratio will be variable, and at other prices the opposite will be the case.

The formula in the merger agreement will result in the following per share merger consideration, all subject to possible downward adjustment as described immediately following the below bullets:

•	If the Sierra closing price is between $25.22 and $30.82 per share, then the per share merger consideration will be $14.00 worth of Sierra’s common stock for each share of OCB common stock and the exchange ratio will be between 0.45425 and 0.55511.

•	If the Sierra closing price is between $30.82 and $35.03 per share, then the value of the per share merger consideration will be between $14.00 and $15.91 and the exchange ratio will be fixed at 0.45425.

•	If the Sierra closing price is between $21.02 and $25.22 per share, then the value of the per share merger consideration will be between $11.67 and $14.00 and the exchange ratio will be fixed at 0.55511.

•	If the Sierra closing price is more than $35.03 per share, Sierra will have the right to terminate the merger agreement unless OCB agrees to adjust the exchange ratio as necessary to fix the price at $15.91 per share.

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•	If the Sierra closing price is less than $21.02 per share, OCB will have the right to terminate the merger agreement unless Sierra agrees to adjust the exchange ratio or add cash as necessary to fix the price at $11.67 per share. U.S. holders may recognize taxable gain with respect to their receipt of cash in that event. See “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND THE MERGER – Material United States Federal Income Tax Consequences of the Merger”.

The per share merger consideration is subject to reduction if and to the extent that OCB Bancorp’s adjusted shareholders’ equity is less than $16.6 million or certain expenses of the merger exceed $2.6 million. For a definition of the term “adjusted shareholders’ equity” and a description of such expenses, see “– Adjustments to the Merger Consideration” immediately below.

Holders of in-the-money OCB stock options who do not exercise their options and instead execute option cancellation agreements will receive a cash payment equal to (a)(i) the Sierra closing price multiplied by (ii) the per share merger consideration minus (b) the exercise price per share with respect to the corresponding OCB stock option. Any option holder electing to exercise outstanding stock options will receive the same merger consideration as any other OCB Bancorp shareholder. Neither event will impact the per share merger consideration payable to other shareholders.

Because the per share merger consideration calculation utilizes a formula based on the volume weighted average trading price of Sierra’s common stock for a period of time shortly before the close of the merger, the precise value of the per share merger consideration will not be known until that time. By way of example only, assuming no adjustments to the exchange ratio, if the per share merger consideration were calculated based on the closing price for shares of Sierra’s common stock on the Nasdaq Global Select Market on [LATEST PRACTICABLE DATE], of $[    ] per share, each share of OCB Bancorp common stock would have been converted into [            ] shares of Sierra’s common stock with a market value of $[    ] per share. The actual per share merger consideration will be calculated five business days before the closing of the merger based on the formula in the merger agreement, and the resulting per share merger consideration may be more or less than in the above example.

Adjustments to the Merger Consideration

The per share merger consideration will be reduced by (x) the amount, if any, by which the amount of certain expenses of OCB Bancorp related to the transaction exceed $2.6 million plus (y) the amount, if any, by which the closing adjusted shareholders’ equity of OCB Bancorp is less than the target adjusted shareholders’ equity of $16.6 million. Adjusted shareholders’ equity for this purpose is defined as total shareholders’ equity calculated in accordance with GAAP, but excluding: all changes in accumulated other comprehensive income or loss from the amount of adjusted shareholder’s equity shown in the December 31, 2016, financial reports of OCB Bancorp; the accrual or payment of company transaction expenses; any purchase accounting adjustments to the assets and liabilities of OCB Bancorp; and without giving effect to the conversion of any convertible debt issued by OCB Bancorp. To the extent that shareholders’ equity calculated as above is below the target shareholders’ equity of $16.6 million, the shortfall will reduce the per share merger consideration.

Expenses of the transaction that will be calculated for purposes of determining adjusted shareholders’ equity include: all severance or change of control payments under any OCB employment agreement; OCB Bancorp’s costs of attorneys, accountants and investment bankers, or other financial advisors, accountants, audit or other professional service providers in connection with the transactions contemplated by the merger agreement; premiums for the purchase of directors’ and officers’ tail coverage; and contract termination fees payable to vendors. To the extent that these expenses exceed $2.6 million, such excess amount will reduce the per share merger consideration.

Background of the Merger

OCB Bancorp, based in Ojai, California, was formed in 2013 as the holding company for Ojai Community Bank, which has conducted general banking operations to serve individuals and small-to medium-sized businesses since 2005. In serving individuals, small businesses and mid-market corporations, Ojai Community Bank has historically focused on a community-based approach to banking.

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Following the completion of the Ojai Community Bank initial offering in 2005 and the “Great Recession” that commenced in 2008, the board of directors continually evaluated the banking marketplace, business strategy, opportunities and challenges, long term business sustainability, preparations for changes in business cycles and geopolitical changes as part the economic cycle, and the historical acquisition prices being paid for financial institutions of OCB Bancorp’s and Ojai Community Bank's size, as part of the board’s process of identifying ways to enhance shareholder value. The board of directors was concerned about the rapid changes occurring in the banking industry in Southern California, and Ventura and Santa Barbara Counties in particular. To effectively compete with other more efficient financial institutions, Ojai Community Bank’s board of directors and management knew that they had to continue to increase Ojai Community Bank’s core deposit base as well as its loan portfolio, and needed to continue to improve its efficiency. Although the board of directors believed OCB Bancorp and Ojai Community Bank were in a position to accomplish this, the board of directors also decided that OCB Bancorp and Ojai Community Bank should be receptive to offers that could maximize shareholder value.

After the presidential election in 2016, OCB’s board reevaluated its strategic objectives. On November 17, 2016, the board, with the assistance of a representative of an investment banking firm, discussed the future of community banking including the regulatory environment, interest rate expectations, global influences, shareholder interests, internal strategic initiatives, changing delivery systems in banking, and the changing demographics of the bank's service area.

At the December 15, 2016 board meeting, the board continued to discuss its strategic alternatives with the representative of another investment banking firm, including the possibilities of raising additional capital from local and non-local sources for the purpose of acquiring another financial institution, continuing with its current growth strategy or being acquired to assist in OCB’s community driven growth strategy along the central coast of California. The board then requested that the representative from the investment banking firm survey the market to determine the level of possible nonbinding interest and price considerations in a merger to accomplish OCB’s community driven goals.

On January 13, 2017, representatives of FIG Partners met with Kevin McPhaill, president and chief executive officer, and James Holly, vice chairman of Sierra Bancorp, at a banking conference and discussed briefly Sierra’s potential interest in acquiring OCB.

On January 18, 2017, FIG Partners presented an analysis and discussed a comparison of the internal future projections of OCB for the next five years with an opportunity to accept an offer at $13.00 per share. The board discussed the ramifications of potential transactions at that level as a strategy that would be in the best interests of shareholders, given the board’s assessment of future performance and market conditions.

At the January 19, 2017 board meeting, the board again discussed strategic options with a representative from another investment banking firm to gain additional perspective as to opportunities in the market place for capital, acquisition and business growth. The board’s conclusions were similar to previous discussions and the board then requested market feedback through FIG Partners concerning potential transactions to better assess its options.

On January 20, 2017, OCB formally retained FIG Partners as a financial advisor and executed a nondisclosure agreement to begin the process of exploring strategic transactions. After further discussion, OCB’s board of directors recognized the advantages of a potential business combination with Sierra. At the same time, OCB’s board of directors recognized the opportunity to participate with a larger independent financial institution in its local markets. At the direction of the board of directors, FIG Partners, with the assistance of chief executive officer Dave Brubaker and chairman George Melton, and OCB counsel, then conducted several discussions with Sierra. Subsequently, on February 24, 2017, Sierra executed an engagement letter with Keefe, Bruyette & Woods, A Stifel Company, to act as its financial advisor in connection with the OCB Bancorp transaction. We will refer to Sierra’s financial advisor as “KBW.”

On January 31, 2017, representatives of OCB met with representatives of Sierra to discuss the strategic plans of both organizations and evaluate a possible strategic transaction between the two companies. In addition, viewpoints were shared on community banking, regulatory expectations, shareholder returns, dividends, future geographic strategic objectives, comparison of culture within each organization, potential business combinations, timing and the merger process, and ultimately the degree of interest in continuing conversations.

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On February 6, 2017, Sierra and OCB executed a confidentiality agreement in order to facilitate preliminary due diligence by Sierra. A similar letter was signed by the parties on March 17, 2017, to facilitate reverse due diligence by OCB.

Sierra Bancorp first presented to OCB its initial indication of interest to acquire OCB on February 16, 2017, which was based upon an exchange of Sierra’s common stock at an assigned value of $13.25 per share for each OCB Bancorp share. The offer was also conditioned on OCB having total shareholders’ equity at closing of not less than $16.6 million without giving effect to purchase accounting adjustments to asset and liability values and certain transaction expenses. A second closing condition was that OCB’s allowance for loan losses be equal to the greater of $2.6 million or 1.25% of outstanding loans. A representative of FIG Partners, counsel for OCB, and the board of directors and management of OCB discussed the indication of interest and its implications, and a counter offer was discussed.

On February 21, 2017, OCB presented a counter offer to Sierra that was based upon OCB shareholders receiving a fixed price of $14.00 per share in Sierra stock plus cash for the intrinsic value of any outstanding OCB stock options not exercised before the closing. The number of shares of Sierra’s common stock to be issued in the transaction would be based upon the volume weighted average price over the 20 consecutive trading days prior to the fifth business day before closing of the transaction. Thus the amount of shares to be issued would not be known for Sierra until shortly before the closing of the merger. The counter offer also provided for minimum severance provisions for OCB employees, no time limitation on indemnification for certain acts taken by OCB directors prior to closing, and a fiduciary out if OCB should receive a superior unsolicited offer in return for the payment of a $500,000 break-up fee to Sierra, as well as other terms and conditions.

After the conclusion of multiple exchanges of information, Sierra presented a revised offer on February 22, 2017, that was based upon an exchange of stock with an assigned value per share of $14.00 for each OCB Bancorp share, with unexercised OCB options to be cashed out for their intrinsic value. The number of shares of Sierra’s common stock to be issued in the transaction would be based upon the volume weighted average price over the 20 consecutive trading days prior to the fifth business day before closing. Sierra introduced a collar to manage the risk of how many shares it would issue outside a 10% pricing band. If the average Sierra price was above $30.82 the exchange ratio would be 0.45425 and if the average Sierra price was below $25.22 the exchange ratio would be 0.55511. In between $25.22 and $30.82, the exchange ratio would be based on $14.00 divided by the average Sierra price. The February 22, 2017 offer also contained a time limitation on indemnification, a break-up fee of $1.75 million should the OCB Bancorp board exercise its fiduciary out, and other terms and conditions.

On February 23, 2017, OCB presented a second counter offer to Sierra that accepted the pricing and the exchange ratio adjustments set forth in the February 22, 2017 offer of Sierra, but proposed that OCB have a right to terminate the transaction if Sierra’s average trading price used to calculate the exchange ratio was 10% less than $25.22, and Sierra to have a right to terminate the transaction if such average price of Sierra common stock was 10% more than $30.82. The February 23, 2014 letter also proposed no time limitation on indemnification, a reduced break-up fee $1.1 million, and other terms and conditions.

On February 24, 2017, Sierra presented a final revised offer to OCB based upon the pricing and price protection provisions set forth in Sierra’s February 22, 2017 offer and confirmed in OCB’s February 23, 2017 counter offer. However, the offer proposed an alternative to the termination rights previously proposed by OCB. Under the alternative provision, Sierra would have the right to terminate the transaction if the average price of Sierra’s stock used to calculate the exchange ratio was above $33.62 and such stock price had increased by more than 115% of the change in the Nasdaq Bank Index. OCB would have the right to terminate if the average Sierra price used to calculate the exchange ratio was below $22.42 and the average price of Sierra‘s stock had declined by more than 85% of the change in the Nasdaq Bank Index. The revised offer from Sierra also contained, among other things, a severance package for OCB employees not covered by an existing severance package; no time limitation on indemnification; a six year limitation on director and officer extended coverage insurance; certain limitations on transaction expenses; a break-up fee of $1.5 million if OCB were to terminate the transaction to take another offer; a 45-day exclusivity period in which to complete due diligence and execute a definitive merger agreement; and closing shareholders’ equity of OCB Bancorp required by Sierra, without including any purchase accounting adjustments or transaction expenses, of at least $16.6 million. The OCB allowance for loan losses requirement was also reduced to the greater of $2.6 million or 1.25% of gross loans outstanding. On February 24, 2017, OCB and its representatives reviewed and executed the revised indication of interest received from Sierra.

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The period of the negotiations concerning the merger agreement continued from February 24 through April 20, 2017. Both OCB and Sierra conducted due diligence and negotiated and exchanged multiple drafts of the proposed merger agreement and ancillary documents. The first draft of the merger agreement was delivered to counsel to OCB by counsel to Sierra on March 14, 2017. The changes to the merger agreement and related documents, the strategic alternatives for OCB, the competitive banking environment in California, the prospects for OCB if it remained independent, and many other items as discussed in detail in “OCB Bancorp’s Reasons for the Merger” contained elsewhere in this proxy statement/prospectus were all thoroughly reviewed with the board of directors.

At the April 20, 2017 OCB board meeting, FIG Partners presented its analysis of the merger and its opinion that the consideration to be received in the merger was fair to OCB’s shareholders from a financial point of view, and that FIG Partners would issue the fairness opinion on the date of execution of the merger agreement. Counsel for OCB also reviewed with the board of directors the various representations, warranties, covenants, forbearances, conditions and termination provisions of the merger agreement. OCB’s board of directors deliberated at length concerning the terms and conditions of a transaction with Sierra. There were changes in the terms of the merger throughout the discussions between the parties and their representatives concerning the merger agreement that were on balance viewed by OCB and its representatives as favorable to OCB that required substantial discussions between OCB’s board of directors, committees, its financial advisor and counsel, and discussions between certain representatives of OCB with certain representatives of Sierra.

The most significant changes to the transaction terms were modifications to the termination rights which eliminated the rate of change in Sierra’s stock price as compared to the Nasdaq Bank Index as a second trigger for a party to exercise its termination right, so that the termination right would be triggered solely by the Sierra share price falling below $21.02, in the case of OCB’s termination right, or above $35.03, in the case of Sierra Bancorp's termination right. Should OCB exercise its termination right, Sierra would have the right to elect to proceed to close the transaction by increasing the number of shares of Sierra’s stock to be issued or paying cash to bring the value of the transaction to the value that would have been received by OCB shareholders had Sierra’s stock had a value for transaction purposes of $21.02. Conversely, should Sierra elect to exercise its termination right, OCB could elect to proceed to closing by reducing the number of shares of Sierra Bancorp to be received to the value that would have been received had the Sierra shares had a value for transaction purposes of $35.03 per share.

On April 20, 2017, after discussing the merger agreement and many other items, the OCB board unanimously approved the final version of the merger agreement.

On April 20, 2017, the Sierra board, after deliberation, unanimously approved the merger agreement and transaction as constituted at that time, and authorized management to negotiate any final changes to the terms of the merger agreement without further board approval. KBW and Sierra legal counsel reviewed the final terms of the merger agreement with the Sierra board at that time.

The merger agreement was signed on April 24, 2017 and the transaction was announced in a joint press release after the stock market closed on April 24, 2017.

OCB Bancorp’s Reasons for the Merger; Recommendation of OCB’s Board of Directors

General

OCB’s board of directors believes that the terms of the merger agreement are advisable and fair to, and in the best interests of, OCB Bancorp and its shareholders. Accordingly, OCB’s board of directors has unanimously approved the merger agreement and recommends that OCB’s shareholders vote “FOR” approval of the merger agreement and the merger.

In the course of reaching its determination, OCB’s board of directors consulted with legal counsel with respect to their legal duties and the terms of the merger agreement. The board also consulted with their financial advisor with respect to the financial aspects of the transaction and the fairness of the merger consideration from a financial point of view.

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The following discussion of the information and factors considered by OCB’s board is not intended to be exhaustive, but does include the material factors considered in reaching its determination that the merger is advisable and fair to, and in the best interests of, OCB Bancorp and its shareholders. OCB’s board considered the following:

•	information concerning the financial performance, financial condition, branch network, and business operations of Bank of the Sierra/Sierra Bancorp;
•	the OCB board of directors’ knowledge and review, based in part on presentations by its financial advisor and OCB’s management, of: (i) the business, operations, financial condition and earnings of Sierra Bancorp on a historical and prospective basis and of the combined company on a pro forma basis; and (ii) the potential for increased earnings for OCB’s shareholders as shareholders of the combined company;
•	the anticipated positive effect of the merger on OCB’s existing shareholders, personnel, customers and communities;
•	the anticipated premium to current market price for OCB’s common stock based on the exchange ratio and the recent closing prices for Sierra’s common stock;
•	the anticipated positive effect on earnings for both OCB’s shareholders and Sierra’s shareholders as a result of the merger;
•	the strategic options available to OCB and the board’s assessment that none of these options, including remaining independent, is likely to present an opportunity to create value for OCB’s shareholders that is greater than that created by the proposed merger with Sierra;
•	the OCB board of directors’ review of the historical market prices of OCB’s common stock compared to the value of Sierra’s common stock to be received by OCB’s shareholders for each share of OCB’s common stock owned by them;
•	the terms of the merger agreement, which provide the board with an ability to respond to, and to accept, an unsolicited offer that is determined by the board to be superior to the merger, if necessary, to comply with the board’s fiduciary duties to OCB’s shareholders under applicable law;
•	the board’s knowledge and belief that OCB provides Sierra with expanded geographic markets, which strategically fit into Sierra’s growth and expansion plans;
•	the financial presentation of FIG Partners, OCB’s independent financial advisor, and the opinion of FIG Partners that as of the date of such opinion, the merger consideration was fair from a financial point of view to the holders of OCB’s common stock (see “—Opinion of OCB Bancorp’s Financial Advisor”);
•	the closing conditions in the merger agreement and the likelihood that the merger would be approved by the requisite regulatory authorities;
•	the fact that the receipt of Sierra’s common stock is expected to be tax-free to OCB’s shareholders;
•	the expanded liquidity of Sierra’s common stock compared to the liquidity of OCB’s common stock;
•	Sierra’s ability to pay the merger consideration without needing to condition the merger on obtaining additional sources of financing; and
•	the financial presentation of FIG Partners that the current operating environment favors larger banks and banks with a clear growth strategy.

In addition to taking into account the foregoing factors, OCB’s board also considered the following potentially negative factors in reaching its decision to approve the merger agreement:

•	the possibility that OCB would be substantially more profitable than expected or that another acquiror would be willing to pay a higher price sometime in the future;
•	the significant break-up fee of $1,500,000 in relation to the size of the transaction;

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•	the possible effect of the public announcement of the transaction on the continuing commitment of OCB’s management, employees and customers pending the consummation of the merger;
•	the possibility that Sierra would be unable to effectively integrate the two companies or that Sierra would not be able to realize the cost savings that it has projected;
•	the interests of directors and executive officers of OCB that are different from, or in addition to, the interests of OCB’s shareholders generally;
•	whether OCB’s board of directors considered all strategic alternatives;
•	the value of remaining independent due to the diminished number of banks that could be available for sale;
•	the breadth and scope of OCB’s due diligence of Sierra;
•	the possible effects on OCB should the parties fail to complete the merger; and
•	the costs of the transaction including the cost of terminating certain vendor contracts.

The foregoing discussion of the information and factors considered by OCB’s board includes the primary material factors that the board considered. In view of the variety of factors considered in connection with its evaluation of the merger, the board did not find it practicable to, and did not, quantify or otherwise assign relative or specific weight or values to any of these factors, although individual directors may have given different weights to different factors. The board considered all of the factors as a whole and considered the factors in their totality to be favorable to, and to support the decision to approve, the merger agreement and the merger and to recommend their approval to OCB’s shareholders.

Board Approval

At various meetings in January through April 2017, including the meeting on April 20, 2017, OCB’s board deliberated at length concerning the terms and conditions of a transaction with Sierra Bancorp. There were substantial changes in the terms of the merger as compared to the terms originally proposed that required substantial discussions between OCB’s board of directors, its financial advisor and counsel. The amendments to the merger agreement and related documents, the strategic alternatives for OCB, the competitive banking environment in California, and the prospects for OCB if it remained independent, were all thoroughly reviewed with the board of directors. At the April 20, 2017 meeting, FIG Partners also presented its analysis of the merger and its opinion that the consideration to be received in the merger was fair to OCB’s shareholders from a financial point of view. Thereafter, OCB’s board unanimously approved and authorized the execution of the merger agreement.

For reasons set forth above, OCB Bancorp’s board of directors unanimously approved the merger agreement as being in the best interest of OCB Bancorp and its shareholders, and recommends that OCB’s shareholders vote “FOR” the approval of the merger agreement and the merger.

Opinion of OCB Bancorp’s Financial Advisor

FIG Partners has delivered to the board of directors of OCB its opinion that, based upon and subject to the various considerations set forth in its written opinion dated April 24, 2017, the per share merger consideration to be paid by Sierra is fair to the shareholders of OCB from a financial perspective as of such date. In requesting FIG Partners’ investment banking advice and in rendering its opinion as to the fairness of the per share merger consideration to be received, no limitations were imposed by OCB upon FIG Partners with respect to the investigations made or procedures followed by it in rendering its opinion. The full text of the opinion of FIG Partners, dated April 24, 2017, which describes the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Appendix C. OCB shareholders should read this opinion in its entirety.

FIG Partners is a nationally recognized investment banking firm and, as part of its investment banking business, is continually engaged in the valuation of financial institutions in connection with mergers and acquisitions, private placements and valuations for other corporate purposes. As a specialist in securities of financial institutions, FIG Partners has experience in, and knowledge of, banks, thrifts and bank and thrift holding companies. OCB’s board of directors selected FIG Partners to act as its financial advisor in connection with the merger on the basis of the firm’s reputation and expertise in transactions such as the Merger.

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FIG Partners’ opinion is directed only to the fairness, from a financial point of view, of the per share merger consideration to be received by OCB’s shareholders, and, as such, does not constitute a recommendation to any OCB shareholder as to how the shareholder should vote at the OCB shareholders’ meeting. The summary of the opinion of FIG Partners set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion.

The following is a summary of the analyses performed by FIG Partners in connection with its opinion as to the fairness of the per share merger consideration. Certain analyses were demonstrated in a presentation to the board of directors of OCB by FIG Partners. The summary set forth below does not purport to be a complete description of either the analyses performed or all the factors considered and deemed relevant by FIG Partners in rendering its opinion or the entirety of the presentation delivered by FIG Partners to the board of directors of OCB, but rather it summarizes the material analyses performed and presented by FIG Partners in forming its conclusions as to the fairness of the per share merger consideration from a financial perspective.

The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances. In arriving at its opinion, FIG Partners did not attribute any particular weight to any analysis and factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. FIG Partners may have given various analyses more or less weight than other analyses. Accordingly, FIG Partners believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, without considering all factors, could create an incomplete view of the process underlying the analyses set forth in its report to the board of directors of OCB and in rendering its fairness opinion.

In performing its analyses, FIG Partners made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of OCB or Sierra. The analyses performed by FIG Partners are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of FIG Partners’ analysis of the fairness of the per share merger consideration, from a financial point of view, to OCB shareholders. The analyses do not purport to be an appraisal or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. FIG Partners’ opinion does not address the relative merits of the merger as compared to any other business combination in which OCB might engage. In addition, as described above, FIG Partners’ opinion to the board of directors of OCB was one of many factors taken into consideration by the board of directors of OCB in making its determination to approve the merger agreement.

During the course of its engagement, and as a basis for arriving at its opinion, FIG Partners reviewed and analyzed numerous materials bearing upon the financial and operating conditions of OCB and Sierra and materials and agreements prepared in connection with the Merger. As part of its review and analysis, FIG Partners, among other things:

•	reviewed the merger agreement;

•	familiarized itself with the financial condition, business, operations, assets, earnings, prospects and senior management’s views as to the future of the financial performance of OCB and Sierra;

•	reviewed certain historical publicly available business and financial information concerning OCB including, among other things, quarterly and annual reports filed by OCB and Ojai Community Bank with the Federal Reserve and the FDIC;

•	reviewed certain publicly available business and financial information concerning Sierra and Bank of the Sierra, including its Annual Reports, Forms 10-Q and 10-K and Proxy Statements filed with the SEC, and call reports filed with the FDIC and FRY-9C filed with the Federal Reserve since 2014;

•	discussed internal financial and operating data concerning OCB and publicly available information as filed with the SEC concerning Sierra as well as analyzed pro forma regulatory capital levels generated by FIG Partners;

•	discussed financial estimates and information prepared by management of OCB;

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•	held discussions with members of the senior managements of OCB and Sierra for the purpose of reviewing the future prospects of OCB and Sierra, including qualitative financial estimates related to their respective businesses, earnings, assets, and liabilities and credit quality;

•	reviewed the terms of recent merger and acquisition transactions, to the extent publicly available, involving banks and thrifts and bank and thrift holding companies that we considered and deemed relevant;

•	reviewed trading activity in Sierra common stock over the last twelve months relative to price and volume;

•	reviewed and compared Sierra’s financial performance and current valuation metrics relative to other publicly traded banks which were deemed similar to Sierra; and

•	performed such other analyses and considered such other factors as we have deemed relevant and appropriate.

FIG Partners also took into account its experience in other transactions, as well as its knowledge of the commercial banking industry and its general experience in securities valuations.

In rendering its opinion, FIG Partners assumed, without independent verification, the accuracy and completeness of the publicly and non-publicly available financial and other information furnished to FIG Partners by OCB and Sierra and relied upon the accuracy of the representations and warranties of the parties contained in the merger agreement. FIG Partners also assumed that the financial forecasts discussed with FIG Partners by OCB and consensus earnings estimates for Sierra were reasonably prepared and reflected the best currently available estimates and judgments of senior management of OCB and Sierra as to the future financial performance of OCB and Sierra. FIG Partners has not made any independent evaluation or appraisal of any properties, assets or liabilities of OCB or Sierra.

Contribution Analysis

FIG Partners prepared a contribution analysis demonstrating percentage contributions of: total assets; total loans; total deposits; tangible common equity; and last twelve month net income as of December 31, 2016, as well as projected net income for 2017 and 2018 for both OCB and Sierra to the combined company on a pro forma basis, and compared such contribution results to the per share and total merger consideration to be received by OCB shareholders. Projected net income for OCB was provided to FIG Partners through discussions with OCB management, and Sierra projections were based on consensus estimates.

OCB Bancorp Contribution to Sierra Bancorp

Total assets	11.3%
Total loans	14.2%
Total deposits	11.0%
Total tangible common equity	8.4%
LTM net income	6.8%
2017 Est. Net Income	7.3%
2018 Est. Net Income	9.4%
OCB Pro Forma Ownership	8.7%

Comparable Transaction Analysis

FIG Partners reviewed two selected groups of comparable transactions. The first group examined transactions announced between September 30, 2016 and April 18, 2017 that involved target banks headquartered in the U.S. with total assets between $200 million and $400 million, nonperforming assets to total assets ratio of less than 3.0% and last twelve month (“LTM”) return on average assets greater than 0.0% (the “Comparable Transactions - National”). The group was limited to targets that were either bank or thrift holding companies, commercial banks, or savings banks/thrifts, and transactions in which pricing was disclosed. This group consisted of the following fourteen transactions:

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Date Announced	Acquiror	Acquiror State	Target	Target State
04/11/17	Sussex Bancorp	NJ	Community Bank of Bergen County	NJ
03/29/17	Mid Penn Bancorp Inc.	PA	Scottdale Bank & Trust Company	PA
03/08/17	Investar Holding Corp.	LA	Citizens Bancshares Inc.	LA
02/14/17	Progress Financial Corp.	AL	First Partners Financial Inc.	AL
02/01/17	Old Line Bancshares Inc	MD	DCB Bancshares Inc.	MD
01/25/17	First Merchants Corp.	IN	Arlington Bank	OH
01/23/17	Hope Bancorp Inc.	CA	U & I Financial Corp	WA
11/15/16	Glacier Bancorp Inc.	MT	TFB Bancorp Inc.	AZ
11/15/16	Little Bank Inc.	NC	Union Banc Corp.	NC
11/14/16	Trustmark Corp.	MS	RB Bancorp.	AL
11/10/16	T Acquisition Inc	TX	T Banscshares Inc.	TX
11/04/16	Seacoast Banking Corp. of FL	FL	Gulfshore Bancshares Inc.	FL
11/03/16	Bay Banks of Virginia	VA	Virginia BanCorp Inc.	VA
10/14/16	First Bancshares	MS	Iberville Bank	LA

The second group examined transactions announced between January 1, 2014 and April 18, 2017 that involved target banks headquartered in the state of California with total assets between $175 million and $500 million, and nonperforming assets to total assets ratio of less than 3.0% (the “Comparable Transactions - California”). The group was limited to targets that were either bank or thrift holding companies, commercial banks, or savings banks/thrifts, and transactions in which pricing was disclosed. This group consisted of the following ten transactions:

Date Announced	Acquiror	Acquiror State	Target	Target State
12/15/16	BayCom Corp.	CA	First ULB. Corp	CA
10/31/16	Heartland Financial USA Inc.	IA	Founders Bancorp	CA
09/22/16	CVB Financial Corp.	CA	Valley Commerce Bancorp	CA
12/17/15	Pacific Commerce Bancorp	CA	ProAmerica Bank	CA
11/10/15	RBB Bancorp	CA	TFC Holding Co.	CA
10/14/15	CVB Financial Corp.	CA	County Commerce Bank	CA
04/23/15	Heritage Commerce Corp.	CA	Focus Business Bank	CA
10/22/14	Pacific Premier Bancorp	CA	Independence Bank	CA
10/15/14	SKBHC Holding LLC	WA	Greater Sacramento Bancorp	CA
02/18/14	CVB Financial Corp.	CA	American Security Bank	CA

FIG Partners calculated the medians and averages of the following relevant transaction ratios in the Comparable Transactions – National and the Comparable Transactions - California: the percentage of the deal value to the acquired company’s tangible book value, LTM earnings, total assets, premium to tangible book value to core deposits, and the premium to market price one day prior to announcement. FIG Partners compared these multiples with the corresponding multiples for the merger, valuing the total merger consideration that would be received pursuant to the merger agreement as of April 18, 2017 at approximately $34.274 million, or $14.00 per OCB common share. In calculating the multiples for the merger, FIG Partners used OCB’s financial data as of December 31, 2016. The results of this analysis are as follows:

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	Offer Value to
	Tangible Book Value	LTM Earnings	Total Assets	Core Deposit Premium	Prem. To Market Price
	(%)	(x)	(%)	(%)	(%)

OCB Bancorp[1]	192.0	26.7	13.3	8.2	68.7
OCB Bancorp[2]	200.4	27.9	13.9	9.0	76.0

Transaction - National Median	151.0	18.3	15.6	6.6	70.1
Transactions - California Median	147.4	21.9	14.1	7.3	59.4

Discounted Cash Flow Analysis - OCB

FIG Partners estimated the present value of a share of OCB’s common stock based on OCB’s estimated future earnings stream beginning for 2017 through 2021. Derived from discussions with OCB management relative to future earnings potential, as well as FIG Partners’ current view of industry trends and the current interest rate and competitive environment, net income for the years ending 2017, 2018, 2019, 2020 and 2021 is estimated at $1.608 million, $2.268 million, $2.769 million, $3.101 million, and $3.473 million, respectively. The present value of these earnings was calculated based on a range of discount rates of 14.0%, 15.0%, and 16.0%, respectively. In order to derive the terminal value of OCB’s earnings stream beyond 2016, FIG Partners performed two separate analyses using: 1) a terminal multiple in 2021 at 15.0 times estimated earnings; and 2) a terminal multiple in 2021 at 1.4 times estimated tangible book value. The present value of these terminal amounts was then calculated based on the range of discount rates. These rates and values were chosen to reflect different assumptions regarding the required rates of return of holders or prospective buyers of OCB’s common stock. The two analyses and the underlying assumptions yielded a range of value for OCB’s common stock of approximately (a) $11.14 per share to $15.62 per share based on earnings; and (b) $8.45 per share to $12.07 per share based on tangible book, compared to the merger consideration of $14.00 per share.

Franchise Value Analysis

FIG Partners used a franchise value analysis to estimate the value of OCB Bancorp’s common stock based on the composition of its balance sheet at December 31, 2016. The franchise value analysis involves calculating the net asset value of the company and adding a core deposit premium to the net asset value to determine the overall value of the company. FIG Partners made certain adjustments to tangible common equity to calculate OCB Bancorp’s net asset value. FIG Partners identified $71 thousand of net potential fair-market value adjustments (net of 41% taxes). FIG Partners also assessed an additional mark to bring the Tier 1 common regulatory ratio to 8%, this represents the extra capital commitment a buyer would make to bring the capital level to 8%. The deposit premium was calculated by assigning a premium to each deposit account type based on the perceived value of each type of deposit to a potential acquirer.

FIG Partners selected premiums of 0% for certificates of deposit, 4% for savings and money market accounts, 6% for NOW accounts, and 8% for non-interest bearing deposits. The overall deposit premium for OCB Bancorp was 5.16%, or $10.8 million. FIG Partners noted that deposit premiums paid in bank merger transactions vary, therefore FIG Partners selected a range of deposit premiums from 4% to 7%. The franchise value analysis suggested an overall range of value of $9.34 to $12.14 per share for OCB Bancorp common stock. The value suggested by a 5.16% deposit premium was $10.43 per share.

Pro Forma Merger Analysis

FIG Partners analyzed certain potential pro forma effects of the merger, based on the following assumptions: (i) the merger closes in the second calendar quarter of 2017, and; (ii) each share of the outstanding OCB common stock is converted into the number of shares of Sierra stock equal to the Exchange Ratio. FIG Partners also incorporated the following assumptions based on discussion with the respective senior managements of OCB and Sierra: (a) internal financial projections for OCB and Sierra for the years ending December 31, 2017 through December 31, 2021 based upon FIG Partners estimates and discussion with respective senior managements (b) purchase accounting adjustments consisting of (i) a credit mark on loans, (ii) a core deposit intangible; (c) estimated annual cost savings; (d) estimated, pre-tax, one-time transaction costs; and (e) an annual pre-tax opportunity cost of cash. The analysis indicated that the merger could be accretive to OCB’s estimated earnings per share in 2017 and accretive to estimated tangible book value per share at close. In connection with this analysis, FIG Partners considered and discussed with the board of directors and senior management of OCB how the analysis would be affected by changes in the underlying assumptions, including the impact of final purchase accounting adjustments determined at the closing of the transaction, and noted that the actual results achieved by the combined company may vary from projected results and the variations may be material.

[1]	On a per share basis, based on Sierra’s trading price of $26.24 as of April 18, 2017.
[2]	On an aggregate basis, including cash payment to option holders, based on Sierra’s trading price of $26.24.

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FIG Partners will receive a fee from OCB for performing its financial advisory services in connection with the merger and rendering its written opinion to the board of directors of OCB as to the fairness, from a financial point of view, of the per share merger consideration to be paid to OCB’s shareholders by Sierra; a portion of which is contingent upon the consummation of the merger. Based on Sierra’s April 18, 2017 closing price of $26.24, FIG Partners would receive total fees of approximately $536.5 thousand for all services performed in the merger and in rendering its opinion. Further, OCB has agreed to indemnify FIG Partners against any claims or liabilities arising out of FIG Partners’ engagement by OCB.

Based upon the foregoing analyses and other investigations and assumptions set forth in its opinion, as well as all other factors considered and deemed relevant, without giving specific weightings to any one factor or comparison, FIG Partners determined that, as of April 24, 2017, the per share merger consideration was fair, from a financial perspective, to the OCB common shareholders.

Board of Directors, Management and Operations After the Merger

At the effective time of the merger, OCB will merge with and into Sierra. As a result, OCB will cease to exist as a separate entity, and all of its assets, liabilities and operations will be held and managed by Sierra as the surviving entity in the merger. OCB’s directors will cease to hold board positions at the effective time of the merger. Sierra’s board of directors and principal executive officers will not change as result of the merger.

At the effective time of the bank merger, Ojai Community Bank will merge with and into Bank of the Sierra. As a result, Ojai Community Bank will cease to exist as a separate bank, and all of its assets, liabilities and operations will be held and managed by Bank of the Sierra as the surviving bank. Pursuant to Section 4888 of the California Financial Code, at the close of the bank merger, all banking offices of Ojai Community Bank will become branch banking offices of Bank of the Sierra, and all safe deposit, deposit and loan customers of Ojai Community Bank will, by operation of law, become customers of Bank of the Sierra. Ojai Community Bank’s directors will cease to hold board positions at the effective time of the bank merger. Bank of the Sierra’s board of directors and principal executive officers will not change as result of the bank merger.

Director and Executive Officer Voting, Non-Solicitation and Non-Competition Agreements

In connection with entering into the merger agreement, Sierra Bancorp entered into a voting, non-competition and non-solicitation agreement with each of the current directors of OCB Bancorp, except for David Brubaker, which we refer to collectively as the director voting agreements. Also in connection with the merger agreement, Sierra entered into a voting and non-solicitation agreement with David Brubaker, Suzanne Lagos and Michael Orman, each of whom is an executive officer of OCB Bancorp, which we refer to collectively as the officer voting agreements and, collectively with the director voting agreements, the voting agreements. The following summary of the voting agreements is subject to, and qualified in its entirety by reference to, the form of director and officer agreements attached as Exhibits A and B, respectively, to the merger agreement which is appended to this proxy statement/prospectus as Appendix A.

Pursuant to the voting agreements, each shareholder party to a voting agreement agreed to vote his or her shares of OCB’s common stock:

•	in favor of approval of the merger agreement and the transactions contemplated thereby;

•	in favor of any other matter that is required to facilitate the transactions contemplated by the merger agreement;

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•	in favor of any proposal to adjourn or postpone any shareholder meeting to a later date if there are not sufficient votes for approval of the merger agreement on the date on which such shareholder meeting is held;

•	in favor of any action in furtherance of any of the foregoing;

•	against any action or agreement that would impair Sierra’s ability to complete the merger;

•	against any action or agreement that would impair OCB’s ability of complete the merger; and

•	against any action or agreement that would otherwise be inconsistent with, prevent, impede or delay of the transactions contemplated by the merger agreement.

The voting agreements provide that each shareholder party to a voting agreement will not, unless certain exceptions are met, other than pursuant to the merger, directly or indirectly:

•	sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (including by gift), either voluntarily or involuntarily, enter into any swap or other arrangements that transfers to another, in whole or in part, any of the economic consequences of ownership of such shareholder’s shares of OCB’s common stock; or

•	enter into any contract or other arrangement or understanding providing for any action described in the preceding bullet, including the right to vote any of such shareholder’s shares of OCB’s common stock.

In addition, the director voting agreements provide that the director shall not, for a period of 24 months after the effective time of the merger:

•	solicit the banking business of any OCB customer;

•	(A) acquire, charter, operate or enter into any management agreement, (B) serve as an officer, director, employee, agent, promoter, or consultant, or (C) establish or operate a branch or other office with respect to any financial institution located in Tulare, Los Angeles, Kern, Fresno, Bakersfield, San Luis Obispo, Santa Barbara or Ventura counties; or

•	hire, recruit or discuss employment with any person who was an OCB employee in the 12 months prior to the closing of the merger.

The director voting agreements do not require any director to divest any passive interest in a covered financial institution, refrain from becoming a shareholder of no more than 4.9% of any covered financial institution or resign from any board position held as of the date of merger agreement.

Interests of Directors and Officers in the Merger

In considering the recommendation of OCB’s board of directors that you vote to approve the merger agreement, you should be aware that some of OCB’s executive officers and directors have financial interests in the merger that are different from, or in addition to, those of OCB’s shareholders generally. The members of OCB’s board of directors were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to the shareholders that the merger agreement be approved. These interests are detailed below.

Share Ownership

OCB’s directors and all of its executive officers, who collectively owned approximately [22.2%] of OCB’s outstanding shares as of the record date (not including vested option shares), have entered into voting agreements pursuant to which, among other things, they have agreed to vote their shares in favor of the merger. All of OCB’s directors and executive officers, whether or not they vote their shares in favor of the merger, will receive the same merger consideration as all other OCB shareholders. No directors of OCB own shares of Sierra Bancorp stock.

For information on stock options held by OCB’s executive officers and directors, see “— Stock Options” below in this section.

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Retention Incentives

OCB anticipates that some of its officers and employees at the effective time will be retained as officers and employees of Bank of the Sierra, and as such will be entitled to participate in all employee benefits and benefit programs of Bank of the Sierra on the same basis as similarly situated employees of Bank of the Sierra. The merger agreement provides that full-time employees of OCB and Ojai Community Bank who are not retained by Bank of the Sierra following the close of the merger will be entitled to certain severance benefits to be paid by Bank of the Sierra, unless such employee has an employment agreement or other agreement or arrangement otherwise providing for severance payments.

Change in Control Payments

Because the merger will constitute a “change in control” of Ojai Community Bank, certain executive officers of Ojai Community Bank will be entitled to change in control payments under the terms of their employment agreements upon termination at the close of the merger. Specifically, David Brubaker, President and Chief Executive Officer; Susan Lagos, Senior Vice President and Chief Financial Officer; and Michael Orman, Executive Vice President and Chief Operating Officer; have each executed employment agreements with Ojai Community Bank pursuant to which upon consummation of the merger, they will be entitled to receive payments upon termination. Mr. Brubaker’s payments will equal to 18 months of his salary, and Ms. Lagos’ and Mr. Orman’s payments will equal 12 months of their salaries. The change in control severance payments would be $405,000, $143,325 and $187,450 for Mr. Brubaker, Ms. Lagos and Mr. Orman, respectively. At the close of the merger all of these employment agreements with Ojai Community Bank will be terminated upon payment of such severance amounts.

Protection of Directors, Officers and Employees Against Claims

Pursuant to the terms of the merger agreement, Sierra has agreed to maintain and preserve the indemnification rights of OCB Bancorp and Ojai Community Bank directors and officers after the completion of the merger as provided in OCB Bancorp’s and Ojai Community Bank’s articles of incorporation and bylaws as in effect as of the date of the merger agreement. Sierra has also agreed to allow OCB to purchase “tail coverage” for a period of six years in order to continue providing liability insurance, including directors’ and officers’ liability insurance, to the officers and directors of OCB Bancorp and Ojai Community Bank equivalent to the coverage in effect just before the close of the merger.

Stock Options

OCB has previously granted stock options to certain executive officers and directors under its 2013 Omnibus Stock Incentive Plan. Under the terms of the merger agreement and the option plan, all such options will become 100% vested and fully exercisable for a designated period of time prior to and contingent upon the closing of the merger. Any option holder electing to exercise outstanding stock options prior to the merger will receive the same merger consideration as any other OCB shareholder. Holders of in-the-money stock options who choose to execute cancellation agreements instead of exercising their stock options will be entitled to receive an amount in cash without interest equal to (a)(i) the Sierra closing price multiplied by (ii) the per share merger consideration; minus (b) the exercise price per share with respect to the OCB stock option in question.

The following table sets forth information concerning outstanding stock options held by each OCB director and executive officer holding OCB stock options, including the amount of cash that such individual would receive in the merger for his or her options, if not exercised:

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Name	Position	Stock Options	Exercise Price	Cash Consideration for Stock Options
David Brubaker	President, Chief Executive Officer and Director	25,584	$7.55	$165,017
Susan Lagos	Senior Vice President and Chief Financial Officer	19,507	$5.25	$170,686
George R. Melton	Chairman	-	-	-
Michael Orman	Executive Vice President and Chief Operating Officer	20,328	$6.48	$152,867
Martin A. Pops, M.D.	Director	-	-	-
John W. Russell	Director	12,400	$5.61	$104,036
Donald G. Scanlin	Director	12,400	$5.61	$104,036
Dietrich H. Schmidt	Director	2,666	$5.65	$22,261
William B. Sechrest	Director	2,666	$5.65	$7,531
Esther Wachtell	Director	-	-	-
Lawrence E. Wilde III	Director	12,400	$5.61	$104,036

Restricted Stock and Deferred Shares

Restricted stock and deferred shares covering 28,652, 1,593 and 11,667 shares, held by Mr. Brubaker, Ms. Lagos and Mr. Orman, respectively, will become vested and issued prior to the closing date.

Conversion or Repayment of Affiliate Indebtedness

Five directors of OCB, namely, directors Brubaker, Melton, Russell, Schmidt, and Wachtell, lent an aggregate of $3 million to OCB in August and September 2016, which loans are evidenced by certain convertible subordinated capital notes. A portion of the principal of the notes is convertible into shares of the common stock of OCB at the option of the holder of the note. Pursuant to the merger agreement, Sierra and OCB have agreed that to the extent any of the notes is not converted into shares of common stock of OCB at least 10 business days prior to the effective time of the merger, Sierra will assume the unpaid principal amount of the note and repay such amount in full immediately following the merger; provided, however, that holders of the notes who execute a subordinated note holder agreement in the form of Exhibit E to the merger agreement, the form of which is included as Appendix A to this proxy statement/prospectus, will receive cash consideration as provided for in such agreement in lieu of each share of OCB common stock that would otherwise have been issuable upon conversion of such debt into shares of common stock of OCB.

Accounting Treatment of the Merger

Sierra will account for the merger using the acquisition method of accounting for financial reporting purposes, which follows accounting principles generally accepted in the United States of America. Under this method, Sierra will recognize OCB’s assets acquired and liabilities assumed based upon their estimated fair values as of the date Sierra obtains control of OCB, which is expected to be upon completion of the merger. Deferred tax assets and liabilities will be established for the difference between the tax basis of the assets and liabilities and their basis under the acquisition method. The excess, if any, of the total purchase consideration over the net assets acquired will be recognized as goodwill and periodically evaluated for impairment. Sierra’s financial statements issued after completion of the merger will reflect these values, but historical data are not restated retroactively to reflect the combined historical financial position or results of operations of Sierra and OCB.

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Shareholder Approval

The affirmative vote of at least a majority of the shares of OCB’s common stock outstanding as of the record date for the special meeting is required to approve the merger agreement and the merger. Each holder of shares of OCB’s common stock outstanding on the record date for the special meeting will be entitled to one vote for each share held. As of July 31, 2017, the record date for the special meeting, there were [2,244,014] shares of OCB’s common stock outstanding. Therefore, at least [1,122,008] shares of OCB’s common stock must be affirmatively voted in favor of the merger agreement in order for OCB’s shareholders to approve the merger agreement and the transactions contemplated therein. Abstentions, failures to vote and broker non-votes will have the same effect as votes against approval of the merger agreement.

Dissenters’ Rights of OCB Bancorp Shareholders

The holders of OCB’s common stock will be given the opportunity to exercise dissenters’ rights in accordance with certain procedures specified in Chapter 13 of the CGCL. Please note that the description below does not purport to be a complete statement of the law relating to dissenters’ rights and is qualified in its entirety by reference to Sections 1300, 1301, 1302, 1303 and 1304 of the CGCL, which sections are attached hereto as Appendix B and incorporated herein by reference.

Holders of OCB’s common stock who do not vote in favor of the merger may demand, in accordance with Chapter 13 of the CGCL, that OCB acquire their shares for cash at their fair market value as of the day of, and immediately prior to, the first public announcement of the merger, excluding any change in such value as a consequence of the proposed merger.

If dissenters’ rights are perfected and exercised with respect to more than ten percent (10%) of OCB’s outstanding shares as of the record date, then Sierra has the option to terminate the merger agreement. Please see “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND THE MERGER – Conditions to Sierra Bancorp’s Obligations Under the Merger Agreement” beginning on page [__].

Submit a Written Demand

In order to exercise dissenters’ rights, an OCB shareholder must not vote in favor of the merger agreement and must make a written demand that OCB purchase his or her shares in cash for the fair market value and have the demand received by OCB within 30 days after the date on which the notice of the approval of the merger agreement and the transactions contemplated therein is mailed to the shareholder. The written demand must state the number of shares held of record by such OCB shareholder for which demand for purchase for cash is being made and must contain a statement of the amount which such OCB shareholder claims to be the fair market value of the shares as of the day of, and immediately prior to, the first public announcement of the merger, excluding any change in such value as a consequence of the proposed merger. That statement will constitute an offer by the OCB shareholder to sell his or her shares to OCB at that price. Once submitted, an OCB shareholder may not withdraw such demand unless OCB consents thereto.

Surrender Stock Certificates

Thereafter, in order to perfect dissenters’ rights, an OCB shareholder must also deliver his or her share certificate(s); or written notice of the number of shares which the shareholder demands that the corporation purchase, in the case of uncertificated shares; for receipt by OCB within 30 days after the date on which notice of the approval of the merger was mailed. OCB will stamp or endorse the certificate(s) with a statement that the shares are dissenting shares and return the certificate(s) to such OCB shareholder.

Any demands, notices, certificates or other documents delivered to OCB in connection with the exercise of dissenters’ rights should be sent to Sierra Bancorp, Attention: Diane L. Renois, 86 Main Street, Porterville, CA 93257, telephone: (559) 782-4900.

Determination of Value of OCB Bancorp Common Stock

The purchase price for the shares of OCB’s common stock that dissent from the merger agreement will be the fair market value for such shares as of the day of, and immediately prior to, the first public announcement of the merger, excluding any change in such value as a consequence of the proposed merger. OCB’s board of directors has determined that the fair market value of a share of OCB’s common stock as of April 24, 2017 and immediately prior to the first public announcement of the merger was $8.74. If there is a disagreement between the shareholder and OCB Bancorp regarding the proposed purchase price or if OCB denies that such shares constitute dissenting shares, the shareholder and OCB each have the right, for six (6) months following the date on which notice of the approval of the merger was mailed, to file a lawsuit in the Superior Court of the County of Ventura to have the fair market value determined by a court or to determine whether such shares are dissenting shares or both, as the case may be.

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Regulatory Approvals Required for the Merger

Sierra and OCB have agreed to use their reasonable best efforts to obtain all regulatory approvals required to complete the transactions contemplated by the merger agreement. These approvals include approval from the Federal Reserve, the DBO and the FDIC. All necessary applications to obtain the required regulatory approvals were filed in May 2017.

In reviewing the applications, those regulatory agencies take into consideration, among other things, competition, the financial and managerial resources and future prospects of the companies, and the convenience and needs of the communities to be served. Federal law prohibits these federal regulatory agencies from approving a merger if the merger would result in undue concentration of resources or decreased or unfair competition, unless the anti-competitive effects of the merger are clearly outweighed by the benefits to the public. The approval of the merger and the merger agreement by the applicable regulatory agencies will reflect only their respective view that the transactions do not contravene applicable competitive standards imposed by law and is consistent with regulatory policies relating to safety and soundness. These regulatory agencies express no opinion as to the financial consideration paid to OCB’s shareholders, nor do these regulatory agencies express any opinion as to the adequacy of the terms of the merger agreement and the merger.

The federal banking agencies have the authority to deny the application for approval of the merger if they conclude that the combined organization would have an inadequate capital structure, taking into account, among other factors, the level of problem assets, the nature of the business and operations and plans for expansion. Furthermore, these agencies must also evaluate the records of Bank of the Sierra and Ojai Community Bank in meeting the credit needs of their respective communities, including low- and moderate-income neighborhoods, consistent with safe and sound operation under the federal Community Reinvestment Act of 1977 (“CRA”). Bank of the Sierra and Ojai Community Bank both received a “satisfactory” performance rating in their most recent CRA evaluations.

Similarly, the DBO has the authority to deny the application for approval of a merger if it finds any of the following: (i) the merger will result in a monopoly or is in furtherance of a conspiracy to monopolize the banking business in California; (ii) the merger will substantially lessen competition or otherwise restrain trade or the anticompetitive effects of the merger outweigh the benefits of the merger in meeting the convenience and needs of the communities to be served by the surviving bank; (iii) the shareholders’ equity of the surviving bank will not be adequate or the financial condition of the surviving bank will be unsatisfactory; (iv) the directors and management of the surviving bank will be unsatisfactory; (v) the surviving bank cannot provide the DBO with a reasonable promise of successful operation or that the surviving bank will be operated in a safe and sound manner in compliance with all applicable laws; or (vi) the merger is not fair, just or equitable to the respective parties.

[As of the date of this proxy statement/prospectus, Sierra had received the required regulatory approvals of the merger from the FDIC and FRB, but the application for approval by the DBO was still pending. While we do not know of any reason that we would not be able to obtain the approval of the DBO, we cannot be certain when or if we will obtain it.]

The approvals by our regulators do not constitute endorsements of the merger. Neither Sierra nor OCB is aware of any other regulatory approvals that would be required for completion of the merger except as described above. Should any other approvals be required, it is presently contemplated that such approvals would be sought. There can be no assurance, however, that any other approvals, if required, will be obtained.

Any transaction approved by the FDIC under the Bank Merger Act may not be completed until 30 days after the FDIC’s approval, during which time the U.S. Department of Justice may challenge such transaction on antitrust grounds. With the approval of the FDIC and the U.S. Department of Justice, the waiting period may be reduced to 15 days. [As of the date of this proxy statement/prospectus, the applicable waiting period has expired.] [We also cannot assure you that the DOJ will not attempt to challenge the transactions on antitrust grounds or for other reasons and, if such a challenge is made, we cannot assure you as to its result.] The parties’ obligation to complete the merger is conditioned upon the receipt of all required regulatory approvals.

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Nasdaq Listing

Sierra Bancorp has agreed in the merger agreement to use its commercially reasonable efforts to list the shares to be issued in the merger on the Nasdaq Global Select Market prior to the effective time of the merger.

Resale of Sierra Bancorp Common Stock

Sierra Bancorp has registered its common stock to be issued in the merger with the SEC under the Securities Act of 1933, as amended. No restrictions on the sale or other transfer of Sierra’s common stock issued in the merger will be imposed solely as a result of the merger, except for restrictions on the transfer of Sierra’s common stock issued to any OCB shareholder who may become an “affiliate” of Sierra Bancorp for purposes of Rule 144 under the Securities Act. The term “affiliate” is defined in Rule 144 under the Securities Act and generally includes executive officers, directors and shareholders beneficially owning 10% or more of Sierra’s outstanding common stock.

Exchange of Certificates

Surrender of Shares

No later than five business days after the effective time, Computershare will mail each shareholder of record at the effective time, a customary transmittal letter and instructions with respect to the delivery by OCB shareholders to the exchange agent of their OCB share certificates in exchange for the merger consideration or making alternative exchange arrangements in the case of registered book-entry shares. As of the effective time, there will be no further transfers on the stock transfer books of OCB of any shares of OCB’s common stock. If certificates representing shares of OCB’s common stock are presented to Sierra for any reason after the completion of the merger, they will be cancelled and exchanged for the merger consideration into which the shares of OCB’s common stock represented by those certificates shall have been converted.

All shares of Sierra’s common stock issued to OCB shareholders in the merger will be deemed issued as of the effective time of the merger, but until OCB stock certificates or equivalent are surrendered for exchange, a shareholder will not receive any dividends or other distributions that may be declared after the effective time with respect to the shares of Sierra common stock into which the OCB shares may have been converted. Such dividends or other distributions will accrue, however, and when the OCB certificates are surrendered or equivalent exchange arrangements made, Sierra will pay any such unpaid dividends or other distributions, as well as any cash into which any of the shares may have been converted, without interest.

The Exchange Agent

The parties have agreed that Sierra shall designate Computershare, or another person reasonably acceptable to OCB, to act as exchange agent in the merger with respect to the payment of the merger consideration to OCB shareholders.

At any time following the six-month anniversary of the effective time, Sierra will be entitled to require the exchange agent to deliver to it any portion of the merger consideration not disbursed to shareholders of OCB’s common stock, and thereafter such holders shall be entitled to look only to Sierra (subject to abandoned property, escheat or other similar laws) as general creditors with respect to the merger consideration payable upon due surrender of their OCB common stock, without interest. Notwithstanding the foregoing, neither Sierra nor the exchange agent will be liable to any OCB shareholder for merger consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Lost, Stolen or Destroyed Certificates

If your certificate for shares of OCB’s common stock has been lost, stolen or destroyed, please contact OCB’s transfer agent, Computershare at 800-522-6645 for a replacement certificate.

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After the merger, if any certificate for OCB’s common stock has been lost, stolen or destroyed, the exchange agent or Sierra, as applicable, will issue the merger consideration to the holder of such certificate upon the making of an affidavit of such fact by such holder, provided that the exchange agent, in its reasonable discretion and as a condition to such payment, may require the owner of such lost, stolen or destroyed certificate to deliver a customary indemnity agreement or provide a bond in a customary amount.

Rights of Holders of OCB Bancorp Stock Certificates Until Surrender

If a dividend or other distribution on Sierra’s common stock is declared by Sierra Bancorp with a record date after the effective time of the merger, you will not receive that dividend or distribution until you surrender your OCB Bancorp stock certificate(s) or make alternative exchange arrangements in the case of registered book-entry shares. If your stock certificates are lost or destroyed, you must submit documentation to the exchange agent that is acceptable to Sierra Bancorp and to the exchange agent of your ownership of OCB stock. Any dividends or distributions withheld from you ultimately will be remitted to you when you deliver your OCB stock certificate(s) (or substitute documentation if your certificates are lost or destroyed), but they will be remitted to you without interest and less any taxes that may have been imposed.

Otherwise, notwithstanding the time of surrender of their certificates representing OCB stock, or of making alternative exchange arrangements as applicable, OCB shareholders who receive stock consideration in the merger will be deemed shareholders of Sierra for all purposes from the effective time of the merger.

THE MERGER AGREEMENT

Explanatory Note Regarding the Merger Agreement

The merger agreement and the related agreements attached as exhibits thereto govern the structure of the merger pursuant to which OCB Bancorp will merge with and into Sierra Bancorp followed by the merger of Ojai Community Bank with and into Bank of the Sierra, which will survive the bank merger and continue commercial bank operations under its California state charter and as the wholly-owned subsidiary of Sierra.

Representations and Warranties of the Parties

The merger agreement contains customary representations and warranties of the parties that are typical in a merger of financial institutions. OCB Bancorp’s representations and warranties relate to, among other things:

•	organization, standing and power

•	capital structure

•	authority to engage in the transaction

•	financial statements, regulatory reports and undisclosed liabilities

•	compliance with applicable legal and reporting requirements

•	accounting and internal controls

•	legal proceedings

•	taxes

•	certain agreements

•	benefit plans

•	agreements with regulatory agencies

•	dissenting shareholders

•	anti-takeover statutes

•	the necessary vote to approve the merger agreement and the merger

•	ownership of OCB Bancorp properties

•	condition of OCB Bancorp assets

•	intellectual property

•	derivatives

•	the loan portfolio

•	insurance

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•	transactions with affiliates

•	absence of certain business practices

•	environmental compliance

•	Community Reinvestment Act compliance

•	Fair Housing Act, Home Mortgage Disclosure Act, Real Estate Settlement Procedures Act and Equal Credit Opportunity Act compliance

•	usury and other consumer compliance laws

•	unfair, deceptive or abusive acts or practices

•	consumer complaints

•	Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act compliance

•	books and records

•	employee relationships

•	brokers or finders

•	transaction expenses

•	receipt of a fairness opinion

•	the absence of any fact or circumstance that would impair OCB Bancorp’s compliance with the agreement or its ability to close the transactions

Sierra Bancorp’s representations and warranties relate to, among other things:

•	organization, standing and power

•	authority to engage in the transaction

•	financial statements, regulatory reports and undisclosed liabilities

•	brokers or finders

•	agreements with regulatory agencies

•	Community Reinvestment Act compliance

•	Fair Housing Act, Home Mortgage Disclosure Act, Real Estate Settlement Procedures Act and Equal Credit Opportunity Act compliance

•	unfair, deceptive or abusive acts or practices

•	Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act compliance

•	the absence of any fact or circumstance that would impair Sierra Bancorp’s compliance with the agreement or its ability to close the transactions

The foregoing is an outline of the representations and warranties made respectively by OCB to Sierra contained in the merger agreement attached as Appendix A to this proxy statement/prospectus and incorporated by reference herein. You should carefully review the entire merger agreement, and in particular Articles 4 and 5, containing the detailed representations and warranties of the parties.

Conduct of OCB Bancorp’s Business Until Completion of the Merger

Until the effective time of the merger, OCB has agreed to take certain actions or refrain from taking certain actions, including causing its subsidiary, Ojai Community Bank to take or refrain from taking such actions, including:

•	Carrying on their businesses in the usual, regular and ordinary course consistent with past practice and using all commercially reasonable efforts to preserve intact their present business organizations, maintaining their rights, franchises, licenses and other authorizations issued by governmental entities, preserving their relationships with directors, officers, employees, customers, suppliers and others having business dealings with them and maintaining their respective properties and assets in their present state of repair, order and condition, reasonable wear and tear excepted, to the end that their goodwill and ongoing businesses shall not be impaired in any material respect as of the effective time.

•	Not (i) entering into any new material line of business, (ii) changing its lending, investment, underwriting, risk and asset-liability management or other material banking or operating policies in any respect which is material to OCB, except as required by applicable legal requirements or by policies imposed by a governmental entity, (iii) incurring or committing to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business consistent with past practice, (iv) entering into or terminating any material lease, contract or agreement, or make any change to any existing material leases, contracts or agreements, except in the ordinary course of business consistent with past practice or (v) taking any action or failing to take any action, which action or failure causes a material breach of any material lease, contract or agreement.

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•	Not (i) declaring or paying any dividends on or make other distributions in respect of any of its capital stock, (ii) splitting, combining, exchanging, adjusting or reclassifying any of its capital stock or issuing or authorizing or proposing the issuance or authorization of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iii) purchasing, redeeming or otherwise acquiring, any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock (except for the acquisition of shares acquired in foreclosure in the ordinary course of business consistent with past practice and except pursuant to agreements in effect on the date hereof and previously disclosed to Sierra Bancorp).

•	Not issuing, delivering or selling, or authorizing or proposing the issuance, delivery or sale of, any shares of its capital stock of any class, any voting debt, any stock appreciation rights or any securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares or voting debt, or enter into any agreement with respect to any of the foregoing.

•	Not amending or proposing to amend their articles of incorporation, bylaws or similar organizational documents, as applicable, or, except to the extent permitted by in connection with an acquisition proposal that constitutes a superior proposal, entering into a plan of consolidation, merger or reorganization with any other entity.

•	Not acquiring or agreeing to acquire, by merging or consolidating with, by purchasing an equity interest in any assets of, by forming a partnership or joint venture with, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquiring or agreeing to acquire any material assets not in the ordinary course of business; provided, however, that the foregoing shall not prohibit foreclosures, repossessions or other acquisitions through foreclosure in the ordinary course of business.

•	Other than sales of other real estate owned by OCB and nonperforming assets in the ordinary course of business consistent with past practice and other than sales of other real estate owned by OCB and non-performing assets at a price that equals or exceeds the book value of such assets (net of allocated reserves), and sales of performing loans and investment securities in the ordinary course of business consistent with past practice, OCB and Ojai Community Bank shall not sell, lease, assign, encumber or otherwise dispose of, or agree to sell, lease, assign, encumber or otherwise dispose of, any of its assets (including indebtedness of others held by OCB or Ojai Community Bank) which are material, individually or in the aggregate, to OCB.

•	Not (i) incurring, creating or assuming any long-term indebtedness for borrowed money (or without the written consent of Sierra Bancorp modify any of the material terms of any such outstanding long-term indebtedness), excluding advances on pre-existing revolving lines of credit, guaranteeing any such long-term indebtedness or issuing or selling any long-term debt securities or warrants or rights to acquire any long-term debt securities of OCB or guaranteeing any long-term debt securities of others, other than in the ordinary course of business consistent with past practice (including advances under existing lines of credit with the FHLB of San Francisco or the Federal Reserve Bank Discount Window) or (ii) prepaying or voluntarily repaying any subordinated indebtedness or trust preferred securities.

•	Submitting a complete loan write-up to the chief credit officer of Bank of the Sierra at least two (2) business days after taking action to make, commit to make, renew, extend the maturity of, or alter any of the material terms of (i) any loan or group of loans to any one borrower or related group of borrowers that, individually or collectively, would be in excess of $1,000,000 or (ii) a loan in any amount that is rated below “pass.”

•	Not intentionally taking any action that would, or reasonably might be expected to, result in any of its representations and warranties being or becoming untrue, or in any of the conditions to the merger not being satisfied or in a violation of any provision of the merger agreement, or (unless such action is required by applicable legal requirements) which would adversely affect the ability of the parties to obtain any of the requisite regulatory approvals without imposition of a condition or restriction that constitute a materially burdensome regulatory condition to approval of the merger.

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•	Not making any material change to its methods of accounting in effect at December 31, 2016, except as required by changes in GAAP as concurred in by OCB’s independent auditors or required by any governmental entity or at the specific written request of Sierra.

•	Not making or rescinding any tax election, making any amendments to tax returns previously filed, or settling or compromising any tax liability or refund, without the prior written consent of Sierra Bancorp, which consent shall not unreasonably be withheld, conditioned or delayed.

•	Not (i) entering into, adopting, amending (except for such amendments as may be required by applicable legal requirements) or terminating any of its benefit plans, or any agreement, arrangement, plan or policy between OCB and one or more of its directors or officers, (ii) except for normal payments, awards and increases in the ordinary course of business or as required by any plan or arrangement as in effect as of the date hereof, increasing in any manner the compensation or benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement as in effect as of the date hereof or entering into any contract, agreement, commitment or arrangement to do any of the foregoing, (iii) entering into or renewing any contract, agreement, commitment or arrangement (other than a renewal occurring in accordance with the terms thereof) providing for the payment to any director, officer or employee of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by the merger agreement or (iv) providing that, with respect to the right to any bonus or incentive compensation and the grant of any stock option, restricted stock, restricted stock unit or other equity-related award pursuant to the OCB benefit plans or otherwise granted on or after the date hereof, the vesting of any such bonus, incentive compensation, or stock option, restricted stock, restricted stock unit or other equity-related award shall accelerate or otherwise be affected by the occurrence of any of the transactions contemplated by the merger agreement, either alone or in combination with some other event.

•	Not materially restructuring or materially changing (on a consolidated basis) its investment securities portfolio, its hedging strategy or its interest rate risk position, through purchases, sales or otherwise, or the manner in which its investment securities portfolio is classified or reported or materially increase the credit or other risk concentrations associated with its investment securities portfolio; provided, however, that the foregoing shall not restrict the purchase or sale of investment securities by Ojai Community Bank in the ordinary course of business consistent with past practice.

•	Not adopting a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization.

•	Not agreeing to, or making any commitment to, taking, or authorizing, any of the actions prohibited by the foregoing.

In addition, OCB has agreed in the merger agreement that before the merger becomes effective, it will:

•	Cooperate with Sierra in the preparation of the proxy statement/prospectus.

•	Establish a record date for, call, give notice of, convene and hold a meeting of its shareholders as promptly as reasonably practicable for the purpose of submitting the merger to OCB’s shareholders.

•	Use its reasonable best efforts to solicit or cause to be solicited from OCB’s shareholders the required shareholder approval of the merger agreement and the merger, and to recommend that OCB’s shareholders vote in favor of the merger.

•	Take all other lawful action necessary or advisable (including, subject to the OCB Bancorp board’s exercise of its fiduciary duties, postponing or adjourning the OCB shareholders’ meeting to obtain a quorum or to solicit additional proxies in favor of the adoption of the merger agreement) to obtain the required approval of OCB’s shareholders.

•	Provide Sierra access to all its properties, books, contracts and records and, during such period, make available to Sierra (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws, federal or state banking laws or the rules and regulations of self-regulatory organizations (other than reports or documents which it is not legally permitted to disclose) and (ii) all other information concerning its business, properties and personnel as Sierra may reasonably request.

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•	Use all reasonable best efforts to take, or cause to be taken, all actions necessary or advisable to consummate the merger and the bank merger and make effective the other transactions contemplated herein as promptly as reasonably practicable.

•	Cause each of its directors, other than its chief executive officer, to enter into a Voting Agreement, Non-Competition and Non-Solicitation Agreement and cause each of the executive officers to enter into a Voting and Non-Solicitation Agreement.

•	Use its commercially reasonable efforts to cause each option holder to enter into an option holder agreement, agreeing to the treatment of his or her OCB stock options as provided in the merger agreement.

•	Pay or accrue for all transaction expenses in full prior to the closing date and update its disclosure schedule at least three (3) business days prior to the closing to reflect the final transaction expenses.

•	At least ten (10) days prior to the projected closing, provide Sierra with supplemental disclosure schedules reflecting any material changes since the date of the merger.

•	Arrange for the repayment in full of the principal amount outstanding under the Promissory Note dated June 23, 2015, which we refer to as the senior note, immediately following the Closing, and obtain the release of the OCB stock that is pledged as collateral therefor, or at Sierra’s direction, obtain the consent of the holder of the senior note to Sierra’s assumption of the senior note and related agreements at closing.

•	Enter into amendments, subject to Sierra’s written consent (which consent shall not be unreasonably withheld, conditioned or delayed), to the agreements governing the subordinated convertible debt issued and outstanding with the holders thereof to provide that OCB’s book value per share, as used for the purpose of determining how many shares of OCB’s common stock are issuable upon conversion, will be based on OCB’s adjusted shareholders’ equity.

Agreements of OCB Bancorp Relating to Alternative Acquisition Proposals

OCB Bancorp has agreed not to, directly or indirectly: (i) initiate, solicit, or knowingly encourage (including by way of providing nonpublic information) the making of an acquisition proposal (as hereinafter defined); (ii) engage in any discussions or negotiations with or provide any nonpublic information to any person concerning an acquisition proposal, or knowingly facilitate any effort or attempt to make or implement an acquisition proposal; (iii) approve, endorse or recommend (including by resolution or otherwise of OCB’s board), or propose to approve, endorse or recommend, or execute or enter into, any letter of intent, agreement in principle, memorandum of understanding, term sheet, merger agreement, asset purchase, share exchange agreement, option agreement or other similar agreement (whether binding or not) related to any acquisition proposal (other than an acceptable confidentiality agreement); or (iv) propose or agree to do any of the foregoing.

Under the terms of the merger agreement, an “acquisition proposal” means any inquiry, proposal or offer with respect to any transaction contemplating a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving OCB or any purchase or sale of 10% or more of its consolidated assets taken as a whole, or any purchase or sale of, or tender or exchange offer for, its voting securities, that, if consummated, would result in any entity (or the shareholders of such entity) beneficially owning securities representing 10% or more of the total voting power of OCB (or of the surviving parent entity in such transaction).

OCB may, prior to obtaining shareholder approval of the merger agreement and the merger, engage in discussions or negotiations with, and provide confidential information to, a person who has submitted an unsolicited, bona fide written acquisition proposal only if OCB’s board determines, after consultation with outside counsel and its financial advisors that the acquisition proposal is likely to lead to a “superior proposal.” In such case, OCB must enter into a confidentiality agreement that is at least as restrictive as the one entered into with Sierra in connection with the merger and provide Sierra with prior notice before engaging in such discussions or negotiations, or providing such confidential information, and thereafter must keep Sierra informed on a current basis of the status of such discussions and negotiations. OCB must notify Sierra promptly (but in no event later than one business day) upon receiving any acquisition proposal, inquiry or request for information, including the identity of the third party and the material terms and conditions of any expressions of interest, offers, proposals, request or inquiries.

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OCB’s board is not permitted to withdraw, modify, amend or qualify its recommendation in a manner adverse to Sierra; adopt a resolution to that effect; publicly announce its intention to do so; approve, endorse or recommend any acquisition proposal with respect to OCB; or cause, authorize or permit OCB to enter into any letter of intent, memorandum of understanding, agreement-in-principle, merger agreement, asset purchase or share exchange agreement, acquisition agreement or other similar agreement relating to any acquisition proposal except a confidentiality agreement that is at least as restrictive as that entered into with Sierra or a definitive agreement providing for a superior proposal; or publicly propose or announce an intention to do so.

Notwithstanding the agreements set forth in the preceding paragraph, the OCB’s board may, prior to receiving shareholder approval of the merger agreement and the merger proposal, change its recommendation that the shareholders approve the merger agreement and merger proposal if it determines in good faith and after consulting with its outside attorneys and financial advisor, that it would be a breach of its fiduciary duties if it were not to do so, which we refer to as a “change in recommendation.”

Notwithstanding the preceding paragraph, OCB’s board may not make a change in recommendation (and may not terminate the merger agreement in the case of a “superior proposal”), unless: (A) an unsolicited, bona fide written offer to effect an acquisition proposal is made to OCB; (B) the unsolicited, bona fide, written offer was not obtained or made in violation of OCB’s non-solicitation obligations; (C) OCB has complied in all material respects with its obligations to notify Sierra regarding any acquisition proposal; (D) OCB notifies Sierra at least three business days in advance of any intended board meeting at which the board of directors intends to consider and determine whether to make a change in recommendation, including the date and time, reasons and material terms and conditions of the acquisition proposal being considered, and the identity of the person making the competing offer; (E) OCB permits Sierra the opportunity to engage in good faith negotiations to amend the merger agreement in order to match the competing proposal; (F) after such negotiations, OCB’s board nevertheless concludes that the alternative proposal is a superior proposal and that the failure to make a change in recommendation would constitute a breach of its fiduciary duties to its shareholders under applicable law, and (G) OCB thereafter enters into a definitive agreement for the superior proposal and concurrently terminates the merger agreement and pays Sierra a termination fee of $1,500,000 and reimburses certain transaction expenses incurred by Sierra.

A “superior proposal” is defined in the merger agreement to mean an unsolicited, bona fide written acquisition proposal for 100% of OCB’s common stock, which OCB’s board concludes in good faith, after consultation with outside counsel or its financial advisor, taking into account all legal, financial, regulatory and other aspects of such acquisition proposal and the person making such acquisition proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), (i) is more favorable to OCB’s shareholders, from a financial point of view, than the transactions contemplated by the merger agreement, and (ii) in the case of any acquisition proposal contemplating cash consideration, is not subject to any financing contingencies, and (iii) is reasonably likely to receive all required governmental approvals on a timely basis and otherwise reasonably capable of being completed on the terms proposed without unreasonable delay in relation to what is customary for a transaction of the nature so proposed.

Conduct of Sierra Bancorp Prior to Completion of the Merger

Sierra Bancorp has agreed to:

•	timely make all regulatory filings and any other filings required to be filed with any applicable bank regulator or governmental entity.

•	comply in all material respects with all of the applicable rules enforced or promulgated by any bank regulator or governmental entity with which it makes any regulatory filing.

•	use its reasonable best efforts to prepare and file a registration statement on Form S-4, including a proxy statement and prospectus satisfying all applicable requirements of applicable state securities laws, the Securities Act and the Exchange Act, and the rules and regulations thereunder, and to obtain all necessary state securities law or “blue sky” permits and approvals required to issue the Sierra’s common stock in the merger.

•	indemnify the officers, directors and employees of OCB against losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of OCB.

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•	use commercially reasonable efforts to cause the shares of Sierra’s common stock issuable in connection with the merger to be authorized for listing on the Nasdaq Global Select Market as of the effective time of the merger.

•	not enter into any agreement with any person that (i) would restrict Bank of the Sierra’s and/or Sierra Bancorp’s ability to comply with any of the terms of the merger agreement, (ii) relates to any acquisition proposal that would materially impair Bank of the Sierra’s and/or Sierra Bancorp’s ability to consummate the merger and the transactions contemplated by the merger agreement, or (iii) relates to any acquisition proposal, unless such acquisition proposal requires the completion of the merger and payment of the merger consideration to OCB’s shareholders as provided in the merger agreement prior to completion of any other acquisition proposal respecting Sierra.

Additional Agreements of the Parties

Sierra has agreed to assume OCB’s senior note and to repay the note immediately following the close of the merger, and OCB has agreed to obtain the consent of the note holder to such assignment prior to the close. Sierra and OCB have also agreed to cooperate with respect to arranging for the pledged collateral to be released in connection with the prepayment of the senior note. In addition, to the extent that any of OCB’s convertible debt is not converted, Sierra has agreed to assume such debt and to repay in full the principal amount outstanding immediately after the close of the merger.

Conditions to Both Parties’ Obligations Under the Merger Agreement

The respective obligations of each party under the merger agreement are subject to the fulfillment at or prior to the closing date of the following conditions, none of which may be waived:

•	all regulatory approvals and other necessary approvals, authorizations and consents of any governmental entities required to consummate the merger and the bank merger will have been obtained and are in full force and effect, and all waiting periods relating to such approvals, authorizations or consents shall have expired.

•	none of the parties to the merger agreement will have been subject to any order, decree or injunction of a court or agency of competent jurisdiction has enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits or makes illegal consummation of the merger, the bank merger or the transactions contemplated by the merger agreement.

•	the merger agreement and merger will have been approved by the requisite vote of OCB’s shareholders.

•	the Form S-4 Registration Statement filed with the SEC pursuant to the terms of the merger agreement is effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose has been initiated or threatened by the SEC and unresolved.

Conditions to Sierra Bancorp’s Obligations Under the Merger Agreement

Sierra Bancorp’s obligations under the merger agreement are also subject to the satisfaction of the following conditions at or prior to the closing date:

•	Each of the representations and warranties of OCB set forth in the merger agreement shall be true and correct as of April 24, 2017, and as of the closing date of the merger agreement with the same effect as though all such representations and warranties had been made on the closing date (except to the extent such representations and warranties speak as of an earlier date), and OCB shall have delivered to Sierra a certificate to such effect signed by OCB’s Chief Executive Officer and its Chief Financial Officer dated as of the closing date.

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•	OCB shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the closing date, and Sierra Bancorp shall have received a certificate signed on behalf of OCB by its Chief Executive Officer to such effect dated as of the closing date.

•	Sierra shall have obtained all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the merger.

•	No regulatory approvals and other necessary approvals, authorization or consent shall include any condition or requirement that (i) requires any of the parties, including the surviving bank, to pay any amounts (other than customary filing fees), or divest any banking office, line of business or operations, or (ii) imposes any condition, requirement or restriction upon Sierra or Bank of the Sierra that would, individually or in the aggregate, reasonably be expected to impose a materially burdensome condition on Sierra or Bank of the Sierra, as applicable, or otherwise would materially alter the economics of the merger for Sierra.

•	There shall not have occurred any event, circumstance, change, occurrence or state of facts that, individually or in the aggregate with all such other events, circumstances, changes occurrences or states of facts, has resulted in or would reasonably be expected to result in, a materially adverse effect on OCB.

•	As of five days prior to the closing, OCB’s allowance for loan losses, determined in accordance with GAAP, shall be no less than the greater of (x) 1.25% of gross loans or (y) $2,600,000.

•	Special tax counsel to Sierra, Katten Muchin Rosenman LLP, shall have issued an opinion to Sierra to the effect that the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

•	On or prior to the closing date, each holder of OCB stock options shall have entered into an Option Holder Agreement, in the form attached as Exhibit D to the merger agreement which is appended to this proxy statement/prospectus as Appendix A.

•	OCB shall have caused the subordinated convertible debt to be amended to state that the book value used for any conversion under such instruments shall be based on OCB’s adjusted shareholder’s equity.

•	OCB shall have caused the subordinated convertible debt to be converted, to the maximum extent possible, into shares of OCB’s common stock no later than ten business days prior to the closing date.

•	Holders of not more than ten percent (10%) of the outstanding shares of OCB’s common stock shall have duly exercised their dissenter’s rights under Chapter 13 of the CGCL.

•	Sierra shall have received CLTA/ALTA title insurance policies, at Sierra’s expense, insuring Sierra with respect to each real property interest owned or leased by OCB Bancorp (other than other real estate owned), subject only to permitted liens.

•	OCB shall have furnished Sierra with such certificates of its officers or others and such other documents to evidence fulfillment of the closing conditions set forth in the merger agreement as Sierra may reasonably request.

Conditions to OCB Bancorp’s Obligations Under the Merger Agreement

OCB Bancorp’s obligations under the merger agreement are subject to the satisfaction of the following conditions at or prior to the closing date:

•	Each of Sierra’s representations and warranties set forth in the merger agreement shall be true and correct as of April 24, 2017, and as of the closing date of the merger with the same effect as though all such representations and warranties had been made on the closing date (except to the extent such representations and warranties speak as of an earlier date).

•	Sierra shall have performed in all material respects all of its obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the closing date, and OCB shall have received a certificate to such effect signed on behalf of Sierra by its Chief Executive Officer to such effect dated as of the closing date.

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•	No event, circumstance, change, occurrence or state of facts shall have occurred that, individually or in the aggregate with all such other events, circumstances, changes occurrences or states of facts, has resulted in or could reasonably be expected to result in, a material adverse effect as to Sierra.

•	Sierra shall have delivered to the exchange agent for delivery to the holders of OCB’s common stock, the merger consideration on or prior to the closing date.

•	The shares of Sierra’s common stock to be issued as part of the merger consideration shall have been authorized for listing on Nasdaq Global Select Market, subject to official notice of issuance.

•	Sierra shall have furnished OCB with such certificates of its officers or others and such other documents to evidence fulfillment of the closing conditions set forth in the merger agreement as OCB may reasonably request.

Termination; Effect of Termination

The obligations of the parties to consummate the merger are subject to certain closing conditions, some of which may not be waived by a party, including but not limited to the receipt of all required shareholder and regulatory approvals and other governmental consents, and some conditions which may be waived by a party in its discretion. The failure of a condition to the closing of the merger, to the extent not waived, may result in a termination of the merger agreement and the merger. For a more detailed discussion of the conditions to the closing of the merger, please see “PROPOSAL NO. 1 – THE MERGER AGREEMENT AND THE MERGER – Conditions to Both Parties’ Obligations Under the Merger Agreement,” “- Conditions to Sierra Bancorp’s Obligations Under the Merger Agreement,” and “– Conditions to OCB Bancorp’s Obligations Under the Merger Agreement.”

Further, the merger agreement permits the parties to terminate the merger agreement and abandon the merger: (i) by mutual agreement in writing; (ii) if a governmental entity has denied approval of the merger or the bank merger and such denial has become final and nonappealable, or takes final and nonappealable action to enjoin, restrain or prohibit the merger or the bank merger; or (iii) if the merger is not consummated by January 31, 2018, which date may be extended one or more times, but not to a date any later than February 28, 2018, by notice from either party to the other on or before January 31, 2018 (or the date to which the agreement has been then been most recently extended), if the only condition to the closing that has not been satisfied or is not capable of being satisfied as of the date such notice is delivered is receipt of any required regulatory approval and the satisfaction of such condition remains reasonably possible, as determined by the parties in good faith.

Either party may terminate the merger agreement if any regulator requests the withdrawal of any application or any application is approved with commitments, conditions or understandings, contained in an approval letter or otherwise, which imposes a materially burdensome condition, on Sierra Bancorp or Bank of the Sierra, otherwise materially alter the economics of the merger for Sierra Bancorp.

Either party may also terminate the merger agreement if the other party breaches any of the covenants or agreements or any of the representations or warranties set forth in the merger agreement that individually or in the aggregate would result in a material adverse effect on that party, or if such breach continued through the closing date and would cause the failure of a fundamental closing condition that has not been (or cannot by its nature be) cured within 30 days following written notice thereof to the breaching party.

Sierra may terminate the merger agreement and merger if OCB does not receive the required shareholder vote and one or more OCB directors or officers that is a party to an OCB voting agreement shall have voted their shares against approval of the merger or the merger agreement, or if OCB fails to hold its shareholders’ meeting before October 31, 2017, unless the delay is due to regulatory action or inaction. Sierra Bancorp may also terminate the merger agreement if a material adverse effect shall have occurred with respect to OCB.

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Sierra, upon written notice to OCB, may also terminate the merger agreement if (i) OCB’s board effects a change in recommendation or fails to recommend approval of the merger agreement and the merger; (ii) OCB enters into a definitive agreement providing for a superior proposal, (iii) if OCB’s board of directors fails to unanimously and unqualifiedly reaffirm its recommendation that shareholders approve the merger agreement and merger within two (2) business days (or such longer period of time that OCB’s board determines in good faith is reasonably necessary to comply with its fiduciary duties) of a written request by Sierra Bancorp to do so following the date any acquisition proposal or any material change thereto is first publicly announced, published or sent to OCB’s shareholders, and OCB fails to issue a press release that reaffirms, unanimously and without qualification, the recommendation of OCB’s board to consummate the merger with Sierra; (iv) a tender offer or exchange offer (whether or not conditional) relating to shares of OCB’s capital stock shall have been commenced and OCB’s board (or any committee thereof) fails to affirmatively recommend against such tender offer or exchange offer within 10 business days after the commencement of such tender offer or exchange offer; or (v) OCB intentionally breaches its non-solicitation obligations.

OCB may terminate the merger agreement if it enters into a definitive agreement providing for a superior proposal prior to the receipt of shareholder approval of the merger agreement and merger provided it is not in breach of the merger agreement.

OCB may also terminate the agreement if Sierra enters into an agreement for an alternative acquisition that (i) would restrict Bank of the Sierra and/or Sierra Bancorp’s ability to comply with any of the terms of the merger agreement, (ii) relates to any acquisition proposal that would materially impair Bank of the Sierra’s and/or Sierra Bancorp’s ability to consummate the merger and the transactions contemplated by the merger agreement, or (iii) relates to any acquisition proposal, unless such acquisition proposal requires the completion of the merger and payment of the merger consideration to OCB’s shareholders as provided in the merger agreement prior to completion of any other acquisition proposal respecting Sierra. OCB may also terminate the merger agreement if a material adverse effect shall have occurred with respect to Sierra.

Sierra may terminate the agreement if the Sierra closing price for the determination period is greater than $35.03; provided, however, that if Sierra elects to exercise such termination right, OCB will have the option to reinstate the merger by accepting a new exchange ratio, rounded to five decimal places, equal to the quotient of (A) 15.91 divided by (B) the Sierra closing price, subject to any adjustments set forth in the merger agreement.

OCB may terminate the agreement if the Sierra closing price for the determination period is less than $21.02; provided, however, that if OCB elects to exercise such termination right, Sierra will have the option to reinstate the merger by increasing the exchange ratio then in effect by the difference, rounded to five decimal places, between (A) the quotient of (1) 11.67 divided by (2) the Sierra closing price minus (B) the exchange ratio in effect immediately preceding such increase. In connection with such increase, if Sierra chooses to increase the per share merger consideration, which it may elect to do in its sole discretion under those circumstances, Sierra may substitute cash for all or a portion of such increase; provided, however, if Sierra (i) enters into a definitive written agreement on or before the closing date relating to a merger, consolidation, or any other business combination transaction pursuant to which the shareholders of Sierra immediately prior to such transaction shall not directly or indirectly own 51% or more of the capital stock of the surviving entity immediately after such transaction or (ii) publicly announces on or before the closing date that there is a tender offer or other unsolicited attempt to directly or indirectly acquire 51% of the capital stock of Sierra, or to engage in a transaction described in (i) above, then Sierra shall not have the right to reinstate the merger.

OCB has agreed to pay a termination fee of $1,500,000 to, and to reimburse certain transaction expenses incurred by, Sierra if: (i) OCB terminates the merger agreement in order to enter into a definitive agreement providing for a superior proposal; (ii) Sierra terminates the merger agreement due to no OCB recommendation; or (iii) any person has made an acquisition proposal, which proposal has been publicly announced, disclosed or proposed and not withdrawn, and (a) thereafter the merger agreement is terminated (i) by either party because OCB’s shareholders have not approved the merger agreement and merger; or (ii) by Sierra pursuant to the termination provision for breach provision and (b) within 12 months after such termination of the merger agreement, OCB consummates an acquisition proposal or any definitive agreement with respect to an acquisition proposal is entered into (provided that an “acquisition proposal” for this purpose is the acquisition of 50%, rather than 10%, of the total voting power of the surviving entity).

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Amendment, Extension and Waiver

At any time prior to the effective time of the merger (whether before or after approval thereof by OCB’s shareholders), the boards of directors of the parties may: (i) amend the merger agreement, (ii) extend the time for the performance of any of the obligations or other acts of any other party thereto, (iii) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant thereto, or (iv) waive compliance with any of the agreements or conditions contained in the merger agreement; provided, however, that no amendment shall be made without the approval of the shareholders of the parties, if such approval is required by law.

Employee Benefits

On or after the closing date, any compensation or benefit plan of OCB may be terminated, modified or merged into the compensation and benefit plans of Sierra, as determined by Sierra in its sole discretion, subject to compliance with applicable law so long as any such action does not reduce any benefits already accrued thereunder. At the request of Sierra, OCB will take all action necessary to terminate all other compensation or benefit plans identified by Sierra. Termination of any such plans is subject to compliance with applicable law, and will not reduce any benefits already accrued thereunder. OCB will accrue any and all obligations with respect to the termination of such plans before the effective time of the merger. OCB employees who are employed by Bank of the Sierra after the effective time or who are offered and who accept employment with Bank of the Sierra shall be eligible to participate in Bank of the Sierra’ employee benefit plans in which, and to the same extent as, similarly situated employees of Bank of the Sierra participate. Former OCB employees’ service with OCB shall be treated as service with Bank of the Sierra for purposes of determining eligibility to participate, vesting and benefits.

Expenses

Except as specifically set forth in the merger agreement, all expenses incurred by Sierra and OCB in connection with or related to the authorization, preparation and execution of the merger agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated therein, will be borne solely and entirely by the party which incurred such expense.

Closing; Effective Time of the Merger

The closing of the merger will occur not later than the 10th calendar day following the latest to occur of: (i) the receipt of all regulatory approvals required to complete the merger; (ii) the receipt of all shareholder approvals, (iii) the satisfaction or waiver of all closing conditions, or (iv) the passing of any applicable waiting periods; or at such other date or time upon which the parties hereto will mutually agree. The merger will be effected by the filing of an Agreement of Merger in the form attached as Exhibit C-1 to the merger agreement with the California Secretary of State on the day of the closing in accordance with Section 1200 of the CGCL. The “effective time” of the merger will be the date and time upon which the Agreement of Merger is filed with the California Secretary of State.

The parties are working to complete the merger in the fourth quarter of 2017. However, no assurances can be provided as to whether or when the merger will actually close.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

General

The following discussion describes the material United States federal income tax consequences of the merger to U.S. holders of OCB common stock who exchange shares of OCB common stock for shares of Sierra common stock pursuant to the merger. For purposes of this discussion, a “U.S. holder” is a beneficial owner of OCB common stock that for U.S. federal income tax purposes is:

•	a citizen or individual resident of the United States;

•	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state or political subdivision thereof;

•	a trust that (1) is subject to (A) the primary supervision of a court within the United States and (B) the authority of one or more United States persons to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) holds OCB common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. An OCB shareholder which is a partnership should consult its tax advisor concerning the tax consequences of the merger. OCB shareholders that are not U.S. holders may have different tax consequences than those described below, and are urged to consult their tax advisors about the tax treatment of the merger to them under U.S. and non-U.S. laws.

This discussion addresses only those OCB shareholders that hold their OCB common stock as a capital asset within the meaning of Section 1221 of the Code, and does not address all the U.S. federal income tax consequences that may be relevant to particular OCB shareholders in light of their individual circumstances or to OCB shareholders that are subject to special rules, such as:

•	financial institutions;

•	pass-through entities or investors in pass-through entities;

•	insurance companies;

•	tax-exempt organizations;

•	dealers in securities;

•	traders in securities that elect to use a mark-to- market method of accounting;

•	persons owning 5% or more of OCB common stock or that are affiliates of OCB;

•	persons that hold OCB common stock as part of a straddle, hedge, constructive sale or conversion transaction;

•	certain expatriates or persons that have a functional currency other than the U.S. dollar; and

•	shareholders who acquired their shares of OCB common stock through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan.

In addition, the discussion does not address any alternative minimum tax or any state, local or foreign tax consequences of the merger, nor does it address any tax consequences arising under the 3.8% unearned income Medicare contribution tax.

The following discussion is based on the Internal Revenue Code, its legislative history, existing and proposed regulations thereunder, and published rulings and decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this discussion.

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Sierra’s obligation to complete the merger is conditioned upon the receipt of an opinion from Sierra’s special tax counsel, Katten Muchin Rosenman LLP, that for U.S. federal income tax purposes, the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. Sierra does not currently intend to waive this opinion condition to its obligation to complete the merger.

The following discussion, subject to the limitations and qualifications described herein, constitutes the opinion of Katten Muchin Rosenman LLP as to the material U.S. federal income tax consequences of the merger applicable to a U.S. holder of OCB common stock that exchanges OCB common stock in the merger, to the extent such discussion sets forth statements of U.S. federal income tax law or legal conclusions with respect thereto. The opinion of counsel does not address any state, local or foreign tax consequences of the merger. It is based on certain assumptions and representations as to factual matters by Sierra and OCB, and cannot be relied upon if any of the assumptions or representations are inaccurate as of the date hereof or the effective time of the merger. In addition, the opinion is based on current law and cannot be relied upon if current law changes with retroactive effect. The opinion of counsel is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or a court will not take a contrary position. Neither Sierra nor OCB has requested, and neither Sierra nor OCB intends to request, any ruling from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger.

OCB shareholders are urged to consult their tax advisors as to the particular U.S. federal income tax consequences of the merger to them, as well as any tax consequences arising under any state, local and non-U.S. tax laws or any other U.S. federal tax laws.

Assuming that the merger is completed according to the terms of the merger agreement without waiver or modification of any provision thereof, based on and subject to the foregoing, the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. Based on the qualification of the merger as a “reorganization” under the Internal Revenue Code, the following material U.S. federal income tax consequences will result to a U.S. holder upon the exchange of its OCB common stock in the merger:

•	Ignoring any cash received in lieu of a fractional share of OCB common stock (which is discussed below), a U.S. holder receiving only shares of Sierra common stock in the merger will not recognize gain or loss in the merger.

•	Such U.S. holder generally will have an aggregate tax basis in the shares of Sierra common stock received by the U.S. holder with respect to each identifiable block of shares of OCB common stock (generally, OCB common stock acquired at the same cost in a single transaction) exchanged by the U.S. holder in the merger (including any fractional share of Sierra common stock deemed received and redeemed for cash, as discussed below) equal to the U.S. holder’s aggregate tax basis in the shares of OCB common stock in such block.

•	The holding period of the shares of Sierra common stock received by such U.S. holder with respect to each identifiable block of shares of OCB common stock exchanged in the merger (including any fractional share of Sierra common stock deemed received and redeemed for cash, as discussed below) will include the holding period of the shares of OCB common stock in such block.

•	Cash received by a U.S. holder in lieu of a fractional share of OCB common stock in the merger will be treated as if such fractional share had been issued and then redeemed by Sierra. Subject to the discussion regarding possible dividend treatment, a U.S. holder generally will recognize capital gain or loss with respect to cash received in lieu of a fractional share, measured by the difference, if any, between the amount of cash received and the tax basis in such fractional share (determined as described above). Any gain or loss recognized generally will be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the shares of OCB common stock in the block of shares of OCB common stock exchanged in the merger were held for more than one year. The deductibility of capital losses is subject to limitations. If the U.S. holder’s receipt of cash has the effect of a distribution of a dividend under the provisions of the Internal Revenue Code, such gain will be treated as dividend income rather than capital gain. The Internal Revenue Service has indicated in rulings that any reduction in the interest of a shareholder that owns a small number of shares in a publicly and widely held corporation and that exercises no control over corporate affairs would result in capital gain as opposed to dividend treatment. Because the possibility of dividend treatment depends primarily upon a U.S. holder’s particular circumstances, including the application of constructive ownership rules, U.S. holders should consult their tax advisors regarding this possibility.

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•	If the per share merger consideration is fixed at $11.67 and Sierra elects to pay a portion of the per share merger consideration in cash instead of shares of Sierra common stock, then a U.S. holder generally will recognize capital gain (but not loss) in an amount equal to the lesser of (i) the amount of cash received with respect to each identifiable block of shares of OCB common stock exchanged in the merger, ignoring any cash received in lieu of a fractional share of OCB common stock, and (ii) the excess, if any, of (a) the sum of the amount of such cash and the fair market value of the shares of Sierra common stock received with respect to such block, over (b) the U.S. holder’s tax basis in the shares of OCB common stock in such block. The U.S. holder’s capital gain will be long-term capital gain if, as of the effective date of the merger, the shares of OCB common stock in such block were held for more than one year. If the U.S. holder’s receipt of cash has the effect of a distribution of a dividend (discussed above), such gain will instead be treated as dividend income rather than capital gain. The U.S. holder’s tax basis in the shares of Sierra common stock received with respect to such block (discussed above) will be reduced by the amount of such cash and increased by the amount of any gain recognized by the U.S. holder with respect to the receipt of such cash (including any portion of the gain that is treated as a dividend).

Backup Withholding and Information Reporting

U.S. holders may be subject to information reporting and backup withholding on any cash payments they receive in the merger in lieu of fractional shares of OCB common stock. Payments will not be subject to backup withholding if the U.S. holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides Sierra or the exchange agent, as appropriate, with a properly completed Internal Revenue Service Form W-9 (or its successor form) certifying that the U.S. holder is a U.S. person, the taxpayer identification number provided is correct and the U.S. holder is not subject to backup withholding. The taxpayer identification number of an individual is his or her Social Security number. Any amounts withheld from payments to a U.S. holder under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished by the U.S. holder to the Internal Revenue Service.

The discussion of the material U.S. federal income tax consequences set forth above is intended to provide only a general summary, and is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. Moreover, the discussion set forth above does not address tax consequences that may vary with, or are dependent on, individual circumstances. In addition, the discussion set forth above does not address any non-income tax or any foreign, state or local tax consequences of the merger and does not address the tax consequences of any transaction other than the merger.

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INFORMATION ABOUT SIERRA BANCORP

Sierra Bancorp is a California corporation headquartered in Porterville, California, and is a registered bank holding company under federal banking laws. Its principal executive offices are located at 86 North Main Street, Porterville, CA 93257, telephone: (559) 782-4900. Sierra was formed to serve as the holding company for Bank of the Sierra, and has been Bank of the Sierra’s sole shareholder since August 2001. Sierra exists primarily for the purpose of holding the stock of Bank of the Sierra and of such other subsidiaries it may acquire or establish. At the present time, Sierra’s only other direct subsidiaries are Sierra Statutory Trust II, Sierra Capital Trust III, and Coast Bancorp Statutory Trust II, which exist solely to facilitate the issuance of capital trust pass-through securities (“TRUPS”). Pursuant to the Financial Accounting Standards Board’s guidance on the consolidation of variable interest entities, these trusts are not reflected on a consolidated basis in Sierra’s financial statements. At March 31, 2017, Sierra had consolidated assets of $2.000 billion, gross loans of $1.236 billion, deposits of $1.720 billion and shareholders’ equity of $210.4 million. Sierra’s liabilities include $34.5 million in debt obligations due to its trust subsidiaries related to TRUPS issued by those entities.

Bank of the Sierra is a California state-chartered bank also headquartered in Porterville, California, which opened for business in January 1978 and has since become the largest independent bank headquartered in the South San Joaquin Valley. Bank of the Sierra offers a full range of retail and commercial banking services in California’s South San Joaquin Valley, the Central Coast, Ventura County, and neighboring communities. Bank of the Sierra’s growth has primarily been organic, but includes three small whole-bank acquisitions: Sierra National Bank in 2000, Santa Clara Valley Bank in 2014, and Coast National Bank in July 2016; as well as the purchase of certain deposits and loans from Citizens Business Bank in 2016.

Bank of the Sierra plans to expand even further in 2017 with the acquisition of Ojai Community Bank which is the subject of this proxy statement/prospectus. For more information concerning the Coast Bancorp and Citizens Business Bank acquisitions see the “Recent Developments” section of Sierra’s Annual Report on 10-K for the year ended December 31, 2016 as filed with the SEC which is incorporated herein by reference. Bank of the Sierra currently operates 34 full-service branches, a loan production office, and an online branch, and maintains ATMs at all branch locations and seven non-branch locations. Its most recent branching activity occurred in the first quarter of 2017, with a de novo branch opened on California Avenue in Bakersfield and our Paso Robles branch relocated to a superior site in reasonably close proximity to the previous location. Bank of the Sierra has also received regulatory approvals for a de novo branch in Pismo Beach, California, although the timing for that branch opening remains uncertain. In addition to our stand-alone offices Bank of the Sierra has specialized lending units which include a real estate industries center, an agricultural credit center, and an SBA lending unit.

Bank of the Sierra’s chief products and services are related to the business of lending money and accepting deposits. Bank of the Sierra’s lending activities include real estate, commercial (including small business), mortgage warehousing, agricultural, and consumer loans. The bulk of its real estate loans are secured by commercial, professional office, and agricultural properties which are predominantly owner occupied, and Bank of the Sierra also offers a complete line of construction loans for residential and commercial development, permanent mortgage loans, land acquisition and development loans, and multifamily credit facilities. Secondary market services for residential mortgage loans are provided through Bank of the Sierra’s affiliations with Freddie Mac, Fannie Mae and certain non-governmental institutions.

In addition to loans, Bank of the Sierra offers a wide range of deposit products for individuals and businesses including checking accounts, savings accounts, money market demand accounts, time deposits, retirement accounts, and sweep accounts. Bank of the Sierra’s deposit accounts are insured by the FDIC up to maximum insurable amounts. Bank of the Sierra attracts deposits throughout its market area with direct-mail campaigns, a customer-oriented product mix, competitive pricing, convenient locations, drive-through banking, and a multitude of alternative delivery channels, and we strive to retain our deposit customers by providing a consistently high level of service.

Additional information about Sierra Bancorp and Bank of the Sierra is included in documents incorporated by reference into this proxy statement/prospectus. See “WHERE YOU CAN FIND MORE INFORMATION” beginning on page [__].

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INFORMATION ABOUT OCB BANCORP

General

OCB Bancorp is a California corporation and registered bank holding company headquartered in Ojai, California, which was formed in 2013 to serve as the holding company for Ojai Community Bank. Ojai Community Bank is a full-service California state-chartered bank also headquartered in Ojai, California, offering a full range of credit and depository services primarily to small and medium sized businesses and professionals. Ojai Community Bank opened for business in 2005, and currently operates from four full service banking offices in Ojai, Santa Paula, Ventura and Santa Barbara, California. Ojai Community Bank’s deposit accounts are insured by the Federal Deposit Insurance Corporation up to the maximum legal limits, and Ojai Community Bank is subject to regulation by the FDIC and the DBO. The following is a list of its offices:

Ojai Community Bank 402 W. Ojai Ave., Ste 102 Ojai, CA 93023 805-646-9909 info@ojaicommunitybank.com	Ventura Community Bank a division of Ojai Community Bank 89 S. California St., Ste. 100 Ventura, CA 93001 805-642-9955 info@venturacommunitybank.com

Santa Paula Community Bank a division of Ojai Community Bank 537 W. Harvard Blvd. Santa Paula, CA 93060 805-525-2137 info@santapaulacommunitybank.com	Santa Barbara Community Bank a division of Ojai Community Bank 21 E. Carrillo St., Ste. 160 Santa Barbara, CA 93101 805-965-8343 info@santabarbaracommunitybank.com

The focus of Ojai Community Bank is providing highly personalized banking services to entrepreneurial businesses, professional firms and nonprofit organizations, along with their owners and key managers throughout Ventura and Santa Barbara Counties of California. We offer a full range of credit and depository services, with special emphasis on superior customer service, sophisticated cash management services and direct access to bank decision makers.

The key executives of Ojai Community Bank as well as its relationship managers have all served customers in this market for many years and through their experience and extensive connections throughout Ventura and Santa Barbara Counties are in a unique position to facilitate OCB Bancorp’s organic growth.

In 2005, Ojai Community Bank completed an initial public offering in which it sold a total of 1,100,000 shares of common stock at a price of $10 per share. In 2008, Ojai Community Bank purchased two branches in Santa Paula, California from Pacific Capital Bank, N.A. that increased the total assets of the Bank from $53 million to $104 million, and conducted a private placement offering in which 162,129 shares were sold at a price of $12.00 per share.

In 2009, Ojai Community Bank was approved to issue non-cumulative preferred shares to the U.S. Treasury pursuant to the TARP CPP. On January 30, 2009, Ojai Community Bank received $2,080,000 from the U.S. Treasury which it issued 2,080 shares of Series A, and 104 shares of Series B, non-cumulative preferred shares to the U.S. Treasury. The shares of Series A preferred shares have an annual dividend rate of 5% payable quarterly beginning May 15, 2009, for five years, with the dividend rate increasing to 9% per year thereafter.

In 2011, Ojai Community Bank completed a private placement offering in which it sold a total of 543,675 shares of common stock at a price of $3.00 per share in order to increase capital to support its growth, meet the requirements of a Section 8(b) order with its regulatory agencies, and for other corporate purposes. In 2013, OCB Bancorp was formed as the holding company for Ojai Community Bank, and in connection with the formation of OCB Bancorp, Ojai Community Bank borrowed approximately $2.0 million from another institution in order to redeem the 2080 shares of Series A, and 104 shares of Series B, non-cumulative preferred shares issued to the U.S. Treasury in 2009. In 2015, OCB Bancorp borrowed $4.0 million from First National Bank of Southern California in the form of a term loan that is due in 2025, and acquired a $3.0 million line of credit from ABP Capital II, LLC, an affiliate of First National Bank of Southern California, in order to augment capital at the bank level, to support our growth, and for other general purposes.

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At March 31, 2017, OCB had total assets of $270 million, total deposits of $222 million, and total shareholders’ equity of $17 million. OCB has grown primarily through organic client growth, with almost its entire deposit base coming from core customer relationships that are primarily from the local Ventura and Santa Barbara County markets.

Additional information about OCB Bancorp, including its Proxy Statement for the 2016 Annual Meeting of Shareholders and 2016 Annual Report to Shareholders, is available electronically at www.ojaicommunitybank.com. See “WHERE YOU CAN FIND MORE INFORMATION” on page [__].

Strategy

Ojai Community Bank provides clients with a high degree of personalized services by offering a full range of deposit accounts, including personal and business/professional checking accounts, savings accounts, attorney-client trust accounts, money market demand accounts, NOW accounts, and time certificates of deposit. Ojai Community Bank also provides other customary banking products and services, including, among other things, wire transfers. Other convenience-oriented services and products Ojai Community Bank offers are direct payroll deposits, bank-by-mail services, merchant bank card processing, telephone transfers, credit cards, ATM debit cards, check imaging, and electronic check capture, courier service for bank transactions and a 24 hour Internet online banking capability to allow clients to obtain account information, transfer funds between accounts, and re-order checks, as well as mobile banking.

Ojai Community Bank also provides a full array of lending products tailored to meet the needs of clients in its service market. These products include business lines of credit, term loans, SBA and State guaranteed loans, equipment loans, accounts receivable and inventory financing, construction loans, commercial real estate loans, mortgage loans, letters of credit, and individual lines of credit.

Services Offered

Lending

Ojai Community Bank offers a range of commercial and personal loans to individuals and businesses within its immediate market area. Commercial loans include both secured and unsecured loans for working capital (including inventory and receivables), real estate acquisition and development, and purchase of machinery and equipment. Ojai Community Bank also offers qualified and non-conventional 1-4 unit mortgage loans, brokering 30 year qualified loans to investors, and retaining variable interest rate mortgage loans. Ojai Community Bank also offers loans guaranteed in part by the Small Business Administration. Ojai Community Bank also makes various types of real estate loans. Ojai Community Bank’s types of lending are discussed below.

Ojai Community Bank is subject to a variety of regulatory lending limits. While different limits apply in certain circumstances based on the loan type or the borrower’s relationship with Ojai Community Bank, it is generally subject to a loan to one borrower limit of 15% of its total capital in the case of loans that are not guaranteed by an agency of the U.S. Government, or are secured by either marketable securities or other permissible types of collateral, such as certificates of deposit. As of March 31, 2017, the unsecured legal lending limit was $4.1 million, which satisfies the credit needs of a significant portion of Ojai Community Bank’s markets. The secured legal lending limit is $6.8 million, which includes loans that are secured by readily marketable collateral. Ojai Community Bank has established relationships with correspondent banks to participate in loans when the requested loan amount exceeds its legal lending limit.

Commercial Loans: Ojai Community Bank offers a variety of commercial loan products that are customized to fit the needs of the individual business or professional client. Ojai Community Bank is an active commercial lender in the greater Ventura and Santa Barbara Counties area. Ojai Community Bank’s areas of emphasis include, but are not limited to, loans to professional services, manufacturers, retailers, wholesalers and business service companies. Ojai Community Bank also provides a wide range of business loans, including lines of credit for working capital and operational purposes, as well as term loans for the acquisition of equipment and other purposes. Collateral for these loans generally includes accounts receivable, inventory, equipment and real estate. Additionally, when appropriate, Ojai Community Bank requires personal guarantees to help assure payment. Terms of commercial business loans generally range from one to five years. A significant portion of Ojai Community Bank’s commercial business loans have floating interest rates or re-price within one year. Ojai Community Bank also makes commercial real estate loans, which are generally secured by the underlying real estate and improvements.

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Real Estate Loans: Ojai Community Bank makes 1-4 unit residential qualified 30-year mortgage loans, and non-conventional variable rate real estate mortgage loans. Ojai Community Bank does finance construction, refinance and improvement of commercial real estate. Commercial real estate lending is secured by first or second mortgages on commercial properties that are typically owner occupied in Ojai Community Bank’s primary market area.

Small Business Administration Loans: Ojai Community Bank markets Small Business Administration, or SBA loans for qualifying businesses to meet their working capital and real estate needs. Depending on Ojai Community Bank’s needs and the pricing offered for SBA loans, the portion of the loan that is guaranteed by the SBA may either be sold in the secondary market or retained in Ojai Community Bank’s loan portfolio.

Loan Participations: When loans exceed Ojai Community Bank’s lending limit, Ojai Community Bank, as the lead bank, will sell a portion of the loan in order to remain within its lending limit. Ojai Community Bank also sells loan participations to reduce risk and manage credit concentrations in particular businesses and industries. Banks with which Ojai Community Bank participates are generally located in California.

Reciprocally, Ojai Community Bank may purchase portions of loans originated by other banks as a means of increasing Ojai Community Bank’s fee and interest income. Participating with other banks allows Ojai Community Bank to earn additional revenue without the additional overhead associated with originating a loan and to diversify Ojai Community Bank’s loan products across a wider geographic, demographic and industry range.

Ojai Community Bank has not engaged in any material research activities relating to the development of new services or the improvement of existing bank services.

There has been no significant change in the types of services offered by Ojai Community Bank since its inception, except in connection with new types of accounts allowed by statute or regulation in recent years. Ojai Community Bank has no present plans regarding “a new line of business” requiring the investment of a material amount of total assets. Most of Ojai Community Bank’s business originates from within Ventura and Santa Barbara Counties, including the communities comprising Ojai, Santa Paula, Ventura, Santa Barbara, Oxnard and Camarillo, plus the unincorporated areas contiguous to these cities. There is no emphasis on foreign sources and application of funds. Ojai Community Bank’s business, based upon performance to date, does not appear to be seasonal. Except as described above, a material portion of Ojai Community Bank's loans is not concentrated within a single industry or group of related industries, nor is Ojai Community Bank dependent upon a single customer or group of related customers for a material portion of its deposits. Management of Ojai Community Bank is unaware of any material effect upon Ojai Community Bank’s capital expenditures, earnings or competitive position as a result of federal, state or local environmental regulation.

Ojai Community Bank holds no patents, licenses (other than licenses obtained from bank regulatory authorities), franchises or concessions.

Deposit and Other Banking Services

Ojai Community Bank offers deposit products that are typically available in most banks including checking accounts, NOW accounts, money market and savings accounts, and time certificates of deposit. The transaction accounts and time deposits are tailored to Ojai Community Bank’s primary market area at rates competitive to those offered in the area. All deposit accounts are insured by the FDIC up to the maximum amount allowed by law (generally $250,000 per depositor, subject to aggregation rules). Ojai Community Bank solicits accounts from individuals, businesses, associations and organizations. Other services include cashier’s checks, direct deposit of payroll checks, and automatic drafts.

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Online Banking: Ojai Community Bank is committed to technology and e-commerce in its broadest terms and as it directly applies to financial service providers. To best serve Ojai Community Bank’s clients’ needs, Ojai Community Bank offers complete banking service online. Although Ojai Community Bank’s clients are always able to discuss specific banking needs with a knowledgeable service representative available in its office, Ojai Community Bank offers its clients the option to conduct banking activities from its secure web site - www.ojaicommunitybank.com. Ojai Community Bank’s web site is designed to be user-friendly, simple and to expedite client transactions. From Ojai Community Bank’s web site, its clients are able to access their accounts, loan information and complete many common transactions including data download, transfer funds, reorder checks, view images of the front and back of cancelled checks, view deposits, view their account statements, change addresses and issue stop payment requests, all at their convenience seven-days-a-week, 24-hours-a-day. Ojai Community Bank also provides businesses with the ability to receive cancelled check images and statements online for storage and retrieval.

Ojai Community Bank is sensitive to the privacy and security concerns of its clients, especially where internet banking is concerned. Accordingly, Ojai Community Bank has put in place various procedures designed to maintain appropriate security levels. The vendors who support Ojai Community Bank’s internet banking platform work with Ojai Community Bank to enhance the security of these services. Ojai Community Bank’s responsibility to its clients is to select appropriate hardware and software in the context of the right vendor relationships to provide the best assurance to its clients that, subject to applicable law, Ojai Community Bank can protect their privacy and finances.

Outsource Operational Function: Ojai Community Bank has entered into agreements with third parties that provide a variety of specialized services and technologies to us. In each of these relationships, Ojai Community Bank benefits from the service provider’s expertise and economies of scale while retaining the flexibility to take advantage of changes in available technology without impacting client service. Among others, Ojai Community Bank has entered into agreements for data processing services, electronic funds transfer processing services, merchant bankcard processing, issuance of credit cards and loan documentation. Ojai Community Bank believes that outsourcing some of its operational functions allows it to better focus on providing the best service to its clients.

OCB Bancorp processes its data and check items under a non-cancelable agreement expiring in 2019. The agreement calls for monthly payments of approximately $30,000. The monthly payment will increase as Ojai Community Bank’s volume of transactions increases. The agreement contains a termination clause whereby Ojai Community Bank would be liable to the service bureau for a payment of 65% of the average monthly billings over the previous six months for the number of months remaining on the contract. Ojai Community Bank would also be liable for any deconversion charges from its current service provider.

Remote Deposit Solution: Ojai Community Bank remains focused on providing technology today that is well ahead of its competitors. This product allows clients to make deposits to their accounts from their desk top. Using web-based software, Ojai Community Bank’s clients have the ability to make deposits whenever it is convenient for them, without leaving their workplace.

Marketing Focus

Ojai Community Bank relies principally upon direct personal contact by officers, directors, employees, and shareholders; and specialized services such as courier pick-up and delivery of non-cash banking items. Ojai Community Bank emphasizes to its clients the advantages of dealing with a locally owned and community oriented institution that is more responsive.

Service Area

Ojai Community Bank’s current market is Ventura and Santa Barbara counties and surrounding areas in Southern California.

Ojai Community Bank attracts the majority of its loan and deposit business from the residents and numerous small to medium-sized businesses, professional firms, dentists and service entities located in Southern California. Ojai Community Bank does not have direct dealings with any foreign sources and has no known risks in any international business.

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Competition

Banking and financial services business in California generally, and in Ojai Community Bank’s service area specifically, is highly competitive. The increasingly competitive environment is a result primarily of changes in regulation, changes in technology and product delivery systems, and the accelerating pace of consolidation among financial services providers.

OCB Bancorp’s business is concentrated in their service area that originates from within Ventura and Santa Barbara Counties, including the communities comprising Ojai, Santa Paula, Ventura and Santa Barbara. In order to compete with other financial institutions in its service area, Ojai Community Bank relies principally upon direct personal contact by officers, directors, employees, and shareholders; and specialized services such as courier pick-up and delivery of non-cash banking items. Ojai Community Bank emphasizes to its customers the advantages of dealing with a locally owned and community oriented institution. Ojai Community Bank also seeks to provide special services and programs for individuals in its primary service area who are employed in the professional and business fields, such as loans for equipment, furniture, and tools of the trade or expansion of practices or businesses. Larger banks may have a competitive advantage because of higher lending limits and major advertising and marketing campaigns. Larger banks also perform services, such as trust services, international banking, discount brokerage and insurance services that Ojai Community Bank is not authorized or prepared to offer currently but Ojai Community Bank has made arrangements with its correspondent banks and with other third parties to provide such services for its customers if needed.

Increasing levels of competition in banking and financial services businesses may reduce market share or cause the prices charged for services to fall. Results may differ in future periods depending on the nature or level of competition. The increasingly competitive environment is a result primarily of changes in regulation, changes in technology and product delivery systems, and the accelerating pace of consolidation among financial services providers.

In addition, Ojai Community Bank has an experienced lending and marketing officer base. Ojai Community Bank’s strategic plan anticipated the retention of highly experienced sales officers with known loan and deposit clients that desire to continue to be serviced by experienced officers.

Ojai Community Bank has approximately $222 million on deposit from 8,509 clients as of March 31, 2017. A significant portion of these amounts consists of demand deposits that may fluctuate significantly during the upcoming year. Ojai Community Bank seeks to avoid undue concentrations to a single client or industry. Some of Ojai Community Bank’s commercial and real estate loans are to some extent dependent on the real estate market.

Commercial banks compete with savings banks, credit unions, other financial institutions, securities brokerage firms, and other entities for funds. For instance, yields on corporate and government debt securities and other commercial paper affect the ability of commercial banks to attract and hold deposits. Commercial banks also compete for loans with savings banks, credit unions, consumer finance companies, mortgage companies and other lending institutions.

Employees

As of March 31, 2017, Ojai Community Bank had 48 full time equivalent employees. None of these employees are covered by a collective bargaining agreement. Ojai Community Bank considers relations with its employees to be good.

Properties

In March 2017, Ojai Community Bank renewed the lease of the entire ground floor of its headquarters office located at 402 West Ojai Avenue, Ojai, California. Ojai Community Bank entered into a five-year lease, with two five-year options to renew, from an entity not affiliated with Ojai Community Bank, for approximately 4,617 square feet or approximately 50% of a 9,000 square foot building for an initial lease rent of approximately $1.62 per rentable square foot, or a total of approximately $7,479 per month, increasing between a minimum of 2% and a maximum of 4% each year of the lease depending on cost of living adjustments. The current common area maintenance, or CAM, charges are approximately $1,976 per month. The location provides parking and is easily accessible from Ojai Avenue. Ojai Community Bank management considers these premises adequate for its current needs. In management’s opinion, Ojai Community Bank has sufficient insurance to cover its interests in the premises it occupies.

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In 2008, Ojai Community Bank entered into a five-year lease with two five-year options to renew for the lease of approximately 4,595 square feet lease for its Santa Paula branch office that operates under the Santa Paula Community Bank trade name located in the Santa Paula Shopping Center, 550-660 West Main Street, Santa Paula, California. Santa Paula Shopping Center is an entity not affiliated with Ojai Community Bank. In 2013, Ojai Community Bank exercised the first renewal option. The current lease rent is approximately $9,787 per rentable square foot, or a total of approximately $2.13 per month, increasing to fair market value on the first day of the next renewal term in 2018. The current CAM charges are approximately $1,765 per month. The location provides parking and is easily accessible from all major highways. Ojai Community Bank management considers these premises adequate for its current needs. In management’s opinion, Ojai Community Bank has sufficient insurance to cover its interests in the premises it occupies.

In 2015, Ojai Community Bank entered into a five-year lease with two five-year options to renew for the lease of approximately 6,665 square feet lease for its Ventura branch office that operates under the Ventura Community Bank trade name located at 89 S. California Street, Ventura, California. The landlord is an entity not affiliated with Ojai Community Bank. The current lease rent is approximately $1.34 per rentable square foot, or a total of approximately $8,900 per month, increasing 3% per year. The location provides parking and is easily accessible from all major highways. Ojai Community Bank management considers these premises adequate for its current needs. In management’s opinion, Ojai Community Bank has sufficient insurance to cover its interests in the premises it occupies.

In 2014, Ojai Community Bank entered into a three-year lease with two five-year options to renew for the lease of approximately 1,526 square feet lease for its Santa Barbara branch office that operates under the Santa Barbara Community Bank trade name located at 21 E. Carrillo Street, Suite 160, Santa Barbara, California. In July 2016, the lease was amended to include Suite 130 consisting of 1,187 square feet. The landlord is an entity not affiliated with Ojai Community Bank. The current lease rent is approximately $2.49 per square foot, or a total of approximately $6,747 per month, increasing 3% per year. The current CAM charges are approximately $1,722 per month. The location provides parking and is easily accessible from all major highways. Ojai Community Bank management considers these premises adequate for its current needs. In management’s opinion, Ojai Community Bank has sufficient insurance to cover its interests in the premises it occupies.

Legal Proceedings

OCB Bancorp and Ojai Community Bank are, from time to time, subject to various pending and threatened legal actions that arise out of the normal course of its business. Neither OCB Bancorp nor Ojai Community Bank is currently a party to any pending material legal or administrative proceedings.

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DESCRIPTION OF SIERRA BANCORP COMMON STOCK

General

The authorized capital stock of Sierra Bancorp consists of 24,000,000 shares of common stock, no par value, and 10,000,000 shares of serial preferred stock, no par value. As of July 31, 2017, there were [13,831,749] shares of common stock, and no shares of preferred stock, issued and outstanding. As of that same date there were options outstanding to purchase an aggregate of [431,600] shares of Sierra’s common stock under its 2007 Stock Incentive Plan; and 850,000 shares available for grant under its 2017 Stock Incentive Plan. Sierra’s preferred stock may be divided into such number of series as Sierra’s board of directors may determine. Sierra’s board of directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of Sierra’s preferred stock, and to fix the number of shares of any series of Sierra’s preferred stock and the designation of any such series of Sierra’s preferred stock. Sierra’s board of directors, within the limits and restrictions stated in any resolution or resolutions of Sierra’s board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

Voting Rights

All voting rights are vested in the holders of Sierra’s common stock. Each shareholder is entitled to one vote per share on any issue requiring a vote at any meeting, and will be entitled to participate in any liquidation, dissolution, or winding up on the basis of his or her pro rata share holdings. Shareholders are not entitled to cumulative voting in the election of directors.

Dividends

After the preferential dividends upon all other classes and series of stock entitled thereto shall have been paid or declared and set apart for payment and after Sierra shall have complied with all requirements, if any, with respect to the setting aside of sums as a sinking fund or for a redemption account on any class of stock, then the holders of Sierra’s common stock are entitled to such dividends as may be declared by Sierra’s board of directors out of funds legally available therefore under the laws of the State of California. For more information on Sierra’s dividend policy and historical dividend practices, as well as legal restrictions on the payment of dividends by Sierra Bancorp, see “COMPARATIVE MARKET PRICE DATA AND DIVIDEND INFORMATION – Dividends” above.

Miscellaneous

Sierra’s common stock has no conversion or redemption rights or sinking fund provisions applicable to it. The common stock does not have preemptive rights; therefore, future shares of common stock may be offered to the investing public or to existing shareholders, in the discretion of Sierra’s board of directors, and existing shareholders will not have the right to maintain their current percentage ownership in our common stock. In addition, the shares of common stock:

•	are not deposit accounts and are subject to investment risk;

•	are not insured or guaranteed by the FDIC or any other government agency; and

•	are not guaranteed by Sierra Bancorp or Bank of the Sierra.

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COMPARISON OF THE RIGHTS OF COMMON STOCK SHAREHOLDERS OF
SIERRA BANCORP AND OCB BANCORP

Assuming the merger becomes effective, the shareholders of OCB Bancorp will receive shares of Sierra’s common stock in exchange for their shares of OCB’s common stock and will become shareholders of Sierra Bancorp. The following is a summary of material differences between the rights of holders of Sierra’s common stock and the holders of OCB’s common stock.

The following summary does not purport to be a complete statement of the provisions affecting, and differences between, the rights of holders of Sierra’s common stock and holders of OCB Bancorp common stock. This summary is intended to provide a general overview of the differences in shareholders’ rights under applicable law and the governing corporate instruments of Sierra and OCB, and other known material differences. Sierra and OCB are both California corporations incorporated under the laws of California and the California General Corporation Law, or CGCL, and are therefore both subject to the provisions of the CGCL. However, certain provisions of the CGCL apply only to “listed corporations” such as Sierra, with stock listed on a “national securities exchange” such as the Nasdaq Select Global Market.

We urge you to carefully read this entire proxy statement/prospectus, the relevant provisions of the CGCL and the other documents to which we refer in this proxy statement/prospectus for a more complete understanding of the differences between being a Sierra’s common stock shareholder and an OCB’s common stock shareholder.

	Sierra Bancorp	OCB Bancorp

Authorized Capital Stock

The authorized capital stock of Sierra Bancorp consists of 24,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value. As of July 31, 2017, there were [13,831,749] shares of common stock, and no shares of preferred stock, issued and outstanding.

The authorized capital stock of OCB Bancorp consists of 100,000,000 shares of common stock, no par value, and 100,000,000 shares of preferred stock, no par value. As of July 31, 2017, there were [2,244,014] shares of common stock (including 14,412 shares of unvested restricted stock) issued and outstanding.

Indemnification and Liability Exculpation of Directors and Officers

Sierra’s articles of incorporation authorize Sierra to provide indemnification of directors and officers in excess of the indemnification provided under the CGCL, subject to certain exceptions. Sierra’s articles of incorporation also provide for the elimination of director liability for monetary damages to the maximum extent allowed by California law.

Same.
Cumulative Voting for Election of Directors	Sierra Bancorp shareholders do not have cumulative voting rights with respect to the election of directors.	Shareholders are entitled to cumulate votes with respect to the election of directors at a shareholders’ meeting for any candidate or candidates’ whose names have been placed in nomination prior to the voting if the shareholder has given notice prior to the voting of the shareholder’s intention to cumulate votes. If any shareholder has given such notice, then every shareholder entitled to vote may cumulate such shareholder’s votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder deems appropriate.

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	Sierra Bancorp	OCB Bancorp

Number and Classes of Directors	Sierra’s bylaws provide that the number of directors shall be no less than six and no more than eleven, with the exact number to be fixed by resolution of the board of directors or the shareholders. The current number of directors is ten. Sierra’s board of directors is divided into two classes holding staggered two-year terms of office.

OCB’s bylaws provide that the number of directors shall be no less than seven and nor more than thirteen, with the exact number of directors fixed by resolution of the board of directors or shareholders. The current number of directors is nine. OCB’s board of directors is not divided into any classes holding staggered terms of office, and is elected annually to one-year terms of office.

Removal of Directors

Any or all of the directors may be removed without cause if such removal is approved by a majority of the outstanding shares entitled to vote; provided, however, that no director may be removed if the votes cast against removal of the director would be sufficient to elect the director if voted cumulatively (without regard to whether shares may otherwise be voted cumulatively) at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and either the number of directors elected at the most recent annual meeting of shareholders, or if greater, the number of directors for whom removal is being sought, were then being elected.

Same, except that for OCB these provisions apply only through the CGCL and not through the Bylaws as well; and the caveat about whether shares may otherwise be voted cumulatively does not apply since OCB’s shareholders have cumulative voting rights in the election of directors.
Notice of Shareholder Proposals and Director Nominations

In order for a shareholder of Sierra Bancorp to make a proposal for action or nominate a director, notice by such shareholder must be received by Sierra not less than 120 days before the date corresponding to that on which Sierra’s proxy statement was released to the shareholders in connection with the previous year’s annual meeting of shareholders. If the date of the annual meeting is more than 30 days before or after the anniversary date of the previous annual meeting, notice by the shareholder must be received by Sierra not later than the close of business on the tenth day following the day on which notice of the meeting is sent to shareholders.

Notice of intention to make any nominations shall be made to the President of OCB not less than the later of 7 days after mailing of the notice of a meeting of shareholders or 21 days prior to any meeting of shareholders called for the election of directors by complying with specific notice provisions. OCB does not have any specific requirements for the submission of shareholder proposals.

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	Sierra Bancorp	OCB Bancorp

Payment of Dividends

Sierra’s shareholders will be entitled to receive dividends when and as declared by its board of directors, out of funds legally available for the payment of dividends, as provided in the CGCL. The CGCL provides that a corporation may make a distribution to its shareholders if retained earnings immediately prior to the dividend payout is at least equal to the amount of the proposed distribution. For additional information on legal restrictions on the ability to pay dividends if this requirement is not met, as well as concerning Sierra’s dividend policy, see “COMPARATIVE MARKET PRICE DATA AND DIVIDEND INFORMATION – Dividends” above.

Same, but see information concerning OCB rather than Sierra referenced in “Dividends” section.
Dissenters’ Rights

Because Sierra is considered a “listed corporation” under the CGCL, Sierra’s shareholders do not have dissenters’ rights with respect to a business combination or other reorganization requiring their vote unless their shares are subject to transfer restrictions.

OCB’s shareholders generally have dissenters’ rights with respect to a business combination or other reorganization requiring their vote.
Amendment of Articles of Incorporation	Generally the CGCL requires a vote of the majority of the outstanding shares entitled to vote to amend the articles of incorporation.	Same.
Amendment of Bylaws

Subject to the right of shareholders to adopt, amend or repeal bylaws, the board of directors may adopt, amend or repeal bylaws other than a bylaw or an amendment thereof changing the authorized number of directors.

Same.
Required Vote for Mergers	The CGCL requires the affirmative vote of the majority of outstanding shares entitled to vote of each class of shares.	Same.

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	Sierra Bancorp	OCB Bancorp

Meetings of Shareholders

Sierra’s bylaws provide that an annual meeting of shareholders is to be held on a date and time determined by the board of directors. Special meetings of shareholders may be called at any time by the Chairman of the Board, the President, the board of directors or shareholders holding in the aggregate 10% or more of the outstanding shares entitled to vote.

Same.
Anti-takeover Provisions

The CGCL does not provide for any specific anti-takeover provisions. Sierra’s Articles of Incorporation provide for staggered terms of office for members of the board of directors; no cumulative voting in the election of directors; and the requirement that its board of directors consider the potential social and economic effects on our employees, depositors, customers and the communities we serve as well as certain other factors, when evaluating a possible tender offer, merger or other acquisition of Sierra. These provisions make it more difficult for another company to acquire Sierra, which could cause shareholders to lose an opportunity to be paid a premium for their shares in an acquisition transaction and reduce the current and future market price of Sierra’s common stock.

The CGCL does not provide for any specific anti-takeover provisions, and OCB’s Articles of Incorporation and Bylaws do not contain any provisions that make it more difficult for another company to acquire OCB.

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PROPOSAL NO. 2
DISCRETIONARY AUTHORITY TO ADJOURN

General

The special meeting may be adjourned to another time or place, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal.

If, at the special meeting, the number of shares of OCB’s common stock present or represented and voting in favor of the merger proposal is insufficient to approve the merger proposal, OCB intends to move to adjourn the special meeting in order to enable OCB’s board of directors to solicit additional proxies for approval of the merger agreement. In that event, OCB will ask its shareholders to vote only upon the adjournment proposal, and not the merger proposal.

In this proposal, OCB is asking its shareholders to grant discretionary authority to the person(s) designated as the proxy holder stated in the proxy card to move to adjourn the special meeting if the number of shares voting for approval of the merger proposal is not sufficient to approve that proposal at the meeting. If OCB’s shareholders approve the adjournment proposal, OCB could adjourn the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from OCB shareholders who have previously voted.

If the special meeting is adjourned so that OCB’s board can solicit additional proxies to approve the merger proposal, OCB is not required to give any notice of the adjourned meeting other than an announcement of the place, date and time provided at the special meeting.

Vote Required

Approval of the adjournment proposal requires the affirmative vote of a majority of the shares of OCB’s common stock represented and voting at the special meeting. Abstentions and broker non-votes will have no effect on the proposal to adjourn the special meeting. Brokers may not vote on the adjournment proposal without specific instructions from the person who beneficially owns the shares.

Recommendation of the Board of Directors of OCB Bancorp

The OCB Bancorp board of directors recommends a vote “FOR” adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger proposal.

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LEGAL MATTERS

The validity of Sierra Bancorp’s common stock to be issued in the merger will be passed upon by King, Holmes, Paterno & Soriano, LLP, Los Angeles, California, legal counsel to Sierra Bancorp.

Certain U.S. federal income tax consequences relating to the merger will also be passed upon for Sierra Bancorp by Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York 10022.

EXPERTS

The consolidated financial statements of Sierra Bancorp as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Vavrinek, Trine, Day & Co., LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

OTHER MATTERS

Management of OCB Bancorp is not aware of any other matters to come before the special meeting. If any other matter not mentioned in this proxy statement/prospectus is brought before the special meeting, the persons named in the enclosed form of proxy for such meeting will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

WHERE YOU CAN FIND MORE INFORMATION

Sierra Bancorp files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read a copy of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including Sierra Bancorp, who files electronically with the SEC. The address of that site is http://www.sec.gov.

Investors may also consult Sierra’s website for more information about Sierra Bancorp. Sierra’s website is www.sierrabancorp.com. Information included on these websites is not incorporated by reference into this proxy statement/prospectus.

Sierra Bancorp has filed a registration statement under the Securities Act of 1933 with the SEC on Form S-4 with respect to Sierra’s common stock to be issued in connection with the merger. This proxy statement/prospectus constitutes the prospectus of Sierra Bancorp that was filed as part of the registration statement. The registration statement and its exhibits are available for inspection and copying as described above.

This proxy statement/prospectus is part of a registration statement and constitutes a prospectus of Sierra Bancorp in addition to being a proxy statement of OCB Bancorp for its shareholders’ meeting. As allowed by SEC rules, this proxy statement/prospectus does not contain all of the information you can find in the registration statement or all of the exhibits to the registration statement. You may inspect and copy the registration statement at any of the addresses listed above. The SEC allows Sierra to “incorporate by reference” information relating to Sierra into this proxy statement/prospectus. This means that Sierra can disclose important information to you by referring you to another document separately filed by Sierra with the SEC. The information incorporated by reference is considered a part of this proxy statement/prospectus, except for any information superseded by information in this proxy statement/prospectus. In addition, any later information that Sierra files with the SEC will automatically update and supersede this information.

This proxy statement/prospectus incorporates by reference the documents listed below that Sierra Bancorp has previously filed with the SEC. These documents contain important information about Sierra Bancorp, its financial condition and other matters.

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Sierra Bancorp SEC Filings (File No. 001-35683)	Period or File Date
Annual Report on Form 10-K	Year ended December 31, 2016, filed March 13, 2017
Current Report on Form 8-K	March 17, 2017
Definitive Schedule 14A	April 14, 2017
Current Report on Form 8-K	April 25, 2017
Amendment to Definitive Schedule 14-A	May 5, 2017
Quarterly Report on Form 10-Q	Quarterly Period ended March 31, 2017, filed May 8, 2017
Current Report on Form 8-K	May 25, 2017

In addition, Sierra Bancorp incorporates by reference any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and before the date of the special meeting (excluding any Current Reports on Form 8-K to the extent disclosure is furnished and not filed). Such documents are considered to be a part of this proxy statement/prospectus, effective as of the date such documents are filed. In the event of conflicting information in this proxy statement/prospectus in comparison to any document incorporated by reference into this proxy statement/prospectus, or among documents incorporated by reference, the information in the latest filed document controls.

You can obtain any of these documents from the SEC, through the SEC’s website at the address described above, or Sierra will provide you with copies of these documents, without charge to you, upon written or oral request to:

Sierra Bancorp

86 North Main Street

Porterville, CA 93257

Attention: Diane Renois, Corporate Secretary

(559) 782-4900

You should rely only on the information contained in this proxy statement/prospectus or that we have referred to you. Neither Sierra Bancorp nor OCB Bancorp has authorized anyone to provide you with any additional information. This proxy statement/prospectus is dated as of the date listed on the cover page. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date, and neither the posting or mailing of this proxy statement/prospectus to shareholders of OCB Bancorp nor the issuance of common stock of Sierra Bancorp in the merger shall create any implication to the contrary.

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[EXECUTION VERSION]

AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

DATED AS OF APRIL 24, 2017

AMONG

SIERRA BANCORP

AND

OCB BANCORP

APPENDIX A

TABLE OF CONTENTS

ARTICLE 1 CERTAIN DEFINITIONS		6

ARTICLE 2 THE MERGERS AND RELATED MATTERS		17

2.1.	The Mergers; Surviving Corporation	17

2.2.	The Bank Merger	18

2.3.	Filing of Certificate of Merger and Agreement of Merger	19

2.4.	Conversion of Company Stock	19

2.5.	Exchange Procedures; Dissenting Shares	20

ARTICLE 3 ACTIONS PENDING THE MERGER		22

3.1.	Covenants of Company	22

3.2.	Advice of Changes; Government Filings	25

3.3.	No Control of Other Party’s Business	25

3.4.	Ordinary Course	26

ARTICLE 4 REPRESENTATIONS AND WARRANTIES		26

4.1.	Disclosure Schedules	26

4.2.	Representations and Warranties of Company	26

4.3.	Representations and Warranties of Parent	48

ARTICLE 5 ADDITIONAL AGREEMENTS		52

5.1.	Preparation of Prospectus/Proxy Statement; Stockholder Meeting; Company Change in Recommendation	52

5.2.	[Intentionally deleted]	54

5.3.	Access to Information	54

5.4.	Reasonable Best Efforts	55

5.5.	Acquisition Proposals to Company	57

5.6.	Termination of Employee Benefit Plans and Employee Matters	58

5.7.	Fees and Expenses	58

5.8.	Indemnification; Directors’ and Officers’ Insurance	59

5.9.	Public Announcements	60

5.10.	Listing on Nasdaq	60

5.11.	Untrue Representations	60

5.12.	Litigation and Claims	60

5.13.	Additional Agreements	60

5.14.	Company Support Agreements	60

2

5.15.	Option Holder Agreements	61

5.16.	Company Transaction Expenses	61

5.17.	Company Adjusted Shareholders’ Equity	61

5.18.	Disclosure Schedules	61

5.19.	Acquisition Proposals of Parent Bank and/or Parent	62

5.20.	Prepayment of Senior Debt	62

5.21.	Company Convertible Debt	62

5.22.	Estoppel Letters and Consents; NDAs	62

ARTICLE 6 CONDITIONS TO CONSUMMATION OF THE TRANSACTION		63

6.1.	Conditions to Each Party’s Obligation	63

6.2.	Conditions to Obligations of Company	63

6.3.	Conditions to Obligation of Parent	64

ARTICLE 7 TERMINATION		66

7.1.	Termination	66

7.2.	Effect of Termination	70

ARTICLE 8 MISCELLANEOUS		72

8.1.	Nonsurvival of Representations, Warranties and Agreements	72

8.2.	Amendment, Extension, Waiver	72

8.3.	Counterparts	72

8.4.	Governing Law; Submission to Jurisdiction; Interpretation	73

8.5.	WAIVER OF JURY TRIAL	73

8.6.	Expenses	74

8.7.	Notices	74

8.8.	Entire Agreement; No Third Party Beneficiaries	75

8.9.	Severability	75

8.10.	Enforcement of the Agreement	76

8.11.	Waiver of Conditions	76

8.12.	Interpretation	76

8.13.	Assignment	76

8.14.	Alternative Structure	77

3

EXHIBIT A	Form of Director Voting, Non-Competition and Non-Solicitation Agreement
EXHIBIT A-1	Directors executing Director Voting, Non-Competition and Non-Solicitation Agreements
EXHIBIT B	Form of Executive Voting and Non-Solicitation Agreement
EXHIBIT B-1	Executives executing Executive Voting and Non-Solicitation Agreements
EXHIBIT C-1	Form of Merger Agreement
EXHIBIT C-2	Form of Bank Merger Agreement
EXHIBIT D	Form of Option Holder Agreement
EXHIBIT E	Form of Subordinated Note Holder Agreement

4

AGREEMENT AND PLAN OF REORGANIZATION AND MERGER, dated as of April 24, 2017, by and between Sierra Bancorp, a California corporation (“Parent”), and OCB Bancorp, a California corporation (“Company”).

RECITALS

WHEREAS, the Board of Directors of Company (the “Company Board”) has (i) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the business combination transaction provided for in this Agreement in which Company will, on the terms and subject to the conditions set forth herein, merge with and into Parent (the “Merger”), with Parent being the surviving entity in the Merger and (ii) determined that this Agreement and such transactions are fair to, and in the best interests of, Company and its shareholders.

WHEREAS, the Board of Directors of Parent (the “Parent Board”) has (i) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein, and (ii) determined that this Agreement and such transactions are advisable, and in the best interests of, Parent and its shareholders.

WHEREAS, immediately following the Merger, Ojai Community Bank, a California state-charted bank and wholly-owned subsidiary of Company (“Company Bank”), will merge with and into Parent Bank (the “Bank Merger”);x

WHEREAS, the Parties intend that the Merger and the Bank Merger be treated for federal income tax purposes as a reorganization described in Section 368(a) of the Code and that this Agreement shall constitute a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g).

WHEREAS, as a material inducement to Parent to enter into this Agreement, and simultaneously with the execution of this Agreement, each of the directors of Company listed in Exhibit A-1 is entering into an agreement, in the form of Exhibit A hereto (the “Voting, Non-Competition and Non-Solicitation Agreements”), pursuant to which they shall agree, among other things, to vote their shares of capital stock of Company in favor of the approval and adoption of this Agreement and to restrict his or her activities after the Effective Time other than for the benefit of Parent and Parent Bank.

WHEREAS, as a material inducement to Parent to enter into this Agreement, and simultaneously with the execution of this Agreement, each of the executive officers of Company listed in Exhibit B-1 is entering into an agreement, in the form of Exhibit B hereto (the “Voting and Non-Solicitation Agreements”), pursuant to which each such executive officer shall agree, among other things, to restrict his or her activities after the Effective Time other than for the benefit of Parent and Parent Bank.

WHEREAS, the Parties hereto desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

5

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, the Parties hereto agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

“Acceptable Confidentiality Agreement” means a confidentiality agreement having confidentiality and standstill provisions that are no less favorable to Company, than the terms and provisions of the Confidentiality Agreement.

“Acquisition Proposal” has the meaning set forth in Section 5.5(a).

“Affiliate” means, with respect to a Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person; for purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” or “under common control with”), as applied to any Person, means the possession, directly or indirectly, of (i) ownership, control or power to vote ten percent (10%) or more of the outstanding shares of any class of voting securities of such Person, (ii) control, in any manner, over the election of a majority of the directors, trustees or general partners (or individuals exercising similar functions) of such Person or (iii) the power to exercise a controlling influence over the management or policies of such Person; provided, however, neither Company nor any of its Affiliates shall be deemed an Affiliate of Parent, Parent Bank or any of their respective Subsidiaries for purposes of this Agreement prior to the Effective Time and neither Parent, Parent Bank nor any of their respective Affiliates shall be deemed an Affiliate of Company or any of its Subsidiaries for purposes of this Agreement prior to the Effective Time.

“After Consultation” means, with respect to the Company Board, after consultation with a financial advisor to Company and with outside legal counsel to Company; provided, however, that if such consultation relates solely to determinations of the Company Board regarding interpretations and other matters of Applicable Legal Requirements, “After Consultation” means, in such context, after consultation by the Company Board solely with such applicable outside legal counsel (and not also with such financial advisor).

“Agreement” means this Agreement and Plan of Reorganization and Merger, as amended or modified from time to time in accordance with Section 8.2.

“Agreement Date” means April 24, 2017.

“ABP Convertible Debt” means the debt issued and outstanding under the Loan and Security Agreement made as of June 23, 2015, by and between Company and ABP Capital II, LLC, a California limited liability company.

“Applicable Legal Requirements” means any federal, state, foreign, or local law, statute, ordinance, rule, order, regulation, writ, injunction, directive, judgment, administrative interpretation, treaty, decree, administrative, judicial or arbitration decision and any other executive, legislative, regulatory or administrative proclamation or other requirement of any Governmental Entity applicable, in the case of any Person, to such Person or its properties, assets, officers, directors, employees or agents (in connection with such officers’, directors’, employees’ or agents’ activities on behalf of such Person). For the avoidance of doubt, “Applicable Legal Requirements” shall include any rules, regulations or listing requirements of any stock exchange on which shares of a Person’s common stock are listed or included for trading.

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“Assigned Company Common Share Value” means Fourteen Dollars ($14.00), subject to adjustment as provided for in Section 5.16 and/or Section 5.17.

“Assigned Parent Common Share Value” means Twenty-Eight and 02/100 Dollars ($28.02).

“Bank Merger” has the meaning set forth in the Recitals.

“Bank Secrecy Act” means the Bank Secrecy Act of 1970, as amended.

“BHCA” means the Bank Holding Company Act of 1956, as amended.

“Business Day” means any day, other than Saturday, Sunday or a federal or state holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Pacific Time.

“CCSL” means the California Corporate Securities Law of 1968, as amended.

“CDBO” means the Department of Business Oversight of the State of California, successor to the California Department of Financial Institutions.

“Certificate” has the meaning set forth in Section 2.5(b).

“CFC” means the California Financial Code.

“CGCL” means the California General Corporation Law.

“Closing Date” means the date on which the Effective Time occurs.

“Closing” has the meaning set forth in Section 6.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Adjusted Shareholders’ Equity” has the meaning set forth in Section 5.17.

“Company Adjusted Shareholders’ Equity Threshold” has the meaning set forth in Section 5.17.

“Company Articles” means the Articles of Incorporation of Company, as amended.

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“Company Bank” has the meaning set forth in the Preamble.

“Company Benefit Plan” has the meaning set forth in Section 4.2(j)(i).

“Company Board” has the meaning set forth in the Recitals.

“Company Board Recommendation” has the meaning set forth in Section 4.2(c).

“Company Bylaws” means the Bylaws of Company, as amended.

“Company Change in Recommendation” has the meaning set forth in Section 5.1(c).

“Company Common Stock” means the common stock of Company.

“Company Contracts” has the meaning set forth in Section 4.2(i)(i)(M).

“Company Convertible Debt” means, collectively, the ABP Convertible Debt and the Subordinated Convertible Debt.

“Company Decrease” has the meaning set forth in Section 7.1(l)(iv).

“Company Effective Termination Date” has the meaning set forth in Section 7.1(l)(ii).

“Company Financial Statements” has the meaning set forth in Section 4.2(d)(i).

“Company Preferred Stock” means the preferred stock of Company.

“Company Professional Expenses” means any amount paid, payable or reasonably expected to become payable (whether before or after the Closing) by Company for services rendered or being rendered to Company by any attorney, investment banker or other financial advisor, accountant, auditor or other professional services provider in connection with the transactions contemplated by this Agreement, including reasonable costs incurred by such professional services provider on behalf of Company.

“Company Restricted Stock” means issued and outstanding shares of restricted shares granted under the Company Stock Incentive Plan.

“Company Shareholder Meeting” has the meaning set forth in Section 5.1(b).

“Company Stock Incentive Plan” means Company’s 2013 Omnibus Stock Incentive Plan.

“Company Stock Options” means issued and outstanding options to acquire Company Common Stock granted under the Company Stock Incentive Plan.

“Company Support Agreements” means the Non-Solicitation Agreements and the Voting, Non-Competition and Non-Solicitation Agreements.”

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“Company Termination Fee” has the meaning set forth in Section 7.2(b).

“Company Termination Price” has the meaning set forth in Section 7.1(l)(i)(B).

“Company Transaction Expenses” means the amount paid or accrued by Company, or to be paid by Parent or Parent Bank for (i) all severance benefits under any Company employment agreement (including change of control payments, but not including non-executive officer severance payments or retention bonuses) that will occur as a result of the transactions contemplated herein that were in existence as of the Effective Date as shown on Company Disclosure Schedule; (ii) benefits under any Company Benefit Plan that will accelerate or terminate as a result of the transactions contemplated herein that were in existence as of the Effective Date (other than and not including the acceleration of the vesting of outstanding Company Stock Options or Company Restricted Stock, proration and payment of Company matching funds accrued for Company’s 401k Plan, proration and payment of accrued bonus accruals, retention bonuses and severance payments other than previously agreed upon change in control payments to executive officers of Company and Company Bank due upon Closing, and any prepayment penalty incurred for repayment of the Senior Note, the APB Convertible Debt or the Subordinated Convertible Debt) as shown on Company Disclosure Schedule; (iii) all Company Professional Expenses; (iv) the cost of purchasing the tail coverage as provided for in Section 5.8(b); and (v) any contract termination fees payable to vendors, including data processing (excluding deconversion or conversion expense) and other information technology providers, or lessors as to which contracts or leases Parent has provided its agreement to terminate as of the Effective Time (or such other time as may be appropriate).

“Company Transaction Expenses Threshold” has the meaning set forth in Section 5.16.

“Confidentiality Agreement” has the meaning set forth in Section 5.3(b).

“Consents” has the meaning set forth in Section 5.22(a).

“CRA” means the Community Reinvestment Act of 1977, as amended.

“Derivatives Contracts” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

“Determination Date” has the meaning set forth in Section 7.1(l)(v)(A).

“Disclosure Schedule” has the meaning set forth in Section 4.1.

“Dissenting Shares” has the meaning set forth in Section 2.5(f).

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“DPC Shares” means shares of Company Common Stock serving as collateral for debts contracted by Company prior to the Agreement Date, as disclosed to Parent in the Disclosure Schedule.

“Effective Time” has the meaning set forth in Section 2.3(a).

“EGTRRA” means the Economic Growth and Tax Relief Reconciliation Act of 2001.

“End Date” means January 31, 2018.

“Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, now or hereafter in effect, relating to pollution or protection of public or employee health or safety or the environment, including laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials, into the environment (including ambient air, indoor air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, and (iii) underground and above ground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

“Equal Credit Opportunity Act” means the Equal Credit Opportunity Act, as amended.

“Equity Investment” means (i) an Equity Security and (ii) an ownership interest in any company or other entity, any membership interest that includes a voting right in any company or other entity, any interest in real estate, and any investment or transaction which in substance falls into any of these categories even though it may be structured as some other form of investment or transaction.

“Equity Security” means any stock, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, or voting-trust certificate; any security convertible into such a security; any security carrying any warrant or right to subscribe to or purchase any such security; and any certificate of interest or participation in, temporary or interim certificate for, or receipt for any of the foregoing.

“ERISA Affiliate” means, with respect to any Person, any corporation, trade or business which, together with such Person, is a member of a controlled group of corporations or a group of trades or businesses under common control within the meaning of Section 414 of the Code.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

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“Exchange Agent” has the meaning set forth in Section 2.5(a).

“Exchange Fund” has the meaning set forth in Section 2.5(c).

“Fair Housing Act” means the Fair Housing Act, as amended.

“Fairness Hearing” means a hearing convened by CDBO in accordance with Section 25142 of the California Corporations Code for the purposes of determining whether the transactions contemplated by this Agreement, including the Merger, are fair, just and equitable.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve Act” means the Federal Reserve Act, as amended.

“Federal Reserve Bank” means the Federal Reserve Bank of San Francisco.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“FHLB” means the Federal Home Loan Bank of San Francisco.

“GAAP” means generally accepted accounting principles and practices as in effect from time to time in the United States.

“Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or industry self-regulatory organization.

“Hazardous Material” means any pollutant, contaminant, chemical, or toxic or hazardous substance, constituent, material or waste, or any other chemical, substances, constituent or waste including petroleum, crude oil or any fraction thereof or any petroleum product, but does not include normal quantities of any chemical used in the ordinary course of business as office or cleaning supplies.

“Home Mortgage Disclosure Act” means the Home Mortgage Disclosure Act, as amended.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means, (A) with respect to Company, (i) the actual knowledge upon due inquiry of any officer of Company or Company Bank holding the title of executive vice president and above, or otherwise performing the function of a chief credit officer, chief financial officer, or chief operating officer, or (ii) the actual knowledge without inquiry of any member of the Company Board, and (B) with respect to Parent, (i) the actual knowledge upon due inquiry of any officer of Parent or Parent Bank holding the title of executive vice president and above, or otherwise performing the function of a chief credit officer, chief financial officer, or chief operating officer, or (ii) the actual knowledge without inquiry of any member of the Parent Board.

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“Leases” has the meaning set forth in Section 4.2(o)(ii)

“Letter of Transmittal” has the meaning set forth in Section 2.5(b).

“Liens” has the meaning set forth in Section 4.2(o)(i).

“Loans” means loans, extensions of credit (including guaranties), commitments to extend credit and other similar assets, including leases intended as financing arrangements, in each case required to be reflected in the financial statements of a Person pursuant to applicable regulatory or accounting principles, including generally accepted accounting principles.

“Lower Collar Price” means Twenty-Five and 22/100 Dollars ($25.22).

“Lower Determination Price Difference” has the meaning set forth in Section 7.1(l)(i)(B).

“Material Adverse Effect” means, with respect to any Person, any material adverse effect on, or any change, event, effect, development, occurrence or state of facts that, individually or in the aggregate, has had a material adverse effect on, the business, condition (financial or otherwise), properties, assets, liabilities or results of operations of such Person, taken as a whole, or the ability of such Person to perform its obligations under this Agreement on a timely basis, or on the ability of such Person to consummate the Merger or the Bank Merger as contemplated hereby; provided, however, that none of the following shall be taken into account in determining whether there has been or would more likely than not be expected to be a “Material Adverse Effect”: any change or event occurring after the date of this Agreement that is caused by or results from (A) changes in prevailing interest rates, currency exchange rates, credit or capital markets conditions, or other financial, economic, monetary or political conditions in the United States or elsewhere, (B) changes in United States or foreign securities markets, including changes in price levels or trading volumes, (C) changes or events affecting the financial services industry generally, unless such changes or events have a materially disproportionate adverse effect on such Person relative to similarly situated California-based banks, (D) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and their holding companies generally, (E) actions required hereunder, (F) any outbreak of major hostilities in which the United States is involved or any act of terrorism within the United States or directed against its facilities or citizens wherever located, unless such change has a materially disproportionate adverse effect on such Person relative to similarly situated California-based banks, (G) the announcement of this Agreement, the Merger, the Bank Merger and the other transactions contemplated by this Agreement, including any stockholder litigation relating to the Merger and the other transactions contemplated by this Agreement, (H) any failure by the Person to meet internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period (it being understood that the underlying facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been or would more likely than not be expected to be, a Material Adverse Effect if such facts and circumstances are not otherwise described in clauses (A)-(H) of this definition).

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“material” means, with respect to any event, change, fact or state of facts, violation or effect involving a Person, an event, change, fact or state of facts, violation or effect which is material in relation to the financial condition, properties, assets, liabilities, businesses or results of operations of such Person taken as a whole or the ability of any of the Parties to complete the Merger and the other transactions provided for in this Agreement.

“Measurement Date” means the last day of the month immediately preceding the Closing Date; provided that in the event the Closing Date shall occur in the first ten (10) days of a month, the “Measurement Date” shall be the last day of the second (2nd) month immediately preceding the Closing Date.

“Merger” has the meaning set forth in the Recitals

“National Labor Relations Act” means the National Labor Relations Act, as amended.

“NDA” has the meaning set forth in Section 4.2(o)(ii).

“Option Consideration” has the meaning set forth in Section 2.3(c).

“Option Holder Agreements” has the meaning set forth in Section 6.3(j).

“OREO” means other real estate owned.

“Owned Real Properties” means the properties owned by Company or Company Bank.

“Parent” has the meaning set forth in the Preamble.

“Parent Bank” means Bank of the Sierra, a California state-chartered bank and wholly owned subsidiary of Parent.

“Parent Board” has the meaning set forth in the Preamble.

“Parent Closing Price” means the volume-weighted average price of Parent Common Stock over the twenty (20) Trading Days immediately preceding, but not including, the five (5) Business Days before the anticipated Closing Date.

“Parent Common Stock” means shares of Parent common stock, no par value.

"Parent Determination Price" has the meaning set forth in Section 7.1(l)(v)(B).

“Parent Effective Termination Date” has the meaning set forth in Section 7.1(l)(iv).

“Parent Increase” has the meaning set forth in Section 7.1(l)(ii).

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“Parent Professional Expenses” means any amount paid, payable or reasonably expected to become payable (whether before or after the Closing) by Parent for services rendered or being rendered to Parent by any attorney, investment banker or other financial advisor, accountant, auditor or other professional services provider in connection with the transactions contemplated by this Agreement, including reasonable costs incurred by such professional services provider on behalf of the Parent.

“Parent Termination Price” has the meaning set forth in Section 7.1(l)(iii)(B).

“Parent Transaction Expenses” means the amount paid or accrued by Parent or Parent Bank for (i) all Parent Professional Expenses, and (ii) the costs of any application, printing, mailing or other fees related to the Merger, including but not limited to the cost of printing and mailing the Prospectus/Proxy Statement to the shareholders of Company.

“Parent SEC Reports” has the meaning set forth in Section 4.3(c)(ii).

“Party” means either of Parent or Company.

“Permitted Liens” with respect to any Person, means (i) liens for current taxes and assessments not yet delinquent or as to which such Person is diligently contesting in good faith and by appropriate proceeding either the amount thereof or the liability therefor or both if the payment of which adequate reserves for the payment of such taxes and assessments have been established on the books of such Person in accordance with generally accepted accounting principles and regulatory accounting principles; (ii) liens of landlords, carriers, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with customary and prudent practices for similarly situated financial institutions for sums not yet past due, to the extent reflected on such Person’s books, or which are being contested in good faith by appropriate proceedings and for the payment of which adequate reserves for the payment of such liens have been established on the books of such Person in accordance with generally accepted accounting principles and regulatory accounting principles, or the defense of which has been accepted by a title insurer, bonding company, other surety or other Person; (iii) any recorded lien (other than for funded indebtedness) relating to any leased premises that shall not have a Material Adverse Effect on such Person and which does not materially impair the use of such property or the merchantability or the value of such property or interest therein; (iv) zoning restrictions, easements, licenses and other restrictions on the use of real property or any interest therein, or minor irregularities in title thereto, which do not materially impair the use of such property or the merchantability or the value of such property or interest therein; (v) liens encumbering the interest of the landlord under any real property lease the existence of which does not result in a default by landlord under such real property lease or materially interfere with the use of the related leased premises in the manner it is currently operated; (vi) deposits, liens or pledges to secure payments of worker’s compensation, unemployment insurance, pensions or other social security obligations, public or statutory obligations, surety, stay or appeal bonds, or similar obligations arising in the ordinary course of business; (vii) liens on assets of Subsidiaries of such Person which are banks incurred in the ordinary course of their banking business, including liens on risk assets given to secure deposits and other liabilities of such Subsidiaries arising in the ordinary course of business (including those given to secure borrowings, advances, or discount window availability from any private or governmental banking entity or any clearinghouse); and (viii) pledges of securities to secure fed funds borrowings from other banks or public deposits.

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“Per Share Merger Consideration” means a number, rounded to five (5) decimal places, of validly issued, fully paid and non-assessable, unrestricted and without transferability restrictions or legends, shares of Parent Common Stock equal to the quotient of (A) the Assigned Company Common Share Value divided by (B) the Parent Closing Price; provided that (A) in the event that the Parent Closing Price is equal to or less than the Lower Collar Price, the Per Share Merger Consideration shall be equal to the quotient determined by dividing (x) the Assigned Company Common Share Value by (y) the Lower Collar Price; and (B) in the event that the Parent Closing Price is equal to or more than the Upper Collar Price, then the Per Share Merger Consideration shall be equal to the quotient determined by dividing (x) the Assigned Company Common Share Value by (y) the Upper Collar Price.

“Person” means any individual, corporation, partnership, limited liability company, limited partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, person (as defined in Section 13(d)(3) of the Exchange Act), Governmental Entity or other entity.

“Pledged Collateral” means the collateral pledged pursuant to (i) the Stock Pledge Agreement made as of June 23, 2015, by and between Company and ABP Capital II, LLC, a California limited liability company, and (ii) the Stock Pledge Agreement made as of June 23, 2015, by and between Company and First National Bank of Southern California, a national banking association.

“Previously Disclosed” by a Party means information set forth in a section of its Disclosure Schedule corresponding to the section of this Agreement where such term is used.

“Properties” means all real property leased or owned by Company, either currently or in the past (as the context requires).

“Prospectus/Proxy Statement” has the meaning set forth in Section 5.1(a).

“RAP” means the regulatory accounting principles of the FDIC and the Federal Reserve Bank.

“Representatives” has the meaning set forth in Section 5.5(a).

“Required Company Vote” has the meaning set forth in Section 4.2(c)(i).

“Requisite Regulatory Approvals” has the meaning set forth in Section 4.2(c)(iii).

“Rights” means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments of any character that obligate the Person to sell, purchase, issue or dispose of any of its capital stock or other ownership interests or other securities representing the right to purchase or otherwise receive any of its capital stock or other ownership interests.

“SEC” means the United States Securities and Exchange Commission.

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Senior Debt” means the debt issued and outstanding under the Loan and Security Agreement made as of June 23, 2015, by and between Company and First National Bank of Southern California, a national banking association.

“Shareholder” has the meaning set forth in Section 2.5(b).

“Subordinated Convertible Debt” means the debt issued and outstanding under (i) the Subordinated Note Purchase Agreement made as of August 1, 2016, by and among Company, the George and Margaret Melton Trust, the Schmidt Family Trust, the John W. and Peggy A. Russell Trust, and the Brubaker Family Trust, and (ii) the Subordinated Note Purchase Agreement made as of September 15, 2016, by and between Company and the Wachtell Family Partnership.

“Subordinated Debt Consideration” has the meaning set forth in Section 5.21(c).

“Subsidiary” means, when used with respect to any Party, any corporation, business trust or other organization, whether incorporated or unincorporated, (i) of which such Party or any other Subsidiary of such Party is a general partner (excluding partnerships, the general partnership interests of which held by such Party or any Subsidiary of such Party do not have a majority of the voting interests in such partnership), or (ii) at least a majority of the securities or other interests of which that have by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Party or by any one or more of its Subsidiaries, or by such Party and one or more of its Subsidiaries.

“Superior Proposal” means an unsolicited, bona fide written Acquisition Proposal which the Company Board concludes in good faith, After Consultation, taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal and the Person making such Acquisition Proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), (i) is more favorable to the stockholders of Company, from a financial point of view, than the transactions contemplated by this Agreement, (ii) in the case of any Acquisition Proposal contemplating cash consideration, is not subject to any financing contingencies, and (iii) reasonably likely to receive all required governmental approvals on a timely basis and otherwise reasonably capable of being completed on the terms proposed without unreasonable delay in relation to what is customary for a transaction of the nature so proposed; provided that, for purposes of this definition of “Superior Proposal,” the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 5.5(a), except that the reference to “10% or more” in the definition of “Acquisition Proposal” shall be deemed to be a reference to “100%” of all Company Common Stock, subject to Dissenters’ Rights as provided by law.

“Surviving Bank” has the meaning set forth in Section 2.2(a).

“Surviving Corporation” has the meaning set forth in Section 2.1(a).

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“Tax Returns” means any return (including any amended return), declaration or other report (including elections, declarations, claims for refund, schedules, estimates and information returns) with respect to any Taxes (including estimated taxes).

“Tax” and “Taxes” mean all federal, state, local, foreign and other taxes, levies, imposts, assessments, duties, customs, impositions or other similar government charges, including income, estimated income, business, occupation, franchise, real property, payroll, alternative or add-on minimum, social security (or similar), unemployment, personal property, sales, transfer, stamp, use, escheat, employment-related, commercial rent or withholding, net worth, occupancy, premium, gross receipts, profits, windfall profits, deemed profits, license, lease, severance, capital, production, corporation, ad valorem, excise, duty, utility, environmental, value-added, recapture, unclaimed property or other taxes, including any interest, penalties, fines and additions (to the extent applicable) thereto, whether disputed or not; and the term “tax return” means tax returns, declarations, statements, reports, schedules, forms and information returns and any amended tax return relating to taxes.

"Trading Day" has the meaning set forth in Section 7.1(l)(v)(C).

“Treasury Regulations” means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

“Upper Collar Price” means Thirty and 82/100 Dollars ($30.82).

“Upper Determination Price Difference” has the meaning set forth in Section 7.1(l)(iii)(B).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended.

“Voting and Non-Solicitation Agreements” has the meaning set forth in the Recitals.

“Voting Debt” means all bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders may vote.

“Voting, Non-Competition and Non-Solicitation Agreements” has the meaning set forth in the Recitals.

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ARTICLE 2

THE MERGERS AND RELATED MATTERS

2.1.     The Mergers; Surviving Corporation.

(a)          The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Company shall merge with and into Parent (the “Merger”) and the separate corporate existence of Company shall cease. Parent shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation"), and shall continue to exist as a California corporation with all its rights, privileges, immunities, powers and franchises continuing unaffected by the Merger. The Parties intend that the Merger be treated for federal income tax purposes as a reorganization described in Section 368(a) of the Code and that this Agreement shall constitute a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g). Parent may, at any time prior to the Effective Time (including, to the extent permitted by Applicable Legal Requirements, after Company’s shareholders have adopted this Agreement), change the method of effecting the Merger and/or the Bank Merger (including, without limitation, the provisions of this Section 2.1(a) and including, without limitation, by electing not to merge Company into Parent, but rather merge a Subsidiary of Parent into Company, and not to merge the Company Bank into a Subsidiary of Parent, if and to the extent it deems such change to be necessary, appropriate or desirable); provided, however, that no such change shall (i) alter or change the amount or kind of the Merger Consideration to be paid to holders of Company Common Stock and Company Stock Options, (ii) adversely affect the Tax treatment of Company’s shareholders as a result of receiving the Merger Consideration, (iii) impede, delay or prevent consummation of the transactions contemplated by this Agreement or (iv) otherwise be prejudicial to the interests of the shareholders of Company.

(b)          Articles of Incorporation and Bylaws of the Surviving Corporation. The Articles of Incorporation and Bylaws of Parent, immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of Parent as the surviving corporation of the Merger, until either is thereafter amended in accordance with applicable law.

(c)          Directors and Officers of the Surviving Corporation. The directors and officers of Parent immediately following the Effective Time (the “Surviving Corporation Directors") shall be the directors and officers of Parent, as the surviving corporation of the Merger, until their respective successors shall be duly elected and qualified.

2.2.     The Bank Merger.

(a)          The Bank Merger. Upon the terms and conditions of this Agreement, and pursuant to the provisions of the CFC and CGCL and, to the extent applicable, the rules and regulations promulgated by the CDBO and FDIC, immediately following the Effective Time, Company Bank shall be merged with and into Parent Bank, with Parent Bank as the surviving corporation (“Surviving Bank”), and each outstanding share of Company Bank shall be cancelled.

(b)          Articles of Incorporation and Bylaws of the Surviving Bank. The Articles of Incorporation and Bylaws of Parent Bank, as in effect immediately prior to the Bank Merger, shall be the Articles of Incorporation and Bylaws of Parent Bank, as the surviving corporation of the Bank Merger, until either is thereafter amended in accordance with applicable law.

(c)          Directors and Officers of the Surviving Bank. The directors and officers of Parent Bank immediately prior to the Bank Merger shall be the directors and officers of Parent Bank, as the surviving corporation of the Bank Merger, until their respective successors shall be duly elected and qualified or otherwise duly selected.

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2.3.     Filing of Certificate of Merger and Agreement of Merger.

(a)          The Merger. As soon as practicable, but in no event later than the tenth (10th) calendar day after which each of the conditions set forth in Article 6 hereof has been satisfied or waived (other than those conditions that by their nature are to be satisfied at Closing) or such other time as the Parties may agree, Company and Parent will file, or cause to be filed, with the California Secretary of State an agreement of merger in substantially the form of Exhibit C-1 to this Agreement, effecting the Merger, and the Merger shall become effective at that time (the "Effective Time").

(b)          The Bank Merger. Immediately following the Effective Time, Parent Bank and Company Bank will file, or cause to be filed, with the California Secretary of State and the CDBO, an agreement of merger in substantially the form of Exhibit C-2 to this Agreement, effecting the Bank Merger, and the Bank Merger shall become effective at that time.

2.4.     Conversion of Company Stock.

(a)          Cancellation of Certain Company Common Stock. Each share of Company Common Stock that is owned by Parent, Parent Bank, or Company (as treasury stock or otherwise, but excluding shares owned in a fiduciary capacity) or any of their respective direct or indirect wholly-owned Subsidiaries as of immediately prior to the Effective Time shall automatically be cancelled and retired and will cease to exist, and no consideration will be delivered therefor.

(b)          Company Common Stock. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger, and without any action on the part of any Person, each share of the common stock, no par value, of Company (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares or shares to be cancelled or retired in accordance with Section 2.4(a)) shall be converted into the right to receive the Per Share Merger Consideration.

(c)          No Effect on Stock of Parent. The Merger shall have no effect on the outstanding capital stock of Parent.

(d)          Company Stock Options. Immediately prior to the Effective Time, each Company Stock Option that has not previously been exercised, whether or not then vested and whether or not then exercisable, shall terminate and be of no further effect and any rights thereunder to purchase shares of Company Common Stock shall also terminate and be of no further force or effect. Each holder of such terminated Company Stock Options that are in-the-money and who has executed an Option Holder Agreement in the form attached hereto as Exhibit D shall be entitled to receive, in lieu of each share of Company Common Stock that would otherwise have been issuable upon exercise thereof, an amount in cash without interest equal to (i) (A) the Per Share Merger Consideration multiplied by (B) the Parent Closing Price minus (ii) the exercise price per share with respect to the corresponding Company Stock Option in question (such amount, the “Option Consideration”). Any payments of Option Consideration pursuant to this Section 2.4(d) shall take place only after the satisfaction or fulfillment or waiver of the conditions of Closing contained in Article 6. Company shall collect in cash (and timely pay) all applicable withholding and payroll taxes with respect to such options and shall comply with all payroll reporting requirements with respect thereto.

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(e)          Effect on Company Capital Stock. Each holder of Company Common Stock at the Effective Time shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive the Per Share Merger Consideration, (2) any dividends and other distributions on such shares of Parent Common Stock to be received as Per Merger Consideration that have a record date after the Effective Time, and (3) any cash to be paid in lieu of any fractional share of Parent Common Stock in accordance with Section 2.5(g).

2.5.     Exchange Procedures; Dissenting Shares.

(a)          Exchange Agent. Prior to the Effective Time, Parent shall designate Computershare Investor Services, Inc., or another Person reasonably acceptable to Company to act as Exchange Agent (the “Exchange Agent”) in the Merger.

(b)          Exchange Procedures. Within a reasonable period of time (but not more than ten (10) Business Days) after the Effective Time, Parent shall cause to be mailed to each holder of record (a “Shareholder”) of a certificate or certificates or book entries which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (“Certificate”), (A) a letter of transmittal form (the “Letter of Transmittal”), and (B) instructions for use in effecting the surrender of the Certificates in exchange for the Per Share Merger Consideration payable in exchange therefor. Following the Effective Time and upon delivery to the Exchange Agent of a duly completed and validly executed Letter of Transmittal, together with surrender of a Certificate (or Certificates) for cancellation, each Shareholder shall be entitled to receive in exchange therefor the Per Share Merger Consideration to which such Shareholder is entitled pursuant to Section 2.4(b) at the times set forth in this Article 2 and the Certificate(s) so surrendered shall be canceled.

(c)          Parent to Provide Merger Consideration to Exchange Agent. As of the Effective Time, Parent shall have (i) authorized its transfer agent and the Exchange Agent for the benefit of each holder of each share of Company Common Stock, to exchange in accordance with this Section 2.5 through the Exchange Agent, shares of Parent Common Stock equal to the Per Share Merger Consideration, and (ii) deposited cash sufficient to make any payments of cash in lieu of any fractional shares payable pursuant to Section 2.5(g) and the amount of any dividends or other distributions (collectively, the “Exchange Fund”).

(d)          No Further Rights. At the Effective Time, holders of Certificates shall cease to have rights with respect to Company Common Stock previously represented by such Certificates, and their sole rights (other than the holders of Certificates representing Dissenting Shares) shall be to exchange such Certificates for the Merger Consideration in respect of the shares represented thereby. After the Effective Time, there shall be no further transfer of Certificates on the records of Company, and if such Certificates are presented to Company for transfer, they shall be canceled against delivery of the Per Share Merger Consideration in respect of the shares represented thereby. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder, and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common Stock shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with the procedures set forth herein.

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(e)          Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, and, if required by Parent or the Exchange Agent, the posting of a bond in such sum as Parent or its transfer agent may reasonably direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificates, the aggregate Per Share Merger Consideration in respect of the shares represented by those Certificates required pursuant to Section 2.5 at the times set forth in Article 2.

(f)          Dissenting Shares. Any shares of Company Common Stock held by a Person who dissents from the Merger in accordance with the provisions of Chapter 13 of the California General Corporation Law shall be herein called “Dissenting Shares.” Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to applicable law. The consideration for any Dissenting Shares shall be paid over to Parent pending the determination as to the rights of any Dissenting Share to consideration under applicable laws. Company shall give Parent prompt notice of any written demands for dissenters rights, withdrawal of such demands, and any other instruments received by Company relating to dissenters rights. Company shall not, except with the prior written consent of Parent, or as required by applicable law, offer to settle or settle any such demands or approve any withdrawal of any such demands.

(g)          Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock will be issued and any holder of Shares entitled to receive a fractional share of Parent Common Stock but for this Section 2.5(g) shall be entitled to receive a cash payment in lieu thereof, which payment shall be calculated by the Exchange Agent and shall represent such holder’s proportionate interest in their aggregate shares of Parent Common Stock to which they are entitled based on the Parent Closing Price, Lower Collar Price, or Upper Collar Price, as applicable.

(h)          Withholding Rights. Each of Parent and Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable state, local or foreign Tax law. To the extent that amounts are so withheld by Parent or Exchange Agent, such withheld amounts (i) shall be timely remitted by Parent to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or Exchange Agent, as the case may be.

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(i)          Termination of Exchange Fund. At any time following the six (6) month anniversary of the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to it any remaining portion of the Exchange Fund not distributed to holders of shares of Company Common Stock, together with any interest received with respect thereto and other income resulting from investments by the Exchange Agent as directed by Parent, and holders of Company Common Stock shall be entitled to look only to Parent (subject to abandoned property, escheat or other similar laws) with respect to the Per Share Merger Consideration, any cash in lieu of fractional shares of Company Common Stock and any dividends or other distributions with respect to Parent Common Stock payable upon due surrender of Certificates, without any interest thereon. Notwithstanding the foregoing, neither Parent nor the Exchange Agent shall be liable to any holder of a Certificate for the Per Share Merger Consideration (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(j)          Adjustments. Notwithstanding anything in this Agreement to the contrary, if, after the date hereof, and prior to the Effective Time, the issued and outstanding shares of Company Common Stock or securities convertible or exchangeable into or exercisable for shares of Company Common Stock, or the issued and outstanding shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for shares of Parent Common Stock, shall have been changed into a different number of shares or a different class by reason of any reclassification, split (including a reverse stock split) merger, issuer tender or exchange offer, or other similar transaction, then the Per Share Merger Consideration shall be equitably adjusted, and as so adjusted shall, from and after the date of such event, be the Per Share Merger Consideration for purposes of this Agreement.

ARTICLE 3

ACTIONS PENDING THE MERGER

3.1.     Covenants of Company. During the period from the date of this Agreement and continuing until the Effective Time, Company agrees as to itself and on behalf of Company Bank that, except as expressly permitted by this Agreement or to the extent that Parent shall otherwise consent in writing which consents shall not be unreasonably withheld, conditioned or delayed:

(a)          Ordinary Course. Company and Company Bank shall carry on their businesses in the usual, regular and ordinary course consistent with past practice and use all commercially reasonable efforts to preserve intact their present business organizations, maintain their rights, franchises, licenses and other authorizations issued by Governmental Entities, preserve their relationships with directors, officers, employees, customers, suppliers and others having business dealings with them and maintain their respective properties and assets in their present state of repair, order and condition, reasonable wear and tear excepted, to the end that their goodwill and ongoing businesses shall not be impaired in any material respect as of the Effective Time. Company and Company Bank shall not (i) enter into any new material line of business, (ii) change its lending, investment, underwriting, risk and asset-liability management or other material banking or operating policies in any respect which is material to Company, except as required by Applicable Legal Requirements or by policies imposed by a Governmental Entity, (iii) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business consistent with past practice, (iv) enter into or terminate any material lease, contract or agreement, or make any change to any existing material leases, contracts or agreements, except in the ordinary course of business consistent with past practice or (v) take any action or fail to take any action, which action or failure causes a material breach of any material lease, contract or agreement.

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(b)          Dividends; Changes in Stock. Company shall not (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine, exchange, adjust or reclassify any of its capital stock or issue or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except the issuance of shares of Company Common Stock upon conversion of the Company Convertible Debt, or (iii) purchase, redeem or otherwise acquire, any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock (except for the acquisition of DPC shares in the ordinary course of business consistent with past practice and except pursuant to agreements in effect on the date hereof and disclosed in Disclosure Schedule 4.2(b)).

(c)          Issuance of Securities. Company shall not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Voting Debt, any stock appreciation rights or any securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares or Voting Debt, or enter into any agreement with respect to any of the foregoing, except the issuance of shares of Company Common Stock upon conversion of the Company Convertible Debt.

(d)          Governing Documents. Company and Company Bank shall not amend or propose to amend their articles of association, articles of incorporation, bylaws or similar organizational documents, as applicable, or, except to the extent permitted by Section 5.5, enter into a plan of consolidation, merger or reorganization with any Person.

(e)          No Acquisitions. Company and Company Bank shall not acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in any assets of, by forming a partnership or joint venture with, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any material assets not in the ordinary course of business; provided, however, that the foregoing shall not prohibit foreclosures, repossessions or other DPC acquisitions in the ordinary course of business.

(f)          No Dispositions. Other than sales of OREO and nonperforming assets in the ordinary course of business consistent with past practice and other than sales of OREO and non-performing assets at a price that equals or exceeds the book value of such assets (net of allocated reserves), and sales of performing loans and investment securities in the ordinary course of business consistent with past practice, Company and Company Bank shall not sell, lease, assign, encumber or otherwise dispose of, or agree to sell, lease, assign, encumber or otherwise dispose of, any of its assets (including indebtedness of others held by Company or Company Bank) which are material, individually or in the aggregate, to Company.

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(g)          Indebtedness. Company and Company Bank shall not (i) incur, create or assume any long-term indebtedness (excluding advances on the ABP Convertible Debt) for borrowed money (or modify any of the material terms of any such outstanding long-term indebtedness), guarantee any such long-term indebtedness or issue or sell any long-term debt securities or warrants or rights to acquire any long-term debt securities of Company or guarantee any long-term debt securities of others, other than in the ordinary course of business consistent with past practice (including advances under existing lines of credit with the FHLB of San Francisco or the Federal Reserve Bank Discount Window) or (ii) prepay or voluntarily repay any subordinated indebtedness or trust preferred securities.

(h)          Loans. Company and Company Bank shall submit a complete loan write-up to the chief credit officer of Parent Bank no more than two (2) Business Days after taking action to make, commit to make, renew, extend the maturity of, or alter any of the material terms of (i) any loan or group of loans to any one borrower or related group of borrowers that, individually or collectively, would be in excess of One Million and 00/100 Dollars ($1,000,000.00) or (ii) a loan in any amount that is rated below “pass.”

(i)          Other Actions. Company shall not intentionally take any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article 6 not being satisfied or in a violation of any provision of this Agreement, or (unless such action is required by Applicable Legal Requirements) which would adversely affect the ability of the Parties to obtain any of the Requisite Regulatory Approvals without imposition of a condition or restriction of the type referred to in Section 6.3(d).

(j)          Accounting Methods. Company shall not make any material change to its methods of accounting in effect at December 31, 2016, except as required by changes in generally accepted accounting principles as concurred in by Company’s independent auditors or required by any Governmental Entity.

(k)          Tax Matters. Company shall not make or rescind any tax election, make any amendments to tax returns previously filed, or settle or compromise any tax liability or refund, without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed.

(l)          Compensation and Benefit Plans. Company shall not (i) enter into, adopt, amend (except for such amendments as may be required by Applicable Legal Requirements) or terminate any Company Benefit Plan, or any agreement, arrangement, plan or policy between Company and one or more of its directors or officers, (ii) except for normal payments, awards and increases in the ordinary course of business or as required by any plan or arrangement as in effect as of the date hereof, increase in any manner the compensation or benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement as in effect as of the date hereof or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, (iii) enter into or renew any contract, agreement, commitment or arrangement (other than a renewal occurring in accordance with the terms thereof) providing for the payment to any director, officer or employee of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement, or (iv) provide that, with respect to the right to any bonus or incentive compensation and the grant of any stock option, restricted stock, restricted stock unit or other equity-related award pursuant to the Company Stock Incentive Plan or otherwise granted on or after the date hereof, the vesting of any such bonus, incentive compensation, or stock option, restricted stock, restricted stock unit or other equity-related award shall accelerate or otherwise be affected by the occurrence of any of the transactions contemplated by this Agreement, either alone or in combination with some other event.

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(m)          Investment Portfolio; Interest Rate Risk; Other Risk. Company and Company Bank shall not materially restructure or materially change (on a consolidated basis) its investment securities portfolio, its hedging strategy or its interest rate risk position, through purchases, sales or otherwise, or the manner in which its investment securities portfolio is classified or reported or materially increase the credit or other risk concentrations associated with its investment securities portfolio; provided, however, that the foregoing shall not restrict the purchase or sale of investment securities by Company Bank in the ordinary course of business consistent with past practice.

(n)          No Liquidation. Company shall not adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization.

(o)          Other Agreements. Company shall not agree to, or make any commitment to, take, or authorize, any of the actions prohibited by this Section 3.1.

3.2.     Advice of Changes; Government Filings.

(a)          Advice of Changes. Company shall confer on a regular and frequent basis with Parent, report on its operational matters and promptly advise Parent orally and in writing of any change or event having, or which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company or the Surviving Bank.

(b)          Governmental Filings. Company and Company Bank shall file all Call Reports with the appropriate Governmental Entity and all other reports, applications and other documents required to be filed with the applicable Governmental Entities between the date hereof and the Effective Time and, to the fullest extent permitted by Applicable Legal Requirements, shall make available to Parent copies of all such reports promptly after the same are filed.

3.3.        No Control of Other Party’s Business. Nothing contained in this Agreement shall give Parent Bank or Parent, directly or indirectly, the right to control or direct the operations of Company or shall give Company, directly or indirectly, the right to control or direct the operations of Parent Bank or Parent prior to the Effective Time. Prior to the Effective Time, each of Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

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3.4.        Ordinary Course. Parent and Parent Bank shall carry on their businesses substantially in the usual, regular and ordinary course consistent with past practice and use all commercially reasonable efforts to preserve intact their present business organizations, maintain their rights, franchises, licenses and other authorizations issued by Governmental Entities, preserve their relationships with directors, officers, employees, customers, suppliers and others having business dealings with them and maintain their respective properties and assets in their present state of repair, order and condition, reasonable wear and tear excepted, to the end that their goodwill and ongoing businesses shall not be impaired in any material respect as of the Effective Time.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1.         Disclosure Schedules. On or prior to the date hereof, Company has delivered to Parent, a confidential schedule (the “Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article 4 or to one or more of its covenants contained in Article 3 or Article 5. Any information set forth in the Disclosure Schedule shall be deemed to apply to each other applicable section or subsection of the Disclosure Schedule if its relevance to the information called for in such section or subsection is reasonably apparent on its face notwithstanding the omission of any cross-reference to such other section.

4.2.          Representations and Warranties of Company. Except as set forth in the correspondingly identified subsection of the disclosure schedules delivered by Company to Parent concurrently herewith, Company represents and warrants to Parent as follows:

(a)          Organization, Standing and Power. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is duly registered as a bank holding company under the BHCA, and has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as now being conducted. Company Bank is a California state-chartered bank, duly organized, validly existing and in good standing under the laws of the California and is licensed by the CDBO to conduct business as a commercial bank, and has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as now being conducted. Company Bank is not a member of the Federal Reserve System. Company is an association, corporation, trust or partnership duly organized or formed, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. True and correct copies of the Company Articles and the Company Bylaws which have been previously furnished to Parent, are true, correct and complete copies of such documents as in effect on the date of this Agreement.

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(b)          Capital Structure.

(i)          The authorized capital stock of Company consists of 100,000,000 shares of Company Common Stock and 100,000,000 shares of Company Preferred Stock. As of the Agreement Date hereof, (A) 2,238,630 shares of Company Common Stock were issued and outstanding, which includes 14,412 shares of Company Restricted Stock, 197,850 shares of Company Common Stock were reserved for issuance upon exercise of outstanding stock options issued under the Company Incentive Plan, and 34,500 Deferred Shares which are not vested under the Company Stock Incentive Plan, and an estimated 175,280 shares of Company Common Stock reserved for issuance upon conversion of the Company Convertible Debt, and (B) no shares of Company Preferred Stock were issued and outstanding. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and the issuance of such shares was not subject to any preemptive or similar rights. Except for the Company Support Agreements, there are no voting trusts, shareholder agreements, proxies or other agreements in effect with respect to the voting or transfer of Company Common Stock or other equity interests of Company. Disclosure Schedule 4.2(b)(i) sets forth a true, correct and complete list of the aggregate number of shares of Company Common Stock issuable upon the exercise of each Company Stock Option outstanding at the date of this Agreement, and the holder, exercise price and vesting schedule, as applicable, for each Company Stock Option.

(ii)         Set forth in Disclosure Schedule 4.2(b)(ii) is a true, correct and complete list of all outstanding bonds, debentures, notes, trust preferred securities or other similar obligations that Company has issued. Except as set forth in Disclosure Schedule 4.2(b)(ii), no Voting Debt of Company is issued or outstanding. All outstanding bonds, debentures, notes, trust preferred securities or other similar obligations of Company or any of its Subsidiaries were issued in compliance with all Applicable Legal Requirements.

(iii)        Except for (A) this Agreement, (B) the Company Stock Options and Company Restricted Stock, (C) the Company Convertible Debt, and (D) agreements entered into and securities and other instruments issued after the date of this Agreement to the extent permitted by Section 3.1, there are no options, warrants, calls, rights, commitments or agreements of any character to which Company is a party or by which it is bound obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt or stock appreciation rights of Company or obligating Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding contractual obligations of Company (A) to repurchase, redeem or otherwise acquire any shares of capital stock of Company or (B) pursuant to which Company is or could be required to register shares of Company Common Stock or other securities under the Securities Act.

(iv)        Since December 31, 2016, except as set forth in Disclosure Schedule 4.2(b)(iv), Company has not (A) issued any shares of capital stock, stock appreciation rights or securities exercisable or exchangeable for or convertible into shares of capital stock of Company, other than pursuant to and as required by the terms of the Company Stock Incentive Plan and any employee stock options and other awards issued under the Company Stock Incentive Plan prior to the date hereof); (B) repurchased, redeemed or otherwise acquired, directly or indirectly, any shares of capital stock of Company (other than the acquisition of DPC shares in the ordinary course of business consistent with past practice); or (C) declared, set aside, made or paid to the stockholders of Company dividends or other distributions on the outstanding shares of capital stock of Company.

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(v)         Set forth in Disclosure Schedule 4.2(b)(v) is a true, correct and complete list of all equity securities that Company owns, controls or holds for its own account, and Company does not own more than 4.9% of a class of voting securities of, or otherwise controls, any Person.

(c)          Authority.

(i)          Company has all requisite corporate power and authority to execute and deliver this Agreement and subject, in the case of the consummation of the Merger, to the adoption of the principal terms of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the “Required Company Vote”), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company subject, in the case of the consummation of the Merger, to receipt of the Required Company Vote. The Company Board has unanimously adopted resolutions as of the date of this Agreement, (x) approving this Agreement, (y) resolving to submit this Agreement to the stockholders of Company, and (z) recommending to the stockholders of Company that they vote at the Company Shareholder Meeting to adopt this Agreement (the “Company Board Recommendation”). This Agreement has been duly executed and delivered by Company and constitutes a valid and binding obligation of Company, enforceable against Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and remedies and to general equitable principles, forthright negotiation, commercial reasonableness, good faith and fair dealing.

(ii)         The execution and delivery by Company of this Agreement does not, and the consummation by Company of the transactions contemplated hereby shall not, (A) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a “Violation”) pursuant to, any provision of the articles of association or bylaws of Company or (B) except as set forth in Disclosure Schedule 4.2(c)(ii) and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to therein or in clause (iii) below, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Company Benefit Plan or other agreement, obligation, instrument, permit, concession, franchise or license, or any Applicable Legal Requirements applicable to Company or its properties or assets.

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(iii)        No consent, approval, waiver, non-objection, order or authorization of, or registration, declaration or filing with, any Governmental Entity (acting in any capacity) is required by or with respect to Company in connection with the execution and delivery of this Agreement by Company or the consummation by Company of the transactions contemplated hereby, except for (A) the filing of appropriate notices with the Federal Reserve Bank under the BHCA and approval or waiver of the same, (B) the filing of an appropriate application with the FDIC and approval, waiver, or non-objection of the same under the Bank Merger Act of 1960, as amended (the “Bank Merger Act”), (C) the filing of an appropriate application with the CDBO and approval of the same, and (D) (x) the effectiveness of a registration statement filed with the SEC under Section 5.1 below (the “Requisite Regulatory Approvals”). For purposes of this Agreement, the term “Bank Regulatory Authorities” means, the Federal Reserve Bank, FDIC, and CDBO.

(d)          Financial Statements; Regulatory Reports; Undisclosed Liabilities; Absence of Change.

(i)          Company has previously furnished Parent with copies of (a) the statements of financial condition of Company as of December 31, 2016, 2015 and 2014, and the related statements of income, changes in stockholders’ equity and cash flows for the fiscal years ended December 31, 2016, 2015 and 2014, in each case accompanied by the audit report of Vavrinek, Trine, Day & Co., LLP (the “Accounting Firm”), independent public accountants with respect to Company, (b) the notes related thereto, and (c) the unaudited statements of financial condition of Company as of March 31, 2017, and the related unaudited statement of income for the three months ended March 31, 2017] (collectively, the “Financial Statements”). The books and records of Company have been, and are being, maintained in accordance with generally accepted accounting principles (“GAAP”) and/or with regulatory accounting principles (“RAP”), as applicable, and any other applicable legal and accounting requirements, and reflect only actual transactions.

(ii)         Except as and to the extent reflected, disclosed or reserved against in the Financial Statements (including the notes thereto), Company has no liabilities, whether absolute, accrued, contingent or otherwise, material to the consolidated financial condition of Company which were required to be so disclosed under GAAP. Since December 31, 2016, Company has not incurred any liabilities except in the ordinary course of business, other than as specifically contemplated by this Agreement.

(iii)        Company has furnished Parent with true and complete copies of the Reports of Condition and Income of Company Bank as of March 31, 2017, and December 31, 2016, 2015 and 2014 (the “Call Reports”). The Call Reports fairly present, in all material respects, the financial position of Company and the results of its operations as of the date and for the period indicated in that Call Report in conformity with the then-applicable instructions to the Reports of Condition and Income as promulgated by the Federal Financial Institutions Examination Council (the “Call Report Instructions”). The Call Reports do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of the business except as expressly specified therein. Company has calculated its allowance for loan losses in accordance with RAP as applied to banking institutions and in accordance with all applicable rules and regulations. To Company’s Knowledge, the allowance for loan losses account for Company is and as of the Closing Date will be, adequate in all material respects to provide for all losses, net of recoveries relating to loans previously charged off, on all outstanding loans of Company.

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(iv)        Since December 31, 2014, Company has not been required to file any form, report, registration statement or other document with the SEC.

(v)         Since December 31, 2014, Company has timely filed all reports, and statements, together with any amendments required to be made with respect thereto, that were required to be filed by them under any Applicable Legal Requirements with the Federal Reserve, the FDIC, and with any other applicable Governmental Entity, and have paid all fees and assessments due and payable in connection therewith. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), to Company’s Knowledge, each of such reports, registrations and statements (including the financial statements, exhibits and schedules therein) complied in all material respects with the applicable statutes, rules, regulations and orders enforced or promulgated by the Governmental Entity with which they were filed.

(vi)        Except as disclosed on Disclosure Schedule 4.2(d)(vi), Company has since December 31, 2016, conducted its business only in the ordinary course and has not:

(A)         Incurred any obligation or liability, whether absolute, accrued, contingent or otherwise, whether due or to become due, except deposits taken, federal funds purchased and FHLB, Federal Reserve Bank and correspondent bank borrowings and current liabilities for trade or business obligations, none of which, individually or in the aggregate, resulted in a Material Adverse Effect;

(B)         Declared or made any payment of dividends or other distribution to its stockholders, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

(C)         Issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereof;

(D)         Acquired any capital stock or other equity securities or acquired any ownership interest in any bank, corporation, partnership or other entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors’ remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such Person);

(E)         Mortgaged, pledged or subjected to Lien or restriction any of its property, business or assets, tangible or intangible, except for Permitted Liens;

(F)         Except in the ordinary course of business, sold, transferred, leased to others or otherwise disposed of any of its assets or canceled or compromised any debt or claim, or waived or released any right or claim outside the ordinary course of business;

(G)         Terminated, canceled or surrendered, or received any notice of or threat of termination or cancellation of any contract, lease or other agreement or suffered any damage, destruction or loss to property which, individually or in the aggregate, would constitute a Material Adverse Effect;

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(H)         Made any change in the rate of compensation, commission, bonus, vesting or other direct or indirect remuneration payable, paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of their directors, officers, employees or agents, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by Company for the benefit of its directors, employees or former employees, except (i) periodic increases consistent with past practices, or (ii) as specifically permitted by this Agreement;

(I)         Made any capital expenditures or capital additions or betterments in excess of an aggregate of Twenty-Five Thousand Dollars ($25,000.00);

(J)         Instituted, had instituted against them, settled or agreed to settle any litigation, action or proceeding before any court or Governmental Entity relating to their property other than routine collection suits instituted by them to collect amounts owed;

(K)         Suffered any change, event or condition that, individually or in the aggregate, has caused or is likely to result in a Material Adverse Effect or any material adverse change in earnings or costs or relations with its employees (exclusive of the termination of any employees in accordance with their existing policies and procedures), agents, depositors, loan customers, correspondent banks or suppliers;

(L)         Except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment which is required to be disclosed in Disclosure Schedule 4.2(i) hereto;

(M)         Made any, or acquiesced with any, change in any accounting methods, principles or material practices except as required by GAAP or RAP; or

(N)         Entered into any agreement or made any commitment whether in writing or otherwise to take any of the types of action described in subsections (A) through (M) above.

(e)          Compliance with Applicable Legal and Reporting Requirements.

(i)          Company holds all permits, authorizations, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of Company, taken as a whole (the “Company Permits”), the Company Permits are in full force and effect and Company is in compliance with the terms of the Company Permits.

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(ii)         Since December 31, 2014, Company and each of its Subsidiaries has conducted its business in compliance in all material respects with all Applicable Legal Requirements (including the USA PATRIOT Act of 2001, any other applicable anti-money laundering statute, rule or regulation or any rule or regulation issued by the U.S. Department of the Treasury’s Office of Foreign Assets Control, and the privacy and customer information requirements contained in Applicable Legal Requirements). To the Knowledge of Company, no investigation by any Governmental Entity with respect to Company is pending or threatened nor is there any unresolved violation, criticism or exception by any regulatory authority with respect to any report or statement relating to any examinations of Company.

(f)          Accounting and Internal Controls.

(i)          The records, systems, controls, data and information of Company are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Company (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the system of internal accounting controls described in the following clause.

(ii)         Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of its financial reporting and the preparation of their respective financial statements for external purposes in accordance with GAAP. Management of Company has disclosed, based on its most recent evaluation prior to the date hereof, to Company’s auditors and the audit committee of the Company Board (1) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect Company’s ability to record, process, summarize and report financial data and have identified for Company’s auditors any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal controls, and all of such items in (1) and (2) are described in Disclosure Schedule 4.2(f)(ii).

(iii)        Since December 31, 2014, neither Company nor, to the Knowledge of Company, has any director, officer, employee, auditor, accountant or representative of Company has received or has otherwise had or obtained (other than audit comments received in the ordinary course of business of Company) any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Company or their internal control over financial reporting, including any complaint, allegation, assertion or claim that Company has engaged in questionable accounting or auditing practices.

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(g)          Legal Proceedings. Except as set forth in Disclosure Schedule 4.2(g), there is no suit, action, investigation or proceeding (whether judicial, arbitral, administrative or other) pending or, to the Knowledge of Company, threatened, against or, other than routine collection matters instituted by Company, affecting Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator issued and in effect against Company. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the Knowledge of Company, threatened against Company that questions or might question the validity of this Agreement or the agreements contemplated hereby or any actions taken or to be taken by Company pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

(h)          Taxes. Except as set forth in Disclosure Schedule 4.2(h):

(i)          Company has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all material tax returns required to be filed by it, and all such filed tax returns were correct and complete in all material respects. All taxes of Company (whether or not shown on any tax return) have been timely paid except for taxes that are both being contested in good faith and adequately reserved against and included as an identifiable tax liability (in accordance with GAAP) on the Financial Statements. Company has no liability for taxes in excess of the amount reserved or provided for in the Financial Statements (but excluding, for this purpose only, any liability reflected thereon for deferred taxes to reflect timing differences between tax and financial accounting methods). There are no liens for taxes (other than taxes not yet due and payable upon any of the assets of Company and the Subsidiaries of Company).

(ii)         No written or, to the Knowledge of Company, unwritten notice of any deficiency with respect to taxes that has been proposed, asserted or assessed against Company and has not previously been paid has been received by Company.

(iii)        There are no disputes pending with respect to, or claims or assessments asserted in writing for, any amount of taxes upon Company, nor has Company given or been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any tax return for any period.

(iv)        To the Knowledge of Company, no tax return of Company is under audit or examination by any Governmental Entity. No written or, to the Knowledge of Company, unwritten notice of such an audit or examination by any Governmental Entity has been received by Company. Any assessments for taxes due with respect to any completed and settled examinations or any concluded litigation have been fully paid.

(v)         Company has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock under Section 355 of the Code (i) within the two-year period ending prior to the date of this Agreement; or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

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(vi)        Company has: (A) not been a member of group filing a consolidated federal income tax return or a consolidated, combined, or unitary state income tax return except any such income tax return where Company has been the common parent; or (B) no liability for any tax under Treasury Regulations Section 1.1502-6 or any similar provision of any other tax law (except for taxes of the affiliated group of which Company is the common parent, within the meaning of Section 1504(a)(1) of the Code or any similar provision of any other tax law), as a transferee or successor, by contract or otherwise.

(vii)       Company has not been a party to any “listed transaction” as such term is defined in Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2). To the Knowledge of Company, Company has properly reported all “reportable transactions” as defined in Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b) on its United States federal income tax returns.

(viii)      Company has withheld (or shall withhold) from payments to or on behalf of its employees, independent contractors, creditors, stockholders or other third parties, and have timely paid (or shall timely pay) to the appropriate Governmental Entity, all amounts required to be withheld from such persons in accordance with applicable tax law; provided, however, that the foregoing withholding representation shall apply only with respect to payments made before the Closing Date and that the foregoing timely payment representation shall apply only with respect to payments which, to be timely, must be made to the appropriate Governmental Entity before the Closing Date.

(ix)         Company has made available to Parent, all federal, state, local, and foreign income tax returns (including any such tax returns where the tax is calculated based on net or gross income) filed with respect to Company for taxable periods ended on or after December 31, 2010, and Disclosure Schedule 4.2(h)(ix) indicates such tax returns that have been audited, and indicates those tax returns that currently are the subject of audit. True and complete copies of the federal and state income tax returns of Company, as filed with the IRS or the applicable state tax authority for all taxable years ending after December 31, 2010 have been delivered or otherwise made available to Parent. There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes.

(x)          Except as disclosed in Disclosure Schedule 4.2(h)(x), Company is not a party to or bound by any tax sharing agreement, tax indemnity obligation or agreement or arrangement principally related to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any Governmental Entity).

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(xi)         Company is not required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or before the Closing Date; (B) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign tax law) executed on or before the Closing Date; (C) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or foreign Tax law); (D) installment sale or open transaction disposition made on or before the Closing Date; or (E) prepaid amount received on or before the Closing Date, or (F) election under Section 108(i) of the Code.

(xii)        Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(xiii)       To the Knowledge of Company, no claim has been made in writing within the last three (3) years by an authority in a jurisdiction where Company does not file tax returns that Company may be subject to taxation by that jurisdiction.

(xiv)      Disclosure Schedule 4.2(h)(xiv) lists and contains an accurate and complete description as to any United States federal and state net operating and capital loss carryforwards for Company (including any limitations of such net operating or capital loss carryforwards under Sections 382, 383 or 384 of the Code or the Treasury Regulations), if any, as of December 31, 2016, and the expiration dates thereof; such entries are true, accurate and correct as of such date and have been prepared by Company in accordance with GAAP applied on a consistent basis.

(xv)       Since December 31, 2012, the IRS has not challenged the interest deduction on any of Company’s debt on the basis that such debt constitutes equity for federal income tax purposes.

(xvi)      Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any amount that will not be fully deductible as a result of Section 162(m) of the Code (or any similar or corresponding provision of state tax law).

(xvii)     Company has disclosed on its federal income tax returns and state income tax returns all positions taken therein that would give rise to substantial understatement of federal income tax within the meaning of Section 6662 of the Code or any similar provision under state tax law.

(xviii)    The representations and warranties in this Section 4.2(h) and those representations and warranties that otherwise specifically reference sections of the Code or Treasury Regulations thereunder are the sole and exclusive representations and warranties of Company concerning tax matters.

(i)          Certain Agreements.

(i)          Disclosure Schedule 4.2(i) sets forth an accurate and complete description of the following leases, subleases, licenses, contracts and agreements to which Company is a party or by which any of them is bound:

(A)         any agreement that obligates or may obligate Company in the aggregate for an amount in excess of Twenty-Five Thousand and 00/100 Dollars ($25,000.00) in any calendar year (as determined on an annualized basis with respect to multi-year contracts) or related contracts of a similar nature that in the aggregate obligate or may obligate Company for an amount in excess of Fifty Thousand and 00/100 Dollars ($50,000.00) in any calendar year (as determined on an annualized basis with respect to multi-year contracts);

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(B)         any non-competition agreement or any other agreement or obligation which limits in any material respect (i) the ability of Company to manage or operate any business or solicit any current, former or potential customers, borrowers or lessees that shall, in either case, be binding on Parent or its affiliates (including Company) after Closing, or (ii) the manner in which, or the localities in which, any portion of the business of any of them or, following consummation of the transactions contemplated by this Agreement, Parent's or its affiliates’ (including Company’s) businesses, is or would be conducted;

(C)         any agreement providing for the indemnification by Company of any Person, other than customary agreements relating to the indemnification of directors, officers and employees of Company or indemnification pursuant to routine agreements entered into in the ordinary course (such as office equipment leases and the like);

(D)         any joint venture, strategic alliance or partnership agreement or other similar agreement;

(E)         any agreement that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of Company to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or business (other than in connection with securitization or financing transactions or contracts entered into in the ordinary course of business that require that the particular transactions that are the subject thereof to be conducted with the counterparty or counterparties to the contract);

(F)         any contract or agreement providing for any payments that are conditioned, in whole or in part, on, or requiring the consent, notice or approval of or to any Person upon, a change of control of Company;

(G)         any employment agreement, change in control agreement, or any agreement or arrangement that contains any material severance pay or post-employment liabilities to any current or former employee of Company;

(H)         any agreement regarding any agent bank or other similar relationships with respect to lines of business;

(I)         any agreement that contains a “most favored nation” clause, which clause provides for the automatic adjustment of terms and/or conditions of an agreement, including but not limited to, pricing and rates, in order to provide parties with equal agreement rights, advantages or protections as those of subsequent agreements;

(J)         any lease for real property or a material amount of personal property;

(K)         any contract or agreement with an affiliate of Company;

(L)         any agreement which would be terminable other than by Company or any agreement under which a material payment obligation would arise or be accelerated, in each case as a result of the consummation of the transactions contemplated by this Agreement; and

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(M)         any contract or other agreement not made in the ordinary course of business which is material to Company taken as a whole (the agreements, contracts and obligations of the type described in clauses (a) through (m) being referred to herein as the “Company Contracts”).

Company has made available to Parent true and correct copies of all Company Contracts. For the purposes of this Agreement, the Company Contracts shall be deemed not to include loans made by, repurchase agreements made by, bankers acceptances of or deposits by Company, in each case in the ordinary course of business consistent with past practices, including unfunded loan commitments and letters of credit issued by Company. Except as set forth in Disclosure Schedule 4.2(i)(i), there are no provisions in any Company Contract relating to the incurring of indebtedness for borrowed money (other than FHLB indebtedness, repurchase agreements, deposits (brokered or otherwise) entered into in the ordinary course of business) by Company (including sale and leaseback transactions and including capitalized lease transactions and other similar financing transactions), including any such Company Contract which contains provisions which restrict, or may restrict, the conduct of business of the issuer thereof as currently conducted or any securitization agreements to which Company is a party, that provide any restrictions on, or that require that any financial payment (other than payment of outstanding principal and accrued principal) be made in the event of, the repayment of the outstanding indebtedness thereunder prior to its term.

(ii)         All of the Company Contracts are legal, valid and binding obligations of Company and, to the Knowledge of Company, each other party thereto, enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or equity) and are in full force and effect. Except as described in Disclosure Schedule 4.2(i)(ii), all rent and other payments by Company under the Company Contracts are current, there are no existing violations or defaults by Company and, to Company’s Knowledge, there are no violations or defaults on the part of any other party to the Company Contracts and no termination, condition or other event has occurred which (with or without notice, lapse of time and/or the happening or occurrence of any other event) would constitute a default or material breach under the Company Contracts, other than defaults or material breaches that have been cured in the ordinary course of business.

(j)          Benefit Plans.

(i)          Disclosure Schedule 4.2(j)(i) sets forth to the Knowledge of Company, a true and complete list of all “employee benefit plans”, as defined in Section 3(3) of ERISA, whether or not subject to ERISA and all stock purchase, stock option, severance, employment, change-in-control, educational assistance, adoption assistance, fringe benefit, collective bargaining, bonus, retention, incentive, deferred compensation and other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, whether formal or informal, oral or written, legally binding or not (all the foregoing being herein called “Benefit Plans”), under which any employee, director, independent contractor or former employee, director or independent contractor of Company, or any spouse or dependent of any such employee or director, has any present or future right to benefits, and which is (or was prior to its termination) sponsored, maintained or contributed to by Company or under which Company has any present or future liability (“Company Benefit Plans”), Company has provided or made available to Parent a true, correct and complete copy of (A) such Company Benefit Plan and all related amendments thereto, (B) each trust agreement, summaries, employee booklets or handbooks, annuity contracts, insurance policies or any other funding instruments (“Funding Arrangements”) relating to such Company Benefit Plan and all related amendments thereto, (C) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required by ERISA, for Benefit Plans not subject to ERISA or that are unwritten, any relevant summaries, (D) the most recent annual report (Form 5500) filed with the IRS and, where applicable, the related audited financial statements thereof, (E) any contracts with independent contractors (including actuaries, investment managers, etc.) that relate to any Company Benefit Plan, and (F) the most recent determination letter (or equivalent) issued by the IRS with respect to any Company Benefit Plan qualified under Section 401(a) of the Code. There are no unwritten amendments to any Company Benefit Plan.

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(ii)         To the Knowledge of Company, each Company Benefit Plan that is represented to be qualified under Section 401(a) of the Code either has a favorable determination letter that covers all existing amendments up to and including EGTRRA or is an adoption of a prototype or volume submitter plan for which a favorable opinion letter has been issued up to and including EGTRRA, on which Company is entitled to reliance equivalent to a determination letter, and, in either case, Company has no obligation to adopt any amendments for which the remedial amendment period under Section 401(b) of the Code has expired, and Company is not aware of any circumstances likely to result in revocation of any such favorable determination or inability to rely on any opinion letter except as disclosed on Disclosure Schedule 4.2(j)(ii). To the Knowledge of Company, each Company Benefit Plan has been operated in compliance, in all material respects, with applicable law or in accordance with its terms and any related trust is exempt from federal income tax under Section 501(a) of the Code and, except as disclosed on Disclosure Schedule 4.2(j)(ii), all reports, descriptions and filings required by the Code, ERISA or any government agency with respect to each Company Benefit Plan have been timely and completely filed or distributed.

(iii)        To the Knowledge of Company, no Company Benefit Plan is subject to Title IV of ERISA or is a defined benefit plan within the meaning of Section 3(35) of ERISA or, without limitation, either a multiple employer plan (including plans sponsored by an employee leasing or professional employer organization), or “multi-employer plan” (as either such term is defined in the Code or ERISA) and Company has not at any time during the last six (6) years, sponsored, maintained, contributed to or been obligated to contribute to any plan subject to Title IV of ERISA. No Company Benefit Plan is subject to the funding standards of Sections 412 or 436 of the Code or Section 302 of ERISA.

(iv)        All contributions (including, without limitations, all employer contributions, employee salary reduction contributions and all premiums or other payments (other than claims)) that are due and payable on or before the Closing Date have been timely paid to or made with respect to each Company Benefit Plan and, to the extent not presently payable, appropriate reserves have been established for the payment and properly accrued in accordance with customary accounting practices. Pro-rata annual Company contributions to Company Benefit Plans on behalf of its employees and performance bonuses, as listed on Disclosure Schedule 4.2(j)(iv), shall be paid based on amounts accrued at the end of the month prior to the Closing from Company accruals.

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(v)         To the Knowledge of Company, all obligations required to be performed by Company under any Company Benefit Plan have been performed by them in all material respects and they are not in default under or in violation of any material provision of any Company Benefit Plan. There have been no prohibited transactions (described under Section 406 of ERISA or Section 4975(c) of the Code), breaches of fiduciary duty or any other breaches or violations of any law applicable to the Company Benefit Plans that would directly or indirectly subject Parent or Company to any taxes, penalties or other liabilities, including any liability arising through indemnification.

(vi)        Except as disclosed in Disclosure Schedule 4.2(j)(vi), no Company Benefit Plan is invested in or provides the opportunity for the purchase of any employer security or employer real property (within the meaning of Section 407(d) of ERISA), other than the Company Stock Incentive Plan.

(vii)       With respect to the Company Benefit Plans, Company has provided Parent a true, correct and complete copy of each form of award agreement, including amendments, under which the grant, sale or issuance of Company Common Stock, or the payment of cash based on the value of Company Common Stock have been granted, and a schedule showing the name of each grantee, the date of grant and all other material terms of each grant. No stock option or other right to acquire Company Common Stock or other equity of Company, or the payment of cash based on the value of Company Common Stock (A) has an exercise price that was less than the fair market value of the underlying equity as of the date such stock option or right was granted, as determined by Company in good faith and in compliance with the relevant IRS guidance in effect on the date of grant (including, IRS Notice 2005-1 and Treasury Regulations Section 1.409A-1(b)(5)(iv)), (B) has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option or right, or (C) has been granted after December 31, 2004, with respect to any class of stock of Company that is not “service recipient stock” (within the meaning of applicable regulations under Section 409A).

(viii)      There are no pending claims, lawsuits or actions relating to any Company Benefit Plan (other than ordinary course claims for benefits) and, to the Knowledge of Company none are threatened. Except as disclosed on Disclosure Schedule 4.2(j)(viii), neither the Merger, nor subsequent events where consequences result solely as a result of both the occurrence of the subsequent event and the occurrence of the Merger, shall accelerate the time of payment or vesting, or increase the amount, of compensation due to any employee, officer, former employee or former officer of Company.

(ix)         Except as required by the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or comparable state law, to the Knowledge of Company, Company has no liability to provide post-retirement health or life benefits to any employee or former employee. To the Knowledge of Company, no written or oral representations have been made to any employee or former employee of Company promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for such individual, their dependents, or any beneficiaries for any period of time beyond the end of the current plan year or beyond termination of employment, except as required by law and at no expense to Company.

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(x)          Except as set forth in Disclosure Schedule 4.2(j)(x), no Company Benefit Plan, Company Stock Plan or other contract or arrangement exists that could result in the payment to any present or former employee or director of Company of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of Company or any Subsidiary of Company as a result of the transactions contemplated by this Agreement. Unless specifically disclosed on such schedule, no such payment will be nondeductible or subject to excise tax under Sections 4999 or 280G of the Code, nor will Parent be required to “gross up” or otherwise compensate any Person because of the limits contained in such Code sections.

(xi)         Except as set forth in Disclosure Schedule 4.2(j)(xi), there are no surrender charges, penalties, or other costs or fees that would be imposed by any Person against Company, any Company Benefit Plan, or any other Person, including without limitation, any Company Benefit Plan participant or beneficiary as a result of the consummation of the transactions contemplated by this Agreement with respect to any insurance, annuity or investment contracts or other similar investment held by any Company Benefit Plan.

(xii)        Each Company Benefit Plan which is a “group health plan” (as defined in the Code and ERISA) has been operated in compliance, in all material respects, with Part 6 of Subtitle B of Title 1 of ERISA and Sections 4980B and 4980D of the Code and any analogous state law. No failure has occurred that would subject Parent or any of its Subsidiaries to tax under Sections 4980B or 4980D of the Code. Each such plan is in compliance, in all material respects, with, and the operation of each such plan will not result in the incurrence of any material penalty to Company or the Surviving Bank under, the Patient Protection and Affordable Care Act and its companion bill, the Health Care and Education Reconciliation Act of 2010, to the extent applicable.

(xiii)       Except as described in Disclosure Schedule 4.2(j)(xiii), Company is insured by one or more insurance company(ies) for all health, dental, vision, life disability or similar claims relating to any Company Benefit Plan and Company does not self-insure against such claims.

(xiv)      Company may, at any time, amend or terminate any Company Benefit Plan that it sponsors or maintains and may withdraw from any Company Benefit Plan to which it contributes (but does not sponsor or maintain), without obtaining the consent of any third party, other than an insurance company in the case of any benefit underwritten by an insurance company, and without incurring liability except for unpaid premiums or contributions due for the pay period that includes the effective date of such amendment, withdrawal or termination.

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(xv)       To the Knowledge of Company, each Company Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code (a “Nonqualified Deferred Compensation Plan”) subject to Section 409A of the Code has (i) been maintained and operated since January 1, 2005 (or, if later, from its inception) in good faith compliance with Section 409A of the Code and all applicable Treasury Regulations promulgated thereunder and, as to any such plan in existence prior to January 1, 2005, has not been “materially modified” (within the meaning of IRS Notice 2005-1) at any time after October 3, 2004, or has been amended in a manner that conforms with the requirements of Section 409A of the Code, and (ii) since January 1, 2009, been in documentary and operational compliance with Section 409A of the Code and all applicable IRS guidance promulgated thereunder. No additional tax under Section 409A(a)(1)(B) of the Code has been or is reasonably expected to be incurred by a participant in any such Company Benefit Plan or other contract, plan, program, agreement, or arrangement. Neither Company nor any Subsidiary is a party to, or otherwise obligated under, any contract, agreement, plan or arrangement that provides for the gross-up of taxes imposed by Section 409A(a)(1)(B) of the Code.

(k)          Agreements with Regulators. Except as set forth in Disclosure Schedule 4.2(k), Company is not a party or subject to any written agreement, consent decree or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any cease-and-desist or other order or directive by, or is a recipient of any extraordinary supervisory letter currently in effect, or has adopted any policies, procedures or board resolutions which would be applicable only to or directed at Company or Company Bank at the request of, any Governmental Entity which restricts the conduct of its business, imposes any requirements or procedures or in any manner relates to its capital adequacy, its credit or risk management policies or its management, nor has Company been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such agreement, decree, memorandum of understanding, extraordinary supervisory letter, commitment letter, order, directive or similar submission, or any such policy, procedure or board resolutions. Company is in compliance with all of the foregoing so listed in Disclosure Schedule 4.2(k). To the Knowledge of Company, there are no formal or informal investigations, relating to any regulatory matters pending before any Governmental Entity with respect to Company. Neither of Company nor any of its executive officers or, to the Knowledge of Company, any of its directors or employees has been the subject of any disciplinary proceedings or orders of any Governmental Entity arising under applicable laws which would be required to be disclosed in any regulatory filing, and no such disciplinary proceeding or order is pending, nor, to the Knowledge of Company, threatened.

(l)          Dissenting Shareholders. To the Knowledge of Company, no director or executive officer of Company who is a holder of Company Common Stock plans or intends to exercise appraisal or dissenter rights in the manner provided by the CGCL.

(m)          Takeover Statutes. To the Knowledge of Company, there are no anti-takeover, control share, fair price, business combination, moratorium or other similar statutes, charters provisions or bylaws applicable to this Agreement, the Merger, the Bank Merger or the other transactions contemplated hereby, except as to those provisions of applicable law arising in connection with the acquiring control of a bank including, without limitation, the Bank Holding Company Act of 1956, as amended, the Change in Bank Control Act, and Section 1250 et. seq. of the CFC, including the implementing regulations thereto.

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(n)         Vote Required. The Required Company Vote is the only vote of the holders of any class or series of Company capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby (including the Merger).

(o)         Properties.

(i)          Company (A) has good and marketable title to all the properties and assets reflected in the latest balance sheet included in the Financial Statements as being owned by Company or acquired after the date thereof which are material to Company’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever (“Liens”), except for Permitted Liens, and (B) is the lessee of all leasehold estates reflected in the latest balance sheet included in the Financial Statements or acquired after the date thereof which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to Company’s Knowledge, the lessor.

(ii)         With respect to any real property leased by Company pursuant to a lease or other occupancy agreement (“Leases”), Company has delivered true, correct and complete copies of all such Leases, together with all amendments thereto, to Parent, and any such Lease is in full force and effect and will not lapse or terminate prior to the Closing Date. Neither Company nor, to Company’s Knowledge, the landlord thereunder is in default of any of their respective material obligations under any such Lease, and any such Lease constitutes the valid obligations of the parties thereto. Except as set forth on Disclosure Schedule 4.2(o)(ii), the transactions contemplated hereby will not require the consent of any landlord under any such Lease, or such consent shall have been obtained, and, with respect to any mortgage, deed of trust or other security instrument which establishes a Lien on the fee interest in any real property subject to any such Lease, Company has the benefit of a non-disturbance agreement from the holder or beneficiary of such mortgage, deed of trust or other security instrument that provides that Company’ use and enjoyment of the real property subject to such Lease will not be disturbed as a result of the landlord’s default under any such mortgage, deed of trust or other security instrument (each, an “NDA”), provided Company is not in default of any of its obligations pursuant to any such Lease beyond the expiration of any notice and cure periods.

(p)          Condition of Assets. Except as set forth on Disclosure Schedule 4.2(p), all tangible assets, including furniture, fixtures and equipment, used by Company are in good operating condition, ordinary wear and tear excepted, and conform with all material ordinances, regulations, zoning and other laws, whether federal, state or local. Company owns or leases all of the assets and leases all Properties necessary to carry on its business in the manner in which it is presently conducted. The premises or equipment of Company is not in need of maintenance or repairs other than ordinary routine maintenance and repairs that are not material in nature or cost. Except as set forth on Disclosure Schedule 4.2(p), Company does not own any Properties (other than OREO).

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(q)          Intellectual Property. Company owns or has a valid license to use all patents, inventions, trade secrets, domains, copyrights, trademarks, service marks and trade names (including any rights, registrations or applications for registration of any of the foregoing) (collectively, the “Company Intellectual Property”) necessary to carry on its business substantially as currently conducted. Each item of Company Intellectual Property is set forth on Disclosure Schedule 4.2(q). Company has not received any notice of infringement of or conflict with and, to Company’s Knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any Company Intellectual Property which would materially impact Company. Company has a privacy policy (a “Privacy Policy”) regarding the collection and use of personally-identifiable information (“Customer Information”), or does not collect Customer Information, and has written agreements with each third party with which it shares any Customer Information requiring that such information be kept confidential and used only as permitted by Company or the customer (“Privacy Agreement”), copies of which have been provided or have been made available to Parent. To the Knowledge of Company, Company has not collected any Customer Information in an unlawful manner or is in violation of its Privacy Policy; nor has any of them used any of the Customer Information in an unlawful manner or in a manner that in any way violates its Privacy Policy, a Privacy Agreement or the privacy rights of its customers or third parties. Company has each posted its Privacy Policy in a clear and conspicuous location on its web site (if any) and regularly distributes copies to its customers. Company has adequate security measures in place to protect the Customer Information it receives from illegal or unauthorized use by its personnel or third parties or use by its personnel or third parties in a manner violative of the rights of privacy of its customers.

(r)          Derivatives. Set forth on Disclosure Schedule 4.2(r) is a list of all swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions (each, a “Derivative Contract”), entered into for Company’s own account, and each such Derivative Contract was entered into (i) in accordance with all Applicable Legal Requirements and (ii) with counterparties which Company believes to be financially responsible. Each Derivative Contract of Company constitutes the valid and legally binding obligation of Company, as the case may be, that is enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles, including good faith, commercial reasonableness, forthright negotiation and fair dealing), and is in full force and effect. Company is not in breach of any of its obligations under any Derivative Contract of Company. The financial position of Company on a consolidated basis under or with respect to each such Derivative Contract has been reflected in the books and records of Company in accordance with GAAP applied on a consistent basis.

(s)          Loan Portfolio.

(i)          Except as set forth on Disclosure Schedule 4.2(s)(i), Company is not a party to any written or oral (A) Loans under the terms of which the obligor was, as of December 31, 2016, 90 days or more delinquent in payment of principal or interest or, to the Knowledge of Company, in default of any other provision, or (B) Loans with any director, executive officer or 5% or greater stockholder of Company, or to the Knowledge of Company, any affiliate of any of the foregoing. Set forth in Disclosure Schedule 4.2(s)(i) is a true, correct and complete list of (A) all of the Loans of Company that, as of December 31, 2016, were classified by Company as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, (B) by category of Loan (i.e., commercial real estate, commercial and industrial, consumer, other), all of the other Loans of Company that, as of December 31, 2016, were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category, and (C) each asset of Company that, as of December 31, 2016, was classified as “Other Real Estate Owned” (“OREO”) and the book value thereof; it being understood and agreed that the Loans referenced in clauses (A) and (B) of this sentence include any Loans so classified by Company or by any Governmental Entity. Company shall provide to Parent, on a monthly basis, (1) a schedule of Loans of Company that become classified in the manner described in the previous sentence, or any Loan of Company the classification of which is changed to a lower classification or to OREO, and (2) a schedule of Loans of Company in which the obligor is delinquent in payment by 30 days or more, in each case after the date of this Agreement.

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(ii)         Each Loan of Company (A) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (B) to the extent carried on the books and records of Company as secured Loans, has been secured by valid charges, mortgages, pledges, security interests, restriction, claims, liens or encumbrances, as applicable, which have been perfected and (C) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles, including good faith, commercial reasonableness, forthright negotiation and fair dealing.

(iii)        Each outstanding Loan of Company (including Loans held for resale to investors) was solicited and originated, or purchased in the normal course of business, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of Company except for documented exceptions (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all Applicable Legal Requirements.

(iv)        Except as set forth in Disclosure Schedule 4.2(s)(iv), none of the agreements pursuant to which Company has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

(v)         Except as set forth on Disclosure Schedule 4.2(s)(v), there are no outstanding Loans made by Company to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Federal Reserve) of Company, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom.

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(t)          Insurance. Set forth in Disclosure Schedule 4.2(t) is a true, correct and complete list of all insurance policies maintained by Company. All such insurance policies and bonds are in full force and effect and, to the Knowledge of Company, Company is not in default under any such policy or bond. Except as set forth in Disclosure Schedule 4.2(t), as of the date hereof, there are no claims in process on any of such insurance policies or bonds, which claims are pending or as to which coverage has been denied or disputed by the underwriters of such insurance policies or bonds.

(u)          Transactions with Affiliates. Except as set forth in Disclosure Schedule 4.2(u), there are no agreements, contracts, plans, arrangements or other transactions between Company, on the one hand, and any (i) officer or director of Company, (ii) record or beneficial owner of 5% or more of the voting securities of Company, (iii) affiliate or family member of any such officer, director or record or beneficial owner or (iv) any other affiliate of Company, on the other hand, except those of a type available to employees of Company generally. Except as set forth in Disclosure Schedule 4.2(u), there are no “covered transactions,” including any Loans engaged in by Company, with any “affiliate” (as such terms are defined in Section 23A of the Federal Reserve Act and Regulation W promulgated thereunder) other than those covered transactions which were engaged in and continue to be in compliance with Section 23A and Regulation W.

(v)         Absence of Certain Business Practices. Neither Company nor any of its executive officers, nor to the Knowledge of Company, any of its employees or agents, nor any other Person acting on their behalf, has, directly or indirectly, within the past five (5) years, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the business of Company (or assist Company in connection with any actual or proposed transaction) that violates any Applicable Legal Requirement to Company.

(w)          Environmental Compliance. Except as set forth on Disclosure Schedule 4.2(w):

(i)          To the Knowledge of Company, Company and its respective Properties are in material compliance with all Environmental Laws. Company has no Knowledge, nor has it received notice of, any past, present, or future conditions, events, activities, practices or incidents that may interfere with or prevent the material compliance of Company with all Environmental Laws.

(ii)         Company has obtained all material permits, licenses and authorizations that are required under all Environmental Laws.

(iii)        To the Knowledge of Company, no Hazardous Materials exist on, about or within any of the Properties, nor to Company’s Knowledge have any Hazardous Materials previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the Properties. The use that Company makes and intends to make of the Properties shall not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Material on, in or from any of the Properties.

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(iv)        There is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency or other governmental authority pending or to Company’s Knowledge threatened against Company relating in any way to any Environmental Law. Company has no liability for remedial action under any Environmental Law. Company has not received any request for information by any governmental authority with respect to the condition, use or operation of any of the Properties nor has Company received any notice of any kind from any governmental authority or other person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law.

(x)          Community Reinvestment Act. Except as set forth on Disclosure Schedule 4.2(x), to the Knowledge of Company, Company is in material compliance with the CRA and all regulations promulgated thereunder, and Company has supplied Parent with copies of its current CRA Statement, all letters and written comments received by Company since December 31, 2012 pertaining thereto and any responses by Company to such comments. Company has a rating of at least “satisfactory” as of its most recent CRA compliance examination and to Company’s Knowledge, there is no reason why it would not receive a rating of “satisfactory” or better pursuant to its next CRA compliance examination or why the CDBO or any other Governmental Entity may seek to restrain, delay or prohibit the transactions contemplated hereby as a result of any act or omission of Company under the CRA.

(y)          Fair Housing Act, Home Mortgage Disclosure Act, Real Estate Settlement Procedures Act and Equal Credit Opportunity Act. Except as set forth on Disclosure Schedule 4.2(y), to the Knowledge of Company, Company is in material compliance with the Fair Housing Act, the Home Mortgage Disclosure Act, the Real Estate Settlement Procedures Act, and the Equal Credit Opportunity Act and all regulations promulgated thereunder. Since December 31, 2012, Company has not received any notices of any violation of said acts or any of the regulations promulgated thereunder, and Company has no notice of, or Knowledge of, any threatened administrative inquiry, proceeding or investigation with respect to Company’s compliance with such acts.

(z)          Usury Laws and Other Consumer Compliance Laws. To the Knowledge of Company, except as set forth on Disclosure Schedule 4.2(z), outstanding loans of Company have been made substantially in accordance with all applicable statutes and regulatory requirements at the time of such loan or any renewal thereof, including without limitation, the California usury statutes as they are currently interpreted, Regulation Z issued by the Federal Reserve, the Federal Consumer Credit Protection Act and all statutes and regulations governing the operation of banks chartered under the laws of the State of California. Each loan on the books of Company was made in the ordinary course of business.

(aa)         Unfair, Deceptive or Abusive Acts or Practices. To the Knowledge of Company, Company has not engaged in any unfair, deceptive or abusive acts or practices in violation of the rules promulgated by the Consumer Financial Protection Bureau, as such terms are used in Section 1031 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), to the extent such rules apply to Company. There are no allegations, claims or disputes to which Company is a party that allege, or to the knowledge of Company, no person has threatened or threatens to allege, that Company has engaged in any unfair, deceptive or abusive acts or practices in violation of the rules promulgated by the Consumer Financial Protection Bureau.

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(bb)         Consumer Complaints. Company has made available to Parent copies of all unresolved consumer complaints as of December 31, 2016 and any complaints received thereafter, as well as any reports to the senior management, the board of directors or audit committee of Company of plans for remediation of such complaints, trends in its compliant data and analysis of such complaints.

(cc)         Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act. To Company's Knowledge, Company is in substantial compliance with the Bank Secrecy Act of 1979, as amended, the United States Foreign Corrupt Practices Act and the International Money Laundering Abatement and Anti-Terrorist Financing Act, codified at Title III of the U.S.A. Patriot Act of 2001 otherwise known as the U.S.A. Patriot Act and all regulations promulgated thereunder, and Company has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts; furthermore, Company has timely and properly filed, in all material respects, and maintained all requisite Currency Transaction Reports and other related forms, including, but not limited to, any requisite Custom Reports required by any agency of the United States Treasury Department, including but not limited to the IRS.

(dd)         Books and Records. The minute books, stock certificate books and stock transfer ledgers of Company have been kept in the ordinary course of business and are complete and correct in all material respects. The transactions entered therein represent bona fide transactions, and there have been no material transactions involving the business of Company that properly should have been set forth therein and that have not been accurately so set forth.

(ee)         Employee Relationships. Company has complied in all material respects with all applicable material laws relating to its relationships with its employees, and Company believes that the relationships between Company and its employees are good. To the Knowledge of Company, no senior executive officer or manager of any material operations of Company or any group of employees of Company has or have any present plans as of the Agreement Date to terminate their employment with Company.

(ff)         Brokers or Finders. Company has not employed any agent, broker, investment banker, financial advisor or other firm or Person that is or shall be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except FIG Partners, LLC, and, if the Merger is not consummated, Company agrees to indemnify Parent and to hold Parent harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any Person on the basis of any act or statement alleged to have been made by Company or its affiliates.

(gg)         Transaction Expenses. Disclosure Schedule 4.2(gg) sets forth, to Company’s Knowledge, a true, accurate and complete list of all reasonably anticipated Company Transaction Expenses.

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(hh)         Opinion of Financial Advisor of Company. Company has received the oral opinion of its financial advisor, FIG Partners, LLC, subsequently confirmed in writing on the date hereof to the effect that, subject to the limitations and qualifications expressed therein, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the stockholders of Company.

(ii)         Completion of Transaction. To Company’s Knowledge, there is no fact or circumstance relating to or affecting Company that it reasonably believes would prevent Company from fulfilling its material obligations under this Agreement and completing the transactions contemplated hereby or thereby or that would, without the incurrence of undue expense or time, prevent Company from obtaining the Requisite Regulatory Approvals from any Governmental Entity.

4.3.        Representations and Warranties of Parent. Except as set forth in the correspondingly identified subsection of the disclosure schedules delivered by Parent to Company concurrently herewith, Parent and Parent Bank, jointly and severally, represent and warrant to Company as follows:

(a)          Organization, Standing and Power. Parent is a bank holding company registered under the BHCA. Parent Bank is a California state banking corporation. Parent and Parent Bank are each corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its respective business as now being conducted, and each is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent Bank or Parent.

(b)          Authority.

(i)          Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. The Parent Board has adopted resolutions, dated as of the date of this Agreement, approving and declaring advisable and in the best interests of their stockholders, this Agreement and the Merger. This Agreement has been duly executed on behalf of Parent and constitutes a valid and binding obligation of Parent, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and remedies and to general equitable principles, forthright negotiation, commercial reasonableness, good faith and fair dealing.

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(ii)         The execution and delivery by Parent of this Agreement does not, and the consummation by Parent of the transactions contemplated hereby shall not, (A) result in any Violation pursuant to any provision of the articles of incorporation or the bylaws of Parent Bank or the articles of incorporation or bylaws of Parent, or (B) except as set forth in Disclosure Schedule 4.3(b)(ii) and subject to obtaining or making the consents, approval, orders, authorizations, registrations, declarations and filings referred to therein or in clause (iv) below, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise or license, or any Applicable Legal Requirement applicable to Parent, Parent Bank or any Subsidiary of Parent Bank or their respective properties or assets.

(iii)        No consent, approval, order, waiver, non-disapproval, or authorization of, or registration, declaration or filing with, any Governmental Entity (acting in any capacity) is required by or with respect to Parent, Parent Bank or any Subsidiary of Parent Bank in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, the failure to make or obtain which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent Bank or Parent, except for (A) the Requisite Regulatory Approvals, (B) the filing with the SEC of such reports under Sections 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) as may be required in connection with this Agreement and the transactions contemplated hereby, and (C) the filing of the Merger Agreement and the Bank Merger Agreement with the CDBO and/or the Secretary of State of the State of California, as the case may be.

(c)          Financial Reports.

(i)          Reports and Assessments. Parent and each of its Subsidiaries have filed (or furnished, as applicable) all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since December 31, 2011 with the SEC or Bank Regulatory Authorities, and all other reports required to be filed (or furnished, as applicable) by them since December 31, 2011, including any report required to be filed (or furnished, as applicable) pursuant to Applicable Legal Requirements and have paid all fees and assessments due and payable in connection therewith, except where the failure to file (or furnish, as applicable) such report or to pay such fees and assessments would not reasonably be expected to, individually or in the aggregate, be material to Parent , taken as a whole. Except as provided in Disclosure Schedule 4.3(c)(i), any such report regarding Parent filed with or otherwise submitted to the SEC or Bank Regulatory Authorities, as of the date of its filing or submission, as applicable, complied in all material respects with the applicable statutes, rules, regulations, and orders enforced or promulgated by the Governmental Entity with which they were filed or with all relevant legal requirements, including as to content.

(ii)         SEC Reports. No report filed by Parent with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act since December 31, 2011, and prior to the date of this Agreement (the “Parent SEC Reports”) at the time filed contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Parent SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of Parent has failed in any respect to make the certifications required of him or her under Sections 302 and 906 of the Sarbanes-Oxley Act.

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(iii)        Financial Statements. The consolidated financial statements of Parent included (or incorporated by reference) in the Parent SEC Reports filed with (but not furnished to) the SEC (including the related notes, where applicable) (i) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Parent for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount and the absence of notes); (ii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and (iii) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto.

(d)          Brokers or Finders. Parent has not employed any agent, broker, investment banker, financial advisor or other firm or Person that is or shall be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except Keefe, Bruyette & Woods, Inc., and, if the Merger is not consummated, Parent, jointly and severally, agree to indemnify Company and to hold Company harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any Person on the basis of any act or statement alleged to have been made by Parent or its affiliates.

(e)          Legal Proceedings. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of Parent Bank or Parent, threatened against Parent Bank or Parent that questions or might question the validity of this Agreement or the agreements contemplated hereby or any actions taken or to be taken by Parent Bank or Parent pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

(f)          Agreements with Regulators. Except as set forth in Disclosure Schedule 4.3(f), neither Parent nor any Subsidiary of Parent is a party or subject to any written agreement, consent decree or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any cease-and-desist or other order or directive by, or is a recipient of any extraordinary supervisory letter currently in effect, or has adopted any policies, procedures or board resolutions at the request of, any Governmental Entity which restricts the conduct of its business, imposes any requirements or procedures or in any manner relates to its capital adequacy, its credit or risk management policies or its management, nor has Parent been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such agreement, decree, memorandum of understanding, extraordinary supervisory letter, commitment letter, order, directive or similar submission, or any such policy, procedure or board resolutions. Parent, Parent Bank and their Subsidiaries are in compliance with all of the foregoing so listed in Disclosure Schedule 4.3(f). There are no formal or informal investigations, known to Parent, relating to any regulatory matters pending before any Governmental Entity with respect to Parent or any of their Subsidiaries, that could reasonably be expected to prevent or delay the completion of this Agreement. Neither of Parent nor any of their executive officers or, to the Knowledge of Parent, any of their directors or employees has been the subject of any disciplinary proceedings or orders of any Governmental Entity arising under applicable laws which would be required to be disclosed in any regulatory filing, and no such disciplinary proceeding or order is pending, nor, to the Knowledge of Parent, threatened.

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(g)          Community Reinvestment Act. Except as set forth on Disclosure Schedule 4.3(g), Parent and their respective Subsidiaries are in material compliance with the CRA and all regulations promulgated thereunder, and a rating of at least “satisfactory” as of its most recent CRA compliance examination and to Parent’s Knowledge, there is no reason why it would not receive a rating of “satisfactory” or better pursuant to its next CRA compliance examination or why the FDIC or any other Governmental Entity may seek to restrain, delay or prohibit the transactions contemplated hereby as a result of any act or omission of Parent or any of their Subsidiaries under the CRA.

(h)          Fair Housing Act, Home Mortgage Disclosure Act, Real Estate Settlement Procedures Act and Equal Credit Opportunity Act. Except as set forth on Disclosure Schedule 4.3(h), to the Knowledge of Parent, Parent and their Subsidiaries are in material compliance with the Fair Housing Act, the Home Mortgage Disclosure Act, the Real Estate Settlement Procedures Act, and the Equal Credit Opportunity Act and all regulations promulgated thereunder. Since December 31, 2011, Parent and their Subsidiaries have not received any notices of any violation of said acts or any of the regulations promulgated thereunder, and Parent and their Subsidiaries have no notice of, or Knowledge of, any threatened administrative inquiry, proceeding or investigation with respect to Parent compliance with such acts, in each case that could reasonably be expected to delay or prevent the receipt of any Requisite Regulatory Approvals from any Governmental Entity or of the transaction contemplated by this Agreement.

(i)          Unfair, Deceptive or Abusive Acts or Practices. Except as set forth in Disclosure Schedule 4.3(i), to the Knowledge of Parent, neither Parent, nor any of their Subsidiaries has engaged in any unfair, deceptive or abusive acts or practices in violation of the rules promulgated by the Consumer Financial Protection Bureau, as such terms are used in Section 1031 of the Dodd-Frank Act, to the extent such rules apply to Parent or any of their Subsidiaries. There are no allegations, claims or disputes to which Parent or any of their Subsidiaries is a party that allege, or to the Knowledge of Parent, no person has threatened or threatens to allege, that Parent or any of their Subsidiaries has engaged in any unfair, deceptive or abusive acts or practices in violation of the rules promulgated by the Consumer Financial Protection Bureau.

(j)          Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act. To Parent's Knowledge, Parent and each of their Subsidiaries is in substantial compliance with the Bank Secrecy Act of 1979, as amended, the United States Foreign Corrupt Practices Act and the International Money Laundering Abatement and Anti-Terrorist Financing Act, codified at Title III of the U.S.A. Patriot Act of 2001 otherwise known as the U.S.A. Patriot Act and all regulations promulgated thereunder, and Parent Bank has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts; furthermore, Parent Bank has timely and properly filed, in all material respects, and maintained all requisite Currency Transaction Reports and other related forms, including, but not limited to, any requisite Custom Reports required by any agency of the United States Treasury Department, including but not limited to the IRS.

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(k)          Completion of Transaction. To Parent’s Knowledge, there is no fact or circumstance relating to or affecting Parent or any of their Subsidiaries that they reasonably believe would prevent Parent from fulfilling its material obligations under this Agreement and completing the transactions contemplated hereby or thereby or that would, without the incurrence of undue expense or time, prevent Parent or any of their Subsidiaries from obtaining all necessary regulatory approvals including the Requisite Regulatory Approvals from any Governmental Entity or of the transactions contemplated by this Agreement.

ARTICLE 5

ADDITIONAL AGREEMENTS

5.1.        Preparation of Prospectus/Proxy Statement; Stockholder Meeting; Company Change in Recommendation.

(a)          For the purposes of (i) registering Parent Common Stock to be offered to holders of Company Common Stock in connection with the Merger with the SEC under the Securities Act, (ii) holding the Company Shareholder Meeting, and (iii) soliciting the Required Company Vote, Parent shall draft and prepare, and Company shall cooperate in the preparation of, a registration statement on Form S-4 (the “Merger Registration Statement”), including a proxy statement and prospectus satisfying all applicable requirements of applicable state securities laws, the Securities Act and the Exchange Act, and the rules and regulations thereunder (such prospectus/proxy statement in the form mailed to the shareholders of Company, together with any and all amendments or supplements thereto, being herein referred to as the “Prospectus/Proxy Statement”). Parent shall file the Merger Registration Statement, including the Prospectus/Proxy Statement, with the SEC. Parent shall use its reasonable best efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and Company shall thereafter promptly mail the Prospectus/Proxy Statement to Company’s shareholders. Parent shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and Company shall furnish all information concerning Company, and the holders of Company Common Stock as may be reasonably requested in connection with any such action. Company shall provide Parent with any information concerning itself that Parent may reasonably request in connection with the drafting and preparation of the Prospectus/Proxy Statement, and Parent shall notify Company promptly of the receipt of any comments of the SEC or any blue sky administrator with respect to the Prospectus/Proxy Statement and of any requests by the SEC or any blue sky administrator for any amendment or supplement thereto or for additional information and shall provide to Company promptly copies of all correspondence between Parent or any of their representatives and the SEC. Parent shall give Company and its counsel the opportunity to review and comment on the Prospectus/Proxy Statement prior to its being filed with the SEC and shall give Company and its counsel the opportunity to review and comment on all amendments and supplements to the Prospectus/Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC or any blue sky administrator. Each of Parent and Company agrees to use all reasonable best efforts, after consultation with the other Party hereto, to respond promptly to all such comments of and requests by the SEC or any blue sky administrator and to cause the Prospectus/Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of Company Common Stock entitled to vote at the Company Shareholder Meeting at the earliest practicable time. Company and Parent shall promptly notify the other Party if at any time it becomes aware that the Prospectus/Proxy Statement or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, Company shall cooperate with Parent in the preparation of a supplement or amendment to such Prospectus/Proxy Statement that corrects such misstatement or omission, and Parent shall file an amended Merger Registration Statement with the SEC and blue sky administrators, as applicable, which amended Merger Registration Statement shall be mailed to the holders of Company Common Stock entitled to vote at the Company Shareholder Meeting at the earliest practicable time.

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(b)          Company shall duly take all lawful action to establish a record date for, call, give notice of, convene and hold a meeting of its stockholders as promptly as reasonably practicable following the date of this Agreement (the “Company Shareholder Meeting”) for the purpose of submitting this Agreement to the holders of Company Common Stock for their consideration and vote and obtaining the Required Company Vote. Subject to Section 5.1(d), and as promptly as reasonably practicable following the date of this Agreement, the Company Board shall use its reasonable best efforts to solicit or cause to be solicited from the Company stockholders the Required Company Vote, and Company shall take all other lawful action necessary or advisable (including, subject to the Company Board’s exercise of its fiduciary duties, postponing or adjourning the Company Shareholder Meeting to make any communication permitted by this Agreement or to obtain a quorum or to solicit additional proxies in favor of the adoption of this Agreement) to obtain the Required Company Vote. Subject to Section 5.1(d), the Prospectus/Proxy Statement shall include the Company Board Recommendation.

(c)          Subject to Section 5.1(d), neither the Company Board nor any committee thereof shall (u) withdraw, modify, amend or qualify the Company Board Recommendation in a manner adverse to Parent (it being understood that the failure of the Company Board Recommendation to be unanimous shall constitute a withdrawal, modification, amendment or qualification that is adverse to Parent unless the failure to be unanimous is solely because a director is not present for the vote due to incapacity or because he is not reasonably available to attend a meeting), (v) adopt a resolution to withdraw, modify, amend or qualify the Company Board Recommendation in a manner adverse to Parent, (w) publicly announce its intention to withdraw, modify, amend or qualify the Company Board Recommendation in a manner adverse to Parent, (x) approve, endorse or recommend any Acquisition Proposal with respect to Company, (y) cause, authorize or permit Company to enter into any letter of intent, memorandum of understanding, agreement-in-principle, merger agreement, asset purchase or share exchange agreement, acquisition agreement or other similar agreement relating to any Acquisition Proposal, other than (1) an Acceptable Confidentiality Agreement as provided in Section 5.5(b) or (2) a definitive agreement providing for a Superior Proposal pursuant to Section 5.5, or (z) publicly propose or announce an intention to take any of the foregoing actions described in the foregoing clauses (u) through (y) (a “Company Change in Recommendation”).

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(d)          Notwithstanding anything to the contrary contained in this Section 5.1, but subject to the provisions of this Section 5.1(d), at any time prior to receipt of the Required Company Vote, the Company Board may effect or cause Company to effect, a Company Change in Recommendation, if the Company Board reasonably determines in good faith, After Consultation, that the failure to make a Company Change in Recommendation would result in a breach of its fiduciary duties of the Company Board to the stockholders of Company under Applicable Legal Requirements. Notwithstanding the preceding sentence, the Company Board shall not make a Company Change in Recommendation, and, in the case of a Superior Proposal, terminate this Agreement in accordance with Section 7.1(e), unless: (A) after the date of this Agreement, an unsolicited, bona fide written offer to effect an Acquisition Proposal is made to Company; (B) such unsolicited, bona fide, written offer was not obtained or made in violation of Section 5.5; (C) Company has complied in all material respects with its obligations under Section 5.5, including its obligations to provide notice(s) to Parent of any Acquisition Proposal and other matters requiring notice under Section 5.5; (D) at least three (3) Business Days prior to any intended meeting of the Company Board at which such board of directors intends to consider and determine whether to make a Change in Recommendation, Company provides Parent with a written notice specifying the date and time of such intended meeting, the reasons for convening such intended meeting, the material terms and conditions of the Acquisition Proposal that is the basis of the intended meeting at which the Company Board will consider a Change in Recommendation (the “Company Offer”) and the identity of the Person making the Company Offer; (E) after receipt by Parent of the information and notice described in clause (D), Parent notifies Company of its desire to negotiate an amendment to the terms and conditions of this Agreement and during such three (3) Business Day period, the Parties engage in good faith negotiations to amend this Agreement in such a manner that, after giving effect to such amendment(s), Company’s board of directors may conclude that the Company Offer does not constitute a Superior Proposal; (F) at the end of such three (3) Business Day period, Company’s board of directors (x) concludes, after and taking into account any amendment(s) to this Agreement proposed by Parent during such three (3) Business Day period, that such Company Offer is a Superior Proposal, and (y) determines in good faith, After Consultation, that the failure by the Company Board to make a Change in Recommendation would result in a breach of its fiduciary duties to stockholders under Applicable Legal Requirements; and (G) Company thereafter enters into a definitive agreement providing for such Superior Proposal and concurrently terminates this Agreement in accordance with Section 7.1(e), and pays to Parent the Termination Fee required by Section 7.2(b).

5.2.        [Intentionally deleted].

5.3.        Access to Information.

(a)          Upon reasonable notice, Company shall afford to the representatives of Parent, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts and records and, during such period, Company shall make available to Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws, federal or state banking laws or the rules and regulations of self-regulatory organizations (other than reports or documents which such Party is not permitted to disclose under Applicable Legal Requirements) and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that Parent acknowledges and agrees that Company shall have no obligation to disclose any discussions and/or reports regarding the transactions contemplated by this Agreement by the Company Board.

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(b)          The Parties shall hold all information which is nonpublic in confidence to the extent required by, and in accordance with, the provisions of the letter dated as of February 6, 2017, between Company and Parent (the “Confidentiality Agreement”), which Confidentiality Agreement shall remain in full force and effect until immediately following the Effective Time, or if terminated, as provided in the Confidentiality Agreement.

(c)          No such investigation by either Parent or Company shall affect the representations and warranties of any Party expressly made in this Agreement.

5.4.        Reasonable Best Efforts. Each of Company, Parent shall, and shall cause its Subsidiaries to, use all reasonable best efforts to take, or cause to be taken, all actions necessary or advisable to consummate the Merger and the Bank Merger and make effective the other transactions contemplated herein as promptly as reasonably practicable after the date hereof. Without limiting the generality of the foregoing, each Party shall, and shall cause its Subsidiaries to, use all reasonable best efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all Applicable Legal Requirements which may be imposed on such Party with respect to the Merger and the Bank Merger and to consummate the Merger and the Bank Merger, and (ii) to obtain (and to cooperate with the other Party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and/or any other public or private third party which is required to be obtained or made by such Party or any of its Subsidiaries pursuant to Applicable Legal Requirements or any contract or other obligation in connection with the Merger, the Bank Merger and the transactions contemplated by this Agreement; provided, however, that a Party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption shall result in a condition or restriction on such Party or on the Surviving Bank having an effect of the type referred to in Section 6.3(d). In furtherance and not in limitation of the Parties’ obligations under this Section 5.4, each of the Parties further agrees as follows:

(a)          Within thirty (30) days of the execution of this Agreement, Parent shall, and shall cause its Subsidiaries to, prepare all necessary documentation and effect all necessary filings in order to obtain the Requisite Regulatory Approvals; provided, however, that Parent shall, and shall cause its Subsidiaries to, prepare all necessary documentation and effect all necessary filings to have the Merger Registration Statement filed within forty-five (45) days of the execution of this Agreement.

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(b)          The Parties shall cooperate with each other and shall each furnish the other and the other’s counsel with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any application, petition or any other statement or application made by or on behalf of any Party to any Governmental Entity in connection with the Merger and Bank Merger. Company, Parent shall have the right to review in advance all filings made in connection with the transactions contemplated by this Agreement with any Governmental Entity (other than with regard to information reasonably considered confidential by the providing Party). In addition, Company and Parent shall each furnish to the other a final copy of each such filing made in connection with the transactions contemplated by this Agreement with any Governmental Entity (other than any part of such filings reasonably considered confidential by the providing Party).

(c)          Subject to Applicable Legal Requirements, Company and Parent shall permit each other to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed written or material oral communication (or other correspondence or memoranda) between it and any Governmental Entity (except for any confidential portions thereof).

(d)          Company and Parent shall promptly inform each other of and supply to each other any substantive communication (or other correspondence or memoranda) received by them from, or given by them to, any Governmental Entity, in each case, regarding any of the transactions contemplated hereby.

(e)          Company and Parent shall provide that representatives of Company and Parent shall have the right to attend and participate in any hearing, proceeding, meeting, conference or similar event before or with any Governmental Entity or other organization relating to any Requisite Regulatory Approval or otherwise relating to any transactions contemplated by this Agreement, except as may otherwise be requested or required by such Governmental Entity. In furtherance of the foregoing, Company and Parent shall provide each other reasonable advance notice of any such hearing, proceeding, meeting, conference or similar event.

(f)          Each of Company and Parent and their respective boards of directors shall, if any state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any other transactions contemplated hereby, use all reasonable best efforts to provide that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as reasonably practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated hereby.

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5.5.        Acquisition Proposals to Company.

(a)          Company agrees that neither it nor any of its officers and directors shall, and that it shall use its reasonable best efforts to cause its employees, agents and representatives (including any investment banker, attorney or accountant retained by it) (collectively, “Representatives”) not to, directly or indirectly, (i) initiate, solicit or knowingly encourage (including by way of providing nonpublic information) the making of any inquiry, proposal or offer with respect to any transaction contemplating a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Company or any purchase or sale of 10% or more of its consolidated assets taken as a whole, or any purchase or sale of, or tender or exchange offer for, its voting securities that, if consummated, would result in any Person (or the stockholders of such Person) beneficially owning securities representing 10% or more of the total voting power of Company (or of the surviving parent entity in such transaction) (any such proposal, offer or transaction (other than a proposal or offer made by Parent or an affiliate thereof or other than any transaction regarding a transfer of any Company Common Stock or any Company Preferred Stock by and among any principal shareholder of Company) being hereinafter referred to as an “Acquisition Proposal”), (ii) engage in any discussions or negotiations with or provide any nonpublic information to any Person concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, or (iii) approve, endorse or recommend (including by resolution or otherwise of the Company Board), or propose to approve, endorse or recommend, or execute or enter into, any letter of intent, agreement in principle, memorandum of understanding, term sheet, merger agreement, asset purchase, share exchange agreement, option agreement or other similar agreement (whether binding or not) related to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement) or propose or agree to do any of the foregoing. Company shall be responsible for any actions taken by its Representatives that are inconsistent with this Section 5.5.

(b)          Notwithstanding Section 5.5(a), prior to obtaining the Required Company Vote, Company shall be permitted, and subject to compliance in all material respects by Company with the other terms of this Section 5.5, to engage in discussions or negotiations with, and provide nonpublic information to, any Person who has submitted and not withdrawn an unsolicited, bona fide written Acquisition Proposal after the date of this Agreement that did not result from a breach of Section 5.5(a) if the Company Board concludes in good faith, After Consultation, that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal; provided, however, that such Party (i) first enters into an Acceptable Confidentiality Agreement, (ii) provides Parent at least one (1) Business Day prior written notice before engaging in any such discussions or negotiations or providing information to such Person and (iii) thereafter keeps Parent promptly and fully informed on a current basis of the status of all discussions and negotiations with such Person.

(c)          Company shall notify Parent promptly (but in no event later than one (1) Business Day) after receipt of any Acquisition Proposal or any inquiry, request for nonpublic information or request for discussions or negotiations that relates to or might reasonably be expected to lead to an Acquisition Proposal with respect to Company. Such notice shall be made orally and confirmed in writing, and shall indicate the identity of the Person making the Acquisition Proposal, request or inquiry and the material terms and conditions of any expressions of interest, offers, proposals, requests or inquiries.

(d)          Company agrees that (i) it shall, and shall instruct and use its reasonable best efforts to cause its Representatives to, cease immediately and terminate any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal, and shall promptly request each Person, if any, that has heretofore executed a confidentiality agreement with such Party in connection with the consideration of any Acquisition Proposal, to return or destroy all confidential information or data heretofore furnished to such Person, (ii) it shall enforce (and not release any third party from or waive) any provisions of, any confidentiality, standstill, non-solicitation or similar agreement to which it is a party with respect to any Acquisition Proposal, and (iii) it shall not take any action to render inapplicable or to exempt any Person from any antitakeover statute, charter provision or bylaw. Company agrees that it shall use its reasonable best efforts to inform its Representatives of the obligations undertaken in this Section 5.5.

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5.6.        Termination of Employee Benefit Plans and Employee Matters.

(a)          Company agrees that the Company Benefit Plans may be terminated, modified or merged into Parent's Benefit Plans on or after the Closing Date, as determined by Parent in its sole discretion, subject to compliance with applicable law so long as any such action does not reduce any benefits already accrued thereunder. At the request of Parent, Company agrees to terminate no later than immediately before the Closing Date any Company Benefit Plans for which Company may have liability, to the extent such Company Benefit Plans permit termination so that Company will have no liability from and after the Closing Date, and Company will accrue any and all obligations with respect to the termination of such plans before the Closing Date. Parent acknowledges that any termination or modification at the direction of Parent Bank will not (a) be deemed to cause the Company Financial Statements to have been prepared other than in accordance with GAAP, or (b) constitute a breach of any provision of this Agreement by Company.

(b)          Parent agrees that as of and following the Effective Time, the employees of Company as of the Effective Time who are employed by Company Bank after the Effective Time or who are offered and who accept employment with Parent Bank (collectively, the “Former Company Employees”) shall be eligible to participate in Parent’s employee benefit plans in which similarly situated employees of Parent Bank participate, to the same extent as such similarly situated employees of Parent Bank participate.

(c)          With respect to each employee benefit plan, program, policy or arrangement maintained by Parent Bank or Parent for the benefit of current employees of Parent Bank (each such plan, program, policy or arrangement, a “Parent Bank Plan”), Parent agrees that for purposes of determining eligibility to participate, vesting and benefits (other than benefit accruals under any defined benefit pension plan), service with Company shall be treated as service with Parent Bank; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits.

(d)          Parent shall have the right but not the obligation to offer employment immediately following the Effective Time to any and all persons who are expected to be officers and employees of Company immediately before the Effective Time. Company will provide Parent with information regarding such persons’ current employment arrangements with Company and will otherwise assist Parent Bank in making such offers.

5.7.        Fees and Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expense, except as otherwise provided in Section 7.2 hereof.

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5.8.        Indemnification; Directors’ and Officers’ Insurance.

(a)          From and after the Effective Time, Parent shall, to the fullest extent permitted by Applicable Legal Requirements, indemnify, defend and hold harmless, and provide advancement of expenses to, each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of Company or any of its Subsidiaries (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Company or any Subsidiary of Company, and pertaining to any matter existing or occurring, or any acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time (including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) (“Indemnified Liabilities”). Without limiting the foregoing, Parent agrees to assume all obligations that may arise under the indemnity agreements listed on Section 4.2(i) of the Disclosure Schedule to the indemnified persons under such agreements.

(b)          Prior to the Effective Time, Company may purchase a “tail” policy or “extended discovery period” under Company’s existing directors and officers liability insurance policy providing coverage for a period of up to six (6) years after the Effective Time, or with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), comparable coverage for a substantially comparable insurer; provided, however, that the total cost of any extended insurance coverage purchased by Company shall not exceed 250% of the current annual premium paid by Company under its existing directors and officers liability insurance policy.

(c)          Parent shall indemnify an Indemnified Party for all expenses, including reasonable fees and expenses of counsel, that an Indemnified Party may incur in successfully enforcing the indemnity and other obligations provided for in this Section 5.8.

(d)          If Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Bank, as the case may be, shall assume the obligations set forth in this Section 5.8.

(e)          The provisions of this Section 5.8 (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

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5.9.          Public Announcements.  Except to the extent required by Applicable Legal Requirements or the requirements of any listing agreement with or rules or regulations of Nasdaq, Parent and Company shall use reasonable best efforts (a) to develop a joint communications plan, (b) to provide that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (c) to consult with each other before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby. In addition to the foregoing, except to the extent required by Applicable Legal Requirements or the requirements of any listing agreement with or rules of NASDAQ, none of Parent or Company shall issue any press release or otherwise make any public statement or disclosure concerning the other or the other’s Subsidiaries, business, financial condition or results of operations without the consent of the other, which consent shall not be unreasonably withheld or delayed.

5.10.         Listing on Nasdaq.  Parent shall use commercially reasonable efforts to cause the shares of Parent Common Stock issuable in connection with the Merger to be authorized for listing on the Nasdaq Global Select Market (“Nasdaq”) as of the Effective Time.

5.11.         Untrue Representations.  Each Party shall promptly notify the other Party in writing if such Party becomes aware of any fact or condition that makes untrue, or shows to have been untrue, any schedule or any other information furnished to the other Party or any representation or warranty made in or pursuant to this Agreement or that results in such Party’s failure to comply with any covenant, condition or agreement contained in this Agreement.

5.12.         Litigation and Claims.  Each of Parent, on the one hand, or Company, on the other hand, shall promptly notify the other of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the knowledge of the notifying Person, threatened against the notifying Person that questions or might question the validity of this Agreement or the transactions contemplated hereby, or any actions taken or to be taken by the notifying Person pursuant hereto or seeks to enjoin, materially delay or otherwise restrain the consummation of the transactions contemplated hereby or thereby. Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against Company or its directors or officers relating to the Merger or the other transactions contemplated by this Agreement. Company shall not enter into any settlement agreement in respect of any stockholder litigation against Company or its directors or officers relating to the Merger or the other transactions contemplated by this Agreement without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed).

5.13.         Additional Agreements.  In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of either of Company or Company Bank, the proper officers and directors of each Party shall take all such necessary action, including the execution of all necessary and desirable agreements, certificates, instruments and documents.

5.14.         Company Support Agreements.  Simultaneously with the execution of this Agreement, each of the directors of Company, other than its chief executive officer, shall enter into a Voting Agreement, Non-Competition and Non-Solicitation Agreement and each of the executive officers of Company shall enter into a Non-Solicitation Agreement.

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5.15.         Option Holder Agreements.  Company will use its commercially reasonable efforts to cause each of the Company Option Holders listed on Disclosure Schedule 5.15 of the Company Disclosure Letter to enter into an Option Holder Agreement, agreeing to the treatment of his or her Company Stock Options pursuant to Section 2.4(d) prior to the Closing Date. The form of the Option Holder Agreement is attached as Exhibit D hereto.

5.16.         Company Transaction Expenses.  Prior to the Closing, based upon the final bills or estimates of such final bills, Company shall have paid or accrued for all Company Transaction Expenses in full. Company shall update Disclosure Schedule 4.2(gg) at least three (3) Business Days prior to the Closing to reflect the final Company Transaction Expenses and Parent shall have received written evidence of such expenses prior to the Effective Time; provided, however, that the aggregate amount of such Company Transaction Expenses shall not exceed Two Million Six Hundred Thousand Dollars ($2,600,000.00) without the prior written consent of Parent (the “Company Transaction Expenses Threshold”), in their discretion, after an opportunity to review all invoices, bills and estimates relating to such Transaction Expenses to determine their reasonableness; provided, further, that in the event Company Transaction Expenses exceed the Company Transaction Expenses Threshold, the Assigned Company Common Share Value shall be reduced by the quotient of (A) the amount by which Company Transaction Expenses exceed the Company Transaction Expenses Threshold divided by (B) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

5.17.         Company Adjusted Shareholders’ Equity.  As of the Determination Date, the total shareholder’s equity of Company (computed in accordance with GAAP, but excluding all changes in accumulated other comprehensive income or loss from the amount shown in the December 31, 2016, financial statements, the accrual or payment of Company Transaction Expenses, and any purchase accounting adjustments to the assets and liabilities of Company, and without giving effect to the conversion of any Convertible Company Debt), as of the Measurement Date (“Company Adjusted Shareholders’ Equity”), shall not be less than Sixteen Million Six Hundred Thousand Dollars ($16,600,000.00) (the “Company Adjusted Shareholder’s Equity Threshold”). In the event Company Adjusted Shareholders’ Equity is less than the Company Adjusted Shareholders’ Equity Threshold, the Assigned Company Common Share Value shall be reduced by the quotient of (A) the amount by which the Company Adjusted Shareholders’ Equity is less than the Company Adjusted Shareholders’ Equity Threshold divided by (B) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

5.18.         Disclosure Schedules.  At least ten (10) days prior to the projected Closing, Company agrees to provide Parent and Parent agree to provide Company, with supplemental disclosure schedules reflecting any material changes thereto between the date of this Agreement and the delivery date. Delivery of such supplemental disclosure schedules shall not cure a breach or modify a representation or warranty of this Agreement. Any information set forth in any one section of the Company or Parent disclosure schedules shall be deemed to apply to each other applicable section or subsection of the Company or Parent disclosure schedules, respectively, if its relevance to the information called for in such section or subsection is reasonably apparent on its face notwithstanding the omission of any cross-reference to such other section.

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5.19.       Acquisition Proposals of Parent Bank and/or Parent. Parent shall not, and shall cause its Subsidiaries and Representatives not to, enter, into any agreement with any Person subsequent to the Agreement Date that (i) would restrict Parent's ability to comply with any of the terms of this Agreement, (ii) relates to any Acquisition Proposal that would materially impair Parent’s ability to consummate the Merger and the transactions contemplated by this Agreement, or (iii) relates to any Acquisition Proposal, unless such Acquisition Proposal requires the completion of the Merger and payment of the Merger Consideration to the Company shareholders as provided in this Agreement prior to completion of any other Acquisition Proposal respecting Parent.

5.20.       Prepayment of Senior Debt. Prior to the Closing, Parent, with the assistance of Company, shall take any and all actions necessary to repay in full the Senior Debt. Company shall cause the Pledged Collateral to be released in connection with such prepayment of the Senior Debt.

5.21.       Company Convertible Debt.

(a)          Company shall enter into amendments, subject to Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), to the agreements governing the Subordinated Convertible Debt with the holders thereof to provide that the Company’s book value per share utilized for purposes of conversion shall be based on the Company Adjusted Shareholder Equity.

(b)          Company shall cause the Company Convertible Debt to be converted, to the maximum extent possible, into shares of Company Common Stock at least ten (10) Business Days prior to the Effective Time. To the extent any Company Convertible Debt is not convertible, prior to the Closing, Parent shall take any and all actions necessary to repay in full the principal amount outstanding after such conversion.

(c)          Notwithstanding Section 5.21(b), Each holder of Subordinated Convertible Debt who has executed a Subordinated Note Holder Agreement in the form attached hereto as Exhibit E shall be entitled to receive, in lieu of each share of Company Common Stock that would otherwise have been issuable upon conversion thereof, an amount in cash without interest equal to (i) (A) the Per Share Merger Consideration multiplied by (B) the Parent Closing Price minus (ii) the book value per share of Company Common Stock, as determined in accordance with Section 5.21(a) (such amount, the “Subordinated Debt Consideration”); provided that any holder of Subordinated Convertible Debt must deliver an executed Note Holder Agreement to Company no later than twenty (20) days prior to the date on which the Company Shareholder Meeting is scheduled to take place in order to be entitled to the Subordinated Debt Consideration. Any payments of Subordinated Debt Consideration pursuant to this Section 5.21(c) shall take place only after the satisfaction or fulfillment or waiver of the conditions of Closing contained in Article 6.

5.22.       Estoppel Letters and Consents; NDAs.

(a)          Company shall use its commercially reasonable efforts to obtain and deliver to Parent at the Closing the waiver, approval and/or consents to assignment for all Material Contracts so identified as requiring consent on the Company Disclosure Schedule (the “Consents”). Any fees and charges or other consideration, however designated, that are payable in connection with any Consent or estoppel letter shall be promptly paid by, and shall be the sole responsibility of Company. Where required by law or by agreements with third parties, Company shall use commercially reasonable efforts to obtain from third parties, prior to the Closing Date, all other consents to the transactions contemplated by this Agreement, where failure to obtain such consents would or would reasonably be expected to have a Material Adverse Effect on Company or Parent or that will or would reasonably be expected to prevent Parent from realizing any substantial portion of the economic benefits of the transactions contemplated by this Agreement.

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(b)          Company shall use its commercially reasonable efforts to obtain and deliver to Parent at the Closing NDAs for all Leases. Any fees and charges or other consideration, however designated, that are payable in connection with any NDA shall be promptly paid by, and shall be the sole responsibility of Company.

ARTICLE 6

CONDITIONS TO CONSUMMATION OF THE TRANSACTION

6.1.        Conditions to Each Party’s Obligation. The respective obligation of each of the Parties hereto to consummate the transactions contemplated hereby (the “Closing") is subject to the fulfillment or, to the extent permitted by applicable law, written waiver by the Parties hereto prior to the Closing Date, of each of the following conditions:

(a)          Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby, including but not limited to the Merger and the Bank Merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired.

(b)          No Injunction. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits or makes illegal consummation of the transactions contemplated hereby (any of the foregoing, an “Order”).

(c)          Corporate Approvals. This Agreement, the Merger and the transactions contemplated herein shall have been duly approved by the Required Company Vote as of the record date for the Company Shareholder Meeting.

(d)          Effectiveness of Merger Registration Statement. The Merger Registration Statement shall have been declared effective by the SEC pursuant to the Securities Act and the registration statement shall not be subject to any stop order, and no action, suit, proceeding or investigation seeking a stop order or to suspend the effectiveness of the registration statement, as the case may be, shall have been initiated and be continuing or have been threatened in writing and be unresolved.

6.2.        Conditions to Obligations of Company. The obligations of Company to consummate the transactions contemplated hereby are also subject to the fulfillment or written waiver by Company prior to the Closing Date of each of the following conditions:

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(a)          Representations and Warranties. The representations and warranties of Parent (i) set forth in Sections 4.2(a) and 4.2(b) shall be true and correct in all respects (other than de minimis inaccuracies) as of the Agreement Date and as of the Closing Date as though made on and as of the Closing Date, and (ii) the representations and warranties of Parent set forth in this Agreement (other than the representations and warranties that are the subject of clause (i)) shall be true and correct in all material respects (without giving effect to any "materiality," "Material Adverse Effect," "Knowledge" or similar qualifiers contained in any such representations and warranties) as of the Agreement Date and as of the Closing Date as though made on and as of the Closing Date (unless any such representation or warranty is made only as of a specific date in which event such representation and warranty shall be so true and correct as of such specified date) or unless any such inaccuracy, together with all other inaccuracies, has not had and would not reasonably be expected to have a Material Adverse Effect on Parent.

(b)          Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Company shall have received a certificate or certificates, dated the Closing Date, signed on behalf of Parent by the Chief Executive Officer of Parent to such effect.

(c)          No Parent Material Adverse Effect. There shall not have occurred any event, circumstance, change, occurrence or state of facts that, individually or in the aggregate with all such other events, circumstances, changes occurrences or states of facts, has resulted in or could reasonably be expected to result in, a Parent Material Adverse Effect.

(d)          Delivery of Merger Consideration to Exchange Agent. Parent shall have delivered to the Exchange Agent for delivery to the holders of Company Common Stock, the Per Share Merger Consideration in accordance with Section 2.5(c) on or prior to the Closing Date.

(e)          Nasdaq Listing of Parent Stock. The shares of Parent Common Stock to be issued as part of the Merger Consideration shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.

(f)          Other Actions. Parent shall have furnished Company with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as Company may reasonably request.

6.3.        Conditions to Obligation of Parent. The obligations of Parent to consummate the Merger and the other transactions contemplated hereby is also subject to the fulfillment or written waiver by Parent prior to the Closing Date of each of the following conditions:

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(a)          Representations and Warranties. The representations and warranties of Company (i) set forth in Sections 4.2(a), 4.2(b), 4.2(c)(i) and 4.2(e)(i) shall be true and correct in all respects (other than de minimis inaccuracies) as of the Agreement Date and as of the Closing Date as though made on and as of the Closing Date, and (ii) the representations and warranties of Company set forth in this Agreement (other than the representations and warranties that are the subject of clause (i)) shall be true and correct in all material respects (without giving effect to any “materiality,” “Material Adverse Effect,” “Knowledge” or similar qualifiers contained in any such representations and warranties) as of the Agreement Date and as of the Closing Date as though made on and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be so true and correct as of such specified date) or unless any such inaccuracy, together with all other inaccuracies, has not had and would not reasonably be expected to have a Material Adverse Effect on Company, and Parent shall have received a certificate, dated the Closing Date and signed on behalf of Company by its Chief Executive Officer and the Chief Financial Officer, to such effect.

(b)          Performance of Obligations of Company. Company shall have performed in all material respects (other than with respect to Sections 3.1(b), (c), (e), (f), (g) and (k), which shall have been performed in all respects), all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate, dated the Closing Date, signed on behalf of Company by the Chief Executive Officer of Company to such effect.

(c)          Estoppel Letters and Consents.  Company shall have delivered fully executed estoppel letters and Consents as provided in Section 5.22, except where the failure to obtain such consents would not have a Company Material Adverse Effect.

(d)          Absence of Burdensome Conditions. No Requisite Regulatory Approval shall have been granted subject to any condition or conditions which, and there shall not have been any action taken, or any statute, rule, regulation, order or decree enacted, entered, enforced or deemed applicable to the Merger or Bank Merger by any Governmental Entity of competent jurisdiction which, in connection with the grant of a Requisite Regulatory Approval or otherwise, (i) requires any of the Parties, including the Surviving Corporation, to pay any amounts (other than customary filing fees), or divest any banking office, line of business or operations, or (ii) imposes any condition, requirement or restriction upon the Surviving Bank, that, in the case of clause (i) or (ii), would, individually or in the aggregate, reasonably be expected to impose a materially burdensome condition on Company, Parent or the Surviving Corporation, as applicable, or otherwise would materially alter the economics of the Merger for Parent.

(e)          No Company Material Adverse Effect. There shall not have occurred any event, circumstance, change, occurrence or state of facts that, individually or in the aggregate with all such other events, circumstances, changes occurrences or states of facts, has resulted in or would reasonably be expected to result in, a Company Material Adverse Effect.

(f)          Allowance for Loan Losses. As of the Determination Date, Company’s allowance for loan losses, determined in accordance with GAAP, shall be not less than the greater of (i) 1.25% of gross loans or (ii) Two Million Six Hundred Thousand Dollars ($2,600,000.00).

(g)          Repayment of Senior Debt and Release of Pledged Collateral. The Pledged Collateral shall have been released, and Company shall have delivered to Parent written evidence of the same reasonably satisfactory to Parent.

(h)          Parent Tax Opinion. Parent shall have received an opinion of Katten Muchin Rosenman LLP, dated the Closing Date, and based on facts, representations and assumptions described in such opinion, and customary certificates delivered to Katten Muchin Rosenman LLP, to the effect that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

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(i)          Delivery of Option Holder Cancellation Agreements. On or prior to the Closing Date, each holder of Company Stock Options shall have entered into an Option Holder Agreement in the form of Exhibit D attached to this Agreement (the “Option Holder Agreements”) providing for the termination of such holder’s Company Stock Options.

(j)          Amendment of Company Convertible Debt; Conversion of Company Convertible Debt.

(i)          Company shall have caused the Subordinated Convertible Debt to be amended in accordance with Section 5.22(a).

(ii)         The holders of Company Convertible Debt shall have converted, to the maximum extent possible, such Company Convertible Debt into shares of Company Common Stock no later than ten (10) Business Days prior to the Effective Time.

(k)          Dissenting Shares. Holders of not more than ten percent (10%) of the outstanding shares of Company Common Stock shall have duly exercised their dissenter’s rights under Chapter 13 of the California General Corporation Law.

(l)          Title Insurance Policies. Parent shall have received CLTA/ALTA title insurance policies, at its sole expense, insuring Parent with respect to each real property interest owned or leased by Company (other than OREO) subject only to the Permitted Liens.

(m)          Other Actions. Company shall have furnished Parent with such certificates of their respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as Parent may reasonably request.

ARTICLE 7

TERMINATION

7.1.        Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the board of directors of the terminating Party or Parties:

(a)          by mutual consent of Parent and Company in a written instrument;

(b)          by Parent or Company, upon written notice to the other Party, if (i) a Governmental Entity from which a Requisite Regulatory Approval is required has denied approval of the Merger or the Bank Merger and such denial has become final and non-appealable, or (ii) any Governmental Entity shall have issued an order, writ, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger or the Bank Merger, and such order, writ, decree, ruling or other action has become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any Party whose failure to comply with Section 5.4 or any other provision of this Agreement primarily shall have resulted in, or materially contributed to, such action;

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(c)          by either Parent or Company, upon written notice to the other Party, if the Merger shall not have been consummated on or before the End Date; provided, however, that (i) such date may be extended one or more times, but not to a date any later than February 28, 2018, by notice from either Party delivered to the other Party on or before the End Date, or the later date to which such date has then been most recently extended as provided herein, if the only condition to the Closing that has not been satisfied or is not capable of being satisfied as of the date such notice is delivered is receipt of any Requisite Regulatory Approval and the satisfaction of such condition remains reasonably possible, as determined by the Parties in good faith, and (ii) the right to terminate this Agreement under this Section 7.1(c) shall not be available to any Party whose failure to comply with any provision of this Agreement primarily shall have resulted in, or materially contributed to, the failure of the Effective Time to occur on or before such date;

(d)          by Parent, upon written notice to Company, if (i) the Company Board effects a Company Change in Recommendation or fails to include the Company Board Recommendation in the Prospectus/Proxy Statement, (ii) Company enters into a definitive agreement providing for a Superior Proposal, (iii) within two (2) Business Days (or such longer period of time that the Company Board determines in good faith is reasonably necessary to comply with its fiduciary duties) of a written request by Parent for the Company Board to reaffirm the Company Board Recommendation following the date any Acquisition Proposal or any material change thereto is first publicly announced, published or sent to Company’s stockholders, Company fails to issue a press release that reaffirms, unanimously and without qualification, the Company Board Recommendation (provided that such request may only be made once with respect to such Acquisition Proposal absent further material changes thereto), (iv) a tender offer or exchange offer (whether or not conditional) relating to shares of Company’s capital stock shall have been commenced and the Company Board (or any committee thereof) fails to recommend against such tender offer or exchange offer within ten (10) Business Days after the commencement of such tender offer or exchange offer (including, for these purposes, by taking no position with respect to the acceptance by the Company’s stockholders of any such tender offer or exchange offer within such period, which shall constitute a failure to recommend against such offer), or (v) Company intentionally breaches Section 5.1(c), Section 5.1(d) or Section 5.5;

(e)          by Company, upon written notice to Parent, if (i) Company enters into a definitive agreement providing for a Superior Proposal prior to the receipt of the Required Company Vote not in violation of Section 5.1 or Section 5.5, and (ii) concurrently with such termination, Company pays the Company Termination Fee to Parent by wire transfer of immediately available funds;

(f)          by Parent, or Company, upon written notice to the other Party, if any application for Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity from which a Requisite Regulatory Approval is required or if any such application is approved with commitments, conditions or understandings, contained in an approval letter or otherwise, which imposes a materially burdensome condition on Company, Parent or the Surviving Bank, as applicable, or would otherwise materially alter the economics of the Merger for Parent, or Company;

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(g)          by Parent or Company, upon written notice to the other Party, if there shall have been a breach by the other Party (for purposes of this Section 7.1(g), Parent constitute one Party) of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of such Party, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of a condition set forth in one of Sections 6.2(a), 6.2(b), 6.3(a) or 6.3(b), as the case may be, and which breach has not been cured within 30 days following written notice thereof to the breaching Party or, by its nature, cannot be cured within such time period;

(h)          by Parent or Company, (i) upon written notice to the other Party, if a vote shall have been taken at the duly convened Company Shareholder Meeting (including any adjournments thereof) and the Required Company Vote shall not have been obtained, and one or more Directors or officers of Company that is a party to a Company Support Agreement shall have voted their shares against approval of the Merger or this Agreement, or (ii) by Parent if the Company Shareholder Meeting is not held on or before October 31, 2017, unless such delay results directly from any action or inaction by a Governmental Entity;

(i)          by Parent, upon written notice to Company, if, since the date of this Agreement, there shall have occurred a Material Adverse Effect with respect to Company;

(j)          by Company, upon written notice to Parent, if, since the date of this Agreement, there shall have occurred a Material Adverse Effect with respect to Parent;

(k)          by Company, upon written notice to Parent, if there shall have been a breach by Parent or any of their Subsidiaries of Section 5.19; or

(l)          With respect to the price per share of Parent Common Stock, as follows:

(i)          By Company, upon its written notice to Parent within the two (2) Business Days following the Determination Date (as defined below), in the event of all of the following:

(A)         Parent does not have the right to terminate this Agreement pursuant to Sections 7.1(d), 7.1(e), 7.1(g), or 7.1(i); and

(B)         The Parent Determination Price (as defined below) on the Determination Date is less than Twenty-One and 02/100 Dollars ($21.02) (the “Company Termination Price” and the absolute value of the difference between the Parent Determination Price and the Company Termination Price, the “Lower Determination Price Difference”);

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(ii)         If Company elects to exercise its termination right pursuant to Section 7.1(l)(i), it shall give written notice to Parent within two (2) Business Days after the Determination Date, and such termination will be effective on the third (3rd) Business Day after the giving of such notice (the “Company Effective Termination Date”); provided that within two (2) Business Days after Parent’s receipt of such notice, Parent shall have the option to increase the Per Share Merger Consideration by (A) the difference of (x) quotient of 11.67 divided by Parent Determination Price minus (y) Per Share Merger Consideration immediately preceding this adjustment (the “Parent Increase”), or, at its option, substitute cash for all or a portion of the Parent Increase determined by product of Parent Increase and Parent Determination Price. If Parent so elects, it shall timely give written notice to Company of such election and of the Parent Increase, whereupon no termination shall be deemed to have occurred pursuant to Section 7.1(l)(i) and this Agreement shall remain in full force and effect in accordance with its terms (except that the Per Share Merger Consideration shall have been so modified).

(iii)        By Parent, upon its written notice to Company within the two (2) Business Days following the Determination Date, in the event of all of the following:

(A)         Company does not have the right to terminate this Agreement pursuant to Section 7.1(g), or Company has the right to terminate this Agreement pursuant to Section 7.1(g) and does not exercise such right; and

(B)         The Parent Determination Price on the Determination Date is greater than Thirty-Five and 03/100 Dollars ($35.03) (the “Parent Termination Price” and the absolute difference between the Parent Determination Price and the Parent Termination Price, the “Upper Determination Price Difference”);

(iv)        If Parent elects to exercise its termination right pursuant to Section 7.1(l)(iii), it shall give written notice to Company within two (2) Business Days after the Determination Date, and such termination will be effective on the third (3rd) Business Day after the giving of such notice (the “Parent Effective Termination Date”); provided that within two (2) Business Days after Company’s receipt of such notice, Company shall have the option to accept Per Share Merger Consideration equal to quotient of (A) 15.91 divided by (B) Parent Determination Price (the “Company Decrease”). If Company so elects, it shall timely give written notice to Parent of such election and of the Company Decrease, whereupon no termination shall be deemed to have occurred pursuant to Section 7.1(l)(iii) and this Agreement shall remain in full force and effect in accordance with its terms (except that the Per Share Merger Consideration shall have been so modified).

(v)         For the purposes of this Section 7.1(l), the following terms have the meanings indicated below:

(A)         “Determination Date” means the later of (a) the date that is five (5) Business Days before the anticipated Closing Date and (b) the date immediately following the date that the Required Company Vote is obtained.

(B)         “Parent Determination Price” means the volume-weighted average price of Parent Common Stock over the twenty (20) consecutive Trading Days ending on and including the Determination Date.

(C)         “Trading Day” means a day that Parent Common Stock is traded on the NASDAQ Global Select Market as reported on the website of www.nasdaq.com.

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(vi)        If Parent declares or effects a stock dividend, reclassification, recapitalization, forward or reverse stock split, or similar transaction between the date of this Agreement and the Determination Date, the prices for the Parent Common Stock shall be appropriately adjusted for the purposes of applying this Section 7.1(l).

(vii)       In the event that (a) Parent shall enter into a definitive written agreement on or before the Effective Date relating to a merger, consolidation or any other business combination transaction pursuant to which the shareholders of Parent immediately before such transaction shall not directly or indirectly own or control fifty-one percent (51%) or more of the capital stock of the surviving entity immediately after such transaction or (b) there is a public announcement on or before the Effective Time of a tender offer or other unsolicited attempt to directly or indirectly acquire fifty-one percent (51%) or more of the capital stock of Parent or to engage in a transaction described in subsection (a) immediately above, then this Section 7.1(l) shall immediately become null and void.

(m)          Notice of Termination. In the event a Party elects to effect any termination pursuant to Section 7.1(b) through Section 7.1(l) above, it shall give written notice to the other Party specifying the basis for such termination.

7.2.        Effect of Termination.

(a)          In the event of termination of this Agreement by Company, Parent as provided in Section 7.1, this Agreement shall, to the fullest extent permitted by Applicable Legal Requirements, forthwith become void and of no effect and there shall be no liability or obligation on the part of Parent or Company or their respective officers or directors, except with respect to Sections 4.22(ff), 4.3(d), 5.3(b), 5.7, Article 7 and Article 8, which shall survive such termination, and, except that as otherwise provided herein, no Party shall be relieved or released from any liabilities or damages arising out of its own fraud or willful and material breach of this Agreement. Except as otherwise provided in this Section 7.2, all fees and expenses incurred in connection with this Agreement, the Merger, and the other transactions contemplated hereby shall be paid by the Party incurring such fees or expenses, whether or not the Merger is consummated.

(b)          Company shall pay Parent, by wire transfer of immediately available funds, the sum of One Million Five Hundred Thousand Dollars ($1,500,000.00) plus Parent Transaction Expenses (collectively, the “Company Termination Fee”) if this Agreement is terminated as follows:

(i)          if Parent shall terminate this Agreement pursuant to clause (i), (ii), (iii), (iv) or (v) of Section 7.1(d), in which case, Company shall pay the Company Termination Fee to Parent within three (3) Business Days of Company’s receipt of written notice of such termination; or

(ii)         if Company shall terminate this Agreement pursuant to Section 7.1(e), then Company shall pay the Company Termination Fee concurrently with such termination; or

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(iii)        if (A) any Party shall terminate this Agreement pursuant to Section 7.1(c) following Company having taken action that constitutes a breach of Section 5.1(c), or Parent shall terminate this Agreement pursuant to Section 7.1(h) following Company having taken action that constitutes a breach of Section 5.1(c), (B) at any time after the date of this Agreement and at or before such termination, Company shall have received an Acquisition Proposal, and Company shall not have terminated this Agreement under Sections 7.1(b), 7.1(c), 7.1(j), or 7.1(l), and (C) within twelve (12) months of the date of such termination of this Agreement, Company executes any definitive agreement with respect to, or consummates, any such Acquisition Proposal (provided that for purposes of this clause (iii) only, the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 5.5(a), except that the reference to “20% or more” in the definition of “Acquisition Proposal” shall be deemed to be a reference to “more than 50%”), then Company shall pay Parent the Termination Fee upon the date of such execution or consummation; or

(iv)        if any Party entitled to terminate the Agreement under Section 7.1(h) shall terminate this Agreement pursuant to Section 7.1(h), in which case, Company shall pay the Company Termination Fee to Parent within three (3) Business Days.

(c)          In the event of a material breach by Parent or any of its Subsidiaries or Representatives of any of its or their covenants or agreements contained herein (including failing to take such actions as are required of it or them hereunder to consummate the Merger), Parent acknowledges and agrees that Company would be irreparably harmed, that monetary damages would not provide an adequate remedy, and that Company shall be entitled, without terminating this Agreement, to specifically enforce the terms hereof against Parent. Each Party acknowledges that there is not an adequate remedy at law to compensate Company relating to the non-consummation of the Merger. To this end, Parent, to the extent permitted by law, irrevocably waives any defense it might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance, injunctive relief or other equitable relief. Parent further agrees that none of Company or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.2(c), and Parent irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument.

(d)          COMPANY AND PARENT ACKNOWLEDGE THAT THE AGREEMENTS CONTAINED IN SECTIONS 7.2(b) AND 7.2(c) ARE AN INTEGRAL PART OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND THAT, WITHOUT THESE AGREEMENTS, NEITHER PARTY WOULD ENTER INTO THIS AGREEMENT. THE AMOUNTS PAYABLE BY COMPANY PURSUANT TO SECTION 7.2(b) CONSTITUTE LIQUIDATED DAMAGES AND NOT A PENALTY AND SHALL BE THE SOLE MONETARY REMEDY OF PARENT, OR ANY OF ITS SUBSIDIARIES, IN THE EVENT OF TERMINATION OF THIS AGREEMENT BY SUCH PARTY UNDER SUCH APPLICABLE SECTION GIVING RISE TO THE PAYMENT OF SUCH COMPANY TERMINATION FEE. IF COMPANY FAILS TO PAY WHEN DUE ANY AMOUNTS REQUIRED TO BE PAID BY IT PURSUANT TO SECTION 7.2(b) AND IN ORDER TO OBTAIN SUCH PAYMENT, PARENT COMMENCES AN ACTION, SUIT OR PROCEEDING, THEN IN ADDITION TO THE AMOUNT OF SUCH JUDGMENT, THEN COMPANY SHALL PAY TO PARENT AN AMOUNT EQUAL TO THE FEES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES, COSTS AND EXPENSES) INCURRED BY THEM IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING, TOGETHER WITH INTEREST ON ALL UNPAID AMOUNTS FROM THE DATE SUCH AMOUNTS WERE REQUIRED TO BE PAID UNDER THIS AGREEMENT AT THE PRIME LENDING RATE PREVAILING AT SUCH TIME, AS PUBLISHED IN THE WALL STREET JOURNAL, PLUS 3%. UNDER NO CIRCUMSTANCES SHALL COMPANY BE OBLIGATED TO ACTUALLY PAY MORE THAN ONE (1) COMPANY TERMINATION FEE PURSUANT TO SECTION 7.2(b).

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ARTICLE 8

MISCELLANEOUS

8.1.        Nonsurvival of Representations, Warranties and Agreements.  None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time.

8.2.        Amendment, Extension, Waiver.

(a)          This Agreement may be amended by the Parties, by action taken or authorized by their respective boards of directors, at any time prior to the Effective Time, but, after any such approval, no amendment shall be made which by law requires further approval by stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

(b)          At any time prior to the Effective Time, the Parties, by action taken or authorized by their respective board of directors, may, to the extent legally allowed, (iii) extend the time for the performance of any of the obligations or other acts of the other Party, (ii) waive any breaches in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements, covenants or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. The failure of a Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.

8.3.        Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that each Party need not sign the same counterpart.

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8.4.        Governing Law; Submission to Jurisdiction; Interpretation.

(a)          This Agreement and the transactions contemplated herein, and all disputes between the Parties under or related to this Agreement or the facts and circumstances leading to its execution or performance, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of California, without reference to the conflict of laws principles thereof.

(b)          Each of the Parties (i) irrevocably submits itself to the personal jurisdiction of all state and federal courts sitting in the State of California, including to the jurisdiction of all courts to which an appeal may be taken from such courts, in any action, suit or proceeding arising out of or relating to this Agreement, any of the transactions contemplated by this Agreement or any facts and circumstances leading to its execution or performance, (ii) agrees that all claims in respect of any such action, suit or proceeding must be brought, heard and determined exclusively in the State of California, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such courts, (iv) agrees not to bring any action, suit or proceeding against the other Party or its Affiliates arising out of or relating to this Agreement, any of the transactions contemplated by this Agreement or any facts and circumstances leading to its execution or performance in any other courts and (v) waives any defense of inconvenient forum to the maintenance of any action, suit or proceeding so brought. Each of the Parties agrees to waive any bond, surety or other security that might be required of any other Party with respect to any such action, suit or proceeding, including any appeal thereof.

(c)          Each of the Parties agrees that service of any process, summons, notice or document in accordance with Section 8.4 shall be effective service of process for any action, suit or proceeding brought against it by the other Party in connection with Section 8.4(b), provided that nothing contained herein shall affect the right of any Party to serve legal process in any other manner permitted by applicable law.

8.5.        WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY DISPUTE WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, DIRECTLY OR INDIRECTLY, ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED BY LAW. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.

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8.6.        Expenses. Except as otherwise provided for in Section 7.2, each Party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel, provided that nothing contained herein shall limit either Party’s rights to recover any liabilities or damages arising out of the other Party’s fraud or willful breach of any provision of this Agreement.

8.7.        Notices. All notices, requests and other communications hereunder to a Party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) or delivered by an overnight courier (with confirmation) to such Party at its address set forth below or such other address as such Party may specify by notice to the Parties hereto.

If to Parent:

Sierra Bancorp

Bank of the Sierra

86 North Main Street

Porterville, California 93257

Attention:	Kevin McPhaill, President
Facsimile:	(559) 782-4996
Email:	kmcphaill@bankofthesierra.com

With a copy (which shall not constitute notice) to:

King, Holmes, Paterno & Soriano, LLP

1900 Avenue of the Stars, 25th Floor

Los Angeles, California 90067

Attention:	Keith T. Holmes

Facsimile:	(310) 282-8903
Email:	kholmes@khpslaw.com

If to Company to:

OCB Bancorp

Ojai Community Bank

402 West Ojai Avenue

Suite 102

Ojai, California 93023

Attention:	David Brubaker
Facsimile:	805-646-9919
Email:	DBrubaker@ojaicommunitybank.com

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With a copy to:

Loren P. Hansen, APC

1301 Dove Street, Suite 370

Newport Beach, California 92660

Attention:	Loren P. Hansen
Email:	lphansen@lphansenlaw.com

8.8.        Entire Agreement; No Third Party Beneficiaries. This Agreement (including the exhibits and schedules to this Agreement and the Confidentiality Agreement) constitute the entire agreement of the Parties and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the Parties with respect to the subject matter of this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been relied upon or made by any of the Parties. Except as provided in Section 5.8, this Agreement is not intended to confer upon any Person other than the Parties any rights or remedies hereunder. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any breaches in such representations and warranties are subject to waiver by the Parties in accordance with the terms of this Agreement without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties and may have been qualified by certain disclosures not reflected in the text of this Agreement. Accordingly, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. In no event shall the terms of this Agreement be deemed to (i) establish, amend or modify any employee benefit plan of Company or Parent or any of their respective Subsidiaries or any other benefit plan, program, agreement or arrangement maintained or sponsored by any of them, (ii) alter or limit the ability of Company or Parent , or any of their respective Subsidiaries to amend, modify or terminate any employee benefit plan maintained by any of them, (iii) confer upon any current or former employee, officer, director or consultant, any right to employment or continued employment or continued service with Company or Parent or the Surviving Corporation or any of their Subsidiaries, or constitute or create an employment agreement with or for any individual, or (iv) alter or limit the ability of Company or Parent or the Surviving Corporation or any of their Subsidiaries to make necessary or appropriate changes to their respective businesses in response to changed circumstances, unforeseen events or the like. The disclosure in any correspondingly identified subsection of the disclosure schedules delivered by Company or Parent, as applicable, shall qualify (i) the corresponding subsection of this Agreement and (ii) the other Sections or subsections of this Agreement, to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other Sections or subsections.

8.9.        Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party hereto. Upon such determination, the Parties will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties.

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8.10.         Enforcement of the Agreement. The Parties agree that irreparable injury, for which damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or other equitable relief, without the necessity of proving actual monetary loss or posting any bond or other security, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court identified in Section 8.4(b), this being in addition to any other remedy to which they are entitled at law or in equity.

8.11.         Waiver of Conditions. The conditions to each of the Parties’ obligations to consummate the Merger are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable laws.

8.12.         Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The phrase “made available” or “furnished” in this Agreement means that the information referred to has been made available if requested by the Party to whom such information is to be made available or access has been provided to (and print capabilities enabled on) a virtual data room containing such information. The phrases “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole, including the Exhibits and Schedules hereto, and not to any particular provision of this Agreement. Whenever the words “as of the date hereof” are used in this Agreement, they shall be deemed to mean the day and year first above written. Any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to “stockholder” or “stockholders,” such terms shall be interchangeable with “shareholder” or “shareholders” as it relates to the Parties or is applicable under California law. Each Party has been represented and advised by independent counsel of its choice in connection with the execution of this Agreement and has cooperated in the drafting and preparation of this Agreement and the documents delivered in connection herewith. Accordingly, any Applicable Legal Requirement that would require interpretation of this Agreement or any document delivered in connection herewith, including any ambiguous, vague or conflicting term herein or therein, against the drafter should not apply and is expressly waived.

8.13.         Assignment.  Neither this Agreement nor any of the rights, interests or obligations of the Parties hereunder shall be assigned by either of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Party, and any attempt to make any such assignment without such consent shall, to the fullest extent permitted by Applicable Legal Requirements, be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

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8.14.         Alternative Structure. Notwithstanding any provision of this Agreement to the contrary, Parent may at any time modify the structure of the acquisition of Company set forth herein, including to provide for a merger of a newly formed subsidiary of Parent with and into Company, followed by the merger of Company with and into Parent as part of an integrated transaction, provided that the consideration to be paid to the holders of Company Common Stock and Company Stock Options is not thereby changed in kind or reduced in amount as a result of such modification and that such modification creates no additional adverse tax consequences for the holders of Company Common Stock or Company Stock Options. In the event Parent elects to make such a change, the Parties agree to execute appropriate documents to reflect the change.

(signature pages follow)

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

Sierra Bancorp		OCB Bancorp

By:	/s/ Kevin McPhaill	By:	/s/ Dave Brubaker
Name:	Kevin McPhaill	Name:	Dave Brubaker
Title:	President and Chief Executive Officer	Title:	President and Chief Executive Officer

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[Name of Director]

EXHIBIT A

VOTING, NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This VOTING, NON-COMPETITION AND NON-SOLICITATION AGREEMENT (the “Agreement”) is made and entered into as of the 24th day of April, 2017, by and among SIERRA BANCORP, a California corporation and registered bank holding company (“Bancorp”), OCB BANCORP, a California corporation and registered bank holding company (“OCB”), and the undersigned director of OCB (“Director”).

WITNESSETH:

WHEREAS, Bancorp and OCB have entered into that certain Agreement and Plan of Reorganization and Merger dated as of April 24, 2017 (the “Merger Agreement”), pursuant to which OCB will merge with and into Bancorp, with Bancorp surviving the merger (the “Merger”), and OJAI COMMUNITY BANK, a California state-chartered bank and wholly-owned subsidiary of OCB (“Target Bank”), thereafter merging with and into Bank of the Sierra, a California state-chartered bank and wholly-owned subsidiary of Bancorp (“BOS”), with BOS surviving such secondary merger. Terms with their initial letter capitalized and not otherwise defined herein shall have the meanings given them in the Merger Agreement;

WHEREAS, Director understands and acknowledges that Director’s execution and delivery of this Agreement is a material inducement to Bancorp and OCB to enter into the Merger Agreement and a condition to the obligation of Bancorp to consummate the transactions contemplated thereby;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and intending to be legally bound hereby, Bancorp, OCB, and Director agree as follows:

1.          Director Support. Director agrees that for a period of two (2) years from the Effective Time, to use his/her commercially reasonable efforts to support and refrain from (a) disparaging the goodwill of Bancorp and its subsidiaries (“Bancorp Subsidiaries”) and OCB and its subsidiaries (“OCB Subsidiaries”), (b) harming their respective customer and client relationships, and (c) disparaging the business or banking reputation of Bancorp or Bancorp Subsidiaries.

2.          Director Covenants. Director agrees that for a period of two (2) years from the Effective Time, Director shall not, directly or indirectly, individually or as an employee, partner, officer, director, promoter or shareholder or in any other capacity whatsoever, except in the performance of customary legal, accounting, insurance, or investment or investment management services as performed at the time of execution of the Agreement or of a similar nature:

(i)          solicit the banking business of any current customers of OCB or customers who are customers at the Effective Time;

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[Name of Director]

(ii)         (A) acquire, charter, operate or enter into any franchise or other management agreement with any “Financial Institution,” as defined below, in which Director shall be involved in activities competitive with Bancorp or the Bancorp Subsidiaries, or OCB in each case as in existence as of the date hereof, (B) serve as an officer, director, employee, agent, promoter, or consultant to any Financial Institution (whether in existence or in organization) in connection with activities that are competitive with Bancorp or any Bancorp Subsidiaries, or OCB, in each case as in existence as of the date hereof, or (C) establish or operate a branch or other office of a Financial Institution, provided that the restrictions in clauses (A) though (C) above shall apply only to any Financial Institution located within Tulare, Los Angeles, Kern, Fresno, Bakersfield, San Luis Obispo, Santa Barbara, or Ventura Counties in California (“Covered Financial Institution”). For purposes of this Agreement, “Financial Institution” means a “depository institution” as that term is defined in 12 C.F.R. Section 348.2 and any parent or subsidiary thereof.

(b)          Director further agrees that Director shall not:

(i)          prior to the Effective Time, recruit, hire, assist others in recruiting or hiring, discuss employment with, or refer others concerning employment, any person who is, or within the preceding twelve (12) months was, an employee of OCB; and

(ii)         after the Effective Time and until the second anniversary of the Effective Time, recruit, hire, assist others in recruiting or hiring, any person who is an employee of Bancorp or any Bancorp Subsidiary at the date of the recruitment or hire or who was an employee of OCB within the twelve (12) months immediately preceding to the date of the recruitment or hire; provided, however, that this prohibition shall not apply to general recruitment, solicitations and/or hires through employment agencies or advertisements that are placed in publications of general circulations or trade journals whether on the Internet or otherwise.

(c)          If any court of competent jurisdiction should determine that any term or terms of this covenant are too broad with respect to time, geographic area, lines of commerce or otherwise, such court shall modify and revise any such term or terms so that they comply with applicable law.

(d)          Director agrees that (i) this Agreement is entered into in connection with the conveyance to Bancorp of the goodwill of the business of OCB; (ii) Director is receiving valuable consideration in this Agreement and in the Merger pursuant to the Merger Agreement; (iii) the restrictions imposed upon Director by this Agreement are essential and necessary to ensure that Bancorp receives the goodwill of OCB; and (iv) all the restrictions (including particularly the time and geographical limitations) set forth in this Agreement are fair and reasonable.

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[Name of Director]

(e)          Notwithstanding the foregoing, nothing in this Agreement shall require the Director to (i) divest any passive investment in any Covered Financial Institution existing as of the date of this Agreement or the Effective Time, (ii) refrain from becoming a shareholder of no more than 4.9% of any class of equity security or debt security or other ownership interest of any Covered Financial Institution, or (iii) resign from any board position held at any Covered Financial Institution as of the date of this Agreement or Effective Time. In the event that the Director holds a passive investment, becomes a shareholder or serves on a board of a Covered Financial Institution as outlined in this Section 2(e), such Director will still be subject to the duties outlined in Sections 2(a) and 2(b) above.

(f)          Director agrees, following the date hereof until this Agreement terminates, not to take any action that would make any representation or warranty of Director contained herein untrue or incorrect or have or would reasonably be expected to have the effect of preventing, impeding or interfering with or adversely affecting the performance by Director of his or her obligations under this Agreement.

(g)          Director agrees to permit Bancorp and/or OCB to publish and disclose in any proxy statement or securities filing, Director’s identity and ownership of shares of OCB’s or Bancorp’s capital stock and the nature of Director’s commitments, arrangements and understandings under this Agreement.

(h)          From time to time, at the request of Bancorp or BOS and without further consideration, Director shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

3.           Release.

(a)          Director acknowledges that he or she is aware of no existing claim or defense, personal or otherwise, or rights of set off whatsoever against OCB, except as expressly provided herein. For and in consideration of the consummation of the Merger and the other transactions contemplated by the Merger Agreement, Director, for himself/herself and on behalf of his/her heirs and assigns (the “Director Releasing Parties”), releases, acquits and forever discharges OCB and its predecessors, successors, assigns, officers, directors, employees, agents and servants, and all persons, natural or corporate, in privity with them or any of them, from any and all known claims or causes of action of any kind whatsoever, at common law, statutory or otherwise, which the Director Releasing Parties, or any of them, has now existing or that may hereafter arise in respect of any and all agreements and obligations incurred on or prior to the date hereof, or in respect of any event occurring or circumstances existing on or prior to the date hereof; provided, however, that OCB shall not be released from any written contractual obligations or accrued benefits of OCB to Director as set forth on Schedule 1 attached hereto or any potential claim for indemnification under OCB’s articles of association or bylaws (in each case as in existence on the date hereof) for any matters arising in connection with the Director’s service as a director or officer or employee of OCB relating to acts, circumstances, actions or omissions arising on or prior to the date hereof to the extent such claims have not been asserted or are not known to Director.

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[Name of Director]

(b)          It is expressly understood and agreed that the terms hereof are contractual and not merely recitals, and that the agreements herein contained and the consideration herein transferred is to compromise doubtful and disputed claims, and that no releases made or other consideration given hereby or in connection herewith shall be construed as an admission of liability, all liability being expressly denied by OCB. Director hereby represents and warrants that the consideration hereby acknowledged for entering into this Agreement and the transactions contemplated hereby is greater than the value of all claims, demands, actions and causes of action herein relinquished, released, renounced, abandoned, acquitted, waived and/or discharged, and that this Agreement is in full settlement, satisfaction and discharge of any and all such claims, demands, actions, and causes of action that Director may have or be entitled to against OCB and its predecessors, assigns, legal representatives, officers, directors, employees, attorneys and agents other than obligations or liabilities to Director in connection with any written contractual obligations or accrued benefits of OCB to Director as set forth on Schedule 1 attached hereto.

4.          Termination. Subject to the second sentence of Section 5, this Agreement shall terminate following the end of the noncompete period described in Section 2(a) above, except for liabilities or claims that shall have arisen or accrued on or before such termination.

5.          Effective Time. This Agreement shall become effective on the date of execution of this Agreement. If the Merger Agreement is terminated in accordance with its terms, then this Agreement shall become null and void as of the date of the termination of the Merger Agreement and shall be of no further force and effect.

6.          Specific Performance/Injunctive Relief. Director acknowledges that performance of the terms of this Agreement constitute valuable, special and unique property of Bancorp critical to the business of Bancorp and that any breach of this Agreement by Director will give rise to irreparable injury that is not compensable with money damages. Accordingly, Director agrees that Bancorp shall be entitled to obtain specific performance and/or injunctive relief against the breach or threatened breach of this Agreement by Director. Bancorp and Director hereby acknowledge and agree that Bancorp and OCB will be irreparably damaged if the provisions of this Agreement are not specifically enforced. Director further agrees to waive any requirement for the securing or posting of any bond or other security or the proof of actual damages in connection with such remedies. Such remedies shall not be exclusive and shall be in addition to any other remedy that Bancorp may have at law or in equity.

7.          Extension of Term of Restrictive Covenant. If Director violates any restrictive covenant contained in Section 2, and if any action to specifically enforce or enjoin the violation of a restrictive covenant contained in Section 2 is pending in a court of competent jurisdiction, then the term of such restrictive covenant will be extended by adding to it the number of days that Director’s violation continues and the number of days during which such court action is pending only if and when the court grants specific performance or injunctive relief to the party seeking such relief; provided, however, that the maximum aggregate number of days which may be added to the term of the restrictive covenant as a result of the foregoing is 365 days. If there are both a violation and a pending court action, then the number of days that each continues will be added to the term of such restrictive covenants, but days on which both continue will be counted only once.

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[Name of Director]

8.          Voting Agreement. From the date hereof until the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms (the “Support Period”), Director agrees that at any shareholder meeting of OCB to approve the Merger or any related transaction, or any adjournment or postponement thereof, the Director shall be present (in person or by proxy) and shall vote (or cause to be voted) all of his or her voting shares of capital stock of OCB entitled to vote at such meeting, including all voting shares listed on Attachment A, and all shares of Company Common Stock subsequently acquired by Director, including through the exercise of any stock option or warrant (together, “Owned Shares”): (a) in favor of approval of (1) the Merger Agreement and the transactions contemplated thereby, (2) any other matter that is required to facilitate the transactions contemplated by the Merger Agreement and (3) any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to approve the Merger Agreement; and (b) against any action or agreement that would impair the ability of Bancorp to complete the Merger, the ability of OCB to complete the Merger, or that would otherwise be inconsistent with, prevent, impede or delay the consummation of the transactions contemplated by the Merger Agreement; provided that the foregoing applies solely to Director in his or her capacity as a shareholder and nothing in this Agreement shall prevent Director from discharging his or her fiduciary duties with respect to his or her role on the board of directors of OCB. Director covenants and agrees that, except for this Agreement, he or she (a) has not entered into, and shall not enter during the Support Period any voting agreement or voting trust with respect to the Owned Shares and (b) has not granted, and shall not grant during the Support Period a proxy, consent or power of attorney with respect to the Owned Shares except any proxy to carry out the intent of this Agreement. Attachment A also sets forth information with respect to the options and warrants to purchase Company Common Stock owned by Director.

9.          Transfer Restrictions Prior to Merger. The Director will not, during the Support Period, except in respect of the Merger and receiving the Merger Consideration and Option Consideration: (a) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangements that transfers to another, in whole or in part, any of the economic consequences of ownership of, enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, lien, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise) or otherwise convey or dispose of, any of the Owned Shares, or any interest therein, including the right to vote any Owned Shares, as applicable (a “Transfer”), or (b) grant any proxies, or enter into any contract, arrangement or understanding with respect to a Transfer of the Owned Shares, as applicable; provided that, Director may Transfer Owned Shares (i) for estate planning or philanthropic purposes, (ii) by operation of law, by will or pursuant to the laws of descent and distribution, provided that in the case of any action covered by clause (i) or (ii) the transferee shall agree in writing to be bound by the provisions of Sections 8 and 9 of this Agreement.

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[Name of Director]

10.         Director Representations and Warranties. Director hereby represents and warrants to Bancorp as follows:

(a)          Director has full legal right and capacity to execute and deliver this Agreement, to perform Director’s obligations hereunder and to consummate the transactions contemplated hereby.

(b)          This Agreement has been duly executed and delivered by Director and the execution, delivery and performance of this Agreement by Director and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Director and no other actions or proceedings on the part of Director are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(c)          The execution and delivery of this Agreement by Director does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not (i) require Director to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (ii) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Director or its properties and assets, (iii) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to Director or pursuant to which any of its or its affiliates’ respective properties or assets are bound or (iv) violate any other agreement to which Director or any of its affiliates is a party including, without limitation, any voting agreement, shareholders agreement, irrevocable proxy or voting trust. The Owned Shares are not, with respect to the voting or transfer thereof, subject to any other agreement, including any voting agreement, shareholders agreement, irrevocable proxy or voting trust.

(d)          On the date hereof, the Owned Shares set forth on Attachment A hereto are owned of record or beneficially by Director in the manner reflected thereon, include all of the shares of Company Common Stock owned of record or beneficially by Director, and are free and clear of any proxy or voting restriction, claims, liens, encumbrances and security interests, except (if applicable) as set forth on Attachment A hereto, which encumbrances or other items do not affect in any respect the ability of Director to perform Director’s obligations hereunder. As of the date hereof Director has, and at the Company Shareholder Meeting or any other shareholder meeting of OCB in connection with the Merger Agreement and the transactions contemplated thereby, Director (together with any such entity) will have (except as otherwise permitted by this Agreement), sole voting power (to the extent such securities have voting power) and sole dispositive power with respect to all of the Owned Shares, except as otherwise reflected on Attachment A.

(e)          Director understands and acknowledges that each of Bancorp and OCB is entering into the Merger Agreement in reliance upon Director’s execution, delivery and performance of this Agreement.

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[Name of Director]

11.         Resignation from OCB Board. Each Director hereby tenders his or her resignation from the Board of Directors of OCB subject to and effective upon the Effective Time.

12.         Assignability. This Agreement shall not be assigned by any party without the prior written consent of the other parties hereto.

13.         Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, except as otherwise expressly provided herein.

14.         APPLICABLE LAW CHOICE OF VENUE. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED IN THE STATE OF CALIFORNIA, AND THE SUBSTANTIVE LAWS OF CALIFORNIA SHALL GOVERN THE VALIDITY, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT. THE PARTIES CONSENT TO THE VENUE AND JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN THE STATE OF CALIFORNIA, IN ANY ACTION BROUGHT TO ENFORCE THE TERMS OF THIS AGREEMENT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE JURISDICTION (BOTH SUBJECT MATTER AND PERSONAL) OF ANY SUCH COURT AND IRREVOCABLY AND UNCONDITIONALLY WAIVE (1) ANY OBJECTION ANY PARTY MIGHT NOW OR HEREAFTER HAVE TO THE VENUE IN ANY SUCH COURT, AND (2) ANY CLAIM THAT ANY ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

15.         Legal Construction. If any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, any provision shall be fully severable, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be valid and enforceable.

16.         Notice. Unless otherwise provided herein, any and all notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date hereof by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or by facsimile transmission, at the respective addresses or transmission numbers set forth below and shall be effective (a) in the case of personal delivery or facsimile transmission, when received; (b) in the case of mail, upon the earlier of actual receipt or three (3) business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of nationally-recognized overnight courier service, one (1) business day after delivery to such courier service together with all appropriate fees or charges and instructions for such overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section 16. All communications must be in writing and addressed to the Director at the address on the signature page below and to the other parties hereto as follows:

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[Name of Director]

IF TO OCB:

OCB Bancorp
Ojai Community Bank
402 West Ojai Avenue
Suite 102
Ojai, California 93023
Attention:	David Brubaker, President and Chief Executive Officer
Facsimile:	805-646-9919

IF TO BANCORP:

Sierra Bancorp
Bank of the Sierra
86 North Main Street
Porterville, California 93257
Attention:	Kevin McPhaill, President and Chief Executive Officer
Facsimile:	(559) 782-4996

IF TO DIRECTOR:

[Name of Director]
[Address Line 1]
[Address Line 2]
[City, State ZIP]
Facsimile	[•]

17.         Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by either party shall be deemed a continuing waiver of any provision hereof by such party.

[Signature Page Follows]

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[Name of Director]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

DIRECTOR:
Name:

BANCORP:	SIERRA BANCORP

By:
Name: Kevin J. McPhaill
Title: President and Chief Executive Officer

OCB:	OCB BANCORP

By:
Name: David Brubaker
Title: President and Chief Executive Officer

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[Name of Director]

Attachment A

LISTING OF OWNED SHARES

Director Name	No. of Shares of OCB Common Stock (Director has sole voting and dispositive power unless otherwise indicated)	Any voting restrictions, liens, claims, security interests or encumbrances on shares owned per Section 10(d)

LISTING OF OPTIONS TO PURCHASE OCB COMMON STOCK

Options

No. of Shares Issuable upon Exercise of Options	Exercise Price

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[Name of Director]

Schedule 1

Written Contractual Obligations and Accrued Benefits of Director

A-11

EXHIBIT A-1

DIRECTORS EXECUTING DIRECTOR VOTING, NON-COMPETITION AND NON-SOLICITATION AGREEMENTS

George R. Melton

John W. Russell

Dr. Martin Pops

Donald G. Scanlin

Dietrich Schmidt

William B. Sechrest

Esther Wachtell

Lawrence E. Wilde III

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[Name of Executive]

EXHIBIT B

VOTING AND NON-SOLICITATION AGREEMENT

This VOTING AND NON-SOLICITATION AGREEMENT (the “Agreement”) is made and entered into as of the 24th day of April, 2017, by and among SIERRA BANCORP, a California corporation and registered bank holding company (“Bancorp”), OCB BANCORP, a California corporation and registered bank holding company (“OCB”), and the undersigned executive officer of OCB (“Executive Officer”).

WITNESSETH:

WHEREAS, Bancorp and OCB have entered into that certain Agreement and Plan of Reorganization and Merger dated as of April 24, 2017 (the “Merger Agreement”), pursuant to which OCB will merge with and into Bancorp, with Bancorp surviving the merger (the “Merger”), and OJAI COMMUNITY BANK, a California state-chartered bank and wholly-owned subsidiary of OCB (“Target Bank”), thereafter merging with and into Bank of the Sierra, a California state-chartered bank and wholly-owned subsidiary of Bancorp (“BOS”), with BOS surviving such secondary merger. Terms with their initial letter capitalized and not otherwise defined herein shall have the meanings given them in the Merger Agreement;

WHEREAS, Executive Officer understands and acknowledges that Executive Officer’s execution and delivery of this Agreement is a material inducement to Bancorp and OCB to enter into the Merger Agreement and a condition to the obligation of Bancorp to consummate the transactions contemplated thereby;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and intending to be legally bound hereby, Bancorp, OCB and Executive Officer agree as follows:

1.          Executive Officer Support. Executive Officer agrees that for a period of one (1) year following the cessation of his or her service as an officer, consultant, or employee of OCB, BOS, or any other affiliate of Bancorp, to use his/her commercially reasonable efforts to support and refrain from (a) disparaging the goodwill of Bancorp and its subsidiaries (“Bancorp Subsidiaries”) and OCB, (b) harming their respective customer and client relationships, and (c) disparaging the business or banking reputation of Bancorp or Bancorp Subsidiaries.

2.          Executive Officer Covenants.

(a)        Executive Officer agrees that Executive Officer shall not:

(i)	prior to the Effective Time, recruit, hire, assist others in recruiting or hiring, discuss employment with, or refer others concerning employment, any person who is, or within the preceding six (6) months was, an employee of OCB;

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[Name of Executive]

(ii)	until the first anniversary of the cessation of the service of Executive Officer as an officer, director, consultant or employee of OCB, BOS or any other affiliate of Bancorp, solicit the banking business of any current customers of OCB or customers who are customers at the Effective Time; and

(iii)	until the first anniversary of the cessation of the service of Executive Officer as an officer, director, consultant or employee of OCB, BOS or any other affiliate of Bancorp, recruit, hire, assist others in recruiting or hiring, any person who is an employee of Bancorp or any Bancorp Subsidiary at the date of the recruitment or hire or who was an employee of OCB within the preceding twelve (12) months immediately preceding the date of the recruitment or hire; provided, however, that this prohibition shall not apply to general recruitment, solicitations and/or hires through employment agencies or advertisements that are placed in publications of general circulations or trade journals whether on the Internet or otherwise.

(b)          Executive Officer agrees that (i) this Agreement is entered into in connection with the conveyance to Bancorp of the goodwill of the business of OCB; (ii) Executive Officer is receiving valuable consideration in this Agreement and in the Merger pursuant to the Merger Agreement; (iii) the restrictions imposed upon Executive Officer by this Agreement are essential and necessary to ensure that Bancorp receives the goodwill of OCB; and (iv) all the restrictions (including particularly the time and geographical limitations) set forth in this Agreement are fair and reasonable.

(c)          Executive Officer agrees, following the date hereof until this Agreement terminates, not to take any action that would make any representation or warranty of Executive Officer contained herein untrue or incorrect or have or would reasonably be expected to have the effect of preventing, impeding or interfering with or adversely affecting the performance by Executive Officer of his or her obligations under this Agreement.

(d)          Executive Officer agrees to permit Bancorp and/or OCB to publish and disclose in any proxy statement or securities filing, Executive Officer’s identity and ownership of shares of OCB’s or Bancorp’s capital stock and the nature of Executive Officer’s commitments, arrangements and understandings under this Agreement.

(e)          From time to time, at the request of Bancorp or BOS and without further consideration, Executive Officer shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

B-2

[Name of Executive]

3.           Release.

(a)          Executive Officer acknowledges that he or she is not aware of any existing claim or defense, personal or otherwise, or rights of set off whatsoever against OCB, except as expressly provided herein. For and in consideration of the consummation of the Merger and the other transactions contemplated by the Merger Agreement, Executive Officer, for himself/herself and on behalf of his or her heirs and assigns (the “Executive Officer Releasing Parties”), releases, acquits and forever discharges OCB and its predecessors, successors, assigns, officers, directors, employees, agents and servants, and all persons, natural or corporate, in privity with them or any of them, from any and all known claims or causes of action of any kind whatsoever, at common law, statutory or otherwise, which the Executive Officer Releasing Parties, or any of them, has, now existing or that may hereafter arise in respect of any and all agreements and obligations incurred on or prior to the date hereof, or in respect of any event occurring or circumstances existing on or prior to the date hereof; provided, however, that OCB shall not be released from any written contractual obligations or accrued benefits of OCB to Executive Officer as set forth on Schedule 1 attached hereto or any potential claim for indemnification under OCB’s articles of association or bylaws (in each case as in existence on the date hereof) for any matters arising in connection with the Executive Officer’s service as an officer or employee of OCB relating to acts, circumstances, actions or omissions arising on or prior to the date hereof to the extent such claims have not been asserted or are not known to Executive Officer.

(b)          It is expressly understood and agreed that the terms hereof are contractual and not merely recitals, and that the agreements herein contained and the consideration herein transferred is to compromise doubtful and disputed claims, and that no releases made or other consideration given hereby or in connection herewith shall be construed as an admission of liability, all liability being expressly denied by OCB. Executive Officer hereby represents and warrants that the consideration hereby acknowledged for entering into this Agreement and the transactions contemplated hereby is greater than the value of all claims, demands, actions and causes of action herein relinquished, released, renounced, abandoned, acquitted, waived and/or discharged, and that this Agreement is in full settlement, satisfaction and discharge of any and all such claims, demands, actions, and causes of action that Executive Officer may have or be entitled to against OCB and its predecessors, assigns, legal representatives, officers, directors, employees, attorneys and agents other than obligations or liabilities to Executive Officer in connection with any written contractual obligations or accrued benefits of OCB to Executive Officer as set forth on Schedule 1 attached hereto.

4.          Termination. Subject to the second sentence of Section 5, this Agreement shall terminate following the end of the non-solicitation period described in Section 2(a) above, except for liabilities or claims that shall have arisen or accrued on or before such termination.

5.          Effective Time. This Agreement shall become effective on the date of execution of this Agreement. If the Merger Agreement is terminated in accordance with its terms, then this Agreement shall become null and void as of the date of the termination of the Merger Agreement and shall be of no further force and effect.

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[Name of Executive]

6.          Specific Performance/Injunctive Relief. Executive Officer acknowledges that performance of the terms of this Agreement constitute valuable, special and unique property of Bancorp critical to the business of Bancorp and that any breach of this Agreement by Executive Officer will give rise to irreparable injury that is not compensable with money damages. Accordingly, Executive Officer agrees that Bancorp shall be entitled to obtain specific performance and/or injunctive relief against the breach or threatened breach of this Agreement by Executive Officer. Bancorp and Executive Officer hereby acknowledge and agree that Bancorp and OCB will be irreparably damaged if the provisions of this Agreement are not specifically enforced. Executive Officer further agrees to waive any requirement for the securing or posting of any bond or other security or the proof of actual damages in connection with such remedies. Such remedies shall not be exclusive and shall be in addition to any other remedy that Bancorp may have at law or in equity.

7.          Extension of Term of Restrictive Covenant. If Executive Officer violates any restrictive covenant contained in Section 2, and if any action to specifically enforce or enjoin the violation of a restrictive covenant contained in Section 2 is pending in a court of competent jurisdiction, then the term of such restrictive covenant will be extended by adding to it the number of days that Executive Officer’s violation continues and the number of days during which such court action is pending only if and when the court grants specific performance or injunctive relief to the party seeking such relief; provided, however, that the maximum aggregate number of days which may be added to the term of the restrictive covenant as a result of the foregoing is 365 days. If there are both a violation and a pending court action, then the number of days that each continues will be added to the term of such restrictive covenants, but days on which both continue will be counted only once.

8.          Voting Agreement. From the date hereof until the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms (the “Support Period”), Executive Officer agrees that at any shareholder meeting of OCB to approve the Merger or any related transaction, or any adjournment or postponement thereof, the Executive Officer shall be present (in person or by proxy) and shall vote (or cause to be voted) all of his or her voting shares of capital stock of OCB entitled to vote at such meeting, including all voting shares listed on Attachment A, and all shares of OCB Common Stock and OCB Preferred Stock subsequently acquired by Executive Officer, including through the exercise of any stock option or warrant (together, “Owned Shares”): (a) in favor of approval of (1) the Merger Agreement and the transactions contemplated thereby, (2) any other matter that is required to facilitate the transactions contemplated by the Merger Agreement and (3) any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to approve the Merger Agreement; and (b) against any action or agreement that would impair the ability of Bancorp to complete the Merger, the ability of OCB to complete the Merger, or that would otherwise be inconsistent with, prevent, impede or delay the consummation of the transactions contemplated by the Merger Agreement. Executive Officer covenants and agrees that, except for this Agreement, he or she (a) has not entered into, and shall not enter during the Support Period any voting agreement or voting trust with respect to the Owned Shares and (b) has not granted, and shall not grant during the Support Period a proxy, consent or power of attorney with respect to the Owned Shares except any proxy to carry out the intent of this Agreement. Attachment A also sets forth information with respect to the options and warrants to purchase OCB Common Stock owned by Executive Officer.

B-4

[Name of Executive]

9.          Transfer Restrictions Prior to Merger. The Executive Officer will not, during the Support Period, except in respect of the Merger and receiving the Merger Consideration, sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangements that transfers to another, in whole or in part, any of the economic consequences of ownership of, enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, lien, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise) or otherwise convey or dispose of, any of the Owned Shares, or any interest therein, including the right to vote any Owned Shares, as applicable (a “Transfer”); provided that, Executive Officer may Transfer Owned Shares (i) for estate planning or philanthropic purposes, (ii) by operation of law, by will or pursuant to the laws of descent and distribution, provided that in the case of any action covered by clause (i) or (ii) the transferee shall agree in writing to be bound by the provisions of Sections 8 and 9 of this Agreement.

10.         Executive Officer Representations and Warranties. Executive Officer hereby represents and warrants to Bancorp as follows:

(a)          Executive Officer has full legal right and capacity to execute and deliver this Agreement, to perform Executive Officer’s obligations hereunder and to consummate the transactions contemplated hereby.

(b)          This Agreement has been duly executed and delivered by Executive Officer and the execution, delivery and performance of this Agreement by Executive Officer and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Executive Officer and no other actions or proceedings on the part of Executive Officer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(c)          The execution and delivery of this Agreement by Executive Officer does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not (i) require Executive Officer to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (ii) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Executive Officer or its properties and assets, (iii) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to Executive Officer or pursuant to which any of its or its affiliates’ respective properties or assets are bound or (iv) violate any other agreement to which Executive Officer or any of his or her affiliates is a party including, without limitation, any voting agreement, shareholders agreement, irrevocable proxy or voting trust. The Owned Shares are not, with respect to the voting or transfer thereof, subject to any other agreement, including any voting agreement, shareholders agreement, irrevocable proxy or voting trust.

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[Name of Executive]

(d)          On the date hereof, the Owned Shares set forth on Attachment A hereto are owned of record or beneficially by Executive Officer in the manner reflected thereon, include all of the shares of Company Common Stock owned of record or beneficially by Executive Officer, and are free and clear of any proxy or voting restriction, claims, liens, encumbrances and security interests, except (if applicable) as set forth on Attachment A hereto, which encumbrances or other items do not affect in any respect the ability of Executive Officer to perform Executive Officer’s obligations hereunder. As of the date hereof Executive Officer has, and at the OCB Stockholders Meeting or any other shareholder meeting of OCB in connection with the Merger Agreement and the transactions contemplated thereby, Executive Officer (together with any such entity) will have (except as otherwise permitted by this Agreement), sole voting power (to the extent such securities have voting power) and sole dispositive power with respect to all of the Owned Shares, except as otherwise reflected on Attachment A.

(e)          Executive Officer understands and acknowledges that each of Bancorp and OCB is entering into the Merger Agreement in reliance upon Executive Officer’s execution, delivery and performance of this Agreement.

11.         Assignability. This Agreement shall not be assigned by any party without the prior written consent of the other parties hereto.

12.         Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, except as otherwise expressly provided herein.

13.         APPLICABLE LAW CHOICE OF VENUE. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED IN THE STATE OF CALIFORNIA, AND THE SUBSTANTIVE LAWS OF CALIFORNIA SHALL GOVERN THE VALIDITY, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT. THE PARTIES CONSENT TO THE VENUE AND JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN THE STATE OF CALIFORNIA, IN ANY ACTION BROUGHT TO ENFORCE THE TERMS OF THIS AGREEMENT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE JURISDICTION (BOTH SUBJECT MATTER AND PERSONAL) OF ANY SUCH COURT AND IRREVOCABLY AND UNCONDITIONALLY WAIVE (1) ANY OBJECTION ANY PARTY MIGHT NOW OR HEREAFTER HAVE TO THE VENUE IN ANY SUCH COURT, AND (2) ANY CLAIM THAT ANY ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

14.         Legal Construction. If any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, any provision shall be fully severable, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be valid and enforceable.

B-6

[Name of Executive]

15.         Notice. Unless otherwise provided herein, any and all notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date hereof by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or by facsimile transmission, at the respective addresses or transmission numbers set forth below and shall be effective (a) in the case of personal delivery or facsimile transmission, when received; (b) in the case of mail, upon the earlier of actual receipt or three (3) business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of nationally-recognized overnight courier service, one (1) business day after delivery to such courier service together with all appropriate fees or charges and instructions for such overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section 16. All communications must be in writing and addressed to the Executive Officer at the address on the signature page below and to the other parties hereto as follows:

IF TO OCB:

OCB Bancorp
Ojai Community Bank
402 West Ojai Avenue
Suite 102
Ojai, California 93023
Attention:	David Brubaker, President and Chief Executive Officer
Facsimile:	805-646-9919

IF TO BANCORP:

Sierra Bancorp
Bank of the Sierra
86 North Main Street
Porterville, California 93257
Attention:	Kevin McPhaill, President and Chief Executive Officer
Facsimile:	(559) 782-4996

IF TO EXECUTIVE OFFICER:

[Name of Executive Officer]
[Address Line 1]
[Address Line 2]
[City, State ZIP]
Facsimile:	[•]

16.         Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by either party shall be deemed a continuing waiver of any provision hereof by such party.

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[Name of Executive]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

EXECUTIVE OFFICER:
Name:

BANCORP:	SIERRA BANCORP

By:
Name: Kevin J. McPhaill
Title: President and Chief Executive Officer

OCB:	OCB BANCORP

By:
Name: David Brubaker
Title: President and Chief Executive Officer

B-8

[Name of Executive]

Attachment A

LISTING OF OWNED SHARES

Executive Officer Name	No. of Shares of OCB Common Stock (Executive Officer has sole voting and dispositive power unless otherwise indicated)	Any voting restrictions, liens, claims, security interests or encumbrances on shares owned per Section 10(d)

LISTING OF OPTIONS TO PURCHASE OCB COMMON STOCK

Options

No. of Shares Issuable upon Exercise of Options	Exercise Price

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[Name of Executive]

Schedule 1

Written Contractual Obligations and Accrued Benefits of Executive Officer

B-10

EXHIBIT B-1

EXECUTIVES EXECUTING EXECUTIVE VOTING AND NON-SOLICITATION AGREEMENTS

David Brubaker

Michael Orman

Suzanne Lagos

B-1

EXHIBIT C-1

AGREEMENT OF MERGER

This AGREEMENT OF MERGER (this “Merger Agreement”), is made as of ________, 2017, by and among Sierra Bancorp, a California corporation and registered bank holding company (“Sierra”), and OCB Bancorp, a California corporation and registered bank holding company (“Company”).

RECITALS

WHEREAS, Sierra and Company are parties to that certain Agreement and Plan of Reorganization and Merger dated as of April 24, 2017 (the “Reorganization Agreement”);

WHEREAS, the respective Boards of Directors of Company and Sierra deem it desirable and in the best interests of their respective corporations and shareholders that Company be merged with and into Sierra as provided in the Reorganization Agreement, in accordance with this Merger Agreement, pursuant to the laws of the State of California and that Sierra be the surviving corporation in the merger (the “Merger”).

NOW, THEREFORE, Sierra and Company hereby agree that Company is to be merged with and into Sierra on the following terms and conditions:

AGREEMENT

1.          Merger of Sierra and Company. At the Effective Time (as defined below), Company will be merged with and into Sierra in accordance with the relevant provisions of the California General Corporation Law (“CGCL”). Sierra will be the surviving corporation in the Merger (the “Surviving Corporation”) and will continue its corporate existence under the CGCL. At the Effective Time, the separate corporate existence of Company will cease.

2.          Effects of the Merger. The Merger will have the effects set forth in the relevant provisions of the CGCL. The name of the Surviving Corporation will be “Sierra Bancorp.”

3.          Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of Sierra, as in effect immediately before the Effective Time, will be the Articles of Incorporation and Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

4.          Directors and Officers. The directors and officers, respectively, of Sierra at the Effective Time will become the directors and officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation or as otherwise provided by law.

C-1

5.            Conversion of Securities.

5.1           Shares of Sierra. Each issued and outstanding share of the capital stock of Sierra issued and outstanding immediately prior the Effective Time shall, remain issued and outstanding and shall be unchanged after the Merger.

5.2           Conversion of Company Stock.

(a)          Company Common Stock. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger, and without any action on the part of any Person, each share of the common stock, no par value of the Company (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time (as defined below), other than any Dissenting Shares (as defined below) shall be converted into the right to receive, subject to adjustment and proration as provided in the Reorganization Agreement, _______ shares of the common stock of Sierra (the “Per Share Merger Consideration”).

(b)          Company Stock Options. Immediately prior to the Effective Time, each option to purchase a share of Company Common Stock (“Company Stock Option”) that has not previously been exercised nor subject to a binding indication in writing from the option holder of their intent to exercise prior to the fifth (5th) day immediately preceding the Effective Date, whether or not then vested and whether or not then exercisable, shall terminate and be of no further effect and any rights thereunder to purchase shares of Company Common Stock shall also terminate and be of no further force or effect. Each holder of such terminated Company Stock Options that are in-the-money shall be entitled to receive, in lieu of each share of Company Common Stock that would otherwise have been issuable upon exercise thereof, an amount in cash without interest equal to (i)(A) the Per Share Merger Consideration multiplied by (B) $______ minus (ii) the exercise price per share with respect to the corresponding Company Stock Option in question.

(c)          Dissenting Shares. Any shares of Company Common Stock held by a person who dissents from the Merger in accordance with the provisions of Chapter 13 of the California General Corporation Law shall be herein called “Dissenting Shares.” Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to applicable law.

(d)          Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of the common stock, no par value of Sierra (the “Sierra Common Stock”), will be issued and any holder of shares of Company Common Stock entitled to receive a fractional share of Sierra Common Stock but for this Section 5.2(d) shall be entitled to receive a cash payment in lieu thereof.

6.            Conditions to Completion of the Merger. Completion of the Merger as provided herein is conditioned upon the satisfaction of the conditions set forth in the Reorganization Agreement, any or all of which may be waived in accordance with the terms and provisions of the Reorganization Agreement.

C-2

7.          Termination. Notwithstanding the approval of this Merger Agreement by the shareholders of Company, this Merger Agreement shall terminate forthwith prior to the Effective Time in the event the Reorganization Agreement is terminated as therein provided. This Merger Agreement may also be terminated by mutual written consent of the parties hereto.

8.          Effect of Termination. If this Merger Agreement is terminated, liability by reason of this Merger Agreement or the termination thereof on the part of any of Sierra, Company or the directors, officers, employees, agents or shareholders of any of them is to be determined pursuant to the Reorganization Agreement.

9.          Waiver; Amendment. Any of the terms or conditions of this Merger Agreement may be waived at any time, whether before or after action thereon by the shareholders of Company by the party that is entitled to the benefits thereof. This Merger Agreement may be amended at any time before the Effective Time, whether before or after action thereon by the shareholders of Company, by Sierra and Company; provided, however, that in no event may any amendment hereto be made after action by the shareholders of Company that affects the value of the consideration to be received by the shareholders of Company specified in Section 5.2 of this Merger Agreement or that materially and adversely affects the rights of Company’s shareholders hereunder without the requisite approval of such shareholders. Any waiver or amendment must be in writing.

10.         Effective Time. The Merger will become effective at such time as this Merger Agreement and the appropriate Officers’ Certificates (the “Merger Filing”) are duly filed with the Secretary of State of the State of California, or at such subsequent date or time as Sierra and Company agree and specify in the Merger Filing, such time being referred to as the “Effective Time.”

11.         Multiple Counterparts. For the convenience of the parties hereto, this Merger Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart will bear the execution of each of the parties hereto, will be deemed to be, and is to be construed as, one and the same Agreement. A telecopy or facsimile transmission of a signed counterpart of this Merger Agreement is sufficient to bind the party or parties whose signature(s) appear thereon.

12.         Governing Law. THIS MERGER AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE STATE OF CALIFORNIA, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW. VENUE FOR ANY CAUSE OF ACTION ARISING FROM THIS MERGER AGREEMENT WILL LIE IN TULARE COUNTY, CALIFORNIA.

C-3

13.         Further Assurances. The parties agree that they will, at any time and from time to time after the Effective Time, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to fully complete the transactions contemplated hereby in accordance with this Merger Agreement or to carry out and perform any undertaking made by the parties hereunder.

14.         Binding Effect; Assignment. All of the terms, covenants, representations, warranties and conditions of this Merger Agreement are binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, representatives and permitted assigns. This Merger Agreement may not be assigned by any party hereto without the prior written consent of the other party.

[Signature page to follow]

C-4

IN WITNESS WHEREOF, Sierra and Company have caused this Merger Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first set forth above.

SIERRA BANCORP

By:
Kevin McPhaill, President

By:
Diane Renois, Secretary

OCB BANCORP

By:
David Brubaker, President

By:
William Sechrest, Secretary

C-5

CERTIFICATE OF APPROVAL
OF
AGREEMENT OF MERGER

(sierra BANCORP)

Pursuant to Section 1103 of the California Corporations Code, the undersigned, Kevin McPhaill and Diane Renois certify that:

1.	They are the President and Secretary, respectively, of Sierra Bancorp, a corporation organized under the laws of the State of California.

2.	Sierra Bancorp has only one class of shares outstanding and the total number of outstanding shares is 5,646,881.

3.	The principal terms of the Agreement of Merger in the form attached hereto were duly approved by the Board of Directors of Sierra Bancorp.

4.	The principal terms of the Agreement of Merger were entitled to be approved and were approved by the Board of Directors of Sierra Bancorp alone under the provisions of Section 1201 of the California Corporations Code.

C-6

The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

DATED: ____________, 2017

Kevin McPhaill, President

Diane Renois, Secretary

C-7

CERTIFICATE OF APPROVAL
OF
AGREEMENT OF MERGER

(OCB BANCORP)

Pursuant to Section 1103 of the California Corporations Code, the undersigned, David Brubaker and William Sechrest certify that:

1.	They are the Chairman and Secretary, respectively, of OCB Bancorp, a corporation organized under the laws of the State of California.

2.	OCB Bancorp has only one class of shares outstanding and the total number of outstanding shares entitled to vote on the merger is 2,238,630.

3.	The principal terms of the Agreement of Merger in the form attached hereto were duly approved by the Board of Directors of OCB Bancorp.

4.	The principal terms of the Agreement of Merger in the form attached hereto were approved by the vote of the shareholders of OCB Bancorp which equaled or exceeded the vote required. The percentage vote required was more than 50%.

C-8

The undersigned further declares under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

DATED: ____________, 2017

David Brubaker, President

William Sechrest, Secretary

C-9

EXHIBIT C-2

AGREEMENT OF MERGER

OF

OJAI COMMUNITY BANK

AND

BANK OF THE SIERRA

Agreement of Merger, dated as of ________, 2017, by and between Bank of the Sierra (the “Acquiror Bank”) and Ojai Community Bank (the “Bank”).

WITNESSETH

WHEREAS, the Bank is a California chartered bank and a wholly-owned subsidiary of OCB Bancorp, a California corporation (the “Company”); and

WHEREAS, the Acquiror Bank is a California chartered bank and a wholly-owned subsidiary of Sierra Bancorp, a California corporation (“Sierra”); and

WHEREAS, Sierra and the Company have entered into an Agreement and Plan of Reorganization and Merger, dated as of April 24, 2017 (the “Agreement”), pursuant to which the Company will merge with and into Sierra (the “Parent Merger”); and

WHEREAS, the Boards of Directors of the Bank and the Acquiror Bank have approved, and deemed it advisable to consummate the merger provided for herein in which the Bank would merge with and into the Acquiror Bank with the Acquiror Bank being the surviving bank in the Merger (“Surviving Bank”), on the terms and conditions herein provided immediately following the Effective Time of the Parent Merger.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements in the Agreement and herein contained, the parties hereto, intending to be legally bound hereby, agree as follows

1.           Effective Time. The Merger shall become effective in accordance with the requirements of subdivision (b) of Financial Code section 4887 on the date and at the time that a copy of this Agreement of Merger that has previously been filed with the California Secretary of State and certified by the Secretary of State as filed with it is filed with the Commissioner of the Department of Business Oversight, or such other time as the Commissioner agrees the Merger shall be effective (the “Effective Time”).

2.           Articles of Incorporation; Bylaws. The Articles of Incorporation and the Bylaws of the Acquiror Bank as in effect immediately prior to the effective time of the Merger shall be those of the Surviving Bank, until altered amended or repealed in accordance with their terms and applicable law.

C-1

3.           Name; Offices. The name of the Surviving Bank shall be “Bank of the Sierra”. The main office of the Surviving Bank shall be the main office of the Acquiror Bank immediately prior to the Effective Time. All branch offices of the Bank and the Acquiror Bank which were in lawful operation immediately prior to the Effective Time shall be the branch offices of the Surviving Bank upon consummation of the Merger, subject to the opening or closing of any offices which may be authorized by the Bank or the Acquiror Bank and applicable regulatory authorities.

4.           Directors and Executive Officers. Upon consummation of the Merger, until changed in accordance with the Articles of Incorporation and Bylaws of the Surviving Bank, the directors of the Surviving Bank shall consist of those persons who arc the directors of the Acquiror Bank immediately prior to the Effective Time. The directors of the Surviving Bank shall hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Bank .

5.           Effects of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the General Corporation Law of the State of California. Without limiting the generality of the foregoing and subject thereto, at the Effective Time:

a.            all right, franchises and interests of the Bank in and to every type of property (real, personal and mixed), tangible and intangible, and choses in action, shall be transferred to and vested in the Surviving Bank by virtue of the Merger without any deed or other transfer, and the Surviving Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar, of stocks and bonds, guardian of estates, assignee, receiver and committee, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interest were held or enjoyed by the Bank immediately prior to the Effective Time; and

b.            the Surviving Bank shall be liable for all liabilities of the Bank, fixed or contingent, including all deposits, accounts, debts, obligations and contracts thereof, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records thereof, and all rights of creditors or obligees and all liens on property of the Bank shall be preserved unimpaired; after the Effective Time, the Surviving Bank will continue to issue accounts on the same basis as immediately prior to the Effective Time.

6.           Effect on Shares of Stock. At the Effective Time:

a.            Each share of Acquiror Bank common stock issued and outstanding immediately prior to the Effective Time, shall be unchanged and shall remain issued and outstanding.

b.            Each share of Bank common stock issued and outstanding prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled without consideration. Any shares of Bank common stock held in the treasury of the Bank immediately prior to the Effective Time shall be retired and canceled.

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7.           Additional Actions. If, at any time after the Effective Time, the Surviving Bank shall consider that any further assignments or assurances, or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Bank its rights, title or interest in, to or under any of the rights, properties or assets of the Bank acquired or to be acquired by the Surviving Bank as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement of Merger, the Bank and its proper officers and directors shall be deemed to have granted to the Surviving Bank an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Bank and otherwise to carry out the purposes of this Agreement of Merger; and the proper officers and directors of the Surviving Bank are fully authorized in the name of the Surviving Bank or otherwise to take·any and all such action.

8.           Governing Law. This Agreement of Merger shall be governed in all respects, including. but not limited to, validity, interpretation, effect and performance, by the laws of the state of California.

9.           Amendment. Subject to applicable law, this Agreement of Merger may be amended, modified or supplemented only by written agreement of the Acquiror Bank and the Bank at any time prior to the Effective Time.

10.         Waiver. Any of the terms or conditions of this Agreement of Merger may be waived at any time prior to the Effective Time by whichever of the parties hereto is, or the shareholders of which are, entitled to the benefit thereof.

11.         Assignment. This Agreement of Merger may not be assigned by any party hereto without the prior written consent of the other party.

12.         Termination. This Agreement of Merger shall terminate upon the termination of the Agreement in accordance with its terms. This Agreement of Merger may also be terminated at any time prior to the Effective Time by an instrument executed by the Acquiror Bank and the Bank.

13.         Procurement of Approvals. The Acquiror Bank and the Bank shall use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement of Merger, subject to and in accordance with the applicable provisions of the Agreement, including without limitation the preparation and submission of such application; or other filings for approval of the Merger to the Department of Business Oversight and the Federal Deposit Insurance Corporation as may be required by applicable laws and regulations.

14.         Conditions Precedent. The obligations of the parties under this Agreement of Merger shall be subject to (i) receipt of approval of the Merger from all governmental and banking authorities whose approval is required; (ii) receipt of any necessary regulatory approval to operate the main office and the branch offices of the Bank as offices of the Surviving Bank; and (iii) the consummation of the Parent Merger pursuant to the Agreement on or before the Effective Time.

15.         Entire Agreement. Except as otherwise set forth in this Agreement of Merger and the Agreement, this Agreement of Merger (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter.

SIGNATURES APPEAR ON THE FOLLOWING PAGE

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IN WITNESS WHEREOF, each of the Acquiror Bank and the Bank has caused this Agreement of Merger to be executed on its behalf by its duly authorized officers.

BANK OF THE SIERRA

By:
Kevin McPhaill, President

By:
Diane Renois, Secretary

OJAI COMMUNITY BANK

By:
David Brubaker, President

By:
____________, Secretary

C-4

CERTIFICATE OF APPROVAL
OF
AGREEMENT OF MERGER

(BANK of the sierra)

Pursuant to Section 1103 of the California Corporations Code, the undersigned, Kevin McPhaill and Diane Renois certify that:

1.	They are the President and Secretary, respectively, of Bank of the Sierra, a banking corporation organized under the laws of the State of California.

2.	Bank of the Sierra has only one class of shares outstanding and the total number of outstanding shares is 100.

3.	The principal terms of the Agreement of Merger in the form attached hereto were duly approved by the Board of Directors of Bank of the Sierra.

4.	The principal terms of the Agreement of Merger in the form attached hereto was approved by the sole shareholder of Bank of the Sierra.

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The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

DATED: ____________, 2017

Kevin McPhaill, President

Diane Renois, Secretary

C-6

CERTIFICATE OF APPROVAL
OF
AGREEMENT OF MERGER

(OJAI COMMUNITY BANK)

Pursuant to Section 1103 of the California Corporations Code, the undersigned, David Brubaker and ____________ certify that:

1.	They are the Chairman and Secretary, respectively, of Ojai Community Bank, a banking corporation organized under the laws of the State of California.

2.	Ojai Community Bank has only one class of shares outstanding and the total number of outstanding shares is ___.

3.	The principal terms of the Agreement of Merger in the form attached hereto were duly approved by the Board of Directors of Ojai Community Bank.

4.	The principal terms of the Agreement of Merger in the form attached hereto were approved by the sole shareholder of Ojai Community Bank.

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The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

DATED: ____________, 2017

David Brubaker, Chairman

____________, Secretary

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EXHIBIT D

OPTION HOLDER AGREEMENT

__________________, 2017

OCB Bancorp

402 West Ojai Avenue

Suite 102

Ojai, CA 93023

Re: Options to Purchase Stock

Ladies/Gentlemen:

Reference is hereby made to that certain Agreement and Plan of Reorganization and Merger (“Merger Agreement”) dated April 24, 2017, by and between Sierra Bancorp (“Sierra”) and OCB Bancorp (“Company”) pursuant to which the Company will be merged with and into Sierra (“Merger”) and the separate corporate existence of the Company shall cease. Capitalized terms used herein but not defined shall have their respective meanings set forth in the Merger Agreement.

I previously have been granted options to acquire shares of Company Common Stock, pursuant to one or more stock option agreements (the “Option Agreements”) between Company and me, each and every one of which are listed on the attachment to this letter. With respect to the number of shares of Company Common Stock for which I have unexercised options under the Option Agreements to purchase such shares, which number of shares is set forth below my signature (the “Covered Options”), I acknowledge and agree that immediately prior to consummation of the Merger described above (the “Effective Time”), my Covered Options shall be terminated with no further action necessary on my part.

In consideration therefor, I shall receive, in lieu of the Covered Options and each share of Company Common Stock that otherwise would have been issuable upon exercise of the Covered Options, an amount in cash without interest equal to (i)(A) the Per Share Merger Consideration multiplied by (B) the Parent Closing Price minus (ii) the exercise price per share with respect to the Covered Option in question (such amount, the “Option Termination Consideration”). If the Option Termination Consideration determined for any Covered Option is less than zero, such Covered Option shall be cancelled without payment of any Option Termination Consideration. I acknowledge that the Option Termination Consideration to be received by me pursuant to this letter agreement, and the agreement of Sierra and Coast to complete the Merger, are adequate consideration for my agreement to the terms and conditions of this letter agreement, including, without limitation, the cancelation of the Option Agreements and the Covered Options and the release set forth below.

I hereby agree not to exercise any of my Covered Options before the Effective Time. I further agree (a) to accept the Option Termination Consideration for all of my Covered Options in full satisfaction of all my rights under the Covered Options, and (b) that, without limitation, subject to receipt of the Option Termination Consideration for the Covered Options, such Covered Options and the Option Agreements will be cancelled and will terminate at the Effective Time.

D-1

I acknowledge that receipt of the Option Termination Consideration is subject to the satisfaction or fulfillment or waiver of the conditions of closing contained in the Merger Agreement, and that the Company may collect in cash (and timely pay) all applicable withholding and payroll taxes with respect to such options and shall comply with all payroll reporting requirements with respect thereto.

Upon receipt of any Option Termination Consideration or the cancellation of my Covered Options, I hereby release Company, Sierra and their respective subsidiaries, boards of directors, agents, attorneys, stockholders, successors and assigns from any and all obligations to me relating to the Covered Options and the Option Agreements. With respect to this release, I expressly waive and relinquish all rights and benefits afforded me by Section 1542 of the Civil Code of California and do so understanding and acknowledging the significance and consequence of such specific waiver of Section 1542. Section 1542 of the Civil Code of California states as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Thus, notwithstanding the provisions of Section 1542, I expressly acknowledge that this release is intended to include in its effect, without limitation, all claims relating to the Covered Options and the Option Agreements that I do not now know or suspect to exist, and that this letter contemplates the extinguishment of any such claim or claims. I further agree to take such additional actions and deliver such additional documents and certificates as may be reasonably requested by Company and/or Sierra to effect the transactions described in this Agreement.

In the event the Merger Agreement is terminated by Company or Sierra in accordance with its terms, this letter agreement shall automatically terminate and none of the parties hereto shall have any further liability or obligation to the other(s) with respect to the subject matter hereof in connection with the Covered Options.

Very truly yours,

Signature

Name of Option Holder

Shares subject to Covered Options

D-2

Agreed and Acknowledged:

OCB BANCORP

By:
David Brubaker, President

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List of Option Agreements

D-4

EXHIBIT E

SUBORDINATED NOTE HOLDER AGREEMENT

__________________, 2017

OCB Bancorp

402 West Ojai Avenue

Suite 102

Ojai, CA 93023

Re:	Option to Convert a Portion of Subordinated Debt into Stock

Ladies/Gentlemen:

Reference is hereby made to that certain Agreement and Plan of Reorganization and Merger (“Merger Agreement”) dated April 24, 2017, by and between Sierra Bancorp (“Sierra”) and OCB Bancorp (“Company”) pursuant to which the Company will be merged with and into Sierra (“Merger”) and the separate corporate existence of the Company shall cease. Capitalized terms used herein but not defined shall have their respective meanings set forth in the Merger Agreement.

I previously have been granted the option to convert a portion of the outstanding principal amount I have lent to Company into shares of Company Common Stock, pursuant to the Subordinated Note Purchase Agreement, dated ________________ (the “Subordinated Note Purchase Agreement”), between Company and me. With respect to the number of shares of Company Common Stock for which I have an unexercised option under the Subordinated Note Purchase Agreement to purchase such shares, which number of shares is set forth below my signature (the “Covered Option”), I acknowledge and agree that immediately prior to consummation of the Merger described above (the “Effective Time”), my Covered Option shall be terminated with no further action necessary on my part.

In consideration therefor, I shall receive, in lieu of the Covered Option and each share of Company Common Stock that otherwise would have been issuable upon exercise of the Covered Option, an amount in cash without interest equal to (i)(A) the Per Share Merger Consideration multiplied by (B) the Parent Closing Price minus (ii) the book value per share of Company Common Stock, as determined in accordance with Section 5.21(a) of the Merger Agreement (such amount, the “Option Termination Consideration”); provided that I shall have executed and delivered this Subordinated Note Holder Agreement to Company no later than twenty (20) days prior to the date on which the Company Shareholder Meeting (as defined in the Merger Agreement) is scheduled to take place. If the Option Termination Consideration determined for the Covered Option is less than zero, the Covered Option shall be cancelled without payment of any Option Termination Consideration. I acknowledge that the Option Termination Consideration to be received by me pursuant to this letter agreement, and the agreement of Sierra and Company to complete the Merger, are adequate consideration for my agreement to the terms and conditions of this letter agreement, including, without limitation, the cancelation of the Covered Option and the release set forth below.

E-1

I hereby agree not to exercise my Covered Option before the Effective Time. I further agree (a) to accept the Option Termination Consideration for my Covered Option in full satisfaction of all my rights under the Covered Option, and (b) that, without limitation, subject to receipt of the Option Termination Consideration for the Covered Option, such Covered Option will be cancelled and will terminate at the Effective Time.

I acknowledge that receipt of the Option Termination Consideration is subject to the satisfaction or fulfillment or waiver of the conditions of closing contained in the Merger Agreement.

Upon receipt of any Option Termination Consideration or the cancellation of my Covered Option, I hereby release Company, Sierra and their respective subsidiaries, boards of directors, agents, attorneys, stockholders, successors and assigns from any and all obligations to me relating to the Covered Option. With respect to this release, I expressly waive and relinquish all rights and benefits afforded me by Section 1542 of the Civil Code of California and do so understanding and acknowledging the significance and consequence of such specific waiver of Section 1542. Section 1542 of the Civil Code of California states as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Thus, notwithstanding the provisions of Section 1542, I expressly acknowledge that this release is intended to include in its effect, without limitation, all claims relating to the Covered Option that I do not now know or suspect to exist, and that this letter contemplates the extinguishment of any such claim or claims. I further agree to take such additional actions and deliver such additional documents and certificates as may be reasonably requested by Company and/or Sierra to effect the transactions described in this Agreement.

In the event the Merger Agreement is terminated by Company or Sierra in accordance with its terms, this letter agreement shall automatically terminate and none of the parties hereto shall have any further liability or obligation to the other(s) with respect to the subject matter hereof in connection with the Covered Option.

Very truly yours,

Signature

Name of Subordinated Note Holder

Shares subject to Covered Option

E-2

Agreed and Acknowledged:

OCB BANCORP

By:
David Brubaker, President

E-3

AMENDMENT NO. 1

AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

AMONG SIERRA BANCORP

AND OCB BANCORP

This Amendment No. 1 to Agreement and Plan of Reorganization and Merger among Sierra Bancorp and OCB Bancorp, is dated as of May 4, 2017 ("Amendment No. 1") by and between Sierra Bancorp, a California corporation ("Parent") and OCB Bancorp, a California corporation ("Company").

RECITALS

WHEREAS, Parent and Company are the parties to that certain Agreement and Plan of Reorganization and Merger, dated as of April 24, 2017 (the "Agreement").

WHEREAS, the parties have determined that it is in their best interest to amend and modify the Agreement as provided in this Amendment No. 1.

NOW, THEREFORE, in consideration of the mutual covenants, representations and agreements contained herein, the parties hereto agree to amend the Agreement as follows:

1.            Senior Debt. Section 5.20 of the Agreement is hereby amended in full to provide as follows:

"5.20    Senior Debt. Parent shall assume the Senior Debt in the Merger. Immediately following the Merger, Parent shall take any and all actions necessary to repay in full the Senior Debt. Company and Parent shall cooperate to with shall cause the Pledged Collateral to be released in connection with such prepayment of the Senior Debt."

2.            Company Convertible Debt. Section 5.21(b) of the Agreement is hereby amended in full to provide as follows:

"(b)        Company shall cause the Company Convertible Debt to be converted, to the maximum extent possible, into shares of Company Common Stock at least ten (10) Business Days prior to the Effective Time. To the extent any Company Convertible Debt is not converted, Parent shall assume such Company Convertible Debt in the Merger. Parent shall take any and all actions necessary to repay in full the principal amount outstanding immediately after the Merger."

3.            Capitalized Terms. Capitalized terms utilized in this Amendment No. 1 and not otherwise defined shall have the meaning given to such terms in the Agreement.

4.             No Further Modification. Except as set forth in this Amendment No. 1 no further modification of the Agreement has been made.

Sierra Bancorp		OCB Bancorp

By:	/s/ Kevin McPhaill	By:	/s/ Dave Brubaker
Name:	Kevin McPhaill	Name:	Dave Brubaker
Title:	President and Chief Executive Officer	Title:	President and Chief Executive Officer

AMENDMENT NO. 2

AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

AMONG SIERRA BANCORP

AND OCB BANCORP

This Amendment No. 2 to the Agreement and Plan of Reorganization and Merger by and between Sierra Bancorp, a California corporation (“Parent”), and OCB Bancorp, a California Corporation (“Company”), is dated as of June 6, 2017 ("Amendment No. 2") by and between Parent and Company.

RECITALS

WHEREAS, Parent and Company are the parties to that certain Agreement and Plan of Reorganization and Merger, dated as of April 24, 2017 (the "Agreement"), as amended by that Amendment No. 1 to the Agreement and Plan of Reorganization and Merger, dated May 4, 2017, by and between Parent and Company.

WHEREAS, the parties have determined that it is in their best interest to amend and modify the Agreement as provided in this Amendment No. 2.

NOW, THEREFORE, in consideration of the mutual covenants, representations and agreements contained herein, the parties hereto agree to amend the Agreement as follows:

1.            Senior Debt. Section 6.3(g) of the Agreement is hereby amended in full to provide as follows:

“(g)         Deleted.”

2.            Capitalized Terms. Capitalized terms utilized in this Amendment No. 1 and not otherwise defined shall have the meaning given to such terms in the Agreement.

3.            No Further Modification. Except as set forth in this Amendment No. 1 no further modification of the Agreement has been made.

(Signature page follows)

Sierra Bancorp		OCB Bancorp

By:	/s/ Kevin McPhaill	By:	/s/ Dave Brubaker
Name:	Kevin McPhaill	Name:	Dave Brubaker
Title:	President and Chief Executive Officer	Title:	President and Chief Executive Officer

Chapter 13 of the California Corporations Code

1300. Right to Require Purchase—“Dissenting Shares” and “Dissenting Shareholders” Defined.

(a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day of, and immediately prior to, the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed reorganization or short-form merger, as adjusted for any stock split, reverse stock split, or share dividend that becomes effective thereafter.

(b) As used in this chapter, “dissenting shares” means shares to which all of the following apply:

(1) That were not, immediately prior to the reorganization or short-form merger, listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any shares where the holder of those shares is required, by the terms of the reorganization or short-form merger, to accept for the shares anything except: (A) shares of any other corporation, which shares, at the time the reorganization or short-form merger is effective, are listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100; (B) cash in lieu of fractional shares described in the foregoing subparagraph (A); or (C) any combination of the shares and cash in lieu of fractional shares described in the foregoing subparagraphs (A) and (B).

(2) That were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in paragraph (1), were voted against the reorganization, or were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

(3) That the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

(4) That the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

(c) As used in this chapter, “dissenting shareholder” means the recordholder of dissenting shares and includes a transferee of record.

1301. Demand for Purchase.

(a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, that corporation shall mail to each of those shareholders a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of that approval, accompanied by a copy of Sections 1300, 1302, 1303, and 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under those sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

APPENDIX B

(b) Any shareholder who has a right to require the corporation to purchase the shareholder’s shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase shares shall make written demand upon the corporation for the purchase of those shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in subdivision (b) of Section 1300, not later than the date of the shareholders’ meeting to vote upon the reorganization, or (2) in any other case, within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder.

(c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what the shareholder claims to be the fair market value of those shares as determined pursuant to subdivision (a) of Section 1300. The statement of fair market value constitutes an offer by the shareholder to sell the shares at that price.

1302. Endorsement of Shares.

Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder’s certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

§ 1303. Payment of agreed price with interest; agreement fixing fair market value; filing; time of payment

(a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

1304. Dissenter’s Action to Enforce Payment

(a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

B-2

April 24, 2017

Board of Directors

OCB Bancorp

402 West Ojai Avenue

Suite 102

Ojai, CA 93023

Dear Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial perspective, to the common shareholders (the “Shareholders”) of OCB Bancorp Ojai, California (the “Company” or “OJCB”) of the proposed consideration to be received by the Company’s Shareholders in the proposed merger of the Company with and into Sierra Bancorp (“BSRR” or “Parent”) (the “Transaction”).

Pursuant to the Agreement, each share of OJCB common stock that is issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $14.00 per share in BSRR common stock, subject to adjustment, based on the 20 trading day volume weighted average closing price five days prior to close (the “Parent Closing Price”), subject to the Parent Closing Price being between $25.22 (the “Lower Collar Price”) and $30.82 (the “Upper Collar Price”) or an exchange ratio between 0.55511 and 0.45425. Further, if the Parent Closing Price is between $25.22 and $21.02 (the “Company Termination Price”) the exchange ratio is fixed at 0.55511 and if the Parent Closing Price is between $30.82 and $35.03 (the “Parent Termination Price”) the exchange ratio is fixed at 0.45425. If the Parent Closing Price is above the Parent Termination Price, BSRR can terminate the Transaction, however the Company can elect to accept nominal consideration equal to $15.91 in BSRR common stock; if the Parent Closing Price is below the Company Termination Price, the Company can terminate, however, BSRR can elect to pay total nominal consideration equal to $11.67, as further defined in the Agreement and Plan of Reorganization and Merger by and between BSRR and the Company (the “Agreement”)(“the Per Share Merger Consideration”). In addition, under the terms of the Agreement, unexercised options to purchase OJCB common stock will be exchanged for a cash payment equal to the Per Share Merger Consideration minus the exercise price for the option. Alternatively, option holders have the right to exercise their options prior to close. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement. The terms of the Transaction are set forth more fully in the Agreement and descriptions of any such terms herein are qualified in their entirety by reference to the Agreement.

APPENDIX C

Board of Directors

April 24, 2017

FIG Partners, LLC ("FIG"), as part of its investment banking business, is routinely engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies, we have experience and knowledge of the valuation of banking institutions. This opinion has been reviewed by FIG’s fairness committee consistent with internal policy. FIG has not had a material relationship with BSRR. FIG advised OJCB on its capital raise in 2015 for which we have received compensation.

We were retained by the Company to act as its exclusive financial advisor in connection with the proposed Transaction and in rendering this fairness opinion. We will receive compensation from the Company in connection with our services, including a fee for rendering this opinion and a fee that is contingent upon the successful completion of the Transaction. The Company has agreed to indemnify us for certain liabilities arising out of our engagement.

During the course of our engagement and for the purposes of the opinion set forth herein, we have:

(i)	reviewed the merger agreement;

(ii)	familiarized itself with the financial condition, business, operations, assets, earnings, prospects and senior management’s views as to the future of the financial performance of the Company and BSRR;

(iii)	reviewed certain historical publicly available business and financial information concerning the Company including, among other things, quarterly and annual reports filed by the Company with the Federal Reserve and the FDIC;

(iv)	reviewed certain publicly available business and financial information concerning BSRR including its Annual Reports, Forms 10Q and 10K and Proxy Statements filed with the SEC, and call reports filed with the FDIC and FRY-9C field with the Federal Reserve since 2014;

(v)	discussed internal financial and operating data concerning the Company and publicly available information as filed with the SEC concerning BSRR as well as analyzed pro forma regulatory capital levels generated by FIG Partners;

(vi)	discussed financial estimates and information prepared by the management of the Company;

(vii)	held discussions with members of the senior managements of the Company and BSRR for the purpose of reviewing the future prospects of the Company and Board of Directors BSRR, including qualitative financial estimates related to their respective businesses, earnings, assets, and liabilities and credit quality;

C-2

Board of Directors

April 24, 2017

(viii)	reviewed the terms of recent merger and acquisition transactions, to the extent publicly available, involving banks and thrifts and bank and thrift holding companies that we considered and deemed relevant;

(ix)	reviewed trading activity in BSRR common stock over the last twelve months relative to price and volume;

(x)	reviewed and compared BSRR’s financial performance and current valuation metrics relative to other publicly traded banks which were deemed similar to BSRR; and

(xi)	performed such other analyses and considered such other factors as we have deemed relevant and appropriate.

We have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions as well as our knowledge of the banking industry and our general experience in the valuation of financial institutions and their securities.

In rendering our opinion, we have assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to us by the Company and BSRR and in the discussions with the Company and BSRR’s management teams. We have not independently verified the accuracy or completeness of any such information. In that regard, we have assumed that the qualitative financial estimates, and estimates and allowances regarding under-performing and nonperforming assets and net charge-offs have been reasonably prepared on a basis reflecting the best currently available information, judgments and estimates of the Company and BSRR and that such estimates will be realized in the amounts and at the times contemplated thereby. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed and relied upon management’s estimates and projections. We were not retained to and did not conduct a physical inspection of any of the properties or facilities of the Company or BSRR or their respective subsidiaries. In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of the Company or BSRR nor any of their respective subsidiaries and we were not furnished with any such evaluations or appraisals.

We have assumed that the proposed Transaction will be consummated substantially in accordance with the terms set forth in the Agreement. We have assumed that the proposed Transaction is, and will be, in compliance with all laws and regulations that are applicable to the Company and BSRR. In rendering this opinion, we have been advised by both the Company and BSRR, and we have assumed that there are no known factors that could impede or cause any material delay in obtaining the necessary regulatory and governmental approvals of the proposed Transaction.

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Board of Directors

April 24, 2017

Our opinion is based solely upon the information available to us and the economic, market and other circumstances, as they exist as of the date hereof. Events occurring and information that becomes available after the date hereof could materially affect the assumptions and analyses used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring or information that becomes available after the date hereof, except as otherwise agreed in our engagement letter.

Our opinion does not address the merits of the underlying decision by the Company to engage in the proposed Transaction and does not constitute a recommendation to any Shareholder of the Company as to how such Shareholder should vote on the proposed Transaction or any other matter related thereto. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the proposed Transaction by any officer, director, or employee, or class of such persons.

This letter is solely for the information of the Board of Directors of the Company in its evaluation of the proposed Transaction and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any proxy statement or any other document, except in each case in accordance with our prior written consent which shall not be unreasonably withheld; provided, however, that we hereby consent to the inclusion and reference to this letter in any proxy statement, information statement or tender offer document to be delivered to the Company’s Shareholders in connection with the proposed Transaction if and only if this letter is quoted in full or attached as an exhibit to such document.

Subject to the foregoing and based on our experience as investment bankers, our activities and assumptions as described above, and all other factors we have considered and deemed relevant, we are of the opinion as of the date hereof that the Per Share Merger Consideration to be received by the Shareholders of the Company under the Agreement is fair from a financial perspective.

Sincerely,

/s/ FIG PARTNERS, LLC
FIG PARTNERS, LLC

C-4

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

The Articles of Incorporation and Bylaws of Sierra Bancorp provide for indemnification of agents including directors, officers and employees to the maximum extent allowed by California law including the use of an indemnity agreement. Sierra Bancorp’s Articles further provide for the elimination of director liability for monetary damages to the maximum extent allowed by California law. The indemnification law of the State of California generally allows indemnification in matters not involving the right of the corporation, to an agent of the corporation if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation, and in the case of a criminal matter, had no reasonable cause to believe the conduct of such person was unlawful. California law, with respect to matters involving the right of a corporation, allows indemnification of an agent of the corporation, if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders; provided that there shall be no indemnification for: (i) amounts paid in settling or otherwise disposing of a pending action without court approval; (ii) expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval; (iii) matters in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the proceeding is or was pending shall determine that such person is entitled to be indemnified; or (iv) other matters specified in the California General Corporation Law.

Sierra Bancorp’s Bylaws provide that Sierra Bancorp shall to the maximum extent permitted by law have the power to indemnify its directors, officers and employees. Sierra Bancorp’s Bylaws also provide that Sierra Bancorp shall have the power to purchase and maintain insurance covering its directors, officers and employees against any liability asserted against any of them and incurred by any of them, whether or not Sierra Bancorp would have the power to indemnify them against such liability under the provisions of applicable law or the provisions of Sierra Bancorp’s Bylaws.

Item 21. Exhibits and Financial Statement Schedules.

Exhibits.

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Consolidation by and among Sierra Bancorp, Bank of the Sierra and Santa Clara Valley Bank, N.A., dated as of July 17, 2014[1]
2.2	Agreement and Plan of Reorganization and Merger, dated as of January 4, 2016 by and between Sierra Bancorp and Coast Bancorp [2]
2.3	Agreement and Plan of Reorganization and Merger, dated as of April 24, 2017 by and between Sierra Bancorp and OCB Bancorp, as amended by Amendment No. 1 thereto dated May 4, 2017 and Amendment No. 2 thereto dated June 6, 2017 [3]*
3.1	Restated Articles of Incorporation of Sierra Bancorp[4]
3.2	Amended and Restated By-laws of Sierra Bancorp[5]
5.1	Opinion of King, Holmes, Paterno & Soriano, LLP, regarding the legality of the securities being registered*
8.1	Opinion of Katten Muchin Rosenman LLP regarding certain U.S. federal income tax matters*
10.1	Salary Continuation Agreement for Kenneth R. Taylor[6]
10.2	Salary Continuation Agreement and Split Dollar Agreement for James F. Gardunio[7]

*	Filed herewith.

[1]	Filed as an Exhibit to the Form 8-K filed with the SEC on July 18, 2014 and incorporated herein by reference.
[2]	Filed as an Exhibit to the Form 8-K filed with the SEC on January 5, 2016 and incorporated herein by reference.
[3]	Included as Appendix A to the proxy statement/prospectus contained in this registration statement.
[4]	Filed as Exhibit 3.1 to the Form 10-Q filed with the SEC on August 7, 2009 and incorporated herein by reference.
[5]	Filed as an Exhibit to the Form 8-K filed with the SEC on February 21, 2007 and incorporated herein by reference.
[6]	Filed as Exhibits 10.5 to the Form 10-Q filed with the SEC on May 15, 2003 and incorporated herein by reference.
[7]	Filed as an Exhibit to the Form 8-K filed with the SEC on August 11, 2005 and incorporated herein by reference.

II-1

Exhibit No.	Exhibit Description
10.3	Split Dollar Agreement for Kenneth R. Taylor[8]
10.4	Director Retirement Agreement and Split dollar Agreement for Robert Fields[8]
10.5	Director Retirement Agreement and Split dollar Agreement for Gordon Woods[8]
10.6	Director Retirement Agreement and Split dollar Agreement for Morris Tharp[8]
10.7	Director Retirement Agreement and Split dollar Agreement for Albert Berra[8]
10.8	401 Plus Non-Qualified Deferred Compensation Plan[8]
10.9	Indenture dated as of March 17, 2004 between U.S. Bank N.A., as Trustee, and Sierra Bancorp, as Issuer [9]
10.10	Amended and Restated Declaration of Trust of Sierra Statutory Trust II, dated as of March 17, 2004[9]
10.11	Indenture dated as of June 15, 2006 between Wilmington Trust Co., as Trustee, and Sierra Bancorp, as Issuer[10]
10.12	Amended and Restated Declaration of Trust of Sierra Capital Trust III, dated as of June 15, 2006[10]
10.13	2007 Stock Incentive Plan[11]
10.14	Sample Retirement Agreement Entered into with Each Non-Employee Director Effective January 1, 2007[12]
10.15	Salary Continuation Agreement for Kevin J. McPhaill[12]
10.16	First Amendment to Salary Continuation Agreement for Kenneth R. Taylor[12]
10.17	Second Amendment to Salary Continuation Agreement for Kenneth R. Taylor[13]
10.18	First Amendment to the Salary Continuation Agreement for Kevin J. McPhaill[14]
10.19	Indenture dated as of September 20, 2007 between Wilmington Trust Co., as Trustee, and Coast Bancorp, as Issuer[15]
10.20	Amended and Restated Declaration of Trust of Coast Bancorp Statutory Trust II, dated as of September 20, 2007[15]
10.21	First Supplemental Indenture dated as of July 8, 2016, between Wilmington Trust Co. as Trustee, Sierra Bancorp as the “Successor Company”, and Coast Bancorp[15]
10.22	2017 Stock Incentive Plan[16]
10.23	Form of Director Voting, Non-Competition and Non-Solicitation Agreement (attached as Exhibit A to Exhibit 2.3 above)[3]
10.24	Form of Executive Voting and Non-Solicitation Agreement t (attached as Exhibit B to Exhibit 2.3 above)[3]
21.1	Subsidiaries of Registrant[17]
23.1	Consent of King, Holmes, Paterno & Soriano, LLP (included in Exhibit 5.1)*
23.2	Consent of Katten Muchin Rosenman LLP (included in Exhibit 8.1)*
23.3	Consent of Vavrinek, Trine, Day & Co. LLP (for Sierra Bancorp)*
24.1	Power of Attorney (included on signature page to this registration statement)
99.1	Form of Proxy Card for the special meeting**
99.2	Fairness Opinion of Fig Partners, LLC (included as Appendix C to the Proxy Statement/Prospectus)*
99.3	Consent of Fig Partners, LLC*

*	Filed herewith.
**	To be filed by amendment.

Financial Statement Schedules. No financial statement schedules are filed because the required information is not applicable or is included in the financial statements or related notes.

(certain footnotes appear on previous page)

[8]	Filed as Exhibits 10.10, 10.17 through 10.20, and 10.22 to the Form 10-K filed with the SEC on March 15, 2006 and incorporated herein by reference.
[9]	Filed as Exhibits 10.9 and 10.10 to the Form 10-Q filed with the SEC on May 14, 2004 and incorporated herein by reference.
[10]	Filed as Exhibits 10.26 and 10.27 to the Form 10-Q filed with the SEC on August 9, 2006 and incorporated herein by reference.
[11]	Filed as Exhibit 10.20 to the Form 10-K filed with the SEC on March 15, 2007 and incorporated herein by reference.
[12]	Filed as Exhibits 10.1 through 10.3 to the Form 8-K filed with the SEC on January 8, 2007 and incorporated herein by reference.
[13]	Filed as Exhibit 10.23 to the Form 10-K filed with the SEC on March 13, 2014 and incorporated herein by reference.
[14]	Filed as Exhibit 10.24 to the Form 10-Q filed with the SEC on May 7, 2015 and incorporated herein by reference.
[15]	Filed as Exhibits 10.1 through 10.3 to the Form 8-K filed with the SEC on July 11, 2016 and incorporated herein by reference.
[16]	Filed as an Exhibit to the Form 8-K filed with the SEC on March 17, 2017 and incorporated herein by reference.
[17]	Filed as Exhibit 21 to the Form 10-K filed with the SEC on March 13, 2017 and incorporated herein by reference.

II-2

Report, Opinion or Appraisal. See Appendix C. The opinion of Fig Partners, LLC issued to OCB Bancorp is included as Appendix C to the proxy statement/prospectus contained in this Registration Statement.

Item 22. Undertakings

1.	The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(f)	That every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-3

(g)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

2.	The undersigned Registrant further undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

3.	The undersigned Registrant further undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Porterville, State of California, on June 14, 2017.

SIERRA BANCORP
By:	/s/ Kevin J. McPhaill
Name: Kevin McPhaill Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below has made, constituted and appointed, and does hereby make, constitute and appoint, Kevin J. McPhaill and Kenneth R. Taylor, or any of them, as his or her true and lawful attorney-in-fact, for him or her and in his or her name, place and stead to affix his or her signature as director or officer or both, as the case may be, of the registrant, to any and all amendments and post-amendments to this registration statement, and generally to do all things in their names and in their capacities as officers and directors of the registrant to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

II-5

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Albert L. Berra	Director	June 14, 2017
Albert L. Berra

/s/Vonn R. Christenson	Director	June 14, 2017
Vonn R. Christenson

/s/Laurence S. Dutto	Director	June 14, 2017
Laurence S. Dutto

/s/Robb Evans	Director	June 14, 2017
Robb Evans

/s/Robert L. Fields	Director	June 14, 2017
Robert L. Fields

/s/James C. Holly	Vice Chairman of the Board	June 14, 2017
James C. Holly

/s/Kevin J. McPhaill	President, Chief Executive Officer & Director (Principal Executive Officer)	June 14, 2017
Kevin J. McPhaill

/s/Lynda B. Scearcy	Director	June 14, 2017
Lynda B. Scearcy

/s/Morris A. Tharp	Chairman of the Board	June 14, 2017
Morris A. Tharp

/s/Gordon T. Woods	Director	June 14, 2017
Gordon T. Woods

/s/Kenneth R. Taylor	Executive Vice President & Chief Financial Officer (Principal Financial and Principal Accounting Officer)	June 14, 2017
Kenneth R. Taylor

II-6

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Consolidation by and among Sierra Bancorp, Bank of the Sierra and Santa Clara Valley Bank, N.A., dated as of July 17, 2014[1]
2.2	Agreement and Plan of Reorganization and Merger, dated as of January 4, 2016 by and between Sierra Bancorp and Coast Bancorp [2]
2.3	Agreement and Plan of Reorganization and Merger, dated as of April 24, 2017 by and between Sierra Bancorp and OCB Bancorp, as amended by Amendment No. 1 thereto dated May 4, 2017 and Amendment No. 2 thereto dated June 6, 2017 [3]*
3.1	Restated Articles of Incorporation of Sierra Bancorp[4]
3.2	Amended and Restated By-laws of Sierra Bancorp[5]
5.1	Opinion of King, Holmes, Paterno & Soriano, LLP, regarding the legality of the securities being registered*
8.1	Opinion of Katten Muchin Rosenman LLP regarding certain U.S. federal income tax matters*
10.1	Salary Continuation Agreement for Kenneth R. Taylor[6]
10.2	Salary Continuation Agreement and Split Dollar Agreement for James F. Gardunio[7]
10.3	Split Dollar Agreement for Kenneth R. Taylor[8]
10.4	Director Retirement Agreement and Split dollar Agreement for Robert Fields[8]
10.5	Director Retirement Agreement and Split dollar Agreement for Gordon Woods[8]
10.6	Director Retirement Agreement and Split dollar Agreement for Morris Tharp[8]
10.7	Director Retirement Agreement and Split dollar Agreement for Albert Berra[8]
10.8	401 Plus Non-Qualified Deferred Compensation Plan[8]
10.9	Indenture dated as of March 17, 2004 between U.S. Bank N.A., as Trustee, and Sierra Bancorp, as Issuer[9]
10.10	Amended and Restated Declaration of Trust of Sierra Statutory Trust II, dated as of March 17, 2004[9]
10.11	Indenture dated as of June 15, 2006 between Wilmington Trust Co., as Trustee, and Sierra Bancorp, as Issuer[10]
10.12	Amended and Restated Declaration of Trust of Sierra Capital Trust III, dated as of June 15, 2006[10]
10.13	2007 Stock Incentive Plan[11]
10.14	Sample Retirement Agreement Entered into with Each Non-Employee Director Effective January 1, 2007[12]
10.15	Salary Continuation Agreement for Kevin J. McPhaill[12]
10.16	First Amendment to Salary Continuation Agreement for Kenneth R. Taylor[12]
10.17	Second Amendment to Salary Continuation Agreement for Kenneth R. Taylor[13]
10.18	First Amendment to the Salary Continuation Agreement for Kevin J. McPhaill[14]

*	Filed herewith.
**	To be filed by amendment.

[1]	Filed as an Exhibit to the Form 8-K filed with the SEC on July 18, 2014 and incorporated herein by reference.
[2]	Filed as an Exhibit to the Form 8-K filed with the SEC on January 5, 2016 and incorporated herein by reference.
[3]	Included as Appendix A to the proxy statement/prospectus contained in this registration statement.
[4]	Filed as Exhibit 3.1 to the Form 10-Q filed with the SEC on August 7, 2009 and incorporated herein by reference.
[5]	Filed as an Exhibit to the Form 8-K filed with the SEC on February 21, 2007 and incorporated herein by reference.
[6]	Filed as Exhibits 10.5 to the Form 10-Q filed with the SEC on May 15, 2003 and incorporated herein by reference.
[7]	Filed as an Exhibit to the Form 8-K filed with the SEC on August 11, 2005 and incorporated herein by reference.
[8]	Filed as Exhibits 10.10, 10.17 through 10.20, and 10.22 to the Form 10-K filed with the SEC on March 15, 2006 and incorporated herein by reference.
[9]	Filed as Exhibits 10.9 and 10.10 to the Form 10-Q filed with the SEC on May 14, 2004 and incorporated herein by reference.
[10]	Filed as Exhibits 10.26 and 10.27 to the Form 10-Q filed with the SEC on August 9, 2006 and incorporated herein by reference.
[11]	Filed as Exhibit 10.20 to the Form 10-K filed with the SEC on March 15, 2007 and incorporated herein by reference.
[12]	Filed as Exhibits 10.1 through 10.3 to the Form 8-K filed with the SEC on January 8, 2007 and incorporated herein by reference.
[13]	Filed as Exhibit 10.23 to the Form 10-K filed with the SEC on March 13, 2014 and incorporated herein by reference.
[14]	Filed as Exhibit 10.24 to the Form 10-Q filed with the SEC on May 7, 2015 and incorporated herein by reference.

II-7

Exhibit No.	Exhibit Description
10.19	Indenture dated as of September 20, 2007 between Wilmington Trust Co., as Trustee, and Coast Bancorp, as Issuer[15]
10.20	Amended and Restated Declaration of Trust of Coast Bancorp Statutory Trust II, dated as of September 20, 2007[15]
10.21	First Supplemental Indenture dated as of July 8, 2016, between Wilmington Trust Co. as Trustee, Sierra Bancorp as the “Successor Company”, and Coast Bancorp[15]
10.22	2017 Stock Incentive Plan[16]
10.23	Form of Director Voting, Non-Competition and Non-Solicitation Agreement (attached as Exhibit A to Exhibit 2.3 above)[3]
10.24	Form of Executive Voting and Non-Solicitation Agreement t (attached as Exhibit B to Exhibit 2.3 above)[3]
21.1	Subsidiaries of Registrant[17]
23.1	Consent of King, Holmes, Paterno & Soriano, LLP (included in Exhibit 5.1)*
23.2	Consent of Katten Muchin Rosenman LLP (included in Exhibit 8.1)*
23.3	Consent of Vavrinek, Trine, Day & Co. LLP (for Sierra Bancorp)*
24.1	Power of Attorney (included on signature page to this registration statement)
99.1	Form of Proxy Card for the special meeting**
99.2	Fairness Opinion of Fig Partners, LLC (included as Appendix C to the Proxy Statement/Prospectus)*
99.3	Consent of Fig Partners, LLC*

__________________________

(certain footnotes appear on previous page)

[15]	Filed as Exhibits 10.1 through 10.3 to the Form 8-K filed with the SEC on July 11, 2016 and incorporated herein by reference.
[16]	Filed as an Exhibit to the Form 8-K filed with the SEC on March 17, 2017 and incorporated herein by reference.
[17]	Filed as Exhibit 21 to the Form 10-K filed with the SEC on March 13, 2017 and incorporated herein by reference.

II-8